FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-280224-08

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JUNE 11, 2025, IS SUBJECT TO COMPLETION
AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$614,351,000 (Approximate)

BMO 2025-5C11 MORTGAGE TRUST
(Central Index Key number 0002061936)
Issuing Entity

BMO Commercial Mortgage Securities LLC
(Central Index Key number 0001861132)
Depositor

Bank of Montreal
(Central Index Key number 0000927971)

Starwood Mortgage Capital LLC
(Central Index Key number 0001548405)

Societe Generale Financial Corporation
(Central Index Key number 0001755531)

KeyBank National Association
(Central Index Key number 0001089877)

Greystone Commercial Mortgage Capital LLC
(Central Index Key number 0001931347)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C11

The BMO 2025-5C11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C11, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in July 2025. The rated final distribution date for the offered certificates is the distribution date in July 2058.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(4)	Pass-Through Rate Description
Class A-1		$611,000%	(6)
Class A-2		(7)%	(6)
Class A-3		(7)%	(6)
Class X-A		$488,688,000(8)%	Variable IO(9)
Class X-B		$125,663,000(8)%	Variable IO(9)
Class A-S		$52,360,000%	(6)
Class B		$44,505,000%	(6)
Class C		$28,798,000%	(6)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 65 and page 67, respectively, of this prospectus.

Neither the Series 2025-5C11 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2025-5C11 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc., the underwriters, when, as, and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from BMO Commercial Mortgage Securities LLC and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. BMO Capital Markets Corp., SG Americas Securities, LLC and KeyBanc Capital Markets Inc. are acting as co-lead managers. BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 74.15% of each class of offered certificates, SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 17.89% of each class of offered certificates and KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 7.96% of each class of offered certificates. Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC and Mischler Financial Group, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about June 30, 2025. BMO Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from June 1, 2025, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

BMO Capital Markets	KeyBanc Capital Markets	Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial
Co-Managers
June , 2025

BMO 2025-5C11

WA N/A
OR N/A
CA 1.9%
NV N/A
ID N/A
MT N/A
WY N/A
UT 0.8%
AZ 3.5%
CO N/A
NM N/A
ND N/A
SD N/A
NE N/A
KS N/A
OK N/A
TX 7.8%
MN N/A
IA 0.5%
MO 2.6%
AR N/A
LA N/A
WI N/A
IL N/A
MI N/A
IN 1.8%
OH 3.1%
KY N/A
TN 1.1%
MS N/A
AL 0.4%
GA 4.6%
FL 5.1%
SC N/A
NC N/A
VA N/A
WV 0.9%
PA 3.0%
NY 34.3%
VT N/A
NH 5.2%
ME N/A
MA 5.7%
RI N/A
CT N/A
NJ 13.6%
DE N/A
MD 4.1%
AK N/A
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2025-5C11 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Available Certificate Balance or Notional Amount(1)		Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(1)(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Offered Certificates
Class A-1	$611,000		$584,000		$27,000		30.000%	%	(6)	2.32	7/25-11/29
Class A-2	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)
Class A-3	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)
Class X-A	$488,688,000	(8)	$467,821,000	(8)	$20,867,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	$125,663,000	(8)	$120,297,000	(8)	$5,366,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	$52,360,000		$50,124,000		$2,236,000		22.500%	%	(6)	4.96	6/30-6/30
Class B	$44,505,000		$42,604,000		$1,901,000		16.125%	%	(6)	4.96	6/30-6/30
Class C	$28,798,000		$27,568,000		$1,230,000		12.000%	%	(6)	4.96	6/30-6/30
Non-Offered Certificates(10)
Class X-D	$24,434,000	(8)	$23,390,000	(8)	$1,044,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-F	$15,708,000	(8)	$15,037,000	(8)	$671,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-G	$11,345,000	(8)	$10,860,000	(8)	$485,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-J	$7,854,000	(8)	$7,518,000	(8)	$336,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	$16,580,000		$15,872,000		$708,000		9.625%	%	(6)	4.96	6/30-6/30
Class E	$7,854,000		$7,518,000		$336,000		8.500%	%	(6)	4.97	6/30-7/30
Class F	$15,708,000		$15,037,000		$671,000		6.250%	%	(6)	5.04	7/30-7/30
Class G	$11,345,000		$10,860,000		$485,000		4.625%	%	(6)	5.04	7/30-7/30
Class J	$7,854,000		$7,518,000		$336,000		3.500%	%	(6)	5.04	7/30-7/30
Class K-RR(2)	$24,434,556		$23,390,556		$1,044,000		0.000%	%	(6)	5.04	7/30-7/30
Class R(11)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(2)	On the closing date for this transaction, Starwood Mortgage Capital LLC, as “retaining sponsor” (as such term is defined in Regulation RR), is expected to satisfy its risk retention obligations by causing two separate “majority-owned affiliates to purchase (i) an “eligible vertical interest” in the form of certificates representing at least 4.2700% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) (such certificates of each such class collectively referred to herein as the “VRR interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, and (ii) an “eligible horizontal residual interest” in the form of the Class K-RR certificates (excluding the portion of such class comprising part of the VRR interest) (collectively referred to herein as the “HRR interest”), representing at least 0.7672% of the aggregate fair value of all “ABS interests” (i.e., all of the classes of certificates (other than the Class R certificates)) issued by the issuing entity on the closing date. “ABS interests”, “Majority-owned affiliate”, “eligible vertical interest” and “eligible horizontal residual interest” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.
(3)	“Approximate Initial Credit Support” means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the principal balance certificates do not take into account any trust subordinate companion loan.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. Any trust subordinate companion loan will not be taken into account in determining the pass-through rate on any class of certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected
3

in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $488,077,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $225,000,000	$0 - $215,392,000	$0 - $9,608,000	N/A - 4.84	N/A - 11/29-5/30
Class A-3	$263,077,000 - $488,077,000	$251,843,000 - $467,236,000	$11,234,000 - $20,841,000	4.90 - 4.96	5/30-6/30 - 11/29-6/30
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-J	Class J
(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.
(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class K-RR and Class R certificates and any classes of loan-specific certificates or related uncertificated interests (if applicable) are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	12
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	12
Summary of Terms	20
Summary of Risk Factors	65
Special Risks	65
Risks Relating to the Mortgage Loans	65
Risks Relating to Conflicts of Interest	66
Other Risks Relating to the Certificates	66
Risk Factors	67
Special Risks	67
Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	69
Risks Relating to the Mortgage Loans	69
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	69
Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	70
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	75
Any Analysis of the Value or Income Producing Ability of a Commercial, Multifamily or Manufactured Housing Community Property Is Highly Subjective and Subject to Error	76
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	79
The Types of Properties That Secure the Mortgage Loans Present Special Risks	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	102
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	103

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	104
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	104
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	106
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	106
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	107
Risks Relating to Inspections of Properties	108
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	108
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	109
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	110
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	111
Terrorism Insurance May Not Be Available for All Mortgaged Properties	111
Risks Associated with Blanket Insurance Policies or Self-Insurance	112
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	112
Limited Information Causes Uncertainty	112
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	113
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	114
The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	114
Static Pool Data Would Not Be Indicative of the Performance of This Pool	115
Appraisals May Not Reflect Current or Future Market Value of Each Property	115

5

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	116
The Borrower’s Form of Entity May Cause Special Risks	116
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	119
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	120
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	121
Tenancies-in-Common May Hinder Recovery	122
Risks Relating to Enforceability of Cross-Collateralization Arrangements	122
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	123
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	124
Various Other Laws Could Affect the Exercise of Lender’s Rights	125
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	125
Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	126
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	127
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	128
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	128
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	128
Risks Relating to Tax Credits	128
Risks Relating to Conflicts of Interest	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	129
The Servicing of The Servicing Shift Whole Loan Will Shift to Other Servicers	131
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	131

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	135
Potential Conflicts of Interest of the Asset Representations Reviewer	136
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	136
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	138
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	139
Other Potential Conflicts of Interest May Affect Your Investment	139
Other Risks Relating to the Certificates	139
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	140
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	140
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	141
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	144
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	144
Pro Rata Allocation of Principal Between and Among a Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	144
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	145
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	149
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	149
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	150

6

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	151
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	152
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	152
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	152
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	153
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	153
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	154
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	154
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	154
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	156
Changes in Pool Composition Will Change the Nature of Your Investment	157
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	158
State, Local and Other Tax Considerations	160
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	160
General Risk Factors	161

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	161
The Offered Certificates May Not Be a Suitable Investment for You	161
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	162
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	162
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	163
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	167
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	167
Description of the Mortgage Pool	168
General	168
Co-Originated and Third-Party Originated Mortgage Loans	170
Certain Calculations and Definitions	170
Statistical Characteristics of the Mortgage Loans	179
Overview	179
Property Types	181
Specialty Use Concentrations	186
Mortgage Loan Concentrations	187
Geographic Concentrations	188
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	188
Tenancies-in-Common or Diversified Ownership	189
Condominium Interests and Other Shared Interests	189
Leasehold Interests	190
Condemnations	190
Delinquency Information	190
Environmental Considerations	190
Litigation and Other Legal Considerations	192
Redevelopment, Expansion and Renovation	193
Default History, Bankruptcy Issues and Other Proceedings	194
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	194
Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	194

7

Tenant Issues	195
Tenant Concentrations	195
Lease Expirations and Terminations	196
Unilateral Lease Termination Rights	198
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	198
Rights to Cease Operations (Go Dark) at the Leased Property	199
Termination Rights of Government Sponsored Tenants	199
Other Tenant Termination Issues	200
Rights to Sublease	200
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	200
Charitable Institutions / Not-For-Profit Tenants	202
Purchase Options, Rights of First Offer and Rights of First Refusal	202
Affiliated Leases and Master Leases	203
Competition from Certain Nearby Properties	204
Insurance Considerations	204
Zoning and Use Restrictions	205
Non-Recourse Carveout Limitations	206
Real Estate and Other Tax Considerations	207
Certain Terms of the Mortgage Loans	209
Due Dates; Mortgage Rates; Calculations of Interest	209
ARD Loans	209
Single-Purpose Entity Covenants	210
Prepayment Provisions	212
Defeasance; Collateral Substitution	215
Partial Releases	216
Escrows	217
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	218
Mortgaged Property Accounts	219
Additional Indebtedness	219
Other Secured Debt	220
Existing Mezzanine Debt	220
Permitted Mezzanine Debt	220
Preferred Equity and Preferred Return Arrangements	221
Permitted Unsecured Debt and Other Debt	221
The Whole Loans	221
General	221
The Serviced Pari Passu Whole Loans	224
The Outside Serviced Pari Passu Whole Loans	226
The 1535 Broadway Pari Passu-AB Whole Loan	229
Additional Mortgage Loan Information	234
The Trust Subordinate Companion Loan	234
Transaction Parties	235
The Sponsors and the Mortgage Loan Sellers	235
Bank of Montreal	235

Greystone Commercial Mortgage Capital LLC	242
KeyBank National Association	250
Societe Generale Financial Corporation	255
Starwood Mortgage Capital LLC	261
Compensation of the Sponsors	267
The Depositor	268
The Issuing Entity	268
The Trustee and the Certificate Administrator	269
Servicers	272
General	272
The Master Servicer	272
The Special Servicer	276
Significant Primary Servicer	281
The Outside Servicers and the Outside Special Servicers	288
The Operating Advisor and the Asset Representations Reviewer	288
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	290
Transaction Party and Related Party Affiliations	290
Warehouse Financing Arrangements	291
Interim Servicing Arrangements	291
Interim and Other Custodial Arrangements	291
Whole Loans and Mezzanine Loan Arrangements	291
Other Arrangements	292
Credit Risk Retention	293
General	293
Qualifying CRE Loans; Required Credit Risk Retention Percentage	294
The VRR Interest	294
Material Terms of the VRR Interest	294
Risk Retention Consultation Party	294
Limitation on Liability of the Risk Retention Consultation Party	295
HRR Certificates	295
Material Terms of the HRR Certificates	295
Determination of Amount of Required Horizontal Credit Risk Retention	296
Hedging, Transfer and Financing Restrictions	303
Description of the Certificates	304
General	304
Distributions	305
Method, Timing and Amount	305
Available Funds	306
Priority of Distributions	308
Pass-Through Rates	311
Interest Distribution Amount	312
Principal Distribution Amount	312
Certain Calculations with Respect to Individual Mortgage Loans	313
Application Priority of Mortgage Loan Collections or Whole Loan Collections	314
Allocation of Yield Maintenance Charges and Prepayment Premiums	317
Assumed Final Distribution Date; Rated Final Distribution Date	318

8

Prepayment Interest Shortfalls	319
Subordination; Allocation of Realized Losses	320
Reports to Certificateholders; Certain Available Information	322
Certificate Administrator Reports	322
Information Available Electronically	327
Voting Rights	332
Delivery, Form, Transfer and Denomination	333
Book-Entry Registration	333
Definitive Certificates	335
Certificateholder Communication	336
Access to Certificateholders’ Names and Addresses	336
Requests to Communicate	336
The Mortgage Loan Purchase Agreements	337
Sale of Mortgage Loans; Mortgage File Delivery	337
Representations and Warranties	342
Cures, Repurchases and Substitutions	342
Dispute Resolution Provisions	346
Asset Review Obligations	346
The Pooling and Servicing Agreement	347
General	347
Certain Considerations Regarding the Outside Serviced Whole Loans	350
Assignment of the Mortgage Loans	351
Servicing of the Mortgage Loans	352
Subservicing	358
Advances	358
Accounts	363
Withdrawals from the Collection Account	366
Application of Loss of Value Payments	368
Servicing and Other Compensation and Payment of Expenses	368
Master Servicing Compensation	368
Special Servicing Compensation	371
Trustee / Certificate Administrator Compensation	375
Operating Advisor Compensation	375
CREFC® Intellectual Property Royalty License Fee	376
Asset Representations Reviewer Compensation	376
Fees and Expenses	377
Application of Penalty Charges and Modification Fees	384
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	384
Due-On-Sale	384
Due-On-Encumbrance	385
Appraisal Reduction Amounts	386
Inspections	391
Evidence as to Compliance	391
Limitation on Liability; Indemnification	393
Servicer Termination Events	396
Rights Upon Servicer Termination Event	397
Waivers of Servicer Termination Events	399

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	399
General	399
Excluded Special Servicer Mortgage Loans	401
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	401
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	403
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	403
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	404
Amendment	406
Realization Upon Mortgage Loans	408
Specially Serviced Loans; Appraisals	408
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	408
Sale of Defaulted Mortgage Loans and REO Properties	410
Modifications, Waivers and Amendments	413
Directing Holder	414
General	414
Limitation on Liability of the Directing Holder	420
Consulting Parties	421
Operating Advisor	422
General Obligations	422
Review Materials	423
Consultation Rights	425
Reviewing Certain Calculations	425
Annual Report	426
Replacement of the Special Servicer	427
Operating Advisor Termination Events	427
Rights Upon Operating Advisor Termination Event	428
Eligibility of Operating Advisor	429
Termination of the Operating Advisor Without Cause	429
Asset Status Reports	430
The Asset Representations Reviewer	431
Asset Review	431
Eligibility of Asset Representations Reviewer	435
Other Obligations of Asset Representations Reviewer	436
Delegation of Asset Representations Reviewer’s Duties	436
Asset Representations Reviewer Termination Events	436
Rights Upon Asset Representations Reviewer Termination Event	437
Termination of the Asset Representations Reviewer Without Cause	437
Resignation of Asset Representations Reviewer	438
Asset Representations Reviewer Compensation	438

9

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	438
Repurchase Request Delivered by a Certificateholder	438
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	438
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	438
Dispute Resolution Provisions	439
Resolution of a Repurchase Request	439
Mediation and Arbitration Provisions	441
Rating Agency Confirmations	442
Termination; Retirement of Certificates	444
Optional Termination; Optional Mortgage Loan Purchase	444
Servicing of the Outside Serviced Mortgage Loans	445
General	445
Specified Servicing Matters	446
Servicing Shift Mortgage Loans	449
Related Provisions of the Pooling and Servicing Agreement	449
Use of Proceeds	451
Yield, Prepayment and Maturity Considerations	451
Yield	451
Yield on the Class X-A and Class X-B Certificates	454
Weighted Average Life of the Offered Certificates	454
Price/Yield Tables	458
Material Federal Income Tax Consequences	463
General	463
Qualification as a REMIC	463
Status of Offered Certificates	465
Taxation of the Regular Interests	465
General	465
Original Issue Discount	465
Acquisition Premium	467
Market Discount	467
Premium	468
Election to Treat All Interest Under the Constant Yield Method	468
Treatment of Losses	469
Prepayment Premiums and Yield Maintenance Charges	469
Sale or Exchange of Regular Interests	469
Taxes That May Be Imposed on a REMIC	470
Prohibited Transactions	470
Contributions to a REMIC After the Startup Day	471
Net Income from Foreclosure Property	471
Bipartisan Budget Act of 2015	471
Taxation of Certain Foreign Investors	472
FATCA	472
Backup Withholding	473
Information Reporting	473

3.8% Medicare Tax on “Net Investment Income”	473
Reporting Requirements	473
Tax Return Disclosure and Investor List Requirements	473
Certain State, Local and Other Tax Considerations	474
ERISA Considerations	474
General	474
Plan Asset Regulations	476
Prohibited Transaction Exemptions	477
Underwriter Exemption	477
Exempt Plans	480
Insurance Company General Accounts	480
Ineligible Purchasers	480
Further Warnings	481
Consultation with Counsel	481
Tax Exempt Investors	482
Legal Investment	482
Certain Legal Aspects of the Mortgage Loans	482
General	484
Types of Mortgage Instruments	484
Installment Contracts	485
Leases and Rents	485
Personalty	486
Foreclosure	486
General	486
Foreclosure Procedures Vary From State to State.	486
Judicial Foreclosure	486
Equitable and Other Limitations on Enforceability of Particular Provisions	487
Nonjudicial Foreclosure/Power of Sale	487
Public Sale	488
Rights of Redemption	489
One Action and Security First Rules	489
Anti-Deficiency Legislation	489
Leasehold Considerations	490
Cooperative Shares	490
Bankruptcy Issues	491
Automatic Stay	491
Modification of Lender’s Rights	491
Leases and Rents	492
Lease Assumption or Rejection by Tenant	493
Lease Rejection by Lessor – Tenant’s Right	493
Ground Lessee or Ground Lessor	493
Single-Purpose Entity Covenants and Substantive Consolidation	494
Sales Free and Clear of Liens	495
Post-Petition Credit	495
Avoidance Actions	496
Management Agreements	496
Certain of the Borrowers May Be Partnerships	497
Environmental Considerations	497
General	497
Environmental Assessments	498
Superlien Laws	498

10

CERCLA	498
Other Federal and State Laws	499
Additional Considerations	499
Due-On-Sale and Due-On-Encumbrance Provisions	500
Junior Liens; Rights of Holders of Senior Liens	500
Subordinate Financing	501
Default Interest and Limitations on Prepayments	501
Applicability of Usury Laws	501
Americans with Disabilities Act	502
Servicemembers Civil Relief Act	502
Anti-Money Laundering, Economic Sanctions and Bribery	502
ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (BMO, GCMC, KeyBank, SGFC and SMC)	E-1A-1
Annex E-1B – Exceptions to MORTGAGE LOAN Representations and Warranties (BMO, GCMC, KeyBank, SGFC and SMC)	E-1B-1

Potential Forfeiture of Assets	503
Ratings	503
Plan of Distribution (Underwriter Conflicts of Interest)	506
Incorporation of Certain Information by Reference	507
Where You Can Find More Information	508
Financial Information	508
Legal Matters	508
Index of Certain Defined Terms	509

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IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS HAVE NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR ASSET BACKED SECURITIES GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■       This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

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■       In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to BMO Commercial Mortgage Securities LLC.
●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, “EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (AS SUCH RULES AND REGULATIONS MAY BE AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

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ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●      THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●      THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

15

AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION RULES AND UK SECURITIZATION RULES

NO PARTY INTENDS TO TAKE ANY ACTION WITH REGARD TO THIS TRANSACTION IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION RULES AND THE UK SECURITIZATION RULES, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR

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WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY

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SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION

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INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	BMO 2025-5C11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C11.

Relevant Parties

Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company and a wholly-owned subsidiary of BMO Financial Corp. As depositor, BMO Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 151 West 42nd Street, New York, New York 10036. See “Transaction Parties—The Depositor”.
Issuing Entity	BMO 2025-5C11 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of June 1, 2025, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Bank of Montreal, a Canadian chartered bank;
●	Starwood Mortgage Capital LLC, a Delaware limited liability company;
●	Societe Generale Financial Corporation, a Delaware corporation;
●	KeyBank National Association, a national banking association; and
●	Greystone Commercial Mortgage Capital LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

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The mortgage loan sellers will sell to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn transfer such mortgage loans to the issuing entity:

Mortgage Loan Seller(1)	Number of Mortgage Loans		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
Starwood Mortgage Capital LLC	16		$298,724,000	42.8%	$323,724,000	46.4%
Bank of Montreal	7		135,352,557	19.4	160,852,557	23.0
Societe Generale Financial Corporation	5		124,920,000	17.9	124,920,000	17.9
KeyBank National Association	6		55,555,000	8.0	55,555,000	8.0
Greystone Commercial Mortgage Capital LLC	2		33,075,000	4.7	33,075,0000	4.7
Starwood Mortgage Capital LLC / Bank of Montreal	1	(3)	50,500,000	7.2	-	-
Total	37		$698,126,557	100.0%	$698,126,557	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.
(3)	The 347-363 Flushing Avenue mortgage loan (7.2%) is comprised of separate notes that are being sold by Starwood Mortgage Capital LLC and Bank of Montreal. The 347-363 Flushing Avenue mortgage loan is evidenced by 4 promissory notes: (i) note A-1, with an outstanding principal balance of $25,000,000 as of the cut-off date, as to which Starwood Mortgage Capital LLC is acting as mortgage loan seller; and (ii) notes A-4, A-5 and A-6, with an aggregate outstanding principal balance of $25,500,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.

The following mortgage loans were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity, were co-originated by the related mortgage loan sellers (or their respective affiliates) and, if applicable, another entity, or were originated by another entity and acquired by the related mortgage loan seller:

●	The 347-363 Flushing Avenue mortgage loan (7.2%) is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal.
●	The Turtle Creek Village mortgage loan (7.0%) is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC and Morgan Stanley Bank, N.A.
●	The 1535 Broadway mortgage loan (1.4%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A. and Bank of Montreal.
●	The Shaw Park Plaza mortgage loan (1.4%) is part of a whole loan that was co-originated by 3650 Capital SCF LOE I(A), LLC and Bank of Montreal.

In addition, one or more sponsors may transfer to the depositor one or more subordinate notes evidencing a subordinate portion of a pari passu-AB whole loan or an AB whole loan (such subordinate portion is referred to in this prospectus as a “trust subordinate companion loan”),

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which will be an asset of the issuing entity, will be serviced under the pooling and servicing agreement and will back, and be the sole source of payment on, the related loan-specific certificates, but will not be included in the mortgage pool that will back the certificates. If a trust subordinate companion loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the certificates and are exclusive of any trust subordinate companion loans.

For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of Midland Loan Services are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced

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mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

A mortgage loan transferred to the issuing entity may be part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, upon the inclusion of a related controlling pari passu companion loan in a future securitization transaction, the servicing of such whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, any such mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole loan, respectively, after the related shift in servicing occurs. Any such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.

The Shaw Park Plaza mortgage loan is a servicing shift mortgage loan.

See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans, any outside serviced whole loans and any servicing shift whole loans.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will be appointed the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement (other than any excluded special servicer mortgage loan). The principal special servicing offices of LNR Partners, LLC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—Servicers—The Special Servicer”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

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See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

LNR Partners, LLC is expected to be appointed as the initial special servicer for all serviced loans by LNR Securities Holdings, LLC. LNR Partners, LLC is an affiliate of (i) Starwood Conduit CMBS Vertical Retention II LLC, the expected initial holder of the VRR Interest, (ii) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected initial holder of the HRR Interest, (iii) LNR Securities Holdings, LLC, the initial purchaser of approximately 80% of the Class F, Class G and Class J Certificates (excluding the portion(s) thereof comprising a part of the VRR Interest), the initial controlling class representative and the initial risk retention consultation party, (iv) Starwood Mortgage Funding VII, LLC, the initial holder of two of the companion loans related to the 347-363 Flushing Avenue mortgage loan and (v) Starwood Mortgage Capital LLC, a sponsor and mortgage loan seller. It is expected that Varadero Master Fund, L.P. will be (x) the initial purchaser of approximately 20% of the Class F, Class G and Class J Certificates (excluding the portion(s) thereof comprising a part of the VRR Interest) and (y) the holder of an approximately 20% non-controlling equity interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected initial holder of the HRR certificates (excluding the portion(s) thereof comprising a part of the VRR Interest). See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.

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A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Significant Primary Servicers	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to six (6) of the mortgage loans (8.0%) to be sold by itself, in its capacity as a mortgage loan seller, to the depositor. See “Transaction Parties—Servicers—Significant Primary Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. KeyBank National Association is also a sponsor, an originator, and a mortgage loan seller, and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

The master servicer (or related outside servicer, in the case of an outside serviced mortgage loan) will be responsible to pay the fees of KeyBank and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction or the related outside servicing agreement, as applicable.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans, except that, with respect to any servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing and, in such capacity, is referred to as the “back-up advancing agent”. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	after the occurrence and during the continuance of a control termination event, reviewing the actions of the special servicer with respect to specially serviced loans and with respect to major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	after the occurrence and during the continuance of a control termination event, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;
●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and
●	after the occurrence and during the continuance of a control termination event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).
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Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	BellOak, LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable pari passu companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling pari passu companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Abington & Cypress	SMC	MSBAM 2025-5C1 PSA	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	Argentic Securities Income USA 2 LLC
1535 Broadway	BMO	BWAY Trust 2025-1535 TSA	1.4%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	FS CREIT Investments HRR, LLC
Shaw Park Plaza	BMO	(4)	1.4%	(4)	(4)	(4)	(4)	(4)	(5)

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
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(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.
(4)	The Shaw Park Plaza mortgage loan is a servicing shift mortgage loan that, in each such case, (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be an outside serviced mortgage loan, and will be serviced and administered by an outside servicer and an outside special servicer pursuant to an outside servicing agreement governing that future commercial mortgage securitization transaction. The parties to the related outside servicing agreement for the securitization of the related controlling pari passu companion loan giving rise to a servicing shift have not been definitively identified.
(5)	With respect to the Shaw Park Plaza mortgage loan, there will be no initial outside controlling class representative until the securitization of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no serviced AB whole loans or outside serviced AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan that includes a trust subordinate companion loan (sometimes referred to in this prospectus as a “trust subordinate companion whole loan”) prior to a related control appraisal period, (iii) with respect to a serviced whole loan (including any applicable trust subordinate companion whole loan) as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”); and
●	with respect to a trust subordinate companion whole loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan, the loan-specific controlling class representative (if and for so long as it is entitled to act as directing holder), and (ii) for so long as a related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan and a control termination event has not occurred and is continuing, the controlling class representative.

provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced whole loan is a serviced outside controlled whole loan, and/or (4) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, an outside controlling note holder or a loan-specific controlling class representative, as applicable, is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.

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An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

With respect to the serviced mortgage loans and serviced whole loans, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans;
●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause (provided that so long as LNR Securities Holdings, LLC or an affiliate owns at least 15% of the certificate balance of the then-controlling class of certificates (excluding any portion thereof that comprises a part of the VRR interest), LNR Partners, LLC may not be removed or replaced without cause as special servicer with respect to all serviced mortgage loans), with respect to such mortgage loans (or, in the case of a serviced outside controlled whole loan, or a trust subordinate companion whole loan, solely with respect to the applicable whole loan); and
●	for so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan, if any, will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.

If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust and subject to an applicable outside servicing agreement, the related outside controlling note holder or its

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representative may retain such rights under the related co-lender agreement for a longer period than would otherwise be the case.

Any serviced whole loan with a subordinate companion loan that (i) is held outside the issuing entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

“Loan-specific controlling class”, “loan-specific controlling class representative”, “loan-specific controlling class certificateholder” and related terms, if there is a related trust subordinate companion loan, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

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Controlling Class

Representative	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class F will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class K-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class F, Class G, Class J and Class K-RR certificates (excluding the portion(s) thereof comprising a part of the VRR Interest).

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to “major decisions” and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and provided, further, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with

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respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.

A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); provided, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.

Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, is expected, on the closing date, (i) to purchase the Class K-RR certificates (excluding the portion thereof comprising a part of the VRR Interest), and (ii) to appoint LNR Securities Holdings, LLC or an affiliate as the initial controlling class representative. Additionally, LNR Securities Holdings, LLC is expected, on the closing date, to purchase approximately 80% of the Class F, Class G and Class J certificates (excluding the portion(s) thereof comprising a part of the VRR Interest).

Risk Retention

Consultation Party	The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Starwood Mortgage Capital LLC. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. LNR Securities Holdings, LLC is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a borrower party.

For so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any reports or information directly to, the risk retention consultation party.

Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
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(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of a trust subordinate companion whole loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), solely (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;
(iv)	solely after the occurrence and during the continuance of a control termination event (or, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related loan-specific certificates is held as an “eligible horizontal residual interest” by a “third-party purchaser”, an operating advisor consultation trigger event specific to that securitization), the operating advisor;
(v)	with respect to a trust subordinate companion whole loan, provided that no applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the related loan-specific controlling class representative (if and for so long as it is entitled to act as a consulting party); and
(vi)	except with respect to any excluded RRCP mortgage loan with respect thereto, and except if LNR Partners, LLC is the special servicer, (a) for so long as no consultation termination event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, the risk retention consultation party;

provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, with respect to the serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) with respect to a trust subordinate companion whole loan, no

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related control appraisal period exists or is deemed to exist with respect to such whole loan, and/or (4) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no control termination event (or, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related subseries of loan-specific certificates is held by a “third-party purchaser” in the form of an “eligible horizontal residual interest”, no operating advisor consultation trigger event specific to that securitization) has occurred and is continuing, (C) the risk retention consultation party will not be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in clause (vi) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, a risk retention consultation party, a related loan-specific controlling class representative or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;
●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.
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In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;
●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to

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Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan (and any trust subordinate companion loan), its respective due date in June 2025 (or, in the case of any mortgage loan (or trust subordinate companion loan) that has its first due date subsequent to June 2025, the date that would have been its due date in June 2025 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about June 30, 2025.
Distribution Date	The 4th business day following the related determination date of each month, beginning in July 2025.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in July 2025.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in July 2025, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
Assumed Final Distribution Date	Class A-1	November 2029
	Class A-2	N/A – May 2030(1)
	Class A-3	June 2030
	Class X-A	June 2030
	Class X-B	June 2030
	Class A-S	June 2030
	Class B	June 2030
	Class C	June 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $225,000,000.

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial

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issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in July 2058.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (and trust subordinate companion loan(s), if any) to the depositor, which will in turn deposit the mortgage loans (and any such trust subordinate companion loan(s)) into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers by the depositor of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C11:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
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●	Class B
●	Class C

Upon initial issuance, the Series 2025-5C11 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: (i) the Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class K-RR and Class R certificates, and (ii) any loan-specific certificates and related uncertificated interests.

The offered certificates, together with the Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class K-RR and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates (exclusive of the Class R certificates) are collectively referred to in this prospectus as the “regular certificates”. The regular certificates (exclusive of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates) are collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates are collectively referred to in this prospectus as the “Class X certificates”.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table.

The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis”. The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to each class of offered certificates (other than the Class X-A and Class X-B certificates) will generally be equal to one of the following: (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in

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each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2 and Class A-3 certificates as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of regular certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

No trust subordinate companion loan, if any, will be taken into account in determining pass-through rates on the regular certificates.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date, including the portion thereof payable to any primary servicer or subservicer, will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the
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related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00165% to 0.05250% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) any servicing shift mortgage loan(s) set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general

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collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to any servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
Abington & Cypress	MSBAM 2025-5C1	0.00125%	0.25%	1.0%	1.0%
1535 Broadway	BWAY Trust 2025-1535 TSA	0.00040%	0.25%	0.50%	0.50%
Shaw Park Plaza	Servicing Shift	0.00125%	(4)	(4)	(4)

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(4)	Upon the securitization of the related controlling pari passu companion loan, the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the future outside servicing agreement governing the future securitization transaction to which the related controlling pari passu companion loan is contributed. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth above and in the pooling and servicing agreement for this securitization.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00179% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).

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The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00036%. The asset representations reviewer will not be entitled to an ongoing fee with respect to any trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, any trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and any trust subordinate companion loans for each distribution date, calculated based on the total outstanding principal balance of the pool of mortgage loans and any trust subordinate companion loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.01350% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each mortgage loan, the administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees

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payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order of

Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC.

On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2 and Class A-3 certificates: to the extent of available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero;
(B)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above; and
(C)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above.
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However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, available funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

Third: Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates (other than the Class X-D, Class X-F, Class X-G and Class X-J certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

No class of certificates will be entitled to distributions paid or advanced on and allocable to any trust subordinate companion loan, and such amounts will not be included in the available funds.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

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B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums actually collected on the mortgage loans will be allocated among the respective classes of the regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

D. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.

On any distribution date, distributions of principal and interest (other than excess interest that accrues on a mortgage loan with an anticipated repayment date (if any)) will be allocated among the various classes of regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, any mortgage loan losses will be allocated among the various classes of principal balance certificates in ascending order (beginning with certain principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

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*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class X-D, Class X-F, Class X-G and Class X-J certificates.

Principal losses on the mortgage loans allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or to the Class R certificates, although mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

No loan-specific certificates (if any) will be subordinate to any class of certificates, except to the extent of the subordination of the related trust subordinate companion loan to the related mortgage loan, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

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E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the back-up advancing agent, or an outside servicer, outside special servicer or other applicable party under an outside servicing agreement, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the respective classes of regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (and any trust subordinate companion loan) in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan (or trust subordinate companion loan). The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s (or trust subordinate companion loan’s) regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any
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advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to any mortgage loan that is part of a whole loan or with respect to a trust subordinate companion loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the back-up advancing agent will be required to make that advance unless the back-up advancing agent determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or back-up advancing agent, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on a trust subordinate companion loan, only from collections on the related mortgage loan and such trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

Neither the master servicer nor the back-up advancing agent will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than a trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the back-up advancing agent will be required to make that advance unless the back-up advancing agent determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the back-up advancing agent, as

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applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the back-up advancing agent, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 37 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $698,126,557. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 19 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

References in this prospectus to “trust subordinate companion loan” refers to one or more junior promissory notes that evidences a generally subordinate loan in a whole loan, which junior promissory notes will be

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an asset of the issuing entity but will back a separate subseries of loan-specific certificates that are set forth in a separate related offering circular. Although a trust subordinate companion loan may be an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, such trust subordinate companion loan is not reflected in this prospectus and the terms “mortgage loan” and “mortgage pool” in that context do not include any trust subordinate companion loans unless otherwise indicated. A trust subordinate companion loan supports only the related loan-specific certificates and any related uncertificated interests. Information in the tables in this prospectus excludes any trust subordinate companion loan unless otherwise stated. For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or whole loan by name refer to such mortgage loan, trust subordinate companion loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	All of the mortgaged properties (100.0%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

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The Whole Loans	Eight (8) mortgage loans (37.3%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of any trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan, and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.

Except in the case of a trust subordinate companion loan, the companion loans are not assets of the issuing entity.

The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
One Grove	SGFC	$60,000,000	8.6%	$21,000,000	N/A	$81,000,000	Serviced	Pari Passu	Y
1499 Bedford Avenue	BMO	$53,000,000	7.6%	$5,000,000	N/A	$58,000,000	Serviced	Pari Passu	Y
347-363 Flushing Avenue	SMC / BMO	$50,500,000	7.2%	$24,500,000	N/A	$75,000,000	Serviced	Pari Passu	Y
Turtle Creek Village	SMC	$48,600,000	7.0%	$35,400,000	N/A	$84,000,000	Serviced	Pari Passu	Y
Abington & Cypress	SMC	$15,650,000	2.2%	$30,000,000	N/A	$45,650,000	Outside Serviced	Pari Passu	N
Riverwalk West	SMC	$12,500,000	1.8%	$67,500,000	N/A	$80,000,000	Serviced	Pari Passu	Y
1535 Broadway	BMO	$10,000,000	1.4%	$267,100,000	$172,900,000	$450,000,000	Outside Serviced	Pari Passu-AB	N
Shaw Park Plaza	BMO	$9,993,557	1.4%	$44,971,005	N/A	$54,964,562	Servicing Shift	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced”, “servicing shift” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General”.
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The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to any servicing shift mortgage loan, is expected to become) outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition, that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.

There are no serviced AB whole loans or outside serviced AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).
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Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$698,126,557
Number of Mortgage Loans	37
Number of Mortgaged Properties	63
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,709,000 to $60,000,000
Average Cut-off Date Balance	$18,868,285
Range of Mortgage Rates	5.98000% to 6.69795%
Weighted Average Mortgage Rate	6.70202%
Range of original terms to Maturity Date/ARD(2)	60 months to 61 months
Weighted average original term to Maturity Date/ARD(2)	60 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	54 months to 61 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	60 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	359 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)	26.6% to 70.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	61.7%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	26.6% to 70.9%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	61.7%
Range of UW NCF DSCR(4)(6)	1.25x to 3.34x
Weighted average UW NCF DSCR(4)(6)	1.43x
Range of Debt Yield on Underwritten NOI(4)(7)	7.7% to 21.6%
Weighted average Debt Yield on Underwritten NOI(4)(7)	10.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	98.1%
Amortizing Balloon	1.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	1.9%
Mortgage Loans with subordinate debt only	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.
(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI of those mortgage loans are presented in the aggregate based on all the loans in the cross-collateralized group unless otherwise indicated.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged property or mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the
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mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 61.8% and 61.8%, respectively.

(6)	The UW NCF DSCR for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) structured with an earnout or economic holdback reserve, the UW NCF DSCR for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the annual debt service that would be in effect for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) assuming that the related cut-off date balance(s) are net of the related earnout or economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and the Debt Yield on Underwritten NCF for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be); provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate
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debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other
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underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Certain of the mortgage loans (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions or were in special servicing) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the One Grove mortgage loan (8.6%), the mortgaged property was previously secured by a loan with an outstanding principal balance of $57,757,000.00. On June 6, 2025, the borrower refinanced the prior loan in part with a cash pay down in the amount of $54,507,000.00 with proceeds from the mortgage loan. In lieu of a cash pay down of the remaining outstanding principal balance, the prior lender agreed to convert the remaining debt to a non-voting equity interest with no cure rights (such equity interest being entitled to a preferred rate of return) in Amerinvest Jersey City Development LLC, the sole member of borrower, in the amount of $3,250,000.00.
●	With respect to the Brickyard Square mortgage loan (5.2%), the prior loan secured by the mortgaged property matured on May 6, 2025 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on May 8, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full.
●	With respect to the Abington & Cypress mortgage loan (2.2%), the borrower sponsor requested that the prior loan, the security for which included an additional property in the portfolio along with the Cypress Village Apartments and The Abington mortgaged properties, be transferred into special servicing following a major flood in July 2022 that caused such additional property to close due to the related municipality issuing a vacate order. The flood-damaged property has remained closed and is not collateral for the mortgage loan. Proceeds from the mortgage loan were used to repay the prior loan in full on February 25, 2025.
●	With respect to the Dunbar Village Plaza mortgage loan (0.9%), the prior loan secured by the mortgaged property matured in March 2025 and went into maturity default. The borrower negotiated a forbearance agreement through May 6, 2025. The borrower refinanced the prior loan with the mortgage loan on May 6, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full.
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●	With respect to the Lions Head Medical Office mortgage loan (0.4%), the mortgage loan refinanced a prior mortgage loan secured by the mortgaged property that went into maturity default.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Eleven (11) of the mortgaged properties (41.8%): (i) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; (ii) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; or (iii) are subject to a triple-net lease with the related sole tenant, and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material
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document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

U.S. Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of certificates representing a percentage of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates, and (B) an “eligible horizontal residual interest” in the form of the Class K-RR certificates. Starwood Mortgage Capital LLC will act as retaining sponsor under Regulation RR for this securitization transaction. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Starwood Mortgage Capital LLC, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” and “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules” in this prospectus.
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EU Securitization Rules

and UK Securitization Rules	None of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in this securitization transaction, or take any other action in respect of this securitization transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and any trust subordinate companion loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and any such trust subordinate companion loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the mortgage loans and any trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and any loan-specific certificates and related uncertificated interests.
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The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class R certificates), together with any loan-specific certificates and related uncertificated interests, for the mortgage loans and any trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates, together with the holders of any loan-specific certificates and related uncertificated interests, voluntarily participate in the exchange. If there is a trust subordinate companion loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
   of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or any trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or any trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the interests of the trustee or any holder of a loan-specific certificate or related uncertificated interest in any trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or any trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”).

With respect to each mortgage loan, if any, that is comprised of multiple promissory notes contributed to this securitization transaction by multiple mortgage loan sellers, each such mortgage loan seller will be obligated to take the above-described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage
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loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the loan-specific certificateholders and any related affected pari passu companion loan holder(s) (as a collective whole as if such certificateholders, the loan-specific certificateholders and such pari passu companion loan holder(s) constituted a single lender, and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) and any related subordinate companion loan(s)) (but, in the case of any such subordinate companion loan held outside the issuing entity, only if so provided in the related co-lender agreement), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s), if so provided in the related co-lender agreement) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any trust subordinate companion whole loan or any other such whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan, except as otherwise provided in the related co-lender agreement, has a right to purchase the related defaulted mortgage loan (together with any

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related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a “REMIC”) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are set forth below:
●	The “Lower-Tier REMIC”, which will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR certificates as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
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Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	Pandemics: Economic conditions and restrictions on enforcing landlord rights due to a pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are generally non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans or groups of cross-collateralized mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans or groups may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates

Epidemics, pandemics or similar outbreaks of an illness, disease or virus (each referred to below as a “pandemic”) that affect regions in which the mortgaged properties are located or in which their suppliers or vendors operate, as well as actions taken to contain or prevent the spread of such pandemics, may have a material and adverse impact on general commercial activity and, correspondingly, on various borrowers’ financial condition, the results of operations at certain mortgaged properties, and on the liquidity and performance of the mortgage loans and the certificates.

For example, in 2020 there was a global outbreak of a coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that spread throughout the world, including the United States, resulting in a global pandemic that affected the global economy to varying degrees. Measures implemented in 2020 by U.S. federal and state governments (in many cases by executive orders which remained in effect until 2024), as well as by the governments of a significant number of other countries, included economic relief and significant restrictions on business operations, travel, social gatherings and events, including “stay-at-home” orders and other social distancing guidelines, in each case, designed to prevent the spread of the virus. Such restrictions had lasting economic effects including that many businesses suffered financial losses or even closed as a result.

Certain economies and markets contracted as a result of the COVID-19 pandemic and, in some cases, took significant time to recover to, or may never have fully recovered to, their pre-pandemic status. The effects of the COVID-19 pandemic were particularly severe for certain property types, including, but not limited to: certain hospitality properties and casino properties, due to difficulties in the travel industry; certain retail properties, due to store closures, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, increased interest in remote online shopping, and tenants (including certain national and regional chains) refusing to pay rent; and certain office properties, including those with significant tenants who operate co-working or office-sharing spaces (due to declining interest in such spaces by their users, who typically license or sublease space for shorter durations), as well as generally due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, most insurance companies reportedly took the position during the COVID-19 pandemic (and may take a similar position in any future pandemic), that such insurance did not cover closures due to the pandemic and any related restrictions. Further, many insurers have since reduced their exposure to pandemic risk, primarily by adding or expanding physical damage requirements or virus exclusions or removing previously available virus coverage. Certain insurers and reinsurers have also taken the position that pandemic risk—which involves potentially large, widespread, and difficult-to-predict losses—is largely uninsurable because it does not meet key insurability criteria. In addition, it is expected that the related expense of maintaining such policies will likely be cost prohibitive for many smaller businesses and that the cost-benefit analysis for those businesses that are able to afford such insurance may simply weigh against maintaining any such policy. We cannot assure you that, during or following any pandemic, the cash flow at any mortgaged property will be sufficient for any borrower to pay all required insurance premiums, or that any borrower will maintain any applicable insurance policies even if required to do so pursuant

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to applicable mortgage loan documents, or that, even if any borrower does maintain any such policy in full force and effect, that a claim under any applicable insurance policy will result in full or partial payment of any losses.

The COVID-19 pandemic additionally led to, and any future pandemic could lead to:

●	severe disruptions in the global supply chain and in the financial and other markets;
●	significant increases in unemployment and reductions in the available workforce;
●	the closing of, or reduction in staff and services in, some federal, state and local administrative offices and courts;
●	delays in foreclosures, recordings of assignments and similar functions;
●	significant reductions in consumer demand across many industries in general; and
●	downturns in the economies of many nations as well as the overall global economy.

In the event of any pandemic and/or any related restrictions, commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment, “stay-at-home” orders, inability to operate their respective businesses, or other business slowdowns and/or shutdowns, and we cannot assure you that any tenants at any mortgaged property would continue making rental payments during a pandemic or at all. In addition, leases for certain of the tenants at the mortgaged properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of a pandemic. Furthermore, it is unclear whether closures due to any pandemic or related restrictions may trigger co-tenancy provisions or other relief clauses in commercial leases of affected tenants, which may afford certain tenants various rights to contractual relief under applicable leases. As a result, any borrowers may be unable to pay all or a portion of their debt service under any mortgage loan secured by any affected mortgaged property.

Further, to the extent any mortgaged property or related mortgage loan may become affected by any pandemic, the servicer, special servicer or any back-up advancing agent may determine that one or more advances on any applicable mortgage loan would not be recoverable and/or that it is unable to make such advances given the severity of delinquencies, which would result in shortfalls and likely losses on the offered certificates.

As a result of any pandemic, borrowers may seek a forbearance arrangement or loan modification at some point during the term of any affected mortgage loan. In response, the servicer and the special servicer may implement actions with respect to any affected mortgage loan to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may lead to shortfalls and losses on the offered certificates. We cannot assure you that any borrower will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents for any affected mortgaged property and related mortgage loan. Borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the specific purpose set forth in the applicable mortgage loan documents, and may not have sufficient cash flow to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In the event of any pandemic, investors should consider the possibility of a higher-than-average delinquency rate and loss severity on any affected mortgaged properties and related mortgage loans. If any future pandemic occurs and the response is similar to the measures taken between 2020 and 2024 in response to COVID-19, such circumstances could have an adverse impact on (i) the borrowers’ ability to make timely payments on one or more of the mortgage loans, (ii) commercial mortgage markets in general, and (iii) the status of all or portions of the global economy, any of which may in turn also have an adverse impact on the performance and market value of the mortgaged properties and value of the offered certificates.

The widespread and cascading effects of any pandemic, particularly if governmental restrictions are imposed, also heighten many of the other risks described under the heading “RISK FACTORS” herein, such as those related

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to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your offered certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to such attacks and suffer any resulting losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and

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related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily, commercial or manufactured housing community property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily, commercial or manufactured housing community property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily, commercial and manufactured housing community properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental, commercial and manufactured housing community real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily, Commercial and Manufactured Housing Community Properties

The following factors, among others, will affect the ability of a multifamily, commercial or manufactured housing community property to generate net operating income and, accordingly, its value:

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●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily, commercial or manufactured housing community property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.

The volatility of net operating income generated by a multifamily, commercial or manufactured housing community property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;
●	the creditworthiness of tenants;
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●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial, multifamily and manufactured housing community properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial, multifamily and manufactured housing community properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial, multifamily and manufactured housing community properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily, Commercial or Manufactured Housing Community Property Depends on Tenants

Generally, multifamily, commercial and manufactured housing community properties are subject to leases. The owner of an income producing property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

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Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back the offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease

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obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily, commercial and manufactured housing community properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the

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management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial, multifamily or manufactured housing community property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
●	has lower operating costs;
●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.

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However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial, Multifamily or Manufactured Housing Community Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily, commercial or manufactured housing community mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily, commercial or manufactured housing community mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

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The cash flow generated by a multifamily, commercial or manufactured housing community property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily rental properties, multi-tenant commercial properties or manufactured housing community properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily, commercial or manufactured housing community mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily, commercial or manufactured housing community mortgage loan at any given time is the ratio, expressed as a percentage, of—

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●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily, commercial or manufactured housing community property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily, commercial and manufactured housing community mortgage loans. For example, the value of a multifamily, commercial or manufactured housing community property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily, commercial or manufactured housing community property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily, commercial or manufactured housing community property will be affected by property performance. As a result, if a multifamily, commercial or manufactured housing community mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

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Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

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A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain

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conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

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Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.
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With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

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The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;
●	medical offices;
●	skilled nursing facilities;
●	nursing homes;
●	congregate care facilities; and
●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

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Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	disruptions in payments;
●	reimbursement policies;
●	audits, which may result in recoupment of payments made or withholding of payments due;
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;
●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and
●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could

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be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Certain tenants are restaurants, taverns and other establishments that are part of the food and beverage service industry. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.
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Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
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●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
●	specialty shops,
●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
●	the financial condition of the owner of the property.
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Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no

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assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

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Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
●	catalogue retailers;
●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self-Storage Facilities

Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

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Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,
●	location and visibility,
●	tenant privacy,
●	efficient access to the property,
●	proximity to potential users, including apartment complexes or commercial users,
●	services provided at the property, such as security,
●	age and appearance of the improvements, and
●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self-storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;
●	the types of services or amenities offered at the property;
●	the location of the property;
●	distance from employment centers and shopping areas;
●	the characteristics of the surrounding neighborhood, which may change over time;
●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
●	the ability of management to provide adequate maintenance and insurance;
●	the property’s reputation;
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●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;
●	the ability of management to respond to competition;
●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to a pandemic or other public health emergency, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to a pandemic or other public health emergency;
●	certain multifamily properties may be considered to be “flexible apartment properties”, and such properties have a significant percentage of units leased to tenants under short term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
●	local factory or other large employer closings;
●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;
●	whether the property is subject to any age restrictions on tenants;
●	the extent to which increases in operating costs may be passed through to tenants; and
●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

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In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;
●	require good cause for eviction;
●	require disclosure of fees;
●	prohibit unreasonable rules;
●	prohibit retaliatory evictions;
●	prohibit restrictions on a resident’s choice of unit vendors;
●	limit the bases on which a landlord may increase rent; or
●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

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Moreover, legislative, judicial and administrative actions and proceedings, as well as rules, regulations and statutes concerning the regulatory status and/or legal rents of rent-stabilized multifamily units may adversely affect the ability of property owners to combine, redevelop or reconfigure units and/or charge rents at higher rental rates for such combined, redeveloped or reconfigured units. Any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.
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Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In

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any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate spas, convention centers, and entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These

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characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

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Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;
●	the ability of management to provide adequate maintenance and insurance;
●	the number of comparable competing properties in the local market;
●	the age, appearance, condition and reputation of the property;
●	whether the property is subject to any age restrictions on tenants;
●	the quality of management; and
●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,
●	cooperatively-owned apartment buildings,
●	condominium complexes, and
●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

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community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use, office, multifamily or hospitality properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
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●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.
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Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are multifamily, retail, mixed use and office. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and

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concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, New Jersey, Texas, Massachusetts, New Hampshire and Florida. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the back-up advancing agent’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to

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protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet were to meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” and “Description of the Mortgage Pool—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
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●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
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●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information regarding environmental conditions at mortgaged properties securing mortgage loans in the issuing entity. See also Mortgage Loan representation and warranty no. (41) (Environmental Conditions) on Annex E-1A to this prospectus, and any related exceptions thereto on Annex E-1B, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion (including construction) or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current expansion or renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

In addition, certain of the hospitality properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete

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them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo expansion, redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-

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conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.
In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information Even if law and ordinance insurance is required to mitigate rebuilding related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

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Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. Any such shortfall or lack of coverage may result in losses on the certificates, especially if they are subordinated.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Five (5) of the mortgaged properties (1.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 13%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2025. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse

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impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A to this prospectus and any related exceptions on Annex E-1B to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annex E-1A to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket insurance policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

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Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing (or expected to undergo) renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the

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point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such

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projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review the above-described assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

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Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans or the related whole loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be

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Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged

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properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy

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laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.” For example, in some cases, secured and unsecured debt exists and/or is allowed in the future.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics

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of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

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In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”, “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “—Tenancies-in-Common May Hinder Recovery”.

See also “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous federal and state statutes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.
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Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily, commercial or manufactured housing community property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

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Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan (other than any trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. In any such instance, the issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

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Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

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The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related

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mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements, although in certain cases the lender may have waived such requirements as to specific institutions or otherwise. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at such institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. There can be no assurance that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox

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accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. Furthermore, most of the mortgage loans provide for remaining terms to maturity of not more than approximately five years. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
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●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Unions can encourage employees to leave work if the workplace does not meet certain safety requirements, as seen during the COVID-19 pandemic. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

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If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and any applicable trust subordinate companion loans) to the depositor (an affiliate of (i) Bank of Montreal, a sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and any trust subordinate companion loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their

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clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights (or, in the case of a holder of a controlling pari passu companion loan, certain control rights) with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

In addition, certain “majority-owned affiliates” (as defined in the Regulation RR) of Starwood Mortgage Capital LLC, a sponsor and an affiliate of the special servicer (with respect to all serviced mortgage loans), are expected to hold the VRR Interest and the HRR Interest as described in “Credit Risk Retention”; and its affiliate, LNR Securities Holdings, LLC, is expected to be appointed as the initial controlling class representative and the initial risk retention consultation party. The controlling class representative will be the initial directing holder with respect to every serviced mortgage loan that is not part of a serviced outside controlled whole loan or that is an excluded controlling class mortgage loan with respect to the controlling class representative. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” below. The risk retention consultation party may, on a strictly non-binding basis, except while LNR Partners, LLC is the special servicer, and otherwise subject to certain limitations, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any party that can appoint a risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is the risk retention consultation party or the person entitled to appoint the risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent the risk retention consultation party or the holder of the VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of the VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which such holder of the VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), such risk retention consultation party or the holder of the VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of such risk retention consultation party or such holder of the VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient

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internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that any party with the right to appoint the risk retention consultation party or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of The Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Shaw Park Plaza whole loan will initially be governed by the pooling and servicing agreement for this securitization transaction but is expected to be governed by such pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the whole loan will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the servicing agreement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been determined. In addition, the provisions of the related outside servicing agreement that will be in effect upon securitization of the related controlling pari passu companion loan have not yet been determined, although such agreement will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such outside servicing agreement except to the extent of compliance with the requirements of the related co-lender agreement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block

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trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives, and equivalent transactions, the rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may, from time to time, take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust. The initial special servicer, LNR Partners, LLC, is an affiliate of (i) Starwood Conduit CMBS Vertical Retention II LLC, the expected initial holder of the VRR Interest, (ii) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected initial holder of the HRR Interest, (iii) LNR Securities Holdings, LLC, the initial purchaser of approximately 80% of the Class F, Class G and Class J certificates (excluding the portion(s) thereof comprising a part of the VRR Interest, the initial controlling class representative and the initial risk retention consultation party, (iv) Starwood Mortgage Funding VII, LLC, the initial holder of two of the companion loans related to the 347-363 Flushing Avenue mortgage loan and (v) Starwood Mortgage Capital LLC, a sponsor and mortgage loan seller. It is expected that Varadero Master Fund, L.P. will be (x) the initial purchaser of approximately 20% of the Class F, Class G and Class J Certificates (excluding the portion(s) thereof comprising a part of the VRR Interest) and (y) the holder of an approximately 20% equity interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected initial holder of the HRR certificates (excluding the portion(s) thereof comprising a part of the VRR Interest).

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is, or has become, a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced
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companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee or any of their respective affiliates may be acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

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Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, generally, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer or an affiliate thereof is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand against itself or an affiliate thereof resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event (or, in the case of a trust subordinate companion whole loan, any operating advisor consultation trigger event specifically related to the securitization involving the issuance of the related loan-specific certificates), (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and trust subordinate companion loans (if any); provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (and holders of any related loan-specific certificates and related uncertificated interests) (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) (or any securitization transaction constituted by the issuance of any loan-specific certificates) or (ii) directly or indirectly have any financial interest in this securitization transaction (or any securitization transaction constituted by the issuance of any loan-specific certificates) other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, BellOak, LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates

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of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to BellOak, LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which BellOak, LLC performs its duties under the pooling and servicing agreement.

In addition, BellOak, LLC and its affiliates may have duties with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, BellOak, LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to BellOak, LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which BellOak, LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, BellOak, LLC and its affiliates may have duties with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that LNR Securities Holdings, LLC (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. LNR Securities Holdings,

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LLC is expected to be appointed the initial risk retention consultation party and is also an affiliate of: (i) Starwood Conduit CMBS Vertical Retention II LLC, the expected holder of the VRR Interest, (ii) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected holder of the HRR Interest, (iii) LNR Partners, LLC, the initial special servicer, (iv) Starwood Mortgage Funding VII, LLC, the initial holder of two of the Companion Loans related to the 347-363 Flushing Avenue Mortgage Loan and (v) Starwood Mortgage Capital LLC, a sponsor and mortgage loan seller. In addition, in the case of any servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”. If the issuing entity contains a trust subordinate companion loan, the initial loan-specific controlling class representative (and, accordingly, the initial directing holder) with respect to the related trust subordinate companion whole loan will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and any loan-specific controlling class representative will be controlled by the related loan-specific controlling class certificateholders, and the holders of the controlling class and any loan-specific controlling class, respectively, will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take or recommend actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with

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those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Although a directing holder or controlling class certificateholder or loan-specific controlling class certificateholder (if any, and if no control appraisal period is in effect) that, in each case, is a borrower related party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower related parties will be required to certify that they will not share such excluded information with such borrower related parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity such excluded information in a manner that adversely impacts your offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor(s) in the control eligible certificates (collectively, the “B-Piece Buyer”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by an entity (and, in some cases, an affiliate of an entity) with a contractual right to direct or cause the direction of the structure, design or assembly of an asset-backed security, or the composition of the underlying asset pool, the rule contains exceptions, including for certain risk-mitigating hedging transactions. As a result, it is possible that the B-Piece Buyer may, from time to time, enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the control eligible certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that LNR Securities Holdings, LLC (or an affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and

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serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

Any risks set forth below with respect to the offered certificates should be considered to be generally applicable to any loan-specific certificates.

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The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and any trust subordinate companion loans, and the primary security and source of payment for the mortgage loans and any trust subordinate companion loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the offered certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the offered certificates or asset backed securities generally. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
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●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes

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based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the class(es) of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll

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Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by entering into a supplemental agreement with a third party maintaining specified minimum credit ratings providing for certain backup advancing functions. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the existing certificate administrator and/or trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating

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agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other more senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the more senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among a Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates

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by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or pari passu-AB whole loans under “Description of the Mortgage Pool—The Whole Loans”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

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The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A or Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage

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loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the back-up advancing agent is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the back-up advancing agent is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates on the related distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class K-RR certificates, then the Class J certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance(s) thereof. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments

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on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2 and Class A-3 certificates. The yield to maturity on the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-S, Class B and Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision

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made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)). Furthermore, the special servicer with respect to a trust subordinate companion whole loan may be terminated based on just a related loan-specific certificateholder vote (or, in certain cases, a combined certificateholder/related loan-specific certificateholder vote) on circumstances similar to those described in the prior sentence as they relate to the related loan-specific certificates and any related uncertificated interests. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the

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mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests (or the interests of the person(s) that appointed it), without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests (or the interests of the person(s) that appointed it) over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or
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any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

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Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of Montreal, in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a material breach of any sponsor’s representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to the 347-363 Flushing Avenue mortgage loan (7.2%), which is comprised of promissory notes contributed to this securitization transaction by multiple sponsors, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, any related mortgage loan seller may not repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of

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value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its

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repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary.

The Superintendent of Financial Institutions (the “Superintendent Superintendent " ”) has broad powers under the Bank Act (Canada) to take control of BMO or its assets if it believes that BMO does not have sufficient assets to adequately protect BMO’s depositors and creditors or that such depositors and creditors may otherwise be materially prejudiced, or if BMO fails or is expected to fail to pay its liabilities as they become due and payable. Once control has been taken, the Superintendent has broad statutory authority to do all things necessary or expedient to protect the rights and interests of the depositors and creditors of BMO, including that it may apply for the winding-up of BMO under the Winding-up and Restructuring Act (Canada).

A restructuring of BMO’s assets and liabilities may also be attempted under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), where appropriate, after the Superintendent reports that (i) BMO is not viable (or about to be not viable) and the Bank Act (Canada) powers outlined above cannot assist, or (ii) the

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Superintendent can take control under the Bank Act (Canada) and grounds exist for a winding-up order. The CDIC Act restructuring orders are as follows: (A) the shares and subordinated debt of BMO may be vested in the Canada Deposit Insurance Corporation (the “CDIC”), (B) the CDIC may be appointed as a receiver in respect of BMO, or (C) a solvent federal bridge institution may be established to assume BMO’s liabilities. The CDIC Act has been amended to allow an additional restructuring order that permits the CDIC to convert or cause BMO to convert certain of its shares and liabilities into common shares of BMO or any of its affiliates. Final regulations to implement the bank recapitalization regime became effective on September 23, 2018.

There is considerable uncertainty about the scope of the powers afforded to the Superintendent under the Bank Act (Canada) and the CDIC under the CDIC Act and how these authorities may choose to exercise such powers. If an instrument or order were to be made under the provisions of the Bank Act (Canada) or CDIC Act in respect of BMO, such instrument or order may (amongst other things) affect the ability of BMO to satisfy its ongoing obligations under the related Mortgage Loan Purchase Agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent. As a result, the making of an instrument or order in respect of BMO as described above may affect the ability of the Issuing Entity to meet its obligations in respect of the Certificates.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan or any trust subordinate companion loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan (or trust subordinate companion loan, if applicable) held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, if applicable, a trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement and subject to any related co-lender agreement, if such serviced AB whole loan becomes a defaulted mortgage loan,

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and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of, or otherwise recover on, the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of the offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

In addition, the REMIC Regulations may limit the ability of the issuing entity to exercise remedies or take other actions with respect to certain mortgage loans, including in a foreclosure. For example, for certain mortgage loans there may exist a pledge of equity or other collateral that may not qualify as interests in real property or personal

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property incident thereto, or there may be a need to partner with a third party which is not permitted in a REMIC trust, and, in any such case, the issuing entity may be required to sell the defaulted mortgage loan to a third party transferee who would be able to exercise such equity or other foreclosure rights. Depending on market conditions, such sale could cause a loss to the issuing entity, as compared to foreclosing and selling at a later time.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial, multifamily or manufactured housing community mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention II LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in Regulation RR) of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Vertical MOA and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR Interest to be acquired by Vertical MOA. The VRR Interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to this securitization under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, or any of the other mortgage loan sellers makes any representation as to the compliance of SMC or Vertical MOA in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Vertical MOA is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Vertical MOA has represented, or will represent, to the repurchase counterparty that (i) SMC is a “sponsor” (as defined in Regulation RR) of this securitization transaction, (ii) it is a “majority-owned affiliate” (as defined in Regulation RR) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the Credit Risk Retention

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Rules. In addition, the obligations of Vertical MOA under any repurchase finance facility will be (a) subject to a guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and not transferring legal title to the VRR Interest back to Vertical MOA. In addition, Vertical MOA’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility with a counterparty would result in an event of default for all related repurchase finance facilities with such counterparty. The occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest would initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty would transfer legal title to the VRR Interest back to Vertical MOA upon payment in full of Vertical MOA’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Vertical MOA when due may cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

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The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Recently, the financial markets are experiencing significant volatility and uncertainty as a result of newly imposed U.S. tariffs, retaliatory tariffs and other changes in governmental policies. The risk of a prolonged inflation and recession has become a major concern among financial institutions. Consumer and producer prices in the United States are expected to experience steep increases as a result of the recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance its mortgage loan, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on affected mortgage loans and, consequently, the offered certificates.

In addition, the federal government has instituted a broad review of federal spending, including freezing the payment of previously authorized funds. The federal government or its agencies may be a tenant at one or more mortgaged properties. Additionally, certain tenants at the mortgaged properties may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have from time to time experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. In more recent times, much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, the military
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conflict between Israel and Hamas, and political gridlock on United States federal budget matters including full or partial government shutdowns, may have an adverse effect on the mortgaged properties and/or your offered certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial, multifamily and manufactured housing community real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Furthermore, the broader consequences of the military conflict between Israel, Iran and Hamas are difficult to predict at this time, but may include regional instability and geopolitical shifts, heightened regulatory scrutiny related to sanctions compliance, increased inflation, further increases or fluctuations in commodity and energy prices, decreases in global travel, disruptions to the global energy supply and other adverse effects on macroeconomic conditions.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
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●	EU legislation comprising Regulation (EU) 2017/2402 and related regulatory technical standards and implementing technical standards (in each case, as amended and collectively, the “EU Securitization Rules”) imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Rules), being: (a) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds (as defined in that Directive) in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; and (f) management companies of UCITS funds (or internally managed UCITS) (and, in addition, the EU CRR makes provision as to the application of the EU Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	Pursuant to the EU Due Diligence Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitisation position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitisation of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitisation special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules.
●	The consequences of a failure to comply with the EU Due Diligence Requirements with respect to an investment in the Offered Certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant offered certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.
●	UK legislation comprising the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority (the “FCA”) and the Prudential Regulation Authority (in each case, as amended, and collectively, the “UK Securitization Rules”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) the trustees and managers of occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) AIFMs as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (the “UK CRR”); and (f) FCA investment firms as defined in Article 4(1)(2AB) of the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to as a “UK Institutional Investor”.
●	Pursuant to the UK Due Diligence Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitisation position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitisation of not less than 5%, in accordance with the UK Securitization
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Rules; and (c) the originator, sponsor or securitisation special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject.

●	The consequences of a failure to comply with the UK Due Diligence Requirements with respect to an investment in the offered certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant offered certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.
●	Prospective investors should be aware that none of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in this securitization transaction, or to take any other action in respect of this securitization transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any EU Due Diligence Requirements or any UK Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Rules or the UK Securitization Rules.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be an EU Institutional Investor or a UK Institutional Investor. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.
●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered
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fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

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None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or retaining parties or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be BMO 2025-5C11 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 37 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $698,126,557 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in June 2025 (or, in the case of any Mortgage Loan that has its first due date subsequent to June 2025, the date that would have been its due date in June 2025 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). In addition, the Issuing Entity may include one or more subordinate notes evidencing a subordinate portion of a Pari Passu-AB Whole Loan or an AB Whole Loan (such subordinate portion is referred to in this prospectus as a “Trust Subordinate Companion Loan” and a Whole Loan that includes a Trust Subordinate Companion Loan is referred to as a “Trust Subordinate Companion Whole Loan”). In such case, the Trust Subordinate Companion Loan will be an asset of the Issuing Entity and be serviced under the Pooling and Servicing Agreement, and will back, and be the sole source of payment on, the related Loan-Specific Certificates, but will not be included in the Mortgage Pool that will back the Certificates. If a Trust Subordinate Companion Loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the Issuing Entity, references to “Mortgage Loan” and “Mortgage Loans” are intended to mean only a Mortgage Loan or group of Mortgage Loans that are part of the Mortgage Pool and are exclusive of any Trust Subordinate Companion Loans.

For avoidance of doubt, the assets of the Issuing Entity will not include any Trust Subordinate Companion Loans and accordingly all references (whether plural or singular) to “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate” and any related concepts should be disregarded.

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Eight (8) Mortgage Loans (37.3%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of any Trust Subordinate Companion Loan, will be held outside the Issuing Entity.

If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this

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prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”.

If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan.

The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan (other than a Trust Subordinate Companion Loan, if any) is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

Mortgage Loan Sellers; Sponsors

BMO Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each of Bank of Montreal (“BMO”), Greystone Commercial Mortgage Capital LLC (“GCMC”), KeyBank National Association (“KeyBank”), Societe Generale Financial Corporation (“SGFC”) and Starwood Mortgage Capital LLC (“SMC SMC " ” and, collectively with BMO, GCMC, KeyBank, SGFC and SMC, the “Sponsors” or, in their capacities as sellers of the Mortgage Loans, the “Mortgage Loan Sellers”) on or about June 30, 2025 (the “Closing Date”), pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

The Mortgage Loans were originated or acquired (or will be acquired, on or prior to the Closing Date) by the Mortgage Loan Sellers. The following table identifies the indicated Mortgage Loans or portions thereof to be sold to the Depositor by the respective Mortgage Loan Sellers. In the case of certain Mortgage Loans (the “Joint-Seller Mortgage Loans”), as identified in the table below, two or more Mortgage Loan Sellers are selling separate portions of each such Mortgage Loan to the Depositor, with each such portion being evidenced by one or more related promissory notes held by the applicable such Mortgage Loan Seller.

Mortgage Loan Seller(1)	Number of Mortgage Loans		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
Starwood Mortgage Capital LLC	16		$298,724,000	42.8%	$323,724,000	46.4%
Bank of Montreal	7		$135,352,557	19.4%	$160,852,557	23.0%
Societe Generale Financial Corporation.	5		$124,920,000	17.9%	$124,920,000	17.9%
KeyBank National Association	6		$55,555,000	8.0%	$55,555,000	8.0%
Greystone Commercial Mortgage Capital LLC	2		$33,075,000	4.7%	$33,075,000	4.7%
Starwood Mortgage Capital LLC / Bank of Montreal	1	(3)	$50,500,000	7.2%	-	-
Total	37		$698,126,557	100.0%	$698,126,557	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “—Co-Originated and Third-Party Originated Mortgage Loans” below.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.
(3)	The 347-363 Flushing Avenue Mortgage Loan (7.2%) is comprised of separate notes that are being sold by Starwood Mortgage Capital LLC and Bank of Montreal. The 347-363 Flushing Avenue Mortgage Loan is evidenced by 4 promissory notes: (i) note A-1, with a Cut-off Date Balance of $25,000,000, as to which Starwood Mortgage Capital LLC is acting as Mortgage Loan Seller; and (ii) notes A-4, A-5 and A-6, with an aggregate Cut-off Date Balance of $25,500,000, as to which Bank of Montreal is acting as Mortgage Loan Seller.
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In this prospectus, whenever the defined term identifying a particular Mortgage Loan Seller (for example, “BMO” in the case of Bank of Montreal) is combined with the term “Mortgage Loan(s)” (for example, “BMO Mortgage Loan(s)” in the case of Bank of Montreal), such combined term is intended to refer to the Mortgage Loan(s) or portions of Mortgage Loan(s) that are being sold to the Depositor by the applicable Mortgage Loan Seller for inclusion in this securitization transaction.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated by the related Mortgage Loan Seller (or one of its affiliates), were co-originated by the related Mortgage Loan Sellers (or their respective affiliates) and another entity or were originated by another entity and acquired by the related Mortgage Loan Seller:

●	The 347-363 Flushing Avenue Mortgage Loan (7.2%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal.
●	The Turtle Creek Village Mortgage Loan (7.0%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC and Morgan Stanley Bank, N.A.
●	The 1535 Broadway Mortgage Loan (1.4%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A. and Bank of Montreal.
●	The Shaw Park Plaza Mortgage Loan (1.4%) is part of a Whole Loan that was co-originated by 3650 Capital SCF LOE I(A), LLC and Bank of Montreal.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although a Trust Subordinate Companion Loan may be an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, such Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loans unless otherwise indicated. Each Trust Subordinate Companion Loan will support only the related Loan-Specific Certificates. Information in the tables in this prospectus excludes any Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the One Grove Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for

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example, the One Grove Mortgage Loan or the One Grove Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a One Grove Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, One Grove) is combined with any Whole Loan-related defined term (for example, the One Grove Companion Loan Holder), reference is being made to such combined term as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect the complete effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of June 2025 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to June 2025, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of June 2025); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

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“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than seven (7) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions:

●	With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (5.0%), the Appraised Value of the Mortgaged Property is an “as portfolio” market value of $58,700,000 as of March 26, 2025, which includes a 3% portfolio premium. The “as-is” appraised value of the Mortgaged Property as of March 26, 2025 was $57,070,000.
●	With respect to the 951 Bedford Ave Mortgage Loan (1.5%), the Appraised Value of the Mortgaged Property is a “prospective market value upon stabilization” of $18,600,000 as of January 12, 2026, which assumes that the commercial tenant space will be occupied and that a 421-a tax exemption will be granted. The “as-is” appraised value of the Mortgaged Property as of March 12, 2025 was $18,100,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified on Annex A to this prospectus.

In the case of a Crossed Group, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross collateralization, any Mortgage Loan that is part of a Crossed Group may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus with respect to the entire such Crossed Group.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
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●	with respect to any Crossed Group, such term means the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Value of the related Mortgaged Properties;
●	with respect to the 951 Bedford Ave Mortgage Loan (1.5%), the Cut-off Date LTV Ratio takes into account an applied-for 421-a tax exemption; if the Cut-off Date LTV Ratio was calculated based on the fully funded Mortgage Loan amount of $10,500,000 but without the 421-a tax exemption, the Cut-off Date LTV Ratio would be 74.8%; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Williamsburg Multifamily Portfolio	5.0%	59.3%	$58,700,000	61.0%	$57,070,000
951 Bedford Ave	1.5%	56.5%	$18,600,000	58.0%	$18,100,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s);
●	with respect to any Crossed Group, such term means the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group;
●	with respect to the 951 Bedford Ave Mortgage Loan (1.5%), the Debt Yield on Underwritten NCF takes into account (i) a Mortgage Loan amount of $9,767,000 which is the fully funded Mortgage Loan amount of $10,500,000 net a $733,000 commercial tenant reserve and (ii) an applied-for 421-a tax exemption; if Debt Yield on Underwritten NCF was calculated (x) based on the fully funded Mortgage Loan amount of $10,500,000 then the Debt Yield on Underwritten NCF would be 7.4% or (y) based on the fully funded Mortgage Loan amount of $10,500,000 but without the 421-a tax exemption, the Debt Yield on Underwritten NCF would be 5.3%;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Cash Flow was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
951 Bedford Ave	1.5%	7.4%	$733,000	8.0%

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“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s);
●	with respect to any Crossed Group, such term means the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group;
●	with respect to the 951 Bedford Ave Mortgage Loan (1.5%), the Debt Yield on Underwritten NOI takes into account (i) a Mortgage Loan amount of $9,767,000 which is the fully funded Mortgage Loan amount of $10,500,000 net a $733,000 commercial tenant reserve and (ii) an applied-for 421-a tax exemption; if Debt Yield on Underwritten NOI was calculated (x) based on the fully funded Mortgage Loan amount of $10,500,000 then the Debt Yield on Underwritten NOI would be 7.5% or (y) based on the fully funded Mortgage Loan amount of $10,500,000 but without the 421-a tax exemption, the Debt Yield on Underwritten NOI would be 5.4%;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Operating Income was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
951 Bedford Ave	1.5%	7.5%	$733,000	8.1%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise;
●	with respect to any Crossed Group, such term means the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, to the aggregate Annual Debt Service of the applicable Crossed Group;
●	with respect to the 951 Bedford Ave Mortgage Loan (1.5%), the Debt Service Coverage Ratio takes into account (i) a Mortgage Loan amount of $9,767,000 which is the fully funded Mortgage Loan amount of $10,500,000 net a $733,000 commercial tenant reserve and (ii) an applied-for 421-a tax exemption, if Debt Service Coverage Ratio was calculated (x) based on the fully funded Mortgage Loan amount of $10,500,000 then the Debt Service Coverage Ratio would be 1.17x or (y) based on the fully funded
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Mortgage Loan amount of $10,500,000 but without the 421-a tax exemption, the Debt Service Coverage Ratio would be 0.84x;

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date; provided that with respect to any Crossed Group, such term means the aggregate Cut-off Date Balance of the applicable Crossed Group per unit of measure with respect to all the Mortgaged Properties securing the Mortgage Loans comprising such Crossed Group.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to any Crossed Group, such term means the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Williamsburg Multifamily Portfolio	5.0%	59.3%	$58,700,000	61.0%	$57,070,000
951 Bedford Ave	1.5%	56.5%	$18,600,000	58.0%	$18,100,000
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(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads or Spaces, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, self-storage, industrial and mixed use (to the extent the related Mortgaged Property includes office, retail, self-storage or industrial space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

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“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Hard Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include “straight line” rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten Net Cash Flow may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

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“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NOI may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. In certain cases where the related Mortgaged Property is subject to a master lease, the underwritten operating revenues may be based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds”, “Pads” or “Spaces” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily rental property, the number of apartments, regardless of the size of or number of rooms

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in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a student housing or other co-living property, the number of beds (if individual units are identified as “beds”), or (d) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads or spaces.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$698,126,557
Number of Mortgage Loans	37
Number of Mortgaged Properties	63
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,709,000 to $60,000,000
Average Cut-off Date Balance	$18,868,285
Range of Mortgage Rates	5.98000% to 6.69795%
Weighted Average Mortgage Rate	6.70202%
Range of original terms to Maturity Date/ARD(2)	60 months to 61 months
Weighted average original term to Maturity Date/ARD(2)	60 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	54 months to 61 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	60 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	359 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)	26.6% to 70.9%
Weighted average Cut-off Date LTV Ratio(4)(5)	61.7%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	26.6% to 70.9%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	61.7%
Range of UW NCF DSCR(4)(6)	1.25x to 3.34x
Weighted average UW NCF DSCR(4)(6)	1.43x
Range of Debt Yield on Underwritten NOI(4)(7)	7.7% to 21.6%
Weighted average Debt Yield on Underwritten NOI(4)(7)	10.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	98.1%
Amortizing Balloon	1.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	1.9%
Mortgage Loans with subordinate debt only	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date.
(3)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Whole Loan, based on both that Mortgage Loan and any related Pari Passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate
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Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. With respect to Mortgage Loans that are part of a Crossed Group, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI of those Mortgage Loans are presented in the aggregate based on all the loans in the Crossed Group unless otherwise indicated.

(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan or Crossed Group (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related Mortgaged Property or Mortgaged Properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan or Crossed Group (as the case may be), and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 61.8% and 61.8%, respectively.
(6)	The UW NCF DSCR for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan or Crossed Group (as the case may be), as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan or Crossed Group (as the case may be) structured with an earnout or economic holdback reserve, the UW NCF DSCR for such Mortgage Loan or Crossed Group (as the case may be) may be calculated based on the annual debt service that would be in effect for such Mortgage Loan or Crossed Group (as the case may be) assuming that the related Cut-off Date Balance(s) are net of the related earnout or economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated as the underwritten net operating income for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such Mortgage Loan or Crossed Group (as the case may be), and the Debt Yield on Underwritten NCF for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated as the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan or Crossed Group (as the case may be); provided, that with respect to any Mortgage Loan or Crossed Group (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan or Crossed Group (as the case may be) may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (100.0%) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 35 Mortgage Loans (98.1%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, and two (2) Mortgage Loans (1.9%) that pay principal and interest for their entire terms.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	34	$330,455,000	47.3%
High Rise	3	118,705,000	17.0
Mid Rise	12	109,775,000	15.7
Low Rise	9	44,550,000	6.4
Garden	7	36,275,000	5.2
Age Restricted	3	21,150,000	3.0
Retail	7	$144,952,174	20.8%
Anchored	6	134,952,174	19.3
Retail/Signage	1	10,000,000	1.4
Mixed Use	4	$97,668,750	14.0%
Office/Retail	3	75,668,750	10.8
Office/Multifamily/Retail	1	22,000,000	3.2
Office	8	$67,632,633	9.7%
Suburban	4	31,743,557	4.5
CBD	2	28,757,826	4.1
Suburban/R&D	1	4,031,250	0.6
Medical	1	3,100,000	0.4
Manufactured Housing	7	$29,439,000	4.2%
Self Storage	2	$15,209,000	2.2%
Hospitality	1	$12,770,000	1.8%
Limited Service	1	12,770,000	1.8
Total	63	$698,126,557	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

Multifamily Rental Properties

Thirty-four (34) multifamily rental properties (47.3%) secure, in whole or in part, 17 (47.3%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the One Grove Mortgage Loan (8.6%), 7 of the 193 multifamily units at the Mortgaged Property are operated as short-term “hotel-style” rentals for transient guests. Such short-term rental units represent approximately 2.11% of effective gross income at the Mortgaged Property.

With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (5.0%), all 15 units at the 21 Judge Street Mortgaged Property are subject to rent regulations in connection with the related 421-a tax exemption. See “—Real Estate and Other Tax Considerations” below. In addition, 5 units at the 137 North 8th Street Mortgaged Property, 2 units at the 14 Judge Street Mortgaged Property, 1 unit at the 146 Wythe Avenue Mortgaged Property, 1 unit at the 24 Skillman Avenue Mortgaged Property and 1 unit at the 90 Berry Street Mortgaged Property are subject to rent regulations.

With respect to the Presidential Point Apartments Mortgage Loan (3.9%), the Mortgaged Property is subject to a land use regulatory agreement in favor of the Commonwealth of Massachusetts, acting by and through the Executive Office of Housing and Livable Communities, and the City of Quincy. In connection with the regulatory agreement, 10 of the units (9.6% of the total units) are restricted to tenants earning no more than 80% of the area median income, subject to certain rental restrictions. The term of the agreement is perpetual.

With respect to the Hallandale City Center Mortgage Loan (3.2%), in connection with approximately $4.3 million in development grants (the “Development Grants”) provided by the Hallandale Beach Community Redevelopment Agency (the “HBCRA”), the Mortgaged Property is subject to certain redevelopment and easement agreements (collectively, the “Redevelopment Documents”) pursuant to which, among other things, (i) the Mortgaged Property must be maintained in a manner consistent with a related site plan, (ii) 14 of the 89 multifamily units at the Mortgaged Property are required to be leased as workforce housing (the “Affordable Housing Units”) including (x) 12 units to households of 4 earning no more than 80% of the applicable area median income (the “AMI”), and (y) 2 units to households of 2 compromised of senior citizens aged 65 or older, including one unit reserved for households earning no more than 50% of the AMI and one unit for households earning no more than 80% of the AMI, (ii) rents

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for the Affordable Housing Units may not exceed 30% of the applicable maximum income levels, (iii) certain uses are prohibited at the Mortgaged Property as described under “—Zoning and Use Restrictions”, (iv) the borrower is required to lease up to 6,000 square feet of space at the Mortgaged Property to the HBCRA under terms set forth in the Redevelopment Documents, and (v) the City of Hallandale Beach (the “City”) has an exclusive easement to park up to 55 motor vehicles at the Mortgaged Property. In the event the borrower violates the Redevelopment Documents (excluding the obligations set forth in subclauses (iv) and (v), above), the borrower may be required to pay the HBCRA an amount equal to the Development Grants as calculated under the Redevelopment Documents (the “Development Grant Claw Back”). In addition, pursuant to a rental subsidy agreement (the “Rental Subsidy Agreement”), the HBCRA is required to provide 5 equal annual payments of $69,984 to the borrower by July 29, 2029 to subsidize rents for the Affordable Housing Units provided that the borrower cooperates and coordinates in the application of such funds to the Affordable Housing Units and implements any reasonable requests of the HBCRA including, but not limited to, providing the Affordable Housing Units on a priority basis to employees of the HBCRA and the City and residents of the City and the related community redevelopment area. The Mortgage Loan documents require the borrower to comply with the Redevelopment Documents and Rental Subsidy Agreement and provide recourse to the borrower and guarantor for any losses to the lender arising out of or in connection with any Development Grant Claw Back the borrower is required to pay.

With respect to the PA Multifamily Portfolio Multifamily Mortgage Loan (3.0%), each of the related Mortgaged Properties is subject to certain low-income housing agreements and housing assistance payments contracts through the Project-Based Section 8 Program (collectively, the “Affordable Housing Documents”) pursuant to which, among other things, (i) all of the related multifamily units are required to be leased to low-income tenants who are either aged 55 or older and/or are disabled and satisfy other applicable U.S. Department of Housing and Urban Development (“HUD”) guidelines, (ii) any increases in rent for such multifamily units are subject to HUD guidelines, (iii) HUD agrees to subsidize the difference between the rent paid directly by such tenants and market rents and (iv) the Mortgaged Properties are subject to ongoing inspections by HUD to assure compliance with HUD standards. In the event the borrowers violate the Affordable Housing Documents beyond all applicable notice and cure periods, HUD may terminate the participation of the Mortgaged Properties in the respective programs. The Mortgage Loan documents require the borrowers to comply with the Affordable Housing Documents and provide recourse to the borrowers and guarantor for any losses to the lender related to any violations of the Affordable Housing Documents and for termination of the participation of the Mortgaged Properties in the applicable low-income housing programs.

With respect to the 410 Tompkins Avenue Mortgage Loan (2.6%), in connection with a 421-a tax exemption as described below in “—Real Estate and Other Tax Considerations”, 11 units (31% of the total 35 units) are restricted to tenants at or below 130% area median income. Two of the 11 affordable units are CityFHEPs units. At origination, the affordable units were 100% occupied.

With respect to the Abington & Cypress Mortgage Loan (2.2%), The Abington Mortgaged Property benefits from a 10-year PILOT program with the Health, Educational and Housing Facility Board of the City of Memphis, Tennessee (“HEHFB”). The PILOT program restricts 40% of the units at The Abington Mortgaged Property to tenants earning no more than 60% of the area median income. See “—Real Estate and Other Tax Considerations”.

In addition, with respect to the Abington & Cypress Mortgage Loan (2.2%), 17 of the 384 total units at The Abington Mortgaged Property are rented by tenants utilizing Section 8 vouchers. If such tenants fail to receive the Section 8 subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Property.

With respect to the 951 Bedford Ave Mortgage Loan (1.5%), the related borrower has applied for a 421-a tax abatement. See “—Real Estate and Other Tax Considerations”. In connection with the applied for 421-a tax abatement, the borrower will be required to reserve at least 30% of units (which equates to 6 units) to tenants at or below 130% of AMI. The related Mortgage Loan is fully recourse to the related guarantor if an event of default occurs under the Mortgage Loan documents prior to the earlier of (x)(i) the related lender receiving a 421-a certificate of eligibility evidencing the implementation of the 421-a program at the related Mortgaged Property and the related lender determining that the 421-a tax abatement has been implemented and is reflected in the then-current tax bills (the “421-a Reserve Standard”) and (ii) the related Mortgaged Property achieving an underwritten debt yield equal to or greater than 8.00% by May 23, 2027 or (y) the related borrower making a Section 421-a Reserve Prepayment (as defined below). The Mortgage Loan also includes a non-recourse carveout for losses in connection with (i) Section 421-a Damages (as defined below), except to the extent any full recourse liability applies, (ii) a failure by the related borrower to obtain a 421-a certificate of eligibility and (iii) any non-compliance with the 421-a program. The term “Section 421-a Reserve Prepayment” means the mandatory prepayment the related

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borrower must make in the event the (i) related borrower does not meet the 421-a Reserve Standard and (ii) the related Mortgaged Property does not achieve an underwritten debt yield equal to or greater than 8.00% by May 23, 2027. The term “Section 421-a Damages” means individually and/or collectively, as the context may require, any (i) taxes and/or other charges assessed against the related Mortgaged Property that (x) had otherwise been abated or are in the future abated pursuant to the 421-a program and subsequently coming due and payable to any governmental authority having jurisdiction over the related Mortgaged Property (including, without limitation, any taxes or other charges for prior years imposed and collected retroactively), and/or (y) are in excess of the amount that would have been payable had the related Mortgaged Property maintained and continued to receive the full 421-a tax exemption, and/or (z) which are payable as a result of the revocation of all or part of the 421-a tax exemption and (ii) any and all losses incurred by the related borrower and/or related in connection with the foregoing. See “—Real Estate and Other Tax Considerations”. Furthermore, the related Mortgage Loan has been structured with a $733,000 commercial tenant reserve that may be used to prepay the related Mortgage Loan if (i) the related borrower does not deliver proof by November 23, 2026 that a commercial tenant is in occupancy of the commercial space at the related Mortgaged Property and (ii) the lender determines that the related Mortgaged Property has not achieved (x) a debt yield of 8.00% (calculated as of the last day of the calendar month in which the related borrowers satisfies the leasing requirement set forth in clause (i) and (y) a debt service coverage ratio (based on the trailing 1 month net operating income and 12 month operating expenses immediately preceding the date of such determination) of not less than 1.25x.

With respect to the Regency at Menlo Park Mortgage Loan (2.1%), in connection with a 30-year PILOT program as described below in “—Real Estate and Other Tax Considerations”, nine units (16% of the total 56 units) are restricted to tenants that pay rent amounts set by the New Jersey Housing and Mortgage Finance Agency. The related borrower sponsor as a separate agreement with the Perth Amboy YMCA for all nine affordable units through September 2027, pursuant to which the YMCA guarantees the rent for such units.

With respect to the 1565 New York Ave Mortgage Loan (1.2%), the Mortgaged Property is eligible for and leases 7 units as part of the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program to tenants that are part of the NYC HIV/AIDS Services Administration (“HASA”) program. The HASA program provides rent vouchers for tenants with an HIV/AIDS diagnosis. HASA pays rent directly to the related borrower sponsor on behalf of the tenants each month. The Mortgaged Property is not required to be leased to HASA tenants, but portions of the Mortgaged Property would still be subject to rent-stabilization if leased otherwise. The related Mortgage Loan is fully recourse to the related guarantor if either (i) the HASA program or CityFHEPS program is cancelled or terminated or the related Mortgaged Property (as a whole) and/or the related borrower fails to remain eligible to receive benefits under the program, or (ii) any violation of the HASA program or City FHEPS program as a result of any act or failure to act by the related borrower, guarantor or any affiliated manager. The Mortgage Loan also includes a non-recourse carveout for losses if either (i) the related Mortgaged Property and/or related borrower fails to remain eligible to receive HASA payments or City FHEPS payments (except to the extent provided in full recourse above), or (ii) the HASA program is amended in a way which reduces the amount of HASA payments or City FHEPS payments paid or payable to the related borrower. The related borrower has also received a 35-year 421-a tax abatement under the Housing Preservation and Development (“HPD”) 421-a tax abatement program. In connection with the 421-a tax abatement, the related borrower is required to reserve at least 30% (which is equal to 7 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. See “—Real Estate and Other Tax Considerations”.

With respect to the 200 Mott Street Mortgage Loan (1.2%), 8 of the twenty-six multifamily units at the related Mortgaged Property are rent stabilized and 4 are rent controlled. Any increases in rent for such units are subject to applicable rent control and rent stabilization laws and regulations.

With respect to the Manhattanview Terrace Mortgage Loan (0.9%), 117 of the residential units at the related Mortgaged Property are subject to New York City Rent Guideline Board increases and the Senior Citizen Rent Increase Exception.

Retail Properties

Seven (7) retail properties (20.8%) secure, in whole or in part, seven (7) (24.2%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

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The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. Re-tenanting certain specialty properties that previously had specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Mixed Use Properties

Four (4) mixed use properties (14.0%) secure, in whole or in part, four (4) (14.6%) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail and multifamily components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

Eight (8) office properties (9.7%) secure, in whole or in part, six (6) (14.4%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Self-Storage Properties

Two (2) self-storage properties (2.2%) secure, in whole or in part, two (2) (2.2%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self-storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self-Storage Facilities”.

Certain self-storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Manufactured Housing Community Properties

Seven (7) manufactured housing community property (4.2%) secures, in whole or in part, two (2) (4.2%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Skyline MHP Portfolio Mortgage Loan (3.5%), all of the units at the Oasis Palms Estates Mortgaged Property are rent stabilized and regulated by the City of San Bernardino. In addition, with respect to the Palm Villa Mortgaged Property, the Mobile Home Rent Review Commission may evaluate rental increases with a view to potentially adjusting including lowering the rental or service charge increases upon the written petition of more than 50% of the tenants of a mobile home park who are subject to a rental or service charge increase.

Hospitality Properties

One (1) hospitality property (1.8%) secures, in whole or in part, one (1) (1.8%) of the Mortgage Loans. Such hospitality property is a flagged hotel that is affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

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The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement/ Management Agreement	Mortgage Loan Maturity Date
Hampton Inn Altamonte Springs	$12,770,000	1.8%	11/30/2046	6/1/2030

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	3	8.6%
Theater(2)	1	5.2%
Grocery(3)	4	15.0%
Entertainment Venue(4)	1	7.2%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, medical research or diagnostic laboratory, or health management services and/or health professional school(5)	1	7.2%
Gym, fitness center, spa, salon, pool or health club(6)	1	7.2%
Bank branch(7)	2	7.0%

(1)	Includes the following Mortgaged Properties: One West End Retail, Williamsburg Multifamily Portfolio (146 Wythe Avenue) and Abrams Fixtures.
(2)	Includes the following Mortgaged Property: Brickyard Square.
(3)	Includes the following Mortgaged Properties: 410 Tompkins Avenue, Turtle Creek Village Retail, St. Charles Towne Plaza and One West End Retail.
(4)	Includes the following Mortgaged Property: 347-363 Flushing Avenue.
(5)	Includes the following Mortgaged Property: 347-363 Flushing Avenue.
(6)	Includes the following Mortgaged Property: 347-363 Flushing Avenue.
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(7)	Includes the following Mortgaged Properties: Turtle Creek Village Retail and Turtle Creek Village Office.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Dunbar Village Plaza Mortgage Loan (0.9%), the related Mortgaged Property has a gas station on site.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$60,000,000	8.6%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$248,650,000	35.6%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$396,639,000	56.8%

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.2% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Turtle Creek Village	$48,600,000	7.0%
Williamsburg Multifamily Portfolio	34,800,000	5.0
Skyline MHP Portfolio	24,439,000	3.5
Beavercreek Office Portfolio	21,750,000	3.1
PA Multifamily Portfolio	21,150,000	3.0
Abington & Cypress	15,650,000	2.2
Riverwalk West	12,500,000	1.8
Central Salt Lake Portfolio	5,625,000	0.8
Georgia MHC Portfolio Pool 1	5,000,000	0.7
Grand Total	$189,514,000	27.1%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans (if any) that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

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Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	22	$239,375,000	34.3%
New Jersey	5	95,110,000	13.6
Texas	3	54,305,000	7.8
Massachusetts	3	39,500,000	5.7
New Hampshire	1	36,550,000	5.2
Florida	2	35,270,000	5.1
Total	36	$500,110,000	71.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Texas, Florida, Georgia, Arizona and California, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, New York, Texas, Florida and Georgia, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Five (5) Mortgaged Properties (1.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 13%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Eleven (11) Mortgaged Properties (41.8%), each have a limited operating history, as described below.

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●	Eleven (11) Mortgaged Properties (41.8%), namely, the One Grove Mortgaged Property, the 1499 Bedford Avenue Mortgaged Property, the 347-363 Flushing Avenue Mortgaged Property, the Presidential Point Apartments Mortgaged Property, the Hallandale City Center Mortgaged Property, the Abrams Fixtures Mortgaged Property, the 2685 Hibiscus Way (Units 120/130, 200, and 250) Mortgaged Property, the Regency at Menlo Park Mortgaged Property, the 99 Storms Ave Mortgaged Property, the 951 Bedford Ave Mortgaged Property and the 1336-1338 Dekalb Avenue Mortgaged Property, were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common or Diversified Ownership

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the Abington & Cypress Mortgage Loan (2.2%), The Windsor Apartments Mortgage Loan (0.8%) and the 66 York Street Mortgage Loan (0.7%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Five (5) Mortgage Loans (17.1%), namely, the Brickyard Square Mortgage Loan (5.2%), the One West End Retail Mortgage Loan (4.8%), the Beavercreek Office Portfolio Mortgage Loan (3.1%), the 410 Tompkins Avenue Mortgage Loan (2.6%) and the 1535 Broadway Mortgage Loan (1.4%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●	With respect to the One West End Retail Mortgage Loan (4.8%), the Mortgaged Property is comprised of one retail condominium unit (the “Retail Unit”) and two parking condominium units (the “Parking Units”) within a mixed-use condominium building. The Retail Unit and the Parking Units collectively represent 8.9931% of the common interest in the mixed-use condominium building and the borrower does not have control of the condominium board.
●	With respect to the 1535 Broadway Mortgage Loan (1.4%), the Mortgaged Property is part of a mixed use complex which is subject to a condominium regime consisting of a hotel unit owned and operated as a Marriott hotel (the “Hotel Unit”), a retail unit and a theater unit (collectively, the “Commercial Unit”). The Commercial Unit comprises the Mortgaged Property and is owned by the related borrower, while the Hotel Unit is not part of the collateral for the Whole Loan. The Commercial Unit comprises 17% (16.7% for the retail unit and 0.3% for the theater unit) of the interests in the condominium, and the related borrower has the right to appoint three of the seven directors on the condominium board. Therefore, the related borrower does not control the condominium board.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

None of the Mortgaged Properties is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grants of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

Except as set forth below, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven (7) months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations may have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan or abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
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●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the environmental testing revealed the presence of asbestos containing materials, lead based paint, mold and/or radon at the subject Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Additionally, certain of the Mortgaged Properties have one or more RECs, controlled recognized environmental conditions (“CRECs”) or historical recognized environmental conditions (“HRECs”) for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing.

Set forth below is a description of certain material environmental conditions existing at certain of the Mortgaged Properties, as identified in the environmental report, for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing or for which further action is required. We cannot assure you that there are no other existing environmental conditions, material or otherwise, in addition to those described below, or that these or other conditions would not ultimately have an adverse effect on the Mortgaged Properties.

With respect to the One Grove Mortgage Loan (8.6%), the related ESA identified a CREC at the Mortgaged Property in connection with residual soil and groundwater impacts from the presence of historic full material at the Mortgaged Property. According to the ESA, regulatory closure was granted subject to engineering and institutional controls including, among other things, maintaining the presence of site-wide capping (including the concrete slab of the building and concrete and asphalt walkways) and well restrictions.

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With respect to the One West End Retail Mortgage Loan (4.8%), the related ESA identified a CREC at the Mortgaged Property in connection with remedial activities including the excavation and removal of soil and fill and the removal of two underground storage tanks at the Mortgaged Property. The environmental engineer reported that the remedial activities are complete and a notice of satisfaction was issued by the New York City Office of Environmental Remediation in October 2018. The environmental engineer reported that the Mortgaged Property will remain subject to a restrictive declaration in connection with notice requirements and the environmental engineer recommended compliance with such restrictive declaration.

With respect to the Skyline MHP Portfolio Mortgage Loan (3.5%), the related ESA identified a REC at the Sycamore Village Mortgaged Property in connection with a groundwater contamination plume that extends underneath the Sycamore Village Mortgaged Property related to an off-site dry cleaner. The environmental engineer reported that the REC is being addressed by the United States Environmental Protection Agency (“EPA”) and it is possible that the EPA could seek reimbursement of a portion of the clean-up costs from the borrower. The environmental engineer reported that there is no requirement for further investigation or remediation at the Sycamore Village Mortgaged Property.

With respect Regency at Menlo Park Mortgage Loan (2.1%), the related ESA identified a CREC at the Mortgaged Property in connection with documented groundwater impacts, an established Classification Exception Area/Well Restriction Area (“CEA/WRA”) and associated groundwater use restrictions at the Mortgaged Property, including, but not limited, to restrictions on water well installations. The Mortgaged Property was previously undeveloped and/or agricultural land and later developed with a motel and residences. During the removal of several former heating oil USTs in July 2022 as part of the redevelopment of the Mortgaged Property, subsurface sampling conducted by a prior environmental consultant revealed concentrations of multiple chemicals in excess of applicable regulatory screening levels, which were attributed to historic fill in the area. The prior consultant issued a CEA/WRA to the New Jersey Department of Environmental Protection (“NJDEP”) on February 17, 2024 with respect to the impacted groundwater at the Mortgaged Property and surrounding area. On November 8, 2024, the NJDEP established the CEA/WRA with an indeterminate duration and no fees, monitoring, maintenance, or reporting requirements associated with the classification. In addition, the CEA/WRA includes restrictions related to water well installations. The related ESA (i) noted that there are no known water wells on the Mortgaged Property, (ii) concluded that vapor intrusion is unlikely to be an issue of concern in connection with the existing structure based on previous sampling results and (iii) recommended continued adherence to notices documented in the CEA/WRA. The Mortgage loan documents require the related borrower to continue to comply with the CEA/WRA requirements.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the One West End Retail Mortgage Loan (4.8%), the guarantor is subject to pending litigation in connection with claims of breach of contract related to the purchase of a penthouse unit in the One West End residential condominium (which is not part of the related Mortgaged Property). In addition, the guarantor is subject to pending litigation in connection with claims of failure to pay a brokerage fee of at least $8.75 million for the facilitation of the sale of a multifamily portfolio unrelated to the related Mortgaged Property.
●	With respect to the Beavercreek Office Portfolio Mortgage Loan (3.1%), the borrower sponsor is subject to pending litigation relating to amounts allegedly owed by the borrower sponsor to the plaintiff under a promissory note. The plaintiff is requesting an award in the amount of $1,891,770.83, which represents
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the amount allegedly owed by the borrower sponsor under the promissory note and attorney’s fees. The Mortgage Loan is subject to hard cash management until the foregoing dispute is finally resolved pursuant to a final, non-appealable judgment or a binding settlement agreement among the parties thereto (which settlement agreement must contain a mutual release and waiver of claims by such parties and otherwise be in form and substance reasonably satisfactory to the lender) and the lender has received evidence that all amounts due and payable, and all obligations required to be performed, by or on behalf of the borrower sponsor in respect of such judgment or settlement agreement have been timely paid, performed and satisfied in full.

●	With respect to the City Line – Millbrook Mortgage Loan (0.4%), one of the borrower sponsors is subject to pending litigation in which the plaintiff alleges that he agreed to generate business for the borrower sponsor’s company in exchange for certain revenue sharing and that the borrower sponsor concealed the revenue that the company collected to deprive him of, or to reduce, his share. The complaint contains causes of action for breach of contract, unjust enrichment and breach of the covenant of good faith and fair dealing and alleges damages of at least $1 million in connection with each cause of action. The complaint also seeks a declaration that the plaintiff is entitled to receive 50% of the gross revenue generated by transactions that the plaintiff originated.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties property improvement plans (“PIPs”) are required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Hampton Inn Altamonte Springs Mortgage Loan (1.8%), the borrower is required to perform an estimated $456,821.82 franchisor-mandated PIP by December 31, 2029 to, among other things, implement updates to the guestrooms, exterior and common areas. At origination, the borrower deposited with the lender $331,333 into a PIP reserve, representing 110% of the estimated cost of any work requiring completion by December 2026. The Mortgage Loan documents provide that funds in an FF&E reserve (in which the borrower is required to make ongoing monthly deposits initially equal to the greater of $16,806.43 per month or the monthly amount required to be reserved under the related franchise agreement, subject to adjustment as set forth in the Mortgage Loan documents) may be applied to any remaining work.

We cannot assure you that the above-described renovations and build outs will be completed as expected or will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

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Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency. One or more of the Mortgage Loans, (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions or were in special servicing) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such Mortgage Loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the One Grove Mortgage Loan (8.6%), the Mortgaged Property was previously secured by a loan with an outstanding principal balance of $57,757,000.00. On June 6, 2025, the borrower refinanced the prior loan in part with a cash pay down in the amount of $54,507,000.00 with proceeds from the Mortgage Loan. In lieu of a cash pay down of the remaining outstanding principal balance, the prior lender agreed to convert the remaining debt to a non-voting equity interest with no cure rights (such equity interest being entitled to a preferred rate of return) in Amerinvest Jersey City Development LLC, the sole member of borrower, in the amount of $3,250,000.00.
●	With respect to the Brickyard Square Mortgage Loan (5.2%), the prior loan secured by the Mortgaged Property matured on May 6, 2025 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on May 8, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Abington & Cypress Mortgage Loan (2.2%), the borrower sponsor requested that the prior loan, the security for which included an additional property in the portfolio along with the Cypress Village Apartments and The Abington Mortgaged Properties, be transferred into special servicing following a major flood in July 2022 that caused such additional property to close due to the related municipality issuing a vacate order. The flood-damaged property has remained closed and is not collateral for the Mortgage Loan. Proceeds from the Mortgage Loan were used to repay the prior loan in full on February 25, 2025.
●	With respect to the Dunbar Village Plaza Mortgage Loan (0.9%), the prior loan secured by the Mortgaged Property matured in March 2025 and went into maturity default. The borrower negotiated a forbearance agreement through May 6, 2025. The borrower refinanced the prior loan with the Mortgage Loan on May 6, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Lions Head Medical Office Mortgage Loan (0.4%), the Mortgage Loan refinanced a prior mortgage loan secured by the Mortgaged Property that went into maturity default.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 10 years and of which we are aware:

●	With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), one of the borrower sponsors was subject to a foreclosure action in connection with a construction loan made to such borrower sponsor in December 2018. The foreclosure action is now settled, and the construction loan has been
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paid in full. In addition, one of the borrower sponsors is subject to a mortgage foreclosure action unrelated to the Mortgaged Property in connection with alleged nonpayment in the amount of $277,677. The foreclosure action has not progressed since July 2018.

●	With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (5.0%), one of the borrower sponsors and certain affiliates were subject to bankruptcy proceedings, which were initially filed as a Chapter 11 bankruptcy petition in 2014 and were converted to a Chapter 7 liquidation case in 2017. The Chapter 7 case was fully administered and closed on April 8, 2020.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 10 years, (ii) occurred during the last 10 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, self-storage, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	One (1) of the Mortgaged Properties, securing, in part, one (1) Mortgage Loan (3.1%), is leased to a single tenant.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of two (2) or more Mortgaged Properties that secure two (2) or more Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

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Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
T-Mobile	2	2.0%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each retail, mixed use and office Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the retail, mixed use and office Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
350 Merrimack Street	0.6%	NxStage Medical, Inc.	99.4%	2/28/2029	12/6/2029
2601 Commons Boulevard	0.2%	Awetomaton Ltd.	72.0%	2/28/2028	6/6/2030

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.
●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
Dunbar Village Plaza	0.9%	54.5%	2027	5/6/2030

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.
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●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
●

Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loa

n.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

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Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Beavercreek Office Portfolio Mortgage Loan (3.1%), KBR, the largest tenant at the 3725 Pentagon Mortgaged Property, has a one-time termination option on May 31, 2029, provided that (i) KBR provides at least 12 months’ prior written notice, (ii) KBR pays a termination fee equal to $358,419.44 and (iii) KBR vacates its space at the 3725 Pentagon Mortgaged Property on May 31, 2029.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Brickyard Square Mortgage Loan (5.2%), the fourth largest tenant, Old Navy, may terminate its lease if gross sales for the period of May 1, 2025 through April 30, 2026 do not exceed $4,500,000, provided Old Navy provides notice by July 31, 2026.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Turtle Creek Village Mortgage Loan (7.0%), the fourth largest tenant at the Turtle Creek Village Retail Mortgaged Property, Inwood National Bank (“Inwood”), is entitled to a period of abated rent in the event the tenant, Fresh Market, or a permitted replacement tenant is not open for business and operating (the “Inwood Co-Tenancy Failure”). If the Inwood Co-Tenancy Failure is not cured within 12 months from the later of (i) the commencement of the Inwood Co-Tenancy Failure and (ii) Inwood’s election to pay the abated rent, Inwood may terminate its lease by providing prior written notice to the borrower no later than 30 days following the expiration of such 12-month period.
●	With respect to the Brickyard Square Mortgage Loan (5.2%), the second largest tenant, Marshalls, is entitled to a period of abated rent in the event the non-collateral tenant, Market Basket, or a permitted grocery store replacement tenant, is not open for business for a period of more than 30 consecutive days (the “Marshalls Co-Tenancy Failure”). Provided the Marshalls Co-Tenancy Failure continues for an additional period of 270 consecutive days, Marshalls may terminate its lease by providing written notice to the borrower. In addition, the third largest tenant at the Mortgaged Property, Michaels, is entitled to a period of abated rent in the event Market Basket and 50% of the leasable square feet at the shopping center are not open and continuously operated by an anchor tenant, as defined in its lease (the “Michaels Co-Tenancy Failure”). Provided the Michaels Co-Tenancy Failure continues for a period of 18 months beyond the initial failure, Michaels may terminate its lease by providing 60 days’ written notice to the borrower. In addition, the fifth largest tenant, Petsmart, is entitled to a period of abated rent in the event either (a) Market Basket, Marshalls or a comparable replacement tenant has ceased to operate or (b) more than 50% of the gross floor area of the shopping center, excluding
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Petsmart, is vacant or not open and operating for business to the public (the “Petsmart Co-Tenancy Failure”). Provided the Petsmart Co-Tenancy Failure continues for a period of 12 months, Petsmart may terminate its lease at the end of such 12-month period by providing written notice to the borrower.

●	With respect to the St. Charles Towne Plaza Mortgage Loan (4.1%), the fourth largest tenant at the Mortgaged Property, K&G Menswear, is entitled to a period of abated rent in the event that less than 60% of the floor area in the shopping center (excluding K&G Menswear) is open and operating for a period exceeding six consecutive months (the “K&G Co-Tenancy Failure”). Provided the K&G Co-Tenancy Failure continues for a period exceeding 12 consecutive months from the date K&G Menswear began paying abated rent, K&G Menswear may terminate its lease by providing 30 days’ prior written notice to the borrower.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark or is otherwise not required to continuously operate its spaces:

●	With respect to the St. Charles Towne Plaza Mortgage Loan (4.1%), the third largest tenant at the Mortgaged Property, Value City Furniture, may cease regular business operations or vacate the premises for a period of 12 consecutive months (the “Value City Closure Period”). In the event of a Value City Closure Period, the borrower may terminate the tenant’s lease at any time thereafter, by providing 60 days’ prior written notice to the tenant. In addition, the fourth largest tenant at the Mortgaged Property, K&G Menswear, may cease its business operations for a reason or reasons other than casualty, remodeling, repair or force majeure (the “K&G Closure Period”) by providing 90 days’ prior written notice to the borrower. In the event the tenant notifies the borrower of a K&G Closure Period or otherwise ceases business operations for a period of 90 consecutive days, the borrower may terminate the tenant’s lease by providing written notice to the tenant.

There may be other tenant leases that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by federal, state or municipal government sponsored tenants or by tenants with contracts with such governmental entities. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

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Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
Brickyard Square	5.2%	State of New Hampshire Liquor Commission(1)	6.9%	7.2%
280 and 290 Merrimack Street	1.2%	Commonwealth of Massachusetts(2)	22.1%	26.4%
280 and 290 Merrimack Street	1.2%	General Services Administration(3)	7.9%	14.1%

(1)	The State of New Hampshire Liquor Commission may terminate its lease, in whole or in part, by providing 30 days’ prior written notice to the borrower if state funds, or, if applicable, federal funds, are not appropriated.
(2)	Commonwealth of Massachusetts leases six spaces that are utilized by five different state agencies. If any such agency utilizing such space at the Mortgaged Property no longer has funds appropriated, then the agency may surrender its space and terminate its lease, without penalty, upon written notice to the borrower.
(3)	General Services Administration has the right to terminate its lease, in whole or in part, at any time after the tenth anniversary of the commencement date of its lease (which will be established after the tenant takes occupancy), by giving at least 120 days’ prior written notice to the borrower.

Other Tenant Termination Issues

With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), the second largest tenant at the Mortgaged Property, ODA Health, has the right to terminate its lease to the first parking level space of the Mortgaged Property (the “ODA 1st Floor Parking Lease”), representing approximately 11.5% of the underwritten gross potential rent, in the event that the borrower does not obtain the approvals necessary to change the use of the space to office space by September 25, 2026. ODA Health may terminate the ODA 1st Floor Parking Lease as of March 25, 2027 by giving notice to the borrower by October 10, 2026.

With respect to the One West End Retail Mortgage Loan (4.8%), the largest tenant in the retail condominium unit, Morton Williams, has the right to terminate its lease upon written notice to the borrower in the event the City of New York assesses a penalty of $750,000 or more (or $200,000 or more during the last two years of its lease term) upon Morton Williams for violating a New York City law. In the event of such assessment, the borrower has the option to pay for the cost of Morton Williams’ compliance with such law and Morton Williams will have no right to terminate its lease.

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the One West End Retail Mortgage Loan (4.8%), the parking tenant, iPark, subleases 100 parking spaces to The Hertz Corporation. The rent from the sublease is paid directly to iPark and the sublease expires on January 31, 2030.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

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●	With respect to the 1499 Bedford Avenue Mortgage Loan (7.6%), Stony Pine Adult Day Care LLC, the sole commercial tenant at the Mortgaged Property, is in a free rent period for the first two years of its lease (which commenced on June 1, 2025). The borrower deposited $259,000 at loan origination into a free rent reserve account which will be disbursed monthly over the first two years of the lease.
●	With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), the second largest tenant at the Mortgaged Property, ODA Health, leases the first parking level which totals 28,446 square feet and currently uses this space as executive parking and storage. The borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (the “BSA”) to approve this space to be converted to office use. ODA Health will be required under its lease to pay rent of $1,564,569 per year once the space is approved by the BSA for office use. Until such point in time, ODA receives a rent credit in the amount of $62,881 per month.
●	With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (5.0%), Dolly’s Swing & Dive, the sole commercial tenant at the 146 Wythe Avenue Mortgaged Property, is finishing improvements to its leased premises and is not yet in occupancy. Additionally, the tenant is entitled to a free rent period from June 2025 to September 2025. The free rent amount of $100,000 was reserved in connection with the origination of the Mortgage Loan.
●	With respect to the One West End Retail Mortgage Loan (4.8%), the second largest tenant in the retail condominium unit, Star A Kidz, accepted its space and began paying rent in November 2024 but is not yet open for business. Star A Kidz is expected to be open for business in late 2025.
●	With respect to the St. Charles Towne Plaza Mortgage Loan (4.1%), the fifth largest tenant at the Mortgaged Property, Black Friday Daily Deals, accepted its space and began paying rent but is not yet open for business. At origination, the borrower deposited an amount equal to $40,756 with the lender to be released to the borrower upon the satisfaction of the following conditions, including, but not limited to: the lender’s receipt of (i) a tenant estoppel certificate in acceptable substance and form, (ii) satisfactory evidence that Black Friday Daily Deals is paying full unabated rent pursuant to the terms of its lease and (iii) Black Friday Daily Deals has taken physical possession of its space.
●	With respect to the Abrams Fixtures Mortgage Loan (3.2%), the second largest tenant at the Mortgaged Property, Communities in Schools of Georgia, Inc., has taken occupancy of its premises and is in a free rent period until October 2025.
●	With respect to the Beavercreek Office Portfolio Mortgage Loan (3.1%), Parallax Advanced Res, the sole tenant at the 2685 Hibiscus Way (Units 120/130, 200, and 250) Mortgaged Property, is not in occupancy of its expansion space. The related Mortgaged Property was recently expanded by the completion of a 55,967 square foot connected building (of which 27,629 square feet serves as collateral for the Mortgage Loan). The tenant is paying rent, but not yet physically occupying the expansion space as it is finishing its buildout.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

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Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 50% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), the second largest tenant at the Mortgaged Property, ODA Health, is a not-for-profit primary health care network.
●	With respect to the Beavercreek Office Portfolio Mortgage Loan (3.1%), the sole tenant at the 2685 Hibiscus Way (Units 120/130, 200, and 250) Mortgaged Property, Parallax Advanced Res, is a not-for-profit research institute.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer, right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), the largest tenant at the Mortgaged Property, Hoopla, has a right of first offer to purchase the Mortgaged Property pursuant to the terms of that certain lease dated June 25, 2024 (the “Hoopla Lease #1”) if the borrower intends to offer the Mortgaged Property for sale. Hoopla has entered into a subordination, non-disturbance and attornment agreement to subordinate the Hoopla Lease #1 to the Mortgage Loan and has agreed that its right of first offer is not applicable to any foreclosure sale, transfer by deed-in-lieu of foreclosure or similar transfer of the Mortgaged Property.
●	With respect to the One West End Retail Mortgage Loan (4.8%), the parking tenant, iPark, has a right of first refusal to purchase the two parking condominium units (the “Parking Units”) pursuant to the terms of its lease if the borrower receives a bona fide written offer to purchase the Parking Units from a non-affiliated third-party purchaser. iPark has entered into a subordination, non-disturbance and attornment agreement to subordinate its lease to the Mortgage Loan and has agreed that its right of first offer is not applicable to any foreclosure sale, transfer by deed-in-lieu of foreclosure or similar transfer of the Mortgaged Property.

In addition, with respect to other Mortgaged Properties securing Mortgage Loans that are not among the 15 largest Mortgage Loans (for example, the 1535 Broadway Mortgaged Property, the RISE Noblesville Mortgaged Property and The Windsor Apartments Mortgaged Property (collectively, 4.0%)), certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties have a purchase option, right of first offer, a right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally would not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although

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such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the One Grove Mortgage Loan (8.6%), the related borrower has entered into a master lease with the borrower sponsor to cover rent for approximately 10 of the multifamily units at the Mortgaged Property that are currently vacant, pursuant to which the borrower sponsor is required to pay the borrower $46,542.00 per month through June 5, 2026. The rent under the master lease represents approximately 5.78% of effective gross income at the Mortgaged Property.
●	With respect to the Presidential Point Apartments Mortgage Loan (3.9%), the borrower, as lessor, and the borrower sponsor, as tenant, have entered into a 10-year master lease agreement for nine vacant or leased but not yet occupied units at the Mortgaged Property, representing approximately 8.7% of the total units at the Mortgaged Property. The master lease (which was included in the underwritten base rent) is scheduled to expire on July 31, 2035. The master lease may be terminated upon the satisfaction of certain conditions including, but not limited to: (i) no event of default under the Mortgage Loan documents is continuing and (ii) the Mortgaged Property will have achieved (a) a debt yield (based on (I) a trailing three month annualized total income of not less than $3,375,000, inclusive of a trailing three month annualized parking income of not less than $180,000, divided by (II) the outstanding principal balance of the Mortgage Loan) of not less than 8.45%, as determined by the lender, and (b) a trailing three month occupancy of residential units of not less than 97.0% for each month in such period.
●	With respect to the Skyline MHP Portfolio Mortgage Loan (3.5%), approximately 25% of the pads (equaling 147 pads) at the Mortgaged Properties contain park-owned homes, which are not collateral for the Mortgage Loan and are owned by a borrower affiliate. Such park-owned homes are on pads that are leased to the borrower affiliate pursuant to a master lease between the borrower and the borrower affiliate for each Mortgaged Property. Each of the four master leases will terminate on upon the earlier to occur of (i) all park-owned homes at the respective Mortgaged Property previously subject to the applicable master lease have been transferred in a sale to third parties who have entered into market pad leases with the borrower and (ii) June 30, 2040.
●	With respect to the Abrams Fixtures Mortgage Loan (3.2%), the largest tenant at the Mortgaged Property, Braden Fellman Construction, LLC, is an affiliate of the borrower sponsor. The borrower, as lessor, and the borrower sponsor, as tenant, have entered into a 15-year master lease agreement for approximately 18,380 square feet, representing approximately 25.7% of the commercial net rentable area, at the Mortgaged Property. The master lease (which was included in the underwritten base rent) is scheduled to expire on March 31, 2040. The master lease may be terminated upon the satisfaction of certain conditions including, but not limited to: (i) the lender’s receipt of satisfactory evidence that all space at the Abrams Fixtures Mortgaged Property subject to the master lease has been leased to new, unaffiliated third party tenants pursuant to leases at market terms and (ii) the debt yield (based on annualized income determined from a current rent roll and expenses based on the greater of (a) expenses for the trailing 12 calendar months and (b) underwritten expenses in the amount of $395,754) is equal to or greater than 11.30%, as calculated by the lender.
●	With respect to the Plaza Colonial Mortgage Loan (2.4%), the third largest tenant at the Mortgaged Property, Transwest Properties, is an affiliate of the borrower sponsor. Transwest Properties represents approximately 9.8% of the net rentable square footage at the Mortgaged Property. The lease expires on December 31, 2033 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.
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●	With respect to the Riverwalk West Mortgage Loan (1.8%), the tenants Jenet, Jenet Management, Lupoli Companies and Lupoli Companies, LLC are each an affiliate of the borrower sponsor and collectively represent approximately 6.4% of the underwritten gross potential rent at the 280 and 290 Merrimack Street Mortgaged Property.
●	With respect to the 1535 Broadway Mortgage Loan (1.4%), 1535 Broadway Sign LLC (the “Sign Borrower”) and 1535/1540 Broadway TRS LLC, a Delaware limited liability company (the “Original TRS Affiliate”), entered into that certain Signage Lease, dated as of January 1, 2025 (the “TRS Signage Lease”) pursuant to which the Original TRS Affiliate leases a portion of the Mortgaged Property consisting of 4K LED signage (“Signage”) for the purpose of the Original TRS Affiliate displaying digital advertising content. On the origination date, the Original TRS Affiliate assigned its interest in the TRS Signage Lease to 1535 Broadway TRS Subsidiary LLC, a taxable REIT subsidiary and affiliate of the borrower (the “TRS Affiliate”). The TRS Affiliate currently leases 4/6 of 90-second loop on the upper portion of the Signage (the “Upper Sign”) that runs 20 hours per day. Pursuant to the TRS Signage Lease, the TRS Affiliate is required to pay the Signage Borrower a fixed rent in an amount of $10,143,000 annually, or $845,250 per month. The lender is underwriting $10,000,000 in signage revenue from the TRS Signage Lease, representing 14.8% of total underwritten rent.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), we note the following:

●	With respect to the One Grove Mortgage Loan (8.6%), the related borrower sponsor or its affiliates own other properties in the related market that may compete with the Mortgaged Property.
●	With respect to the 1499 Bedford Avenue Mortgage Loan (7.6%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (5.0%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Abrams Fixtures Mortgage Loan (3.2%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the PA Multifamily Portfolio Mortgage Loan (3.0%), the related borrower sponsor or its affiliates own other properties in the related markets that may compete with the Mortgaged Properties.
●	With respect to the 410 Tompkins Avenue Mortgage Loan (2.6%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

In the case of 21 Mortgaged Properties, which secure, in whole or in part, 15 Mortgage Loans (41.6%), the related borrowers maintain insurance under blanket policies.

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In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A, and any related exceptions on Annex E-1B to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Hallandale City Center Mortgage Loan (3.2%), the Mortgaged Property is subject to a redevelopment agreement that prohibits the use of the Mortgaged Property for, among other things, (i) a gas station, (ii) a place of recreation or amusement, (iii) any business serving alcoholic beverages (except in conjunction with a restaurant operation), or (iv) any business associated with marijuana. See “—Multifamily Rental Properties”.
●	With respect to the 410 Tompkins Avenue Mortgage Loan (2.6%), the Mortgaged Property is subject to a FRESH Restrictive Declaration (the “RD”) under the Food Retail Expansion to Support Health (“FRESH”) Program that provides certain financial and zoning incentives to encourage the development and retention of neighborhood grocery stores in underserved communities designated zones in New York City. The Mortgaged Property only benefits from zoning incentives under the FRESH Program, which include additional development rights and a reduction in required parking, among other things. Under the RD, the Mortgaged Property is required to be continuously leased and operated as a grocery store. The RD has no natural expiration/termination date, the use and operating obligations remain in place and the RD may only be amended with the consent of the City Planning Commission. The 6,205 square-foot ground floor commercial space at the Mortgaged Property is 100% occupied by a supermarket tenant on a 20-year lease that runs through November 2041.
●	With respect to The Windsor Apartments Mortgage Loan (0.8%), the related Mortgaged Property is listed on the National Register of Historic Places and alterations and conversions of the related Mortgaged Property from its current use may be limited as a result of its landmark status.
●	With respect to the Central Salt Lake Portfolio Mortgage Loan (0.8%), the 150 Apartments Mortgaged Property, the Central Fourplex Mortgaged Property and the Central Triplex Mortgaged Property are each located in the Central City Local Historic Overlay District and any alterations to the Mortgaged Properties may be subject to the review and approval of the Salt Lake City Planning Division.
●	With respect to the 66 York Street Mortgage Loan (0.7%), the Mortgaged Property is located in the Paulus Hook Historic District and any alteration to the Mortgaged Property may be subject to the review and approval of the Jersey City Historic Preservation Commission.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for

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a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents require the related borrower and/or sponsor to use commercially reasonable efforts to obtain or maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also Mortgage Loan representation and warranty no. (25) (Local Law Compliance) and no. (26) (Licenses and Permits) on Annex E-1A, and any related exceptions on Annex E-1B to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1A to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the 1535 Broadway Mortgage Loan (1.4%), the non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 1535 Broadway Whole Loan.
●	With respect to the Shaw Park Plaza Mortgage Loan (1.4%), the borrower has the right during the term of the Mortgage Loan to either (x) replace the non-recourse carveout guarantor, Tryperion Re Fund III, LP, a Delaware limited partnership (the “Current Guarantor”), with Jeffrey Karsh, Joseph Kessel and Eliot Bencuya, jointly and severally (the “Approved Replacement Guarantors”) or (y) supplement the Current Guarantor with the Approved Replacement Guarantors, in each case subject to satisfaction of certain conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents provide that in no event will the guarantor (including the Current Guarantor or the Approved Replacement Guarantors, as the case may be) be required to maintain a minimum net worth; provided, however, that in the event of a transfer and assumption of the Mortgage Loan, the lender may impose an ongoing net worth requirement for the new guarantor (not to exceed $30,000,000).

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or

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environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the 1499 Bedford Avenue Mortgage Loan (7.6%), the Mortgaged Property benefits from a 35-year, 421-a tax exemption issued by the New York City Department of Housing Preservation and Development, pursuant to which the Mortgaged Property will be 100% exempt for the first 25 years of the abatement period (which began in tax year 2024/2025) and 30% exempt for the last 10 years of the period. In connection with the tax exemption, the borrower is required to reserve at least 30% of the units (which is equal to approximately 30 units) at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The full unabated taxes for the 2025/2026 tax year (based on full-year July taxes) are $1,284,264 compared to the underwritten abated taxes of $150,563.

With respect to the 347-363 Flushing Avenue Mortgage Loan (7.2%), the Mortgaged Property benefits from a 25-year tax abatement through the Industrial & Commercial Abatement Program (“ICAP”) with a 30.26% office exemption with inflation protection for 25 years (the “Office Exemption”) and a 69.74% retail exemption with inflation protection for 15 years (the “Retail Exemption”). The Office Exemption provides a 100% tax exemption through the 2038/2039 tax year. Beginning in the 2039/2040 tax year, the tax exemption will be reduced by 10% every year until the tax exemption expires in the 2047/2048 tax year. The Retail Exemption provides a 100% tax exemption through the 2033/2034 tax year. Beginning in the 2034/2035 tax year, the tax exemption will be reduced by 20% every year until the tax exemption expires in the 2038/2039 tax year. The full unabated taxes for the 2025/2026 tax year are $2,756,094 compared to the underwritten abated taxes of $285,780.

With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (5.0%), the 21 Judge Street Mortgaged Property benefits from a 15-year, 421-a tax exemption issued by the New York City Department of Housing Preservation and Development. In connection with the tax exemption, all 15 units at the 21 Judge Street Mortgaged Property are subject to rent regulations. The tax exemption is scheduled to expire on June 30, 2027, and all units may thereupon be deregulated and charged market rents at lease renewal, provided that a 421-a rider is included in the lease informing the tenant that the unit will become subject to decontrol from the rent regulations upon the expiration of the last lease entered into during the 421-a tax benefits period. Pursuant to the Mortgage Loan documents, the borrower is required to append a 421-a rider to each lease at vacancy or renewal. The full unabated taxes for the 2025/2026 tax year are $132,529 compared to the underwritten abated taxes of $122,345 with respect to the 21 Judge Street Mortgaged Property.

With respect to the One West End Retail Mortgage Loan (4.8%), the Mortgaged Property is subject to a 20-year 421-a tax abatement under the Housing Preservation and Development (“HPD”) 421-a tax abatement program. The 421-a tax abatement provides (i) a 100% tax exemption through the 2030/2031 tax year, (ii) an 80% tax exemption through the 2032/2033 tax year, (iii) a 60% exemption through the 2034/2035 tax year, (iv) a 40% exemption through the 2036/2037 tax year and (v) a 20% exemption through the 2038/2039 tax year when the tax exemption expires. The full unabated estimated taxes for the 2025/2026 tax year are $2,627,028 compared to the underwritten abated taxes of $68,211.

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With respect to the Abrams Fixtures Mortgage Loan (3.2%), the Mortgaged Property is subject to a foreclosure rights agreement (the “Foreclosure Rights Agreement”), made in connection with the sale of historic tax credits to an investor. The Foreclosure Rights Agreement will terminate no later than December 1, 2027 and generally requires that (i) the Mortgaged Property not be transferred to a disqualified transferee, as defined in the Foreclosure Rights Agreement, and (ii) in connection with an event of default or the foreclosure or other transfer of the Mortgaged Property, the transferee must enter into a pre-approved form of master lease as provided for in the Foreclosure Rights Agreement.

In addition, with respect to the Abrams Fixtures Mortgage Loan (3.2%), the borrower sponsor maintained and updated the façade in connection with a historic preservation program. In connection with such historic preservation program and related approval, the Mortgaged Property’s taxable assessed value is 100% frozen through 2029, 50% frozen in 2030 and unfrozen thereafter. The full estimated taxes for the 2025/2026 tax year are $377,960 compared to the underwritten abated taxes of $107,779.

With respect to the 410 Tompkins Avenue Mortgage Loan (2.6%) the Mortgaged Property benefits from a 35-year 421-a tax abatement from the HPD (100% exemption for 25 years followed by a 31.43% exemption for 10 years). The 421-a tax abatement requires the Mortgaged Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement began in 2019 and phases out in 2054. The related borrower currently pays the abated taxes.

With respect to the Abington & Cypress Mortgage Loan (2.2%), The Abington Mortgaged Property benefits from a 10-year PILOT program with HEHFB. The Abington Mortgaged Property is secured by the borrowers’ leasehold interest as well as an overlapping fee interest of HEHFB whereby HEHFB leases the entire The Abington Mortgaged Property to the borrowers in connection with the PILOT program. The annual payment due under the PILOT program, which commenced on May 15, 2012 and was extended for a second, 10-year term on May 15, 2022 is based on an amount equal to the sum of (i) 50% of the frozen assessed value multiplied by the then-current millage rate for the City of Memphis, plus (ii) 50% of the frozen assessed value multiplied by the then-current millage rate for the County of Shelby. The full unabated estimated taxes for the 2025/2026 tax year are $656,503 compared to the underwritten abated taxes of $344,180.

With respect to the Regency at Menlo Park Mortgage Loan (2.1%), the Mortgaged Property is subject to a 30-year PILOT program through the Township of Woodbridge, New Jersey (the “Municipality”) which began in 2024, under which the borrower does not pay real estate taxes and instead makes payments to the Municipality. The related financial agreement with the Municipality provides that the annual PILOT is to be the greater of (i) a percentage of annual gross revenue (“AGR”), (ii) the minimum annual service charge (equal to the amount of total taxes levied against the mortgaged property in the last full tax year in which the mortgaged property is subject to taxation or (iii) commencing in year 11, a percentage of the amount of taxes otherwise due on the value of the land and improvements. According to the related appraisal, the greatest payment obligation to the Municipality is under clause (i) above and the annual PILOT will be 10.0% of the AGR from years 1 through 10, 12.0% of AGR from years 11 through 15, 14.0% of AGR from years 16 through 20, 15.0% of AGR from years 21 through 25, 17.50% of AGR from years 26 through 29, and 80% of market taxes in year 30. A 2.0% administrative fee will also be included as part of the annual PILOT.

With respect to the 951 Bedford Ave Mortgage Loan (1.5%), the related borrower has applied for a 35-year 421-a tax exemption under the NYC Department of Housing Preservation and Development’s 421-a tax abatement program. The related borrower has designated 6 out of the 20 apartment units as affordable. The exemption would be effective for a period of 35 years and consist of a 100% exemption on the assessed value of the improvements for the first 25 years. Real estate taxes were underwritten assuming the applied for 421-a exemption has been obtained and at the origination of the related Mortgage Loan approximately $333,434 was placed in a 421-a tax reserve. This amount represents 18 months of unabated taxes and such funds will be applied to monthly debt service payments until such time as the 421-a Reserve Standard is met. The full unabated estimated taxes for the 2025/2026 tax year are $222,289 compared to the underwritten abated taxes of $2,445.

With respect to the 1565 New York Ave Mortgage Loan (1.2%), the related borrower has received a 35-year 421-a tax abatement under the Housing Preservation and Development 421-a tax abatement program. In connection with the 421-a tax abatement, the related borrower is required to reserve at least 30% (which is equal to 7 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax exemption for the first 25 years.

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The full unabated estimated taxes for the 2025/2026 tax year are $239,692 compared to the underwritten abated taxes of $4,031.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Mortgage Loan representation and warranty no. (18) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus, and any related exceptions on Annexes E-1B to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	9	14.4%
1	3	1	1.2
1	5	1	8.6
5	0	2	4.5
6	0	24	71.3
Total		37	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirty-five (35) of the Mortgage Loans (98.1%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining two (2) Mortgage Loans (1.9%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those two (2) Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). All of the two (2) Mortgage Loans (1.9%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated

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Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and all other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

In general, the terms of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to the property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. A borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. Furthermore, in many cases borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar

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proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the Hallandale City Center Mortgaged Property (3.2%), which secures a Mortgage Loan with an original principal balance equal to or greater than $20,000,000, the related borrower is not required to have an independent director.

In the case of certain Mortgage Loans, the related borrower sponsor has provided a guaranty of the payment of a portion of the borrower’s indebtedness under such Mortgage Loan or, in certain cases, the entirety of the borrower’s indebtedness under such Mortgage Loan until certain post-closing conditions are satisfied. There can be no assurance that a payment guaranty by a borrower sponsor or other guarantor for all or a portion of a borrower’s indebtedness under a Mortgage Loan would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the borrower with those of the guarantor. In addition, certain payment guaranties may or may not contain an ongoing net worth covenant, or if such covenant exists, compliance with such covenant may not be monitored. There can be no assurance that any such guarantor will have the financial ability, or be willing to, satisfy such obligation if it is required to do so. Set forth below are Mortgage Loans with respect to which the related borrower sponsor has provided a payment guaranty:

●	With respect to the Brickyard Square Mortgage Loan (5.2%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $5,482,500, representing 15% of the original principal balance of the Mortgage Loan. The obligation will terminate on the date which certain conditions are satisfied, including, but not limited to, (i) the space leased to the largest tenant, O’Neil Cinemas, has been leased to a satisfactory replacement tenant (the “Replacement Tenant”) that does not used the demised premises as a theater pursuant to the Mortgage Loan documents, (ii) either (a) the Replacement Tenant has commenced paying full unabated rent and is open for business or (b) the borrower has deposited the amount of any free or abated rent under such lease with the lender and the lease contains no options to terminate in favor of the Replacement Tenant, (iii) such lease has no remaining tenant improvement obligations required of the borrower, (iv) no event of default under the Mortgage Loan documents then exists and (v) the lender provides to the borrower written confirmation that all of the applicable conditions have been satisfied.
●	With respect to the One West End Retail Mortgage Loan (4.8%), beginning on June 6, 2028 and continuing until the date the debt is repaid in full, the borrower sponsor provided a payment guaranty for a portion of the indebtedness representing 25% of the outstanding principal balance of the Mortgage Loan.
●	With respect to the Presidential Point Apartments Mortgage Loan (3.9%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $4,050,000, representing 15% of the original principal balance of the Mortgage Loan. The obligation will terminate on the date which certain conditions are satisfied, including, but not limited to, (i) no event of default under the Mortgage Loan documents is continuing and (ii) the Mortgaged Property will have achieved (a) a debt yield (based on (I) a trailing three month annualized total income not less than $3,375,000, inclusive of a trailing three month annualized parking income of not less than $180,000, divided by (II) the outstanding principal balance of the Mortgage Loan) of not less than 8.45%, as determined by the lender, and (b) a trailing three month occupancy of residential units of not less than 97.0% for each month in such period.
●	With respect to the Abrams Fixtures Mortgage Loan (3.2%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $7,700,000, representing 35% of the original principal balance of the Mortgage Loan.
●	With respect to the Abington & Cypress Mortgage Loan (2.2%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $15,977,500, representing 35% of the original principal balance of the Mortgage Loan.
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●	With respect to the 1336-1338 Dekalb Avenue Mortgage Loan (0.9%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,525,000, representing 25% of the original principal balance of the Mortgage Loan. The obligation will terminate on the date which certain conditions are satisfied, including, but not limited to, the lender determining that the debt service coverage ratio, as calculated by the lender based on the trailing 12 calendar months’ income and the greater of (a) the trailing 12 calendar months’ expenses and (b) $123,359, is then equal to or greater than 1.30x, provided, however, that such date may not occur prior to June 6, 2026.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L,D,O	27	74.9%
L,YM1,O	6	11.2
L,D,DorYM1,O	1	8.6
L,YM1,DorYM1,O	1	3.1
L,DorYM1,O	2	2.2
Total	37	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
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●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.

With respect to the Beavercreek Office Portfolio Mortgage Loan (3.1%), the borrower is permitted to prepay the Mortgage Loan in whole after June 6, 2026, provided that the borrower satisfies certain conditions set forth in the Mortgage Loan documents, including among other things the payment of a yield maintenance premium if the prepayment occurs before the payment date in December 2029.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 57 months;
●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 12 months; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 46 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	5	7.4%
4	11	31.6
5	5	8.5
6	6	25.7
7	10	26.7
Total	37	100.0%

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Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to the Beavercreek Office Portfolio Mortgage Loan (3.1%), the Mortgage Loan documents provide that the borrower may avoid the commencement of a “low debt service coverage” trigger period by depositing cash in a “low debt service coverage cure” deposit account that, if applied to the outstanding principal balance of the Mortgage Loan, would result in a debt service coverage ratio for the applicable period of at least 1.15x. The lender will hold such deposit(s) as cash collateral for the Mortgage Loan. If the lender determines pursuant to the Mortgage Loan documents that funds on deposit in the account, if applied to the outstanding principal balance of the Mortgage Loan, would be insufficient to cause the debt service coverage ratio for the applicable period to be at least 1.15x, the borrower may deposit additional funds such that, when added to the funds in the account would be sufficient, if applied to reduce the outstanding principal balance of the Mortgage Loan, to result in a debt service coverage ratio of at least 1.15x. The lender will have the right during an event of default in its sole discretion to apply any such funds to make a prepayment of principal under the Mortgage Loan (together with the applicable yield maintenance premium).

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With respect to the Shaw Park Plaza Mortgage Loan (1.4%), pursuant to the Mortgage Loan documents, in order to avoid the commencement of a cash trap event period caused solely by a “low debt yield” trigger event thereunder, the borrower may deposit cash to be held by the lender in a “low debt yield cure” deposit subaccount in an amount that, if applied to reduce the outstanding principal balance of the Mortgage Loan, would be sufficient to increase the debt yield to at least 10%; provided, however, that (i) the borrower will only be permitted to make a maximum of three such deposits during the term of the Mortgage Loan; and (ii) if at any time the lender determines based upon the most recent quarterly calculation of the debt yield that the previous deposit(s) are not in an amount that if applied to reduce the outstanding principal balance of the Mortgage Loan would cause the debt yield to be at least 10%, the borrower will be required to deposit cash in an amount equal to such deficiency. The lender will hold such funds as additional collateral for the Mortgage Loan and, during an event of default, may in its sole discretion apply such funds to make a prepayment of the Mortgage Loan (together with any applicable yield maintenance premium). In lieu of making a cash deposit, the borrower may elect to deposit a letter of credit with the lender, to be held in accordance with the Mortgage Loan documents.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels, debt yield levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of thirty-one (31) of the Mortgage Loans (88.8%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a defeasance lockout period of at least two years following the Closing Date (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. Certain of the Defeasance Loans may have a prepayment consideration period that runs concurrently with all or part of the related Defeasance Lock Out Period, during which any such Mortgage Loan is prepayable together with payment of a yield maintenance charge. See “—Prepayment Provisions” above.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the

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purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the PA Multifamily Portfolio Multifamily Mortgage Loan (3.0%), from and after June 4, 2027, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property in connection with a sale to a bona-fide third party purchaser provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in an amount equal to the greater of (x) 90% of the net sales proceeds for the Mortgaged Property to be released and (y) 115% of the allocated loan amount for such Mortgaged Property, (ii) after giving effect to such release, (x) the debt yield for the remaining Mortgaged Properties for the annual period immediately prior to such release (as calculated under the Mortgage Loan documents) is no less than the greater of (1) the debt yield for all of the Mortgaged Properties in effect as of the origination date and (2) the debt yield in effect immediately prior to such release, (y) the debt service coverage ratio for the remaining Mortgaged Properties for the annual period immediately prior to such release (as calculated under the Mortgage Loan documents) is no less than the greater of (1) the debt service coverage ratio for all of the Mortgaged Properties in effect as of the origination date and (2) the debt service coverage ratio in effect immediately prior to such release, and (z) the loan-to-value ratio for the remaining Mortgaged Properties for the annual period immediately prior to such release (as calculated under the Mortgage Loan documents) is no greater than the lesser of (1) the loan-to-value ratio for all of the Mortgaged Properties
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in effect as of the origination date, and (2) the loan to value ratio in effect immediately prior to such release, and (iii) the borrowers satisfy customary REMIC requirements.

Property Releases; Partial Defeasance

●	With respect to the Riverwalk West Mortgage Loan (1.8%), on any date after the earlier to occur of the second anniversary of the closing date of the final securitization of a Riverwalk West Companion Loan and November 20, 2027, the borrower is permitted to obtain the release of the 350 Merrimack Street Mortgaged Property from the lien of the Mortgage Loan in accordance with the release conditions, which will include, among other things, (i) a partial defeasance of the Mortgage Loan by an amount equal to the greatest of (a) $29,670,000, (b) an amount that results in the loan to value ratio of the remaining Mortgaged Property not exceeding 61.60%, (c) an amount that results in the debt yield of the remaining Mortgaged Property being not less than 11.10%, and (d) an amount that results in the debt service coverage ratio of the remaining Mortgaged Property being not less than 1.50x, and (ii) satisfaction of all REMIC requirements.

Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the Turtle Creek Village Mortgage Loan (7.0%), permit the release or substitution of specified parcels of real estate (or parcels meeting certain requirements set forth in the related loan agreement) or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Escrows

Thirty-four (34) Mortgage Loans (96.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-six (36) Mortgage Loans (98.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty (30) Mortgage Loans (86.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nineteen (19) Mortgage Loans (89.9%) secured by office, retail, mixed use and multifamily (with commercial tenants) properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, multifamily (with commercial tenants) and mixed use properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged

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Property and other shortfalls (including free rent or gap rent) or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

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Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	23	$353,083,000	50.6%
Hard	8	$205,693,557	29.5
Soft (Residential) / Hard (Commercial)	1	$60,000,000	8.6
Soft	4	$42,800,000	6.1
Soft Springing	1	$36,550,000	5.2
Total:	37	$698,126,557	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.
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Other Secured Debt

Companion Loans

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loan(s) listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Hallandale City Center(1)	$22,500,000	52.2%	1.50x	9.74%	Y
Beavercreek Office Portfolio	$21,750,000	63.7%	1.50x	11.7%	Y
1535 Broadway	$10,000,000	43.3%	N/A	13.3%	Y

(1)	The Mortgage Loan documents permit a future mezzanine loan to be made only after the first anniversary of the first monthly payment due date under the Mortgage Loan and in an amount not less than $2,250,000.

Each of the Mortgage Loan(s) listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

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Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 1535 Broadway Mortgage Loan (1.4%), on March 13, 2019, Vornado Realty L.P., a Delaware limited partnership (“VRLP”), a member of 1535 Broadway Holdings II LLC (“1535 Broadway Holdings”), which is the sole member of one of the borrowers, made a capital contribution of $800,000,000, referred to as the “Preferred Capital Contributions.” In exchange, 1535 Broadway Holdings issued 800,000,000 preferred units (“Preferred Units”) to VRLP. On the date of the limited liability company agreement of 1535 Broadway Holdings, 11,125,000 Preferred Units were redeemed, resulting in 788,875,000 Preferred Units remaining outstanding. These Preferred Units are to be certificated if VRLP requests a pledge, and in such case, the limited liability company agreement of 1535 Broadway Holdings must be amended accordingly. Distributions of available cash, including from any capital events, will be made in the following order: first, 100% to VRLP in respect of its Preferred Units until it has received cumulative distributions sufficient to provide a return on its Preferred Capital Contributions equal to a preferred return rate of 4.75%; thereafter, 100% of distributions will be made pro rata to the holders of the common units. In connection with the origination of the 1535 Broadway Whole Loan, approximately $431,500,000 of the existing $628,900,000 of preferred equity was paid down, resulting in approximately $197,400,000 of preferred equity remaining.

Permitted Unsecured Debt and Other Debt

There may be Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
One Grove	SGFC	$60,000,000	8.6%	$21,000,000	N/A	$81,000,000	64.2%	64.2%	1.25x	1.25x	7.7%	7.7%	Y
1499 Bedford Avenue	BMO	$53,000,000	7.6%	$5,000,000	N/A	$58,000,000	65.5%	65.5%	1.25x	1.25x	7.8%	7.8%	Y
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Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
347-363 Flushing Avenue	SMC / BMO	$50,500,000	7.2%	$24,500,000	N/A	$75,000,000	67.3%	67.3%	1.31x	1.31x	9.8%	9.8%	Y
Turtle Creek Village	SMC	$48,600,000	7.0%	$35,400,000	N/A	$84,000,000	53.0%	53.0%	1.68x	1.68x	12.2%	12.2%	Y
Abington & Cypress	SMC	$15,650,000	2.2%	$30,000,000	N/A	$45,650,000	69.6%	69.6%	1.32x	1.32x	9.9%	9.9%	N
Riverwalk West	SMC	$12,500,000	1.8%	$67,500,000	N/A	$80,000,000	61.6%	61.6%	1.50x	1.50x	11.1%	11.1%	Y
1535 Broadway	BMO	$10,000,000	1.4%	$267,100,000	$172,900,000	$450,000,000	26.6%	43.3%	3.34x	1.89x	21.6%	13.3%	N
Shaw Park Plaza	BMO	$9,993,557	1.4%	$44,971,005	N/A	$54,964,562	65.6%	65.6%	1.63x	1.63x	13.6%	13.6%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
One Grove	Serviced	Note A-1	Control	—	BMO 2025-5C11	$60,000,000
		Note A-2	Non-Control		Not identified	$21,000,000

1499 Bedford Avenue	Serviced	Note A-1	Control	—	BMO 2025-5C11	$53,000,000
		Note A-2	Non-Control	BMO	Not identified	$5,000,000

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Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
347-363 Flushing Avenue	Serviced	Note A-1	Control	—	BMO 2025-5C11	$25,000,000
		Note A-2	Non-Control	Starwood Mortgage Funding VII, LLC	Not identified	$15,000,000
		Note A-3	Non-Control	Starwood Mortgage Funding VII, LLC	Not identified	$9,500,000
		Note A-4	Non-Control	—	BMO 2025-5C11	$10,000,000
		Note A-5	Non-Control	—	BMO 2025-5C11	$10,000,000
		Note A-6	Non-Control	—	BMO 2025-5C11	$5,500,000

Turtle Creek Village	Serviced	Note A-1	Control	—	BMO 2025-5C11	$48,600,000
		Note A-2	Non-Control	Morgan Stanley Bank, N.A.	Not identified	$35,400,000

Abington & Cypress	Outside Serviced	Note A-1	Control	—	MSBAM 2025-5C1	$30,000,000
		Note A-2	Non-Control	—	BMO 2025-5C11	$15,650,000

Riverwalk West	Serviced	Note A-1	Control	—	BMO 2025-5C11	$10,000,000
		Note A-2	Non-Control	—	BBCMS 2024-5C31	$13,750,000
		Note A-3	Non-Control	—	BMO 2024-5C8	$13,750,000
		Note A-4-1	Non-Control	—	BBCMS 2025-5C33	$5,000,000
		Note A-4-2	Non-Control	—	BMO 2025-5C11	$2,500,000
		Note A-5	Non-Control	—	BMO 2024-5C8	$6,250,000
		Note A-6	Non-Control	—	BBCMS 2024-5C31	$6,250,000
		Note A-7	Non-Control	—	BMO 2025-5C10	$7,500,000
		Note A-8	Non-Control	—	BMO 2025-5C10	$5,000,000
		Note A-9	Non-Control	—	BBCMS 2025-5C33	$5,000,000
		Note A-10	Non-Control	—	BBCMS 2025-5C33	$5,000,000

1535 Broadway	Outside Serviced	Note A-1-S1	Control	—	BWAY 2025-1535	$50,840,000
		Note A-1-C1	Non-Control	GSBI	Not identified	$45,000,000
		Note A-1-C2	Non-Control	—	BMO 2025-5C10	$15,000,000
		Note A-2-S1	Non-Control	—	BWAY 2025-1535	$38,130,000
		Note A-2-C1	Non-Control	BANA	Not identified	$25,000,000
		Note A-2-C2	Non-Control	BANA	Not identified	$20,000,000
		Note A-3-S1	Non-Control	—	BWAY 2025-1535	$38,130,000
		Note A-3-C1	Non-Control	—	BMO 2025-5C10	$30,000,000
		Note A-3-C2-1	Non-Control	—	BMO 2025-5C11	$10,000,000
		Note A-3-C2-2	Non-Control	BMO	Not identified	$5,000,000
		Note B-1	Non-Control	—	BWAY 2025-1535	$69,160,000
		Note B-2	Non-Control	—	BWAY 2025-1535	$51,870,000
		Note B-3	Non-Control	—	BWAY 2025-1535	$51,870,000

Shaw Park Plaza	Servicing Shift	Note A-1	Control	3650 Capital SCF LOE I, LLC	Not identified	$27,500,000
		Note A-2	Non-Control	BMO	Not identified	$12,500,000
		Note A-3	Non-Control	—	BMO 2025-5C11	$10,000,000
		Note A-4	Non-Control	BMO	Not identified	$5,000,000

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(3)	Entity names have been abbreviated for presentation as indicated below.

“BANA” means Bank of America, National Association.

“BMO” means Bank of Montreal.

“GSBI” means Goldman Sachs Bank USA.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally

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governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) for the allocation of expenses, losses and shortfalls relating to the Whole Loan, in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans and Servicing Shift Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Back-Up Advancing Agent, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The
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foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

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Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Back-Up Advancing Agent, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

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Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent

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and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

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Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The 1535 Broadway Pari Passu-AB Whole Loan

General

The 1535 Broadway Mortgage Loan (1.4%) is part of a split loan structure comprised of ten senior promissory notes (the “1535 Broadway A Notes”) and three subordinate promissory notes (the “1535 Broadway B Notes” and, together with the 1535 Broadway A Notes, the “1535 Broadway Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1535 Broadway Mortgaged Property”), with an aggregate initial principal balance of $450,000,000. One such senior promissory note designated as Note A-3-C2-1, with an initial principal balance of $10,000,000 (the “1535 Broadway Mortgage Loan”), will be deposited into this securitization. The 1535 Broadway Whole Loan is evidenced by (i) the 1535 Broadway Mortgage Loan, (ii) three senior promissory notes designated Note A-1-S1, Note A-2-S1 and Note A-3-S1 (the “1535 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $127,100,000, (iii) the remaining senior promissory notes (see the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “The Whole Loans—General”) (the “1535 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1535 Broadway Standalone Pari Passu Companion Loans, the “1535 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $140,000,000, and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “1535 Broadway Subordinate Companion Loans” and, together with the 1535 Broadway Standalone Pari Passu Companion Loans, the “1535 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $172,900,000.

The 1535 Broadway Mortgage Loan, the 1535 Broadway Pari Passu Companion Loans and the 1535 Broadway Subordinate Companion Loans are referred to herein, collectively, as the “1535 Broadway Whole Loan”, and the 1535 Broadway Pari Passu Companion Loans and the 1535 Broadway Subordinate Companion Loans are referred to herein as the “1535 Broadway Companion Loans”. The 1535 Broadway Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 1535 Broadway Mortgage Loan. The 1535 Broadway Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans.

Only the 1535 Broadway Mortgage Loan is included in the issuing entity. The 1535 Broadway Standalone Companion Loans have been contributed to a securitization trust (the “BWAY 2025-1535 Securitization”) governed by the BWAY 2025-1535 Trust and Servicing Agreement (the “BWAY 2025-1535 TSA”). The 1535 Broadway Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized 1535 Broadway Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 1535 Broadway Whole Loan are subject to a Co-Lender Agreement (the “1535 Broadway Co-Lender Agreement”). The following summaries describe certain provisions of the 1535 Broadway Co-Lender Agreement.

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Servicing

The 1535 Broadway Whole Loan (including the 1535 Broadway Mortgage Loan) and any related REO Property are serviced and administered pursuant to the terms of the BWAY 2025-1535 TSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “1535 Broadway Master Servicer”), and, if necessary, Rialto Capital Advisors, LLC, as special servicer (the “1535 Broadway Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the 1535 Broadway Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the 1535 Broadway Whole Loan (including the 1535 Broadway Mortgage Loan) pursuant to the terms of the BWAY 2025-1535 TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1535 Broadway Mortgage Loan (but not on the 1535 Broadway Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1535 Broadway Mortgage Loan.

Property protection advances in respect of the 1535 Broadway Whole Loan will be made by the 1535 Broadway Master Servicer or the trustee under the BWAY 2025-1535 TSA, as applicable, unless a determination of non-recoverability is made under the BWAY 2025-1535 TSA.

Application of Payments

The 1535 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 1535 Broadway Mortgage Loan, the holders of the 1535 Broadway Pari Passu Companion Loans and the holders of the 1535 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1535 Broadway Whole Loan, and provides, in general, that:

●	the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the 1535 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1535 Broadway Subordinate Companion Loans to receive payments with respect to the 1535 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans to receive payments with respect to the 1535 Broadway Whole Loan; and
●	all expenses and losses relating to the 1535 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1535 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1535 Broadway Mortgage Loan, and the holders of the 1535 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1535 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount equal to the accrued
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and unpaid interest on the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans at a per annum rate equal to the applicable net note rate;

●	second, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;
●	third, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1535 Broadway Mortgage Loan and each 1535 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1535 Broadway Whole Loan pursuant to the 1535 Broadway Co-Lender Agreement or the BWAY 2025-1535 TSA;
●	fourth, if the proceeds of any foreclosure sale or any liquidation of the 1535 Broadway Whole Loan or the 1535 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the principal balances of the 1535 Broadway Mortgage Loan and 1535 Broadway Pari Passu Companion Loans at a per annum rate equal to the applicable net note rate;
●	fifth, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower, in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;
●	sixth, the holders of the 1535 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1535 Broadway Subordinate Companion Loans to the holders of the 1535 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1535 Broadway Subordinate Companion Loan principal balances at a per annum rate equal to the applicable net note rate;
●	seventh, to the holders of the 1535 Broadway Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1535 Broadway Subordinate Companion Loans have been reduced to zero;
●	eighth, on a pro rata and pari passu basis, to the holders of the 1535 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers, in an amount up to such note’s pro rata interest therein as calculated under the 1535 Broadway Whole Loan documents;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of the 1535 Broadway Whole Loan or the 1535 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and, as a result of a workout, the principal balances of the 1535 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1535 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1535 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1535 Broadway Subordinate Companion Loan principal balance at a per annum rate equal to the applicable net note rate;
●	tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2025-1535 TSA, including, without limitation, to provide
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reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1535 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the 1535 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1535 Broadway Mortgage Loan and the 1535 Broadway Companion Loans, pro rata, based on their respective percentage interests.

All payments of principal in respect of each note will be applied to the corresponding note components of such note in component sequential order, and all payments of interest in respect of each note with be applied to the corresponding note components of such note sequentially in respect of their respective interest entitlements, in each case, pursuant to the componentization notice.

Consultation and Control

The controlling noteholder under the 1535 Broadway Co-Lender Agreement (the “1535 Broadway Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BWAY 2025-1535 Securitization. Pursuant to the terms of the BWAY 2025-1535 TSA, such controlling class representative, which is initially FS CREIT INVESTMENTS HRR, LLC, will have consent and/or consultation rights with respect to the 1535 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. During the continuance of a “Consultation Termination Event” under the BWAY 2025-1535 TSA (a “1535 Broadway Consultation Termination Event”), the consent and consultation rights of the 1535 Broadway Directing Holder will terminate and there will be no controlling noteholder for so long as the 1535 Broadway Whole Loan is serviced pursuant to the BWAY 2025-1535 TSA. A 1535 Broadway Consultation Termination Event will generally exist at any time that (i) the Class C and Class HRR certificates issued pursuant to the BWAY 2025-1535 TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is at least 25% of the initial certificate balance of such Class C and Class HRR certificates, (ii) the 1535 Broadway Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) FS CREIT INVESTMENTS HRR, LLC or any successor controlling class representative or controlling class certificateholders is no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the BWAY 2025-1535 TSA (the “1535 Broadway Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1535 Broadway Certificate Registrar receives either such notice.

In addition, pursuant to the terms of the 1535 Broadway Co-Lender Agreement, the issuing entity, as holder of the 1535 Broadway Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the 1535 Broadway Master Servicer or the 1535 Broadway Special Servicer, as applicable, is required to provide to the 1535 Broadway Directing Holder (within the same time frame such notices, information and reports to the 1535 Broadway Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the BWAY 2025-1535 TSA) with respect to any major decisions to be taken with respect to the 1535 Broadway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1535 Broadway Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 1535 Broadway Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the 1535 Broadway Master Servicer nor the 1535 Broadway Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 1535 Broadway Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the 1535 Broadway Whole Loan, modifies the terms thereof such that (i) the principal balance of the 1535 Broadway Whole Loan is decreased, (ii) the applicable note

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interest on any 1535 Broadway Note is reduced, (iii) payments of interest or principal on any 1535 Broadway Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the 1535 Broadway Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the 1535 Broadway A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each 1535 Broadway A Note remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the 1535 Broadway Whole Loan will be applied to the 1535 Broadway Notes in the following order: (a) first, to the reduction of the note principal balance of each of the 1535 Broadway B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the 1535 Broadway A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1535 Broadway Co-Lender Agreement, if the 1535 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1535 Broadway Special Servicer determines to sell the 1535 Broadway Whole Loan in accordance with the BWAY 2025-1535 TSA, then the 1535 Broadway Special Servicer will be required to sell the 1535 Broadway Pari Passu Companion Loans and the 1535 Broadway Subordinate Companion Loans, together with the 1535 Broadway Mortgage Loan, as one whole loan. In connection with any such sale, the 1535 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2025-1535 TSA.

Notwithstanding the foregoing, the 1535 Broadway Special Servicer will not be permitted to sell the 1535 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2025-1535 TSA without the written consent of the issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan, or the holders of the 1535 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1535 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1535 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1535 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1535 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1535 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1535 Broadway Master Servicer or the 1535 Broadway Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan or the holders of the 1535 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan, or the holders of the 1535 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1535 Broadway Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 1535 Broadway Co-Lender Agreement and the BWAY 2025-1535 TSA, the 1535 Broadway Directing Holder (or its representative) has the right, with or without cause, to replace the 1535 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 1535 Broadway Mortgage Loan or any holder of a 1535 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2025-1535 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1535 Broadway Special Servicer, the applicable certificateholders under the BWAY 2025-1535 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1535 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2025-1535 TSA.

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Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

The Trust Subordinate Companion Loan

For the avoidance of doubt, no Trust Subordinate Companion Loan will be included in the Issuing Entity, and no Loan-Specific Certificates or related uncertificated interests will be issued. As such, any references (whether plural or singular) to “EHRI Trust Subordinate Companion Loan Securitization”, “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate”, any other term that includes “Loan-Specific” or “Trust Subordinate Companion Loan” as a part thereof, and any concept related to the foregoing should be disregarded.

An “EHRI Trust Subordinate Companion Loan Securitization”, in the case of any Trust Subordinate Companion Loan, refers to a securitization constituted by the issuance, offer and sale of the related Loan-Specific Certificates that is characterized by risk retention in the form of an “eligible horizontal residual interest” held by a “third party purchaser” in accordance with Rule 7 of Regulation RR.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Bank of Montreal, Greystone Commercial Mortgage Capital LLC, KeyBank National Association, Societe Generale Financial Corporation and Starwood Mortgage Capital LLC are the sponsors of this securitization transaction (and, accordingly, are referred to as the “Sponsors”).

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Commercial Mortgage Securities LLC, the Depositor, and BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through April 30, 2025 is approximately $14.644 billion.

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In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

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With respect to the 347-363 Flushing Avenue Whole Loan, which was co-originated by BMO and SMC, portions of which are being sold by BMO and SMC, the SMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the

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representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

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A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the

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borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

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Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (7) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (17) and (30) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (42) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines.

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

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Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2025. BMO’s Central Index Key is 0000927971. As of March 31, 2025, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

Greystone Commercial Mortgage Capital LLC

Greystone Commercial Mortgage Capital LLC (“GCMC”) is a sponsor of, and a seller of certain Mortgage Loans (the “GCMC Mortgage Loans”) into, the securitization described in this prospectus. Greystone Select Company II LLC (“GSCII”), is an affiliate of GCMC and Greystone Servicing Company LLC (“GSC”).

GSCII originated or co-originated all of the GCMC Mortgage Loans.

In addition, GSC is the outside special servicer with respect to the Redmond Town Center, Las Olas City Centre and Newport at the Levee whole loans. See “Transaction Parties—Servicers—The Outside Servicers and Outside Special Servicers”.

GCMC is a Delaware limited liability company. GCMC was formed on August 24, 2021 and is indirectly wholly owned by Greystone Select Company II LLC. GCMC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSC is a Delaware limited liability company formed on April 1, 2019 and is indirectly wholly owned by Greystone Select Company LLC. GSC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSCII is a Delaware limited liability company formed on June 9, 2021 and is indirectly owned by Greystone Select Incorporated. GSCII’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533.

GCMC through GSC and GSCII (collectively, the “GCMC Originator”) is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. GCMC through GSC and GSCII originates loans primarily for securitization; however, the GCMC Originator also originates mortgage loans, subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for itself and for sale to third-party investors.

In the normal course of its business, GCMC may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the GCMC Originator.

GCMC aggregates and warehouses the commercial and multifamily mortgage loans that the GCMC Originator originates or acquires pending sale via a CMBS securitization.

GCMC’s Securitization History

Since its founding in August 2021 and through May 2025, the GCMC Originator has originated approximately 34 fixed rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate

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original principal balance of approximately $599.1 million and GCMC has acted as a sponsor and mortgage loan seller on 12 fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by GCMC or originated by the GCMC Originator will be sold to securitizations in which GCMC acts as a sponsor. GCMC through GSC and GSCII expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. GCMC (in some cases through GSC or GSCII) also expects to originate subordinate and mezzanine debt for investment, syndication or securitization.

None of GCMC, GSC, GSC II, nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GCMC, GSC or GSCII for any losses or other claims in connection with the certificates or the GCMC Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by GCMC and guaranteed by GSCII in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of GCMC Mortgage Loans

Overview. GCMC has conducted a review of the GCMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GCMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GCMC (the “GCMC Deal Team”). The review procedures described below were employed with respect to all of the GCMC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GCMC Deal Team created a data tape (the “GCMC Data Tape”) containing detailed loan-level and property-level information regarding each GCMC Mortgage Loan. The GCMC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GCMC Deal Team during the underwriting process. After origination of each GCMC Mortgage Loan, the GCMC Deal Team updated the information in the GCMC Data Tape with respect to the GCMC Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the GCMC Deal Team. The GCMC Data Tape was used by the GCMC Deal Team in providing the numerical information regarding the GCMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GCMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by GCMC relating to information in this prospectus regarding the GCMC Mortgage Loans. These procedures included:

●	comparing the information in the GCMC Data Tape against various source documents provided by GCMC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GCMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GCMC Mortgage Loans disclosed in this prospectus.

Legal Review. GCMC engaged various law firms to conduct certain legal reviews of the GCMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GCMC Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the GCMC Originator’s standard form loan documents. In anticipation of the securitization of each GCMC Mortgage Loan originated by the GCMC Originator, origination

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counsel for each GCMC Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GCMC Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the GCMC Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel and the GCMC Deal Team, and (iii) various statistical data tapes prepared by the GCMC Deal Team. In addition, for each GCMC Mortgage Loan originated by the GCMC Originator, GCMC prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each GCMC Mortgage Loan, if any, purchased by GCMC or its affiliates from a third-party originator of such GCMC Mortgage Loan, GCMC generally re-underwrote such Mortgage Loan to confirm whether it complied with GCMC’s underwriting guidelines.

GCMC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GCMC Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GCMC Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B to this prospectus.

Other Review Procedures. For each GCMC Mortgage Loan originated by the GCMC Originator, the GCMC Originator conducted a search with respect to each borrower under the related GCMC Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any GCMC Mortgage Loan, GCMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If GCMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GCMC Mortgage Loan, GCMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GCMC Mortgage Loans originated by the GCMC Originator, the GCMC Deal Team also consulted with the applicable GCMC Mortgage Loan origination team to confirm that the GCMC Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—GCMC’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GCMC found and concluded with reasonable assurance that the disclosure regarding the GCMC Mortgage Loans in this prospectus is accurate in all material respects. GCMC also found and concluded with reasonable assurance that the GCMC Mortgage Loans were originated or acquired in accordance with GCMC’s origination procedures and underwriting guidelines, except as described under “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below. GCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GCMC’s Origination Procedures and Underwriting Guidelines

General. The GCMC Originator’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by the GCMC Originator. Therefore, this general description of the GCMC Originator’s origination procedures and underwriting guidelines is not intended as a representation that every GCMC Mortgage Loan complies entirely with all procedures and guidelines set forth below. For important information about the circumstances that have affected the underwriting of a GCMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

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Loan Analysis. The credit underwriting process for each GCMC Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a deal manager, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the GCMC Originator may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of the GCMC Originator.

A member of the GCMC Deal Team or a third-party engaged by the GCMC Originator is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The GCMC Originator or an affiliate of GCMC, along with any third-party provider engaged by the GCMC Originator, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the GCMC Originator finalizes its underwriting analysis of the property’s cash flow in accordance with the GCMC Originator’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of the GCMC Originator and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. The GCMC Originator’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each GCMC Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated by the GCMC Originator or acquired by GCMC may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that GCMC or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

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Amortization Requirements. The GCMC Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for mortgage loans originated by the GCMC Originator prior to securitization will typically be performed by an affiliate of GCMC, GSC, GSCII or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with GCMC, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment—In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment—In connection with the origination process, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the GCMC Originator or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i)

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written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the GCMC Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the GCMC Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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If a material violation exists with respect to a mortgaged property, the GCMC Originator may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by the GCMC Originator. Furthermore, the GCMC Originator may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the GCMC Originator are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain
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circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GCMC Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the GCMC Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GCMC Mortgage Loans, the GCMC Originator or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GCMC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GCMC’s CIK number is 0001931347. GCMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 21, 2025. As of March 31, 2025, GCMC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither GCMC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GCMC or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Greystone Commercial Mortgage Capital LLC” has been provided by GCMC.

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KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 8.0% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2024, KeyBank’s Real Estate Capital Group originated a total of $14.4 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $18.3 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of March 31, 2025, KeyBank had originated approximately $22.462 billion of commercial mortgage loans that have been securitized in 126 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. KeyBank (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the

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guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform

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Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
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●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 12, 2025 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2024 as a sponsor of commercial mortgage loan securitizations. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including March 31, 2025, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

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Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed

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rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2024, Societe Generale Financial Corporation securitized 240 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.3 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in

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the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this
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escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

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Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel

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prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in the attached Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

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Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2025 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2025, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the Pooling and Servicing Agreement (other than with respect to any Excluded Special Servicer Mortgage Loan); (b) LNR Securities Holdings, LLC, the entity which is expected to hold an approximately 80% interest in each of the Class F, Class G and Class J certificates (in each case, excluding the portion(s) thereof comprising a part of the VRR Interest) and to act as the initial Controlling Class Representative and the initial Risk Retention Consultation Party under the Pooling and Servicing Agreement (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to the Controlling Class Representative or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention II LLC, the expected purchaser of the VRR Interest; (d) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected purchaser of the Class K-RR Certificates (excluding the portions thereof comprising a part of the VRR Interest) and (e) Starwood Mortgage Funding VII, LLC, the current holder of the 347-363 Flushing Avenue Companion Loans. Varadero Master Fund, L.P. is anticipated to purchase approximately a 20% non-controlling membership interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC.

In addition, BMO has provided warehouse financing to an affiliate of SMC for certain Mortgage Loan co-originated by BMO and SMC. The aggregate Cut-Off Date Balance of the two (2) SMC Mortgage Loans that are subject to the warehouse facility is equal to approximately $37,500,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from BMO, the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

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Starwood’s Securitization Program

This is the 144th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $18.59 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.
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Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

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Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
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●	Environmental Assessment—Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments—Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance—With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related
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mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of

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one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 23, 2025. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, is expected to hold an approximately 80% interest in each of the Class F, Class G and Class J certificates (in each case, excluding the portion thereof comprising a part of the VRR Interest) and to be the initial Controlling Class Representative and initial Risk Retention Consultation Party, (iii) Starwood Conduit CMBS Vertical Retention II LLC is expected to retain the VRR Interest, as described in “Credit Risk Retention”, (iv) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC is expected to retain the Class K-RR certificates (in each case, excluding the portions thereof comprising a part of the VRR Interest), and (v) Varadero Master Fund, L.P. is anticipated to purchase approximately a 20% non-controlling membership interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, as described in “Credit Risk Retention”. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and any Trust Subordinate Companion Loans) in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and any proceeds received from the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans (and any Trust Subordinate Companion Loans) and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans (and any Trust Subordinate Companion Loans) and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income

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on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

BMO Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a limited liability company formed in the State of Delaware on March 17, 2021 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 151 West 42nd Street, New York, New York 10036. Its telephone number is 212-885-4000.

The Depositor is a wholly-owned subsidiary of BMO Financial, an affiliate of BMO, a Sponsor and an originator, and an affiliate of BMO Capital Markets Corp., one of the underwriters. BMO Financial is a wholly-owned subsidiary of the Bank of Montreal.

The Depositor was formed for the purposes of engaging in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor expects to generally acquire the commercial and multifamily mortgage loans from BMO or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and any Loan-Specific Certificateholders and related uncertificated interest owners. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, any Loan-Specific Certificates and any related uncertificated interests and the Mortgage Loans (and any Trust Subordinate Companion Loans). The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan (or Trust Subordinate Companion Loan), (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders and any Loan-Specific Certificateholders and related uncertificated interest owners, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, BMO 2025-5C11 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Property, disposing of

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Defaulted Mortgage Loans, defaulted Trust Subordinate Companion Loans and REO Property, issuing the Certificates, any Loan-Specific Certificates and any related uncertificated interests, making distributions, providing reports to certificateholders, and any Loan-Specific Certificateholders and related uncertificated interest owners, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Back-Up Advancing Agent may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Back-Up Advancing Agent may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans (and any Trust Subordinate Companion Loans) to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and the Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Trustee and Certificate Administrator under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5 billion (USD) in assets as of December 31, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland

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21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the Pooling and Servicing Agreement. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 583 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $359 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,294 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $728 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be held by one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody

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business for more than 25 years. As of December 31, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,075 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

Compliance

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 annual statement of compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the initial month’s interest deposit amount that resulted in an under payment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any Certificates issued by the Issuing Entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire Certificates issued by the Issuing Entity, and in each such case will have the right to dispose of any such Certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the Trustee, the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the

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Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Serviced Mortgage Loans and any Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“Morningstar DBRS”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland’s policies, operating

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procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the Pooling and Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the Pooling and Servicing Agreement, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland's requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland's asset managers' processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the Pooling and Servicing Agreement. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the Pooling and Servicing Agreement and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

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No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

As of March 31, 2025, Midland was master and primary servicing approximately 19,713 commercial and multifamily mortgage loans with a principal balance of approximately $448 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 14,004 of such loans, with a total principal balance of approximately $354 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of March 31, 2025, Midland was named the special servicer in approximately 296 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $105 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 165 assets with an outstanding principal balance of approximately $4.3 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and

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multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

Midland may enter into one or more arrangements with a Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between Bank of Montreal, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland is also (i) the master servicer under the BWAY Trust 2025-1535 trust and servicing agreement, pursuant to which the 1535 Broadway Whole Loan is being serviced and (ii) the master servicer under the MSBAM 2025-5C1 pooling and servicing agreement pursuant to which the Abington & Cypress Whole Loan is being serviced.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Master Servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The foregoing information concerning the Master Servicer has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

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The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer's rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 27 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2025. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
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●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
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●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion; and
●	193 domestic commercial mortgage backed securitization pools as of March 31, 2025 with a then current face value in excess of $109.5 billion.

As of March 31, 2025, LNR Partners has resolved approximately $92.5 billion of U.S. commercial and multifamily loans over the past 27 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023 approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2024, and approximately $0.62 billion of U.S. commercial and multifamily mortgage loans through March 31, 2025.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of March 31, 2025, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,908 assets across the United States with a then current face value of approximately $109.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

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LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to purchase an approximately 80% interest in each of the Class F, Class G and Class J Certificates (excluding the portion thereof comprising a part of the VRR Interest) (and may purchase certain other Classes of Certificates) and is expected to be appointed as the initial Controlling Class Representative and the initial Risk Retention Consultation Party. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Varadero Master Fund, L.P. (the entity anticipated to purchase approximately 20% of the Class F, Class G and Class J Certificates and anticipated to purchase a 20% non-controlling membership interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC) (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool. The Controlling Class Representative will only be permitted to remove LNR Partners or its affiliate as Special Servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the Certificate Balance (excluding any portion thereof that comprises a part of the VRR Interest) of the then Controlling Class of Certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i)

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Starwood Conduit CMBS Vertical Retention II LLC, the initial holder of the VRR Interest, (ii) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the initial holder of the HRR Certificates (excluding the portion thereof comprising a part of the VRR Interest), (iii) LNR Securities Holdings, LLC, the initial purchaser of 80% the Class F, Class G and Class J Certificates (excluding the portion thereof comprising a part of the VRR Interest), the initial Controlling Class Representative and the initial Risk Retention Consultation Party, (iv) Starwood Mortgage Funding VII, LLC, the initial holder of two of the Companion Loans related to the 347-363 Flushing Avenue Mortgage Loan and (iv) Starwood Mortgage Capital LLC, a Sponsor and Mortgage Loan Seller. Varadero Master Fund, L.P. is anticipated to purchase approximately a 20% non-controlling membership interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) an affiliate of LNR Partners purchasing an approximately 80% interest in each of the Class F, Class G and Class J Certificates (in each case excluding the portion thereof comprising a part of the VRR Interest), (iii) an affiliate of LNR Partners acting as the initial Controlling Class Representative and initial Risk Retention Consultation Party, (iv) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, (v) Starwood Conduit CMBS Vertical Retention II LLC, purchasing the VRR Interest, (vi) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, purchasing the Class K-RR Certificates (other than the portion thereof comprising a part of the VRR Interest), (vii) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate), and Varadero Master Fund, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool, and (viii) Starwood Mortgage Funding VII, LLC, the initial holder of two of the Companion Loans related to the 347-363 Flushing Avenue Mortgage Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

LNR does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of LNR as Special Servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by LNR) or any related documents.

The foregoing information set forth under this heading “—The Special Servicer” has been provided by LNR Partners.

The Special Servicer may enter into one or more arrangements with the Directing Holder or any other person who has the right to remove, or vote to remove, the Special Servicer, to provide for a discount and/or revenue sharing with respect to certain Special Servicer compensation. The Directing Holder, a Controlling Class Certificateholder and/or other persons or Certificateholders who have the right to remove, or vote to remove, the Special Servicer may further consider any such economic arrangements with the Special Servicer or a prospective

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replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any Certificateholder. See “Risk Factors—Risks Related to Conflict of Interests—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal or replacement, are described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Special Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Significant Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the RISE Noblesville Mortgage Loan, the 99 Storms Ave Mortgage Loan, the 951 Bedford Ave Mortgage Loan, the 1565 New York Ave Mortgage Loan, the Manhattanview Terrace Mortgage Loan and The Windsor Apartments Mortgage Loan (collectively, 8.0%) (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 3/31/2025
By Approximate Number	18,364	18,238	21,269	21,128
By Approximate Aggregate Principal Balance (in billions)	$426.9	$442.1	$478.1	$478.9

Within this servicing portfolio are, as of March 31, 2025, approximately 12,528 loans with a total principal balance of approximately $299.6 billion that are included in approximately 981 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2024, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

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KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the

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routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under this heading “—Significant Primary Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (8.0%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement, dated as of June 1, 2025 (the “KeyBank Primary Servicing Agreement”), with respect to the KeyBank Serviced Mortgage Loans. The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such KeyBank Serviced Mortgage Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such KeyBank Serviced Mortgage Loan as approved by the Master Servicer;
●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the Master Servicer and forwarding a copy of such repurchase demand to the Master
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Servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the Master Servicer in writing of any discovered document defect or breach of a Mortgage Loan representation or warranty, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections;
●	remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer, and any escrow and reserve payments to be held by KeyBank;
●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the Master Servicer from time to time;
●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements;
●	performing annual inspections of the related mortgaged property and providing inspection reports to the Master Servicer;
●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance;
●	maintaining errors and omissions insurance and an appropriate fidelity bond;
●	notifying the Master Servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer;
●	with respect to any rate cap mortgage loan (if any), collecting and receiving all related interest rate cap payments (if any) and depositing such payments into the collection account maintained by KeyBank and remitting such funds to the Master Servicer on the primary servicer remittance date;
●	with respect to any rate cap mortgage loan (if any), providing the Master Servicer with the wiring instructions for receipt of all interest rate cap payments (if any), the name of the related rate cap provider, and the expiration date of the related rate cap agreement, and confirming that such required interest rate cap payments have been made per the loan documents;
●	promptly notifying the Master Servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the Master Servicer; and
●	with respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

KeyBank will provide to the Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the Master Servicer has advised it in writing that the Master Servicer or the Trustee has received an opinion

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of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

The Master Servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the Master Servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the Special Servicer, the Directing Holder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Special Servicer Decisions, Major Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the Master Servicer.

Such consent may be subject to: (a) the prior approval of the Special Servicer, the Directing Holder or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion; and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The Master Servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the Master Servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the Pooling and Servicing Agreement. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the Master Servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the Master Servicer’s share of any assumption application fees and 50% of the Master Servicer’s share of any defeasance fees;
●	100% of the Master Servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;
●	100% of late payment charges, demand charges and default interest paid by the related borrowers to the extent the Primary Servicer is performing the related collection work and to the extent not required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;
●	50% of the Master Servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and
●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the Master Servicer’s share of any fees received by the Master Servicer with respect to any Major Decision and any Special Servicer Decision in connection with a KeyBank Serviced Mortgage Loan regardless as to whether KeyBank processes such action or not. The Special Servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the Master Servicer and the Special Servicer mutually

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agree that the Master Servicer will process such Major Decision or Special Servicer Decision. If the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Major Decision or Special Servicer Decision, KeyBank will be required to process such Major Decision or Special Servicer Decision.

KeyBank will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any directors, officers, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the Master Servicer against any and all losses, liabilities, penalties, fines, forfeitures, claims, judgments or expenses (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of this indemnity) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the Master Servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the Master Servicer’s willful misconduct, bad faith, fraud or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of KeyBank for such indemnification. The Master Servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the Master Servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);
●	immediately by the Master Servicer (or at the Depositor's request to the extent the Depositor has the right to request termination of KeyBank under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;
●	upon resignation by KeyBank;
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●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the Pooling and Servicing Agreement;
●	at the option of the Master Servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the Pooling and Servicing Agreement;
●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or
●	if the Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the Pooling and Servicing Agreement.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the Master Servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;
●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the Master Servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;
●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the Master Servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;
●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;
●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;
●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes
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of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the Master Servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;
●	a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;
●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank's receipt of written notice thereof;
●	subject to the Pooling and Servicing Agreement, any failure by KeyBank to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement; or
●	any failure by KeyBank to comply with creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the Master Servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the Master Servicer or its designee.

The foregoing information set forth in this “—Servicers—Significant Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Outside Serviced Mortgage Loan). BellOak has an address at 1717McKinney Avenue, 12th Floor, Dallas, Texas 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

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BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of March 31, 2025, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $52.5 billion issued in 67 transactions.

As of March 31, 2025, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $20.3 billion issued in 25 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Consulting Party (other than the Operating Advisor) or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding BellOak has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

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The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) BMO, a Sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters.

KeyBank, a Sponsor, an originator and a primary servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

SGFC, a Sponsor and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

SMC, a Sponsor and an originator, is an affiliate of (i) LNR Partners, LLC, the special servicer (with respect to all Serviced Mortgage Loans and other than any Excluded Special Servicer Mortgage Loan), (ii) LNR Securities Holdings, LLC, the initial Controlling Class Representative and initial Risk Retention Consultation Party for this securitization and the expected holder of a majority of the Class F, Class G and Class J Certificates (excluding any portion thereof comprising a part of the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention II LLC, the expected initial holder of the VRR Interest, (iv) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected holder of the Class K-RR Certificates (excluding the portions thereof comprising a part of the VRR Interest) and (v) Starwood Mortgage Funding VII, LLC, the current holder of the 347-363 Flushing Avenue Companion Loans.

LNR Partners, the Special Servicer, is an affiliate of (i) Starwood Conduit CMBS Vertical Retention II LLC, the expected holder of the VRR Interest, (ii) Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected holder of the HRR Interest, (iii) LNR Securities Holdings, LLC, the expected purchaser of approximately 80% of the Class F, Class G and Class J Certificates (excluding the portions thereof comprising a part of the VRR Interest), the initial Controlling Class Representative and the initial Risk Retention Consultation Party, (iv) Starwood Mortgage Funding VII, LLC, the initial holder of two of the Companion Loans related to the 347-363 Flushing Avenue Mortgage Loan and (v) Starwood Mortgage Capital LLC, a Sponsor and Mortgage Loan Seller. It is expected that Varadero Master Fund, L.P. will be (x) the initial purchaser of approximately 20% of the Class F, Class G and Class J Certificates (excluding the portion(s) thereof comprising a part of the VRR Interest) and (y) the holder of an approximately 20% non-controlling equity interest in Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC, the expected initial holder of the HRR certificates (excluding the portion(s) thereof comprising a part of the VRR Interest).

Midland is also (i) the master servicer under the BWAY Trust 2025-1535 trust and servicing agreement pursuant to which the 1535 Broadway Whole Loan is serviced, and (ii) the master servicer under the MSBAM 2025-5C1 pooling and servicing agreement pursuant to which the Abington & Cypress Whole Loan is being serviced.

BellOak, LLC, the Operating Advisor and Asset Representations Reviewer, is the operating advisor and asset representations reviewer with respect to the Abington & Cypress Mortgage Loan which is currently being serviced under the MSBAM 2025-5C1 pooling and servicing agreement pooling and servicing agreement.

Computershare, the Trustee and the Certificate Administrator, is also (i) the Outside Trustee of the Abington & Cypress Whole Loan, which is serviced under the MSBAM 2025-5C1 pooling and servicing agreement, and (ii) the Outside Trustee of the 1535 Broadway Whole Loan, which is serviced under the BWAY Trust 2025-1535 trust and servicing agreement.

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Warehouse Financing Arrangements

BMO has provided warehouse financing to an affiliate of SMC for certain Mortgage Loans originated by SMC. The aggregate Cut-Off Date Balance of the two (2) SMC Mortgage Loans that are subject to the warehouse facility is equal to approximately $37,500,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from BMO, the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer (which interim servicer is either a party to the Pooling and Servicing Agreement or described under “Servicers—The Outside Servicers and the Outside Special Servicers Outside Servicers” above) identified in the table below, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
BMO	Midland	6	$125,352,557	18.0%
SGFC	Midland	5	$124,920,000	17.9%

*	In the case of any Joint Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint Seller Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian (which interim custodian is either a party to the Pooling and Servicing Agreement or described under “Servicers—The Outside Servicers and the Outside Special Servicers Outside Servicers” above) identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
BMO	Computershare	7	$150,852,557	21.6%
SMC	Computershare	16	$275,124,000	39.4%
SGFC	Computershare	5	$124,920,000	17.9%

*	In the case of any Joint Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint Seller Mortgage Loan.

Whole Loans and Mezzanine Loan Arrangements

BMO (a Sponsor and an originator), is the current holder of one or more Pari Passu Companion Loans relating to the 1499 Bedford Avenue Whole Loan, the 1535 Broadway Whole Loan and the Shaw Park Plaza Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

Societe Generale Financial Corporation, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the One Grove Mortgage Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

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Starwood Mortgage Funding VII, LLC (an affiliate of SMC, a Sponsor and an originator), is the current holder of one or more Pari Passu Companion Loans relating to the 347-363 Flushing Avenue Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

Other Arrangements

Midland, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (17 CFR Part 246) (“Regulation RR”) which implements the Credit Risk Retention Rules, as a combination of the following:

●	Starwood Mortgage Capital LLC, a Delaware limited liability company and one of the Sponsors, has agreed to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”), who will satisfy its risk retention requirements under the Credit Risk Retention Rules as set forth in the following bullets;
●	The Retaining Sponsor is expected to acquire (through Starwood CMBS Horizontal Retention BMO 2025-5C11 LLC (“Horizontal MOA”), an MOA of SMC), on the Closing Date, an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of the Class K-RR Certificates (excluding the portion of such Class comprising a portion of the VRR Interest) (such Certificates, collectively, the “HRR Certificates” or the “HRR Interest”) with an aggregate initial Certificate Balance of $23,390,556, and having an aggregate fair value expected to represent at least 0.7672% of the fair value of all of the Certificates (other than the Class R Certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates” below;
●	The Retaining Sponsor is also expected to acquire (through Starwood Conduit CMBS Vertical Retention II LLC (“Vertical MOA”), an MOA of SMC), on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which VRR Interest will be acquired in the form of Certificates representing at least 4.2700% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R Certificates), as set forth below (which VRR Interest and HRR Interest are collectively referred to as the “RR Interest”)).
Class	Approximate Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$27,000
Class A-2	$9,608,000
Class A-3	$11,234,000
Class A-S	$2,236,000
Class B	$1,901,000
Class C	$1,230,000
Class X-A	$20,867,000
Class X-B	$5,366,000
Class X-D	$1,044,000
Class X-F	$671,000
Class X-G	$485,000
Class X-J	$336,000
Class D	$708,000
Class E	$336,000
Class F	$671,000
Class G	$485,000
Class J	$336,000
Class K-RR	$1,044,000
Class R	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the Certificates (other than the Class R certificates) issued by the Issuing Entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is

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expected to be approximately between 4.2530% and 4.2707% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

Starwood Mortgage Capital LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 42.8% of the aggregate Initial Pool Balance. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Sponsor and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Horizontal MOA and Vertical MOA are collectively referred to herein as the “Retaining Parties”. The sum of (a) the percentage of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R Certificates) as of the Closing Date represented by the VRR Interest (which is approximately 4.2700%) and (b) the percentage of the aggregate fair value of all Certificates (other than the Class R Certificates) as of the Closing Date represented by the HRR Interest (which is expected to be at least 0.7672%), will equal at least 5, as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the Classes of Certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Risk Retention Consultation Party

The “Risk Retention Consultation Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan, will be the party selected by Starwood Mortgage Capital LLC. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of the Risk Retention Consultation Party from the Sponsor entitled to select it. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

The Risk Retention Consultation Party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and

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(ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Loan, as further described in this prospectus.

Notwithstanding the foregoing, the Risk Retention Consultation Party will not have consultation rights with respect to any Mortgage Loan or Whole Loan with respect to which the Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party (as to such Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan”).

With respect to any Serviced Mortgage Loan or Serviced Whole Loan as to which the Risk Retention Consultation Party has consultation rights as described above, the Master Servicer and the Special Servicer will be required to consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Master Servicer or the Special Servicer receives no response from the Risk Retention Consultation Party within 10 days following the Master Servicer’s delivery of information in its possession reasonably requested by such Risk Retention Consultation Party or the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in the interests of the holders of the VRR Interest and does not have any liability or duties to the holders of any other Class of Certificates;

(c)       may take actions that favor the interests of the holders of the VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(d)       will have no liability whatsoever for having so acted as set forth in (a) – (c) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Serviced Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

HRR Certificates

Material Terms of the HRR Certificates

Horizontal MOA is expected to purchase the HRR Certificates, consisting of the Classes of Certificates identified in the table below (excluding the portion of such Class comprising the VRR Interest), for cash on the Closing Date.

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Eligible Horizontal Residual Interest
Retained by Retaining Sponsor

Class of HRR Certificates	Expected Initial Certificate Balance or Notional Amount(1)	Estimated Range of Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class K-RR	$23,390,556	0.7672% - 0.7977% / $5,538,959	23.68032%

(1)	Includes the expected initial Certificate Balance of the HRR Certificates that the Horizontal MOA is expected to purchase on the Closing Date.
(2)	The estimated range of fair value of the HRR Certificates (expressed as a range of the percentage of the fair value of all of the Certificates (other than the Class R Certificates), and expressed as a dollar amount), which HRR Certificates would constitute the eligible horizontal residual interest to be retained by the Horizontal MOA in order for the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value dollar amount of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the Certificates (other than the HRR Certificates) is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below. For a description of the manner in which the estimated fair value of the Certificates (other than the Class R Certificates) was determined, see “—Determination of Amount of Required Horizontal Credit Risk Retention”.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by Horizontal MOA is approximately $5,538,959, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table entitled “Eligible Horizontal Residual Interest” to be retained by Horizontal MOA is expected to fall within a range of approximately 0.7672% – 0.7977% of the aggregate fair value of all Certificates (other than the Class R Certificates).

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount falling within a range of approximately $34,718,202 - $36,099,132, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) issued by the Issuing Entity.

For a description of payment and other material terms of the Classes of HRR Certificates identified in the table above in this “—Material Terms of the HRR Certificates” section, see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates (the “Treasury Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-F, Class X-G, Class X-J, Class F, Class G, Class J and Class K-RR Certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Treasury Priced Principal Balance Certificates and each Class of Principal Balance Certificates that are Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (solely for the purposes of this “Credit Risk Retention” section, the “Treasury Yield Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury Priced Principal Balance Certificates, the Treasury Yield Interest-Only Certificates and Yield Priced Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable Class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular Class of Treasury Priced Principal Balance Certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

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Treasury Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Treasury Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each Class of Treasury Priced Principal Balance Certificates based on 0% CPR.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.71870%	4.03650%	4.48460%
3Y	3.66380%	4.02010%	4.47380%
5Y	3.72630%	4.12070%	4.56110%
7Y	3.93060%	4.30800%	4.72140%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that Class’s weighted average life, by using a linear straight line interpolation (using the treasury yield curve with 2, 3, 5 and 7 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each Class of Treasury Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Treasury Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Treasury Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.80%	0.85%	0.95%
Class A-2	0.88%	0.93%	1.03%
Class A-3	0.90%	0.95%	1.05%
Class A-S	1.20%	1.30%	1.45%
Class B	1.50%	1.65%	1.80%
Class C	2.00%	2.15%	2.40%
Class D	3.85%	4.10%	4.45%
Class E	5.20%	5.20%	5.55%

Discount Yield Determination for Treasury Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each Class of Treasury Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such Class and the related credit spread established at pricing.  The Retaining Sponsor determined the Discount Yield for each Class of Treasury Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Treasury Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular Class of Treasury Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each Class of Treasury Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.50138%	4.88132%	5.43119%
Class A-2	4.60124%	5.04256%	5.58404%
Class A-3	4.62499%	5.06859%	5.60927%
Class A-S	4.92500%	5.41860%	6.00928%
Class B	5.22500%	5.76860%	6.35928%
Class C	5.72500%	6.26861%	6.95928%
Class D	7.57500%	8.21861%	9.00928%
Class E	8.92522%	9.31896%	10.10959%

Determination of Class Sizes for Treasury Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each Class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular Class of Treasury Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury Priced Principal Balance Certificates that would be required to be subordinate to that Class of Treasury Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular Class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular Classes of Certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect

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Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Classes of Treasury Priced Principal Balance Certificates were also based in part on anticipated investor demand for such Classes. The Certificate Balance for the Classes of Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’s Constraining Level. For each other subordinate Class of Principal Balance Certificates, that Class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior Class of Principal Balance Certificates minus such subordinate Class’s Constraining Level.

Target Price Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) for each Class of Treasury Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that Class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Class D and Class E Certificates are expected to price based on a fixed interest rate. The Target Price that was utilized for each Class of Treasury Priced Principal Balance Certificates (other than the Class D and Class E Certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for Treasury Priced Principal Balance Certificates
Class of Treasury Priced Principal Balance Certificates	Target Price
Class A-1	100.00%
Class A-2	101.00%
Class A-3	103.000%
Class A-S	103.000%
Class B	103.000%
Class C	100.000%

Determination of Assumed Certificate Coupon for Treasury Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury Priced Principal Balance Certificates (other than, in the case of Target Price, the Class D and Class E Certificates, which are expected to accrue interest at an Assumed Certificate Coupon of 4.50000%), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such Class of Certificates in order to achieve the related Target Price for that Class of Treasury Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each Class of Treasury Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Assumed Certificate Coupons	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.54140%	4.92140%	5.47050%
Class A-2	4.83180%	5.27130%	5.80950%
Class A-3	5.30520%	5.75160%	6.29480%
Class A-S	5.60710%	6.10340%	6.59875%(1)
Class B	5.90880%	6.45470%	6.67475%(2)
Class C	5.70940%	6.24530%	6.67475%(2)
Class D	4.50000%	4.50000%	4.50000%
Class E	4.50000%	4.50000%	4.50000%

(1)	Based on an assumed certificate coupon equal to the WAC Rate less 0.0760%.
(2)	Based on an assumed certificate coupon equal to the WAC Rate.

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Determination of Expected Price for Treasury Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury Priced Expected Price for each Class of Treasury Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury Priced Expected Price for a Class of Certificates will be, therefore, the low range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Yield Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the Retaining Sponsor calculated what the expected scheduled interest payments on each Class of Treasury Yield Interest-Only Certificates would be over the course of the transaction (for each Class of Treasury Yield Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related Class of Treasury Yield Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming 100% CPY for the Classes of Treasury Yield Interest-Only Certificates and the Classes of Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the periodic reduction in the Notional Amount of the Treasury Yield Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such Class of Treasury Yield Interest-Only Certificates based on 100% CPY. The “CPY” prepayment assumption assumes that each Mortgage Loan (or applicable portion thereof) experiences prepayments each month at a specified constant annual rate following any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium.

Determination of Treasury Yield Curve for Treasury Yield Interest-Only Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Yield Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Yield Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Yield Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor's estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Yield Interest-Only Certificates
Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.71870%	4.03650%	4.48460%
3Y	3.66380%	4.02010%	4.47380%
5Y	3.72630%	4.12070%	4.56110%

Based on the treasury yield curve, the Retaining Sponsor determined for each Class of Treasury Yield Interest-Only Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Class of Principal Balance Certificates that is a component of such Class of Treasury Yield Interest-Only Certificates by using a straight line interpolation (using treasury yield curves

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with 2, 3 and 5 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Yield Interest-Only Certificates

The Retaining Sponsor determined the credit spread for each Class of Treasury Yield Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such Class of Treasury Yield Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Treasury Yield Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor's estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Treasury Yield Interest-Only Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.20%	0.05%	0.30%
Class X-B	-0.20%	0.05%	0.30%
Class X-D	-0.45%	0.05%	0.55%

Discount Yield Determination for Treasury Yield Interest-Only Certificates

The Discount Yield for each Class of Treasury Yield Interest-Only Certificates is the sum of the Yield Curve Interpolated Yield for such Class and the related credit spread. For an expected range of values for each Class of Treasury Yield Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Treasury Yield Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Yield Interest-Only Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Yield Interest-Only Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.51054%	4.14529%	4.83902%
Class X-B	3.51715%	4.15613%	4.84853%
Class X-D	3.26721%	4.15601%	5.09837%

Determination of Scheduled Certificate Interest Payments for Treasury Yield Interest-Only Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of expected scheduled interest payments constituting Scheduled Certificate Interest Payments in each scenario for each Class of Treasury Yield Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury Yield Interest-Only Certificates is based.

Determination of Treasury Yield Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each Class of Treasury Yield Interest-Only Certificates, the Retaining Sponsor determined the price (the “Treasury Yield Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Treasury Yield Interest-Only Expected Price for each Class of Treasury Yield Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance

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Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Yield Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a higher Treasury Yield Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a lower Treasury Yield Interest-Only Expected Price.

Yield Priced Certificates

Yield Priced Expected Price

The Yield Priced Certificates include the Class F, Class G, Class J, Class X-F, Class X-G, Class X-J and Class K-RR Certificates. The valuation of each Class of Yield Priced Certificates was based on the price that was either set forth in the bid letter that the Retaining Sponsor submitted to acquire the Yield Priced Certificates or otherwise agreed upon by the Retaining Sponsor and the other Sponsors, which price as to the HRR Certificates is set forth under “—Material Terms of the HRR Certificates” above (the “Yield Priced Expected Price” and, together with the Treasury Priced Expected Price and the Treasury Yield Interest-Only Expected Price, the “Expected Prices” or, each an “Expected Price”), and expressed as a percent of the Certificate Balance of the subject Class. The Yield Priced Expected Price was based on (i) a targeted discount yield to maturity of 12.5000% for the Class F Certificates, 10.00003% for the Class X-F Certificates, 15.50000% for the Class G Certificates, 12.50005% for the Class X-G Certificates, 16.50000% for the Class J Certificates, 13.50000% for the Class X-J Certificates, and 49.85956% for the Class K-RR Certificates, (ii) the Modeling Assumptions, (iii) 0% CPR for the Class F, Class G, Class J Certificates and Class K-RR Certificates, and 100% CPY for the Class X-F, Class X-G and Class X-J Certificates, (iv) the Scheduled Certificate Principal Payments (if any), and (v) an initial Pass-Through Rate of (a) 4.50000% for the Class F Certificates, (b) the WAC Rate over the Pass-Through Rate of the Class F Certificates for the Class X-F Certificates, (c) 4.50000% for the Class G Certificates, (d) the WAC Rate over the Pass-Through Rate of the Class G Certificates for the Class X-G Certificates, (e) 4.50000% for the Class J Certificates, (b) the WAC Rate over the Pass-Through Rate of the Class J Certificates for the Class X-J Certificates, and (f) the WAC Rate for the Class K-RR Certificates.

Determination of Class Sizes of Yield Priced Certificates

The Retaining Sponsor determined the initial Certificate Balance of each Class of the Class F, Class G, Class J and Class K-RR Certificates in the same manner described above in “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates”.

Calculation of Fair Value of all Certificates

Fair Value of Regular Certificates

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value of each Class of Regular Certificates by multiplying the Expected Price by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of fair values for each Class of Regular Certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value or range of fair values set forth in the table below for each Class of Certificates. For each of the “Base Case Fair Value”, the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the estimated fair value of the related Class of Certificates by multiplying the relevant Expected Price by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates.

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Range of Estimated Fair Values

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$611,000	$610,999	$610,999
Class A-2(1)	$227,249,550	$227,249,955	$227,249,438
Class A-3(1)	$270,967,889	$270,968,363	$270,968,889
Class X-A(1)	$13,668,701	$24,604,854	$33,865,052
Class X-B	$165,850	$2,751,517	$5,616,219
Class X-D	$2,306,078	$2,356,224	$2,405,080
Class X-F	$1,333,648	$1,333,648	$1,333,648
Class X-G	$924,655	$924,655	$924,655
Class X-J	$626,887	$626,887	$626,887
Class A-S	$53,928,800	$53,930,742	$53,930,575
Class B	$45,323,585	$45,839,990	$45,839,976
Class C	$28,614,416	$28,797,928	$28,797,988
Class D	$13,667,876	$14,131,752	$14,523,263
Class E	$6,181,095	$6,389,199	$6,495,960
Class F	$11,149,158	$11,149,158	$11,149,158
Class G	$7,122,299	$7,122,299	$7,122,299
Class J	$4,736,374	$4,736,374	$4,736,374
Class K-RR	$5,786,181	$5,786,181	$5,786,181

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class X-A Certificates is based on the Class A-2 Certificates having an initial Certificate Balance of $225,000,000, and the Class A-3 Certificates having an initial Certificate Balance of $263,077,000. However, the exact initial Certificate Balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. The initial Certificate Balance of the Class A-2 Certificates is expected to be within a range of $0 and $225,000,000, and the initial Certificate Balance of the Class A-3 Certificates is expected to be within a range of $263,077,000 and $488,077,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $488,077,000, subject to a variance of plus or minus 5%.

The estimated range of fair value for the Certificates is approximately $694,364,042 to $721,982,642.

Hedging, Transfer and Financing Restrictions

The RR Interest will be required to be subject to certain hedging, transfer and financing restrictions.

The Retaining Parties will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Parties not to transfer their respective portions of the RR Interest, except to an MOA. In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Sponsor will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2025-5C11 (the “Certificates”) will be issued on or about June 30, 2025 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans (and any Trust Subordinate Companion Loans) and all payments under and proceeds of the Mortgage Loans (and any Trust Subordinate Companion Loans) received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and any Trust Subordinate Companion Loans) it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary” and the footnotes thereto. Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J, Class K-RR and Class R Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates

Certain additional classes of commercial mortgage pass-through loan-specific certificates and any related uncertificated interests (collectively, the “Loan-Specific Certificates”) may be issued by the Issuing Entity that are solely backed by a related Trust Subordinate Companion Loan and are not offered by this prospectus. Notwithstanding the use of the term “Loan-Specific Certificates”, one or more classes thereof may be issued as

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uncertificated interests. Each subseries of Loan-Specific Certificates that backs a particular Trust Subordinate Companion Loan is identified in a separate related offering circular. Each subseries of Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan, and the issuance thereof should be considered as a separate securitization. Classes of Loan-Specific Certificates that have a principal balance and are entitled to payments of principal are referred to in this prospectus as “Loan-Specific Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table).

The “Certificate Balance” (a) of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) if there is a Trust Subordinate Companion Loan, of any class of related Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on such Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of each Class of the Class X Certificates will equal the Certificate Balance or the aggregate of the Certificate Balances, as applicable, of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-J	Class J

The Class R Certificates will not have a Certificate Balance or Notional Amount nor entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in July 2025. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in July 2025.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any

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Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate or Loan-Specific Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates);
(vi)	Excess Interest on the ARD Loans;
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(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Back-Up Advancing Agent, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2026, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2025, beginning on the day after

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the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to zero,
(ii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero, and
(iii)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

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Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution

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Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the holders of the Class J Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Eighth, to the holders of the Class K-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Ninth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J Certificates have been reduced to zero, to the holders of the Class K-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Thirtieth, to the holders of the Class K-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2 and Class A-3 Certificates in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates. In addition, in the case of any distributions made pursuant to any of clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth, Twenty-Seventh and Thirtieth, such distributions will, in the case of each such clause, be applied first to reimburse previously allocated Realized Losses and then to pay compound interest accrued on previously allocated Realized Losses.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Principal Balance Certificates; and (ii) the Interest

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Shortfall Carry-Forward with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the amount of additional interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2 and Class A-3 Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class D and Class E Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate for the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date. The Pass-Through Rate for the Class X-J Certificates for any Distribution Date will equal the Class X Strip Rate for the Class J Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2026 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month and (ii) the

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related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2026, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account (or the related Trust Subordinate Companion Loan REMIC Distribution Account, if applicable) for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall Carry-Forward, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall Carry-Forward” with respect to any Distribution Date for any Class of Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date;
(2)	the Unscheduled Principal Distribution Amount for that Distribution Date; and
(3)	the Principal Shortfall Carry-Forward for that Distribution Date;
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provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Back-Up Advancing Agent, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Back-Up Advancing Agent, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall Carry-Forward” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan (and any Trust Subordinate Companion Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an

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amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than any Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan and/or Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer, Special Servicer or Back-Up Advancing Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan and incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the related Subordinate Companion Loan.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

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First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent

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Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the preceding paragraph on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive

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of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class X-F, Class X-G, Class X-J, Class F, Class G, Class J and Class K-RR Certificates) as follows: (a) first, such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A Certificates, (ii) the group (the “YM Group A-S/B/C") comprised of the Class A-S, Class B, Class C and Class X-B Certificates, and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, together, the “YM Groups”) comprised of the Class D, Class E and Class X-D Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more Classes of Principal Balance Certificates (for each of which Classes the value of this clause (Y) is one(1)), the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates (if any) in such YM Group. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance

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with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F, Class G, Class J and Class K-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-J and Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

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Class of Certificates	Assumed Final Distribution Date
Class A-1	November 2029
Class A-2	N/A – May 2030(1)
Class A-3	June 2030
Class X-A	June 2030
Class X-B	June 2030
Class A-S	June 2030
Class B	June 2030
Class C	June 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 Certificates ranging from $0 to $225,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in July 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
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(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and related REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and any Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof and then, if applicable, to any Trust Subordinate Companion Loan.

Any Excess Prepayment Interest Shortfall with respect to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer and, (ii) with respect to any Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class J and Class K-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class J and Class K-RR Certificates.

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This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2 and Class A-3 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2 and Class A-3 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-3 Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class J Certificates and the Class K-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class K-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date, the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class K-RR Certificates;

second, to the Class J Certificates;

third, to the Class G Certificates;

fourth, to the Class F Certificates;

fifth, to the Class E Certificates;

sixth, to the Class D Certificates;

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seventh, to the Class C Certificates;

eighth, to the Class B Certificates; and

ninth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or any Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific or non-Trust Subordinate Companion Loan-specific expenses of the Issuing Entity, including certain reimbursements to, and indemnifications of, the parties to the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or a Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied

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to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)            the Distribution Date statement;

(2)            a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)            a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)            a CREFC® advance recovery report;

(5)            a CREFC® total loan report;

(6)            a CREFC® operating statement analysis report;

(7)            a CREFC® comparative financial status report;

(8)            a CREFC® net operating income adjustment worksheet;

(9)            a CREFC® real estate owned status report;

(10)         a CREFC® servicer watch list;

(11)         a CREFC® loan level reserve and letter of credit report;

(12)         a CREFC® property file;

(13)         a CREFC® financial file;

(14)         a CREFC® loan setup file; and

(15)         a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
(ii)	a CREFC® financial file;
(iii)	a CREFC® loan periodic update file;
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(iv)	a CREFC® appraisal reduction amount template (to the extent received, or prepared pursuant to the Pooling and Servicing Agreement); and
(v)	a CREFC® Schedule AL file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)                  Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending September 30, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List).

(ii)               Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above.

The Special Servicer will be required to deliver to the Master Servicer each CREFC® operating statement analysis report and the CREFC® net operating income adjustment worksheet prepared by the Special Servicer. Upon request, the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the CREFC® operating statement analysis reports and CREFC® net operating income adjustment worksheets prepared by the Master Servicer or received from the Special Servicer.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than the Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right

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to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan or Trust Subordinate Companion Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or any Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not the Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

In determining whether any person is an additional servicer or an affiliate of the Operating Advisor, the Certificate Administrator may rely on a certification by the Master Servicer, the Special Servicer, a Mortgage Loan Seller or the Operating Advisor, as the case may be.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, the Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement)

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that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller, any holder of the portion of any of the Class F, Class G, Class J and Class K-RR Certificates comprising a part of the VRR Interest or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, or that would trigger an Asset Review with respect to a Mortgage Loan, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Reduced Loan-Specific Certificates” means, as of any date of determination, any class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates, (y) any Appraisal Reduction Amounts allocated to such class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to the related Serviced Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any

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master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co. and CRED iQ pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
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(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;
●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;
●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;
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●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event or a Trust Subordinate Companion Loan control appraisal period has occurred or is terminated or that a Consultation Termination Event has occurred, including (if the assets of the Issuing Entity include a Trust Subordinate Companion Loan) any such event described under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a

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Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Controlling Class Loan).

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Special Servicer Mortgage Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing

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Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), any Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to

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Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party will be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates and any Loan-Specific Certificates (in the aggregate, the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1)   1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates and any classes of interest-only Loan-Specific Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2)    in the case of any Class of Principal Balance Certificates or any class of Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, expressed as a percentage, the numerator of which is equal to the related Certificate Balance as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates and Loan-Specific Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or Non-Reduced Loan-Specific Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates exclusive of any Loan-Specific Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

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(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any Class of Certificates or class of Loan-Specific Certificates are required to be allocated among holders thereof in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights or Pooled Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A

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of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC

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is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BMO 2025-5C11

with a copy to: trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors pursuant to the respective mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between, in each case, the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans and such Trust Subordinate Companion Loans, without recourse, to the Trustee for the benefit of the applicable Certificateholders and any related Loan-Specific Certificateholders. For purposes of the respective Mortgage Loan Purchase Agreements between the Depositor and each of the related Sponsors, the 347-363 Flushing Avenue Mortgage Loan (7.2%) (which is sometimes referred to in this prospectus as a “Joint-Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the Depositor by the applicable Sponsor. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) and any Trust Subordinate Companion Loan sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan will refer to the Mortgage File for the related Mortgage Loan, and will include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)                    (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)               the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)              an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)               an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)              the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)          originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)         the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by

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an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)             an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)                an original or copy of the related loan agreement, if any;

(xi)             an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)          an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)       an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)       an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)           if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)        in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)  an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)        the original or copy of any related environmental insurance policy;

(xx)          a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)       copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each

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Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)                     (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                  the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

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(iii)               any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)               final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                  the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)               the related ground lease, if any, and any ground lessor estoppel;

(vii)              the related loan agreement, if any;

(viii)          the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)               the related lockbox agreement or cash management agreement, if any;

(x)                   the environmental indemnity from the related borrower, if any;

(xi)               the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)             in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)           any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)      any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)      for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)      a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)     unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes

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should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan and any Trust Subordinate Companion Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus, subject to the related exceptions set forth on Annex E-1B to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or Trust Subordinate Companion Loans (if any), although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loans or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof as if such applicable portion was a separate Mortgage Loan) or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication) (calculated in the case of a Joint-Seller Mortgage Loan, solely with respect to the applicable portion thereof as if such applicable portion was a separate Mortgage Loan)—
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(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

provided, however, that no Sponsor may repurchase its Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan that it contributed (so long as there is a Material Defect with respect to such related Mortgage Loan).

With respect to the GCMC Mortgage Loans, Greystone Select Company II LLC will be an additional responsible party in connection with the repurchase and substitution obligations of GCMC under the GCMC Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan or Trust Subordinate Companion Loan, or (if permitted) replacing the affected Mortgage Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder and, in the case of a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may

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elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the

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remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as no Consultation Termination Event has occurred and is continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause any Trust REMIC to fail to qualify as a REMIC, or (if applicable) any portion of the Issuing Entity to fail to qualify as a grantor trust, for federal income tax purposes, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear

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from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of a GCMC Mortgage Loan, Greystone Select Company II LLC, as an additional responsible party in connection with the repurchase and substitution obligations of GCMC), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, in the case of a GCMC Mortgage Loan, Greystone Select Company II LLC, as an additional responsible party in connection with the repurchase and substitution obligations of GCMC) will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of June 1, 2025 (the “Pooling and Servicing Agreement”), by and between the Depositor, the master servicer (the “Master Servicer”), the special servicer (the “Special Servicer”), the operating advisor (the “Operating Advisor”), the certificate administrator (the “Certificate Administrator”), the trustee (the “Trustee”) and the asset representations reviewer (the “Asset Representations Reviewer”).

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including any Trust Subordinate Companion Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu-AB Whole Loan” means a Pari Passu-AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Serviced Pari Passu Whole Loan, Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan, as applicable.
●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
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●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.
●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced AB Whole Loan” means any AB Whole Loan that is an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan that is a Pari Passu Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
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●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.
●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), as of the Closing Date, the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

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The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan	Type of Whole Loan
One Grove	$60,000,000	8.6%	$21,000,000	N/A	$81,000,000	Serviced	Pari Passu
1499 Bedford Avenue	$53,000,000	7.6%	$5,000,000	N/A	$58,000,000	Serviced	Pari Passu
347-363 Flushing Avenue	$50,500,000	7.2%	$24,500,000	N/A	$75,000,000	Serviced	Pari Passu
Turtle Creek Village	$48,600,000	7.0%	$35,400,000	N/A	$84,000,000	Serviced	Pari Passu
Abington & Cypress	$15,650,000	2.2%	$30,000,000	N/A	$45,650,000	Outside Serviced	Pari Passu
Riverwalk West	$12,500,000	1.8%	$67,500,000	N/A	$80,000,000	Serviced	Pari Passu
1535 Broadway	$10,000,000	1.4%	$267,100,000	$172,900,000	$450,000,000	Outside Serviced	Pari Passu-AB
Shaw Park Plaza	$9,993,557	1.4%	$44,971,005	N/A	$54,964,562	Servicing Shift	Pari Passu

There are no Serviced AB Whole Loans or Outside Serviced AB Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Whole Loan(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master

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Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and any Trust Subordinate Companion Loans, together with all payments due on or with respect to the Mortgage Loans and any Trust Subordinate Companion Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (provided that a Sponsor may not effect a substitution of a Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loans from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan. This cure, substitution or repurchase obligation (and, if applicable, any related guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the

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Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

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The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) on the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a signed purchase agreement or a refinancing commitment reasonably acceptable to the Special Servicer, (ii) the related borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or signed purchase and sale agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

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(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;
●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing

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and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

If the Master Servicer receives a borrower request for a Major Decision or Special Servicer Decision, the Master Servicer will be required to promptly forward such request to the Special Servicer and will have no further obligations with respect to such Major Decision or Special Servicer Decision, except for providing the Special Servicer upon the Special Servicer’s reasonable request with information in the Master Servicer’s possession to the extent such information is required under the Pooling and Servicing Agreement and except to the extent (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such a request, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” as discussed below. With respect to any Serviced Loan that is not a Specially Serviced Loan, the processing of, and the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan, will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

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(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(h)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)        any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(j)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(k)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earnout” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts (i) with respect to any of the Mortgage Loans specifically identified in a schedule to the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved

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budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision) or (ii) that exceed, in the aggregate, as of the time of origination, 10% of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature, which holdbacks, escrows and reserves are identified on a schedule to the Pooling and Servicing Agreement;

(l)        any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease;

(m)      approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower; and

(n)       with respect to certain Mortgage Loans that are identified on a schedule to the Pooling and Servicing Agreement, the determination whether the conditions to the release of a guarantor from full recourse liability under the Mortgage Loan documents have been met.

As used in clause (k) above, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specially identified event, in each case as set forth in the Mortgage Loan documents and related to the borrower or the related Mortgaged Property.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below or under “Credit Risk Retention—Risk Retention Consultation Party” above, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

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Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount advanced pursuant to or otherwise required to be advanced pursuant to, the Pooling and Servicing Agreement, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and any Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or any Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be

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advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than any Trust Subordinate Companion Loans). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan (or Trust Subordinate Companion Loan) as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee, in its capacity as back-up advancing agent (in such capacity, the “Back-Up Advancing Agent”), to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Back-Up Advancing Agent or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Back-Up Advancing Agent will be required:

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●	if a responsible officer of the Back-Up Advancing Agent has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Back-Up Advancing Agent determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Back-Up Advancing Agent, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Back-Up Advancing Agent, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Back-Up Advancing Agent in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Back-Up Advancing Agent) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, the Trust Subordinate Companion Loan or the Issuing Entity’s interest in a related REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property) prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Back-Up Advancing Agent will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Back-Up Advancing Agent in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Back-Up Advancing Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds
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or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Back-Up Advancing Agent, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Back-Up Advancing Agent;
●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Back-Up Advancing Agent is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Back-Up Advancing Agent; and
●	notwithstanding the foregoing, the Back-Up Advancing Agent may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other such servicer in accordance with the preceding bullet which is binding on the Back-Up Advancing Agent), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Back-Up Advancing Agent, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Back-Up Advancing Agent, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account the subordinate nature of such Trust Subordinate Companion Loan to the related Mortgage Loan and the related Pari Passu Companion Loans.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Back-Up Advancing Agent’s obligation to make P&I Advances, the Master Servicer and the Back-Up Advancing Agent may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date

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of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Back-Up Advancing Agent, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (excluding any Trust Subordinate Companion Loan(s)) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Trust Subordinate Companion Loan.

Neither the Master Servicer nor the Back-Up Advancing Agent will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Back-Up Advancing Agent will only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Whole Loan, any related Loan-Specific Certificateholders, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, any related Loan-Specific Certificateholders and/or any related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust

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Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Back-Up Advancing Agent will be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Back-Up Advancing Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and any related Loan-Specific Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders or Loan-Specific Certificateholders to the detriment of other Classes of Certificateholders or Loan-Specific Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent or a right of the Certificateholders or any Loan-Specific Certificateholders.

Accounts

Collection Accounts and Whole Loan Custodial Accounts. The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and any Trust Subordinate Companion Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than, if applicable, a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

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Distribution Account. The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, (ii) the “Upper-Tier REMIC Distribution Account”, and, (iii) if applicable, a “Trust Subordinate Companion Loan REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Back-Up Advancing Agent will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to any Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the related Loan-Specific Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan). See “Description of the Certificates—Distributions”.

Interest Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2026) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Interest Reserve Account, in respect of each Mortgage Loan and any Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2026), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or, if applicable, the related Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan.

Excess Interest Distribution Account. If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest will be made from the Excess Interest Distribution Account. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

Excess Liquidation Proceeds Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other

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Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement that are received by the Issuing Entity.

Other Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) to be established by the Special Servicer for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be established by the Special Servicer for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

General. The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates and Loan-Specific Certificates. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

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If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Back-Up Advancing Agent, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and any Trust Subordinate Companion Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and any Trust Subordinate Companion Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);
(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
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(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and
(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan (or the related Trust Subordinate Companion Loan in the case of interest on a P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan, any related Trust Subordinate Companion Loan (except in the case of the Asset Representations Reviewer Ongoing Fee) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the Issuing Entity.

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Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon written direction from the Master Servicer (subject to any notice or information required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)                     to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)                  (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)               to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or any Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)               following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan in the Mortgage Pool; and

(v)                on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and any Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and/or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is, with respect to each Mortgage Loan, equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the

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related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding any Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which will be (i) 100% for Serviced Loans that are not Specially Serviced Loans for actions that the Master Servicer is permitted to take without the consent or approval (or deemed consent or approval) of the Special Servicer and excluding any Major Decisions or Special Servicer Decisions, (ii) 50% for Serviced Loans that are not Specially Serviced Loans for actions that the Master Servicer is not permitted to take without the consent or approval (or deemed consent or approval) of the Special Servicer and including any Major Decisions or, if processed by the Master Servicer, Special Servicer Decisions (or in connection with a Special Servicer Decision relating to assumptions, even if processed by the Special Servicer), and (iii) 0% for Serviced Loans where the Special Servicer is processing the Special Servicer Decision (but excluding any Special Servicer Decision relating to assumptions) or with respect to any Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

For the avoidance of doubt, the Master Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

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The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and any Trust Subordinate Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all loan service transaction fees, Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

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“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means with respect to any Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or with respect to any related REO Property, (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if

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applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable)

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becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, any Trust Subordinate Companion Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of any Trust Subordinate Companion Loan in connection with an optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which will be (x) 100% for Specially Serviced Loans and Serviced Loans that are not Specially Serviced Loans in connection with a Special Servicer Decision processed by the Special Servicer except for a Special Servicer Decision related to an assumption and (y) 50% for Serviced Loans that are not Specially Serviced Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take without the consent or approval (or deemed consent or approval) of the Special Servicer including for Major Decisions, all Special Servicer Decisions processed by the Master Servicer and Special Servicer Decisions with respect to assumptions regardless of who processes such Special Servicer Decision) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks with respect to the accounts held by the Master Servicer, and (ii) beneficiary statement charges to the extent such beneficiary

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statements were prepared by the Special Servicer), whether or not such fees become due while the subject Mortgage Loan is a Specially Serviced Loan or a Corrected Mortgage Loan and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

For the avoidance of doubt, the Special Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable))) in connection with the disposition, workout or

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foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01350% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date to be paid by the Sponsors.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00179% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating

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Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to a Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and any Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan, is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00036% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

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If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller (or, in the case of a Joint-Seller Mortgage Loan, by the related Mortgage Loan Sellers on a pro rata basis); provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee (or portion thereof payable by such Mortgage Loan Seller) will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee (or the applicable portion thereof, as the case may be) by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which will be (i) 100% for Serviced Loans that are not Specially Serviced Loans for actions that the Master Servicer is permitted to take without the consent or approval (or deemed consent or approval) of the Special Servicer and excluding any Major Decisions or Special Servicer Decisions, (ii) 50% for Serviced Loans that are not Specially Serviced Loans for actions that the Master Servicer is not permitted to take without the consent or approval (or deemed consent or approval) of the Special Servicer and including any Major Decisions or, if processed by the Master Servicer, Special Servicer Decisions (or in connection with a Special Servicer Decision relating to assumptions, even if processed by the Special Servicer), and (iii) 0% for Serviced Loans where the Special Servicer is processing the Special Servicer Decision (but excluding any Special Servicer Decision relating to assumptions or with respect to any Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan	from time to time	the related fee/ investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $5,000 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which will be (x) 100% for Specially Serviced Loans and Serviced Loans that are not Specially Serviced Loans in connection with a Special Servicer Decision processed by the Special Servicer except for a Special Servicer Decision related to an assumption and (y) 50% for Serviced Loans that are not Specially Serviced Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take without the consent or approval (or deemed consent or approval) of the Special Servicer including for Major Decisions, all Special Servicer Decisions processed by the Master Servicer and Special Servicer Decisions with respect to assumptions regardless of who processes such Special Servicer Decision) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks with respect to the accounts held by the Master Servicer, and (ii) beneficiary statement charges to the extent such beneficiary statements were prepared by the Special Servicer), whether or not such fees become due while the subject Mortgage Loan is a Specially Serviced Loan or a Corrected Mortgage Loan and Assumption Fees with respect to each Serviced Loan	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01350% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Upfront Fee	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00179% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00036% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	in connection with each Asset Review with respect to one or more Delinquent Loans, the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Back-Up Advancing Agent	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Back-Up Advancing Agent	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Back-Up Advancing Agent(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Back-Up Advancing Agent(7)	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(7)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including any Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the related Trust Subordinate Companion Whole Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate)
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(each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject reimbursement and/or indemnification described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	P&I Advances on any Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan in the same Serviced Whole Loan.
(8)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.

With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
Abington & Cypress	0.00125%	0.25%, subject to a minimum special servicing fee of $5,000 per month	1.0%, subject to a minimum workout fee of $25,000 and no cap on such workout fee	1.0%, subject to a minimum liquidation fee of $25,000 and no cap on such liquidation fee
1535 Broadway	0.00040%	0.25%	0.50%, subject to a minimum workout fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan	0.50%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan
Shaw Park Plaza	0.00125%	(3)	(3)	(3)

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Upon the securitization of the related Controlling Pari Passu Companion Loan, the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the Future Outside Servicing Agreement governing the future securitization transaction to which the related Controlling Pari Passu Companion Loan is contributed. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the Pooling and Servicing Agreement.
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Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following

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its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage
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ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.
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If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) and, solely in the case of any Trust Subordinate Companion Whole Loan, in addition to the aggregate Certificate Balance of all related classes of Loan-Specific Principal Balance Certificates, has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least ten (10) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, for such Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, 25% of the then current Stated Principal Balance of such Whole Loan) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated by the Special Servicer and will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)  the excess of:

(i)  the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing

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Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Back-Up Advancing Agent, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Back-Up Advancing Agent, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). The Special Servicer will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class K-RR Certificates, then to the Class J Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an

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appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the Special Servicer with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount. With respect to any class of Certificates or Loan-Specific Certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in

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the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, an amount calculated by the Special Servicer equal to the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable,) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2 and Class A-3 Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J Certificates, then to the Class G Certificates, and then to the Class F Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class (or any applicable Loan-Specific Controlling Class), or the occurrence of a Control Termination Event or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates or class of Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting

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Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class (or any applicable Loan-Specific Controlling Class) until such time, if any, as such Class is reinstated as the Controlling Class (or any applicable Loan-Specific Controlling Class) and no Control Termination Event (or Control Appraisal Period with respect to a Serviced Whole Loan or related loan-specific control termination event), exists, and the rights of the Controlling Class (or Loan-Specific Controlling Class) will be exercised by the most subordinate Class of Control Eligible Certificates (or Loan-Specific Control Eligible Certificates, as applicable) that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2026; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer, including with respect to any Trust Subordinate Companion Loan that is part of an EHRI Trust Subordinate Companion Loan

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Securitization, at any time) and the Depositor on or before the date each year (commencing in 2026) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless (i) those activities relate to 5% or less of the Mortgage Loans by balance or (ii) the Master Servicer or the Special Servicer, as applicable, is permitted, pursuant to the Exchange Act reporting requirements (including any SEC guidance), to take responsibility for the assessment of compliance with the servicing criteria of such person or entity.

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“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates or any Loan-Specific Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Loan-Specific Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Issuing Entity or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

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The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or any Loan-Specific Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment

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of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, when acting as Back-Up Advancing Agent, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced

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Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting

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Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        Moody’s Investors Service, Inc. (“Moody’s”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the

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holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates) or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party (other than the Operating Advisor) prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates or Loan-Specific Certificates, but upon the written direction of the related Serviced Companion Loan Holder or of holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any Loan-Specific Certificates), then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder or the holders

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of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, of all Certificates and related Loan-Specific Certificates) (and, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Issuing Entity (including, if applicable, a Trust Subordinate Companion Whole Loan), by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)           with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation from each Rating Agency); provided that so long as LNR Securities Holdings, LLC or an affiliate

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thereof owns, as of the date of the delivery of the related notice of termination, at least 15% of the Certificate Balance of the then Controlling Class of Certificates (excluding any portion thereof that comprises a part of the VRR interest), LNR Partners, LLC may not be removed or replaced without cause ;

(b)           except in the case of a Serviced Outside Controlled Whole Loan, and solely if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable Certificateholders and, if applicable, Loan-Specific Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (i) the holders of Certificates (if there is a Trust Subordinate Companion Loan, in the aggregate together with the related Loan-Specific Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates (and such Loan-Specific Certificates, if applicable) of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (ii) the holders of Non-Reduced Certificates and, if a Trust Subordinate Companion Whole Loan is involved, Non-Reduced Loan-Specific Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable; and, further, with respect to any Trust Subordinate Companion Loan, solely if a related Control Appraisal Period and a Control Termination Event that relates to such Trust Subordinate Companion Loan has occurred and is continuing;

(c)           if a Consultation Termination Event has occurred and is continuing, with respect to all Serviced Loans (as a collective matter) (other than any Trust Subordinate Companion Loan), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans (as a collective whole), and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(d)           solely with respect to any particular Trust Subordinate Companion Loan, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

“Certificateholder Quorum” means a quorum that: (1) with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the holders of certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates and/or Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates and the related Loan-Specific Certificates, on an aggregate basis; (2) with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the Special Servicer (including with respect to any Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 50% of the aggregate of the outstanding principal balances of all Certificates.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

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Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, is, on the Closing Date, or thereafter becomes, a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will not be permitted to act as, or will be required to resign as, Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. The resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the Special Servicer that was and is no longer the Excluded Mortgage Loan Special Servicer will become the Special Servicer for such Mortgage Loan or Whole Loan, as the case may be, and (4) such Special Servicer commencing in such capacity with respect to such Mortgage Loan or Whole Loan will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Pooled Voting Rights of all the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan or Trust Subordinate

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Companion Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Pooled Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation from each Rating Agency. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event (and a Control Appraisal Period with respect to such Trust Subordinate Companion Whole Loan) has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Certificates and (b) the Loan-Specific Certificates): upon (i) the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, evidencing more than 50% of the Voting Rights allocable to each such class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each certificateholder and beneficial owner of certificates may access such notices on the Certificate Administrator’s website and each certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Whole Loan based on a certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

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Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

After the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates (provided that the Certificateholders vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loans (other than any Trust Subordinate Companion Whole Loan), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than, if applicable, any excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming

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the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, (i) there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to any Trust Subordinate Companion Whole Loan) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the any Loan-Specific Certificates, there are no Classes of related Loan-Specific Certificates outstanding other than the related Loan-Specific Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect to the related Whole Loan will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s for so long as either (I) the Master Servicer maintains a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s or (II) the Back-Up Advancing Agent has Applicable Back-Up Advancing Agent Ratings), (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (B) for so long as either (I) the Master Servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch or (II) the Back-Up Advancing Agent has Applicable Back-Up Advancing Agent Ratings), and (C) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) or, in the case of any Rating Agency’s requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation. In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain (A) a rating on its long-term senior unsecured debt of at least “Baa3” by Moody’s or a long-term issuer rating of at least “Baa3” by Moody’s (or such other rating with respect to which Moody’s has provided a Rating Agency Confirmation) and (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch. Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Trustee will serve as the initial Back-Up Advancing Agent and will be deemed appointed as Back-Up Advancing Agent at all times that no other party is so appointed in accordance with the Pooling and Servicing

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Agreement. The Back-Up Advancing Agent is required at all times to be an institution that (i) has the Applicable Back-Up Advancing Agent Ratings and (ii) is otherwise acceptable to the Rating Agencies as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency. If the Back-Up Advancing Agent ceases to have the Applicable Back-Up Advancing Agent Ratings, then the Back-Up Advancing Agent is required, within 30 days after it ceases to have the Applicable Back-Up Advancing Agent Ratings, to either (1) obtain a Rating Agency Confirmation from each of the Rating Agencies to allow the Back-Up Advancing Agent to remain in such capacity on this transaction or (2) appoint another Back-Up Advancing Agent to perform the Back-Up Advancing Agent’s obligations under the Pooling and Servicing Agreement. The Back-Up Advancing Agent may, at its own expense, appoint a successor Back-Up Advancing Agent to perform its obligations under the Pooling and Servicing Agreement. The appointment of a successor Back-Up Advancing Agent will not relieve the Back-Up Advancing Agent appointing such successor from any of its obligations under the Pooling and Servicing Agreement (including, without limitation, its obligations to make Advances), and the Back-Up Advancing Agent appointing such successor is required to remain responsible for all acts and omissions of the successor Back-Up Advancing Agent. The “Applicable Back-Up Advancing Agent Ratings” are, with respect to any institution that acts or is to act, as the context may require, as the Back-Up Advancing Agent, (a) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, provided that such institution shall be deemed to have satisfied the rating requirement in this clause (a) as long as (i) such institution has a long-term senior unsecured debt rating or issuer credit rating of at least “BBB-” by Fitch and (ii) the Master Servicer has a long-term senior unsecured debt rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch, (b) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, provided that such institution shall be deemed to have satisfied the rating requirement in this clause (b) as long as (i) such institution has a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s and (ii) the Master Servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, and (c) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) (or, in the case of any Rating Agency’s rating requirement set forth in clause (a), (b) or (c) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (when acting as Back-Up Advancing Agent) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and any Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a

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successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the holders of any Loan-Specific Certificates:

(a)                 to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates (or, if applicable, any holders of Loan-Specific Certificates);

(b)                 to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)                 to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)                 to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates (or, if applicable, any holder of the Loan-Specific Certificates), (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R

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Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)                to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by an opinion of counsel or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(f)                    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates (or, if applicable, Loan-Specific Certificates) by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by an opinion of counsel or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; and

(g)                to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement) and (B) such modification will not adversely affect in any material respects the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by (x) an opinion of counsel or (y)  if any Certificate (or, if applicable, Loan-Specific Certificate) is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificate (or, if applicable, Loan-Specific Certificate); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative), (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates or Loan-Specific Certificates without the consent of the related underwriter or initial purchaser of such Certificates, or (v) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates and any Loan-Specific Certificates evidencing in the aggregate not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates or Loan-Specific Certificates, as applicable, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate or Loan-Specific Certificate of any class without the consent of the holder of that Certificate or Loan-Specific Certificate, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates or Loan-Specific Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates or Loan-Specific Certificates of that class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under

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the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Loan-Specific Certificateholders, or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders and Loan-Specific Certificateholders of the class or classes of certificates that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Loan-Specific Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders or Loan-Specific Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders or Loan-Specific Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders, (8) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the affected underwriter or initial purchaser, or (9) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

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If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the holders of Loan-Specific Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and, if applicable, any related Loan-Specific Certificateholders or any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, will retain, at

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the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, any related Loan-Specific Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the holders of any related Loan-Specific Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and such Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and such Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Back-Up Advancing Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, Loan-Specific Certificateholders or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates and the Loan-Specific Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Back-Up Advancing Agent on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan,

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any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders (and any such Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and any related Trust Subordinate Companion Loan) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable

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period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders, any related Loan-Specific Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), any related Loan-Specific Certificateholders and the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related Loan-Specific Certificateholders and any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Whole Loan, any related Loan-Specific Certificateholders and the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Whole Loan, any related Loan-Specific Certificateholders and any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a

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Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under “—Directing Holder” and “—Operating Advisor” below and “—Risk Retention Consultation Party” above and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan (or any Trust Subordinate Companion Loan), then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master

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Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (exclusive of any Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates (or extend the maturity of a Trust Subordinate Companion Loan beyond a date that is seven years prior to the rated final distribution date of any related rated Loan-Specific Certificates), or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence), and following the occurrence and during the continuance of a Control Termination Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

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Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 30 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 30-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)      any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required or permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt (including mezzanine debt), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement and for which there is no lender discretion;

(G)      any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)      any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(I)        any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of

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the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates, provided, however, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(L)       any determination of an Acceptable Insurance Default;

(M)      any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(N)      consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(O)      following a default or an event of default with respect to a Mortgage Loan or Serviced Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(P)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

(Q)      with respect to the Abrams Fixtures Mortgage Loan, the release of the earnout reserve;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1), (i)(2) and (i)(3) in the definition of “Major Decision Reporting Package” in the form of an asset status report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Party, when it is the applicable Consulting Party, under the circumstances described under “Credit Risk Retention—The Risk Retention Consultation Party” above) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable.

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Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to a related Control Appraisal Period, (iii) with respect to a Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and
●	with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder) and (ii) for so long as a related Control Appraisal Period exists or is deemed to exist and a Control Termination Event has not occurred and is continuing, the Directing Holder will be the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan and/or (4) with respect to a Trust Subordinate Companion Whole Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Note Holder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance

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of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be LNR Securities Holdings, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class F will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class J and Class K-RR Certificates (excluding the portion(s) thereof comprising a part of the VRR Interest).

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction

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Amounts) and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is (i) a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party or, (ii) a Trust Subordinate Companion Whole Loan (if any) with respect to which the related Loan-Specific Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder is a Borrower Party; provided in the case of this clause (ii) that a related Control Appraisal Period is not continuing.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a Mortgage Loan or Whole Loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

“Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder” and related terms, if applicable, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

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Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

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Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)           may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)           may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

The foregoing discussion regarding the limitation on liability of the Directing Holder applies equally to any Loan-Specific Controlling Class, Loan-Specific Controlling Class Representative, and Loan-Specific Controlling Class Certificateholders, if a Trust Subordinate Companion Loan is included in this securitization.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of a Trust Subordinate Companion Whole Loan, provided that an applicable Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;
(iv)	solely after the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor;
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(v)	with respect to a Trust Subordinate Companion Whole Loan, provided that no Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, the related Loan-Specific Controlling Class Representative (for so long as the related Loan-Specific Controlling Class Representative is entitled to be a Consulting Party); and
(vi)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, the Risk Retention Consultation Party.

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) has occurred and is continuing, (C) the Risk Retention Consultation Party will not be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in clause (vi) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor, the Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to Major Decisions regarding the applicable non-Specially Serviced Loan(s) as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) after the occurrence and during the continuance of a Control Termination Event, upon the occurrence of certain events (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) after the occurrence and during the continuance of a Consultation Termination Event, under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and

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Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder, or class of Loan-Specific Certificates or any Loan-Specific Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” specifically related to an EHRI Trust Subordinate Companion Loan Securitization will, if applicable, occur or be deemed to occur as described under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole) and the Loan-Specific Certificateholders (as a collective whole), and not any particular Class of those Certificateholders or any particular class of Loan-Specific Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor, following the occurrence and continuance of a Control Termination Event and with respect to any Serviced Loan (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status

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report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event exists (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event exists), Major Decisions on the applicable non-Specially Serviced Loan(s), (ii) each related Final Asset Status Report, (iii) if a Control Termination Event exists (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event exists), each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event exists (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event exists), and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information and all information that appears on its face to be Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege) and (iv) any asset status report or Final Asset Status Report.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already

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known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event)).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loans under the Pooling and Servicing Agreement.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

Prior to the occurrence and continuance of a Control Termination Event with respect to each Serviced Loan (other than, in the case of an EHRI Trust Subordinate Companion Loan Securitization, the related Trust Subordinate Companion Whole Loan), the Operating Advisor will review such calculations after they have been finalized but may not opine on or take any affirmative action, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

After the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the

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foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

With respect to (i) any Serviced Loan (other than, in the case of an EHRI Trust Subordinate Companion Loan Securitization, the related Trust Subordinate Companion Whole Loan), following the occurrence and during the continuance of a Control Termination Event, and (ii) in the case of an EHRI Trust Subordinate Companion Loan Securitization, in each case, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event)), any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, the Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) (A) with respect to any Serviced Loan (other than, in the case of an EHRI Trust Subordinate Companion Loan Securitization, the related Trust Subordinate Companion Whole Loan), there existed a Control Termination Event, or (B) with respect to an EHRI Trust Subordinate Companion Loan Securitization, there existed a specifically related Operating Advisor Consultation Trigger Event, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee, the Special Servicer and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. Notwithstanding the foregoing (except with respect to an EHRI Trust Subordinate Companion Loan Securitization), no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property or was otherwise in the process of being implemented in connection with a Specially Serviced Loan or REO Property.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties (i) as they relate to Specially Serviced Loans (after the occurrence and during the continuance of a Control Termination Event or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), and (ii) with respect to Major Decisions on any applicable Serviced Loans that are non-Specially Serviced Loans (in the case of any Serviced Loan (other than, in the case of an EHRI Trust Subordinate Companion Loan Securitization, the related Trust Subordinate Companion Loan Whole Loan) only following the

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occurrence and during the continuance of a Control Termination Event and, in the case of an EHRI Trust Subordinate Companion Loan Securitization, following the occurrence and during the continuance of a specifically related Operating Advisor Consultation Trigger Event), as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, the Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) in the case of a Trust Subordinate Companion Loan, the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply (x) with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to any EHRI Trust Subordinate Companion Loan Securitization, the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of (i) the Certificateholders (as a collective whole) and the Uncertificated VRR Interest Owners and/or (ii) any related Loan-Specific Certificateholders and any related uncertificated interest owners (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner and during the time periods described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day

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period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)            the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates that are part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate

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Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, KBRA, S&P Global Ratings (“S&P”) and/or DBRS, Inc. (“Morningstar DBRS”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Sponsor, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, (v) in the case of an EHRI Trust Subordinate Companion Loan Securitization, that is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate), (vi) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vii) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and Loan-Specific Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates and/or Loan-Specific Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each holder and beneficial owner of Certificates and Loan-Specific Certificates may access such notices on the Certificate Administrator’s website and each holder and beneficial owner of Certificates and Loan-Specific Certificates may

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register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting holders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

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Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool (i.e., the Mortgage Loans identified on Annex A by loan identification numbers 1, 2 and 3) collectively represent approximately 23.4% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the

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Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which BMO was a sponsor in a public offering of CMBS with a securitization closing date on or after October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor), the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor) and March 31, 2025, was approximately 12.94%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Party and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, Certificateholders evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this

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prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

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The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage

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Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or Morningstar DBRS and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

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Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or class of Loan-Specific Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;
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●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. In connection with a Mortgage Loan, an “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Certificate to deliver a Certificateholder Repurchase Request as described above with respect to such Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

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The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply with respect to the subject Mortgage Loan (but will not apply to any Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request relating to a Mortgage Loan, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above, the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not any Trust Subordinate Companion Loan).

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve

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pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

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If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of

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the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the

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Serviced Mortgage Loans and any Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and
(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited

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concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders (and any Loan-Specific Certificateholders) of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan (and any Trust Subordinate Companion Loan) and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and Loan-Specific Certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider's website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and any Trust Subordinate Companion Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all

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property acquired in respect of any Mortgage Loan (or any Trust Subordinate Companion Loans) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates and any Loan-Specific Certificates on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and any Trust Subordinate Companion Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and any Trust Subordinate Companion Loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any Mortgage Loan(s) that are/is ARD Loan(s), but in each case only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurs).

The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and any Trust Subordinate Companion Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) and any Trust Subordinate Companion Loans included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates), and any Loan-Specific Certificates for the Mortgage Loans and any Trust Subordinate Companion Loans and each REO Property (or interests in the Mortgage Loans, any Trust Subordinate Companion Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates and Loan-Specific Certificates would have to voluntarily participate in such exchange. If there is a Trust Subordinate Companion Loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans,

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subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.
●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus, but, in certain cases, may be different than the corresponding rates and amounts under the Pooling and Servicing Agreement.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu
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Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of the Outside Servicing Agreement for the 1535 Broadway Whole Loan, there are no mortgage loans other than the related Outside Serviced Whole Loan serviced under such Outside Servicing Agreement.

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.
●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided, further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, (i) in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan, and (ii) in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required
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to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (B) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.
●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations
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or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans.
●	With respect to the 1535 Broadway Whole Loan, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. See “Description of the Mortgage Pool—The Whole Loans”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
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●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or if the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).
●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the
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Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from June 1, 2025, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other Certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout or in connection with incurring a cash management trigger if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In

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general, Realized Losses occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. A Realized Loss with respect to any Loan-Specific Certificates occurs when the principal balance of the related Trust Subordinate Companion Loan is reduced without an equal distribution to such Loan-Specific Certificateholders in reduction of the Certificate Balances of such Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or the Back-Up Advancing Agent of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

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In addition, if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A and Class X-B Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

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In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S, Class B and Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A and Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)                         each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)                       there are no delinquencies or defaults;

(iii)                   scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)                   no prepayment premiums or yield maintenance charges are collected;

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(v)                      no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)                   no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)                 the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)              there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)                  distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in July 2025;

(x)                     the Certificates will be issued on June 30, 2025;

(xi)                   the Pass-Through Rate with respect to each Class of Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)                 the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of a 0% CPR scenario);

(xiii)              all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)              with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)                the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)             there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)           with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed constant prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 Certificates, the percentage of the related potential minimum and maximum initial Certificate Balances, respectively) of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial

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Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	80%	80%	80%	80%	80%
June 15, 2027	58%	58%	58%	58%	58%
June 15, 2028	35%	35%	35%	35%	35%
June 15, 2029	10%	10%	10%	10%	10%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.32	2.31	2.31	2.31	2.31
First Principal Payment Date	July 2025	July 2025	July 2025	July 2025	July 2025
Last Principal Payment Date	November 2029	September 2029	September 2029	September 2029	September 2029

Percentages of the Maximum Initial Certificate Balance ($225,000,000)(1)
of the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.84	4.78	4.71	4.62	4.42
First Principal Payment Date	November 2029	September 2029	September 2029	September 2029	September 2029
Last Principal Payment Date	May 2030	May 2030	May 2030	April 2030	December 2029

(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	N/A	N/A	N/A	N/A	N/A
June 15, 2026	N/A	N/A	N/A	N/A	N/A
June 15, 2027	N/A	N/A	N/A	N/A	N/A
June 15, 2028	N/A	N/A	N/A	N/A	N/A
June 15, 2029	N/A	N/A	N/A	N/A	N/A
June 15, 2030 and thereafter	N/A	N/A	N/A	N/A	N/A
Weighted Average Life (in years)	N/A	N/A	N/A	N/A	N/A
First Principal Payment Date	N/A	N/A	N/A	N/A	N/A
Last Principal Payment Date	N/A	N/A	N/A	N/A	N/A

(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2 Certificates, however, the actual
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Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Maximum Initial Certificate Balance ($488,077,000)(1)
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.90	4.87	4.83	4.77	4.50
First Principal Payment Date	November 2029	September 2029	September 2029	September 2029	September 2029
Last Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($263,077,000)(1)
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.96	4.94	4.93	4.89	4.56
First Principal Payment Date	May 2030	May 2030	May 2030	April 2030	December 2029
Last Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

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Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.96	4.96	4.96	4.96	4.71
First Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030
Last Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.96	4.96	4.96	4.96	4.71
First Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030
Last Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.96	4.96	4.96	4.96	4.71
First Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030
Last Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

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The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors

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are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, persons who would be subject to new Section 899 of the Internal Revenue Code of 1986, as amended (the “Code”), contained in a bill currently before the U.S. Congress (or any substantially similar measure), tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G, Class J and Class K-RR Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

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A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”)

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indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the

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present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class     Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase

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but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry

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the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class     Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt

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instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of certain Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller,

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increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

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Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to

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maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code. See “—Exempt Plans”, below.

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ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the

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acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgage-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax

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administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of BMO Capital Markets Corp., Prohibited Transaction Exemption (“PTE”) 2006-07, 71 Federal Register 32134 (June 2, 2006), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
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●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Underwriter Exemption.
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The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;
●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
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●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan, as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Unless an exemption applies or the

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transaction is not otherwise prohibited, Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of PTCE 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) its acquisition, holding and disposition of the Offered Certificates is in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, investment grade by an Exemption Rating Agency and that such Offered Certificate is so rated, (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied with respect to the acquisition, holding and disposition of such Offered Certificate or (iv) (1) it is a plan subject to Similar Law and (2) its acquisition, holding and disposition of the Offered Certificate will not give rise to or constitute a non-exempt violation of any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.
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Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

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New York. Twenty-two (22) of the Mortgaged Properties (34.3%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

New Jersey. Five (5) of the Mortgaged Properties (13.6%) are located in New Jersey.

In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action. Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant. Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond. Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint. If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter and handled like any other civil action in the county where the property is located. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial. After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor. The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender. This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 60 days after entry of judgment. However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties. During that time, the sheriff must advertise the sale at least once a week for four weeks. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending upon the local sheriff’s procedures). Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act. For ten days after the sale, the borrower can still redeem the property by paying all amounts due.

For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty. This action can be commenced at any time and is not required to await completion of the foreclosure. However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff. At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance. The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

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General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
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●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

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In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct

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a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states,

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published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the

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enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a

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personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the landowner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the landowner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the landowner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

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Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

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A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a

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bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that

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such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

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Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally

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would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders

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under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
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●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects

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application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the

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Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

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A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2 and/or Class A-3 Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-S, Class B and/or Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

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NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

505

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each class of Offered Certificates set forth below.

Class	BMO Capital Markets Corp.	SG Americas Securities, LLC	KeyBanc Capital Markets Inc.	Academy Securities, Inc.	Bancroft Capital, LLC	Drexel Hamilton, LLC	Mischler Financial Group, Inc.
Class A-1	$	$	$	$	$	$	$
Class A-2	$	$	$	$	$	$	$
Class A-3	$	$	$	$	$	$	$
Class X-A	$	$	$	$	$	$	$
Class X-B	$	$	$	$	$	$	$
Class A-S	$	$	$	$	$	$	$
Class B	$	$	$	$	$	$	$
Class C	$	$	$	$	$	$	$

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[________].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2025, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. The underwriters have no obligation to make a market in the Offered Certificates. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the Offered Certificates or asset backed securities generally. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain

506

Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BMO Capital Markets Corp., one of the underwriters, is an affiliate of (i) the Depositor, and (ii) BMO (a Sponsor and an originator). KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank (a Sponsor and an originator). SG Americas Securities, LLC, one of the underwriters, is an affiliate of SGFC (a Sponsor and an originator). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”. BMO, KeyBank and SGFC (or affiliates thereof) may each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) KeyBanc Capital Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and (iii) SG Americas Securities, LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage Loans, (ii) the payment by the Depositor to KeyBank, an affiliate of KeyBanc Capital Markets Inc., in its capacity as a Sponsor, of the purchase price for the KeyBank Mortgage Loans, and (iii) the payment by the Depositor to SGFC, an affiliate of SG Americas Securities, LLC, in its capacity as a Sponsor, of the purchase price for the SGFC Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and SG America Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to

507

the Depositor should be directed in writing to its principal executive offices at 151 West 42nd Street, New York, New York 10036, by telephone at 212-885-4000 or by website at https://capitalmarkets.bmo.com/en/.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-280224) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, New York, New York.

508

Index of Certain Defined Terms

1535 Broadway A Notes	229
1535 Broadway B Notes	229
1535 Broadway Certificate Registrar	232
1535 Broadway Co-Lender Agreement	229
1535 Broadway Companion Loans	229
1535 Broadway Consultation Termination Event	232
1535 Broadway Directing Holder	232
1535 Broadway Master Servicer	230
1535 Broadway Mortgage Loan	229
1535 Broadway Mortgaged Property	229
1535 Broadway Non-Standalone Pari Passu Companion Loans	229
1535 Broadway Notes	229
1535 Broadway Pari Passu Companion Loans	229
1535 Broadway Special Servicer	230
1535 Broadway Standalone Companion Loans	229
1535 Broadway Standalone Pari Passu Companion Loans	229
1535 Broadway Subordinate Companion Loans	229
1535 Broadway Whole Loan	229
17g-5 Information Provider	332
1986 Act	464
2015 Budget Act	471
30/360 Basis	311
AB Modified Loan	389
AB Whole Loan	169
Accelerated Mezzanine Loan	419
Acceptable Insurance Default	354
Actual/360 Basis	209
Additional Primary Servicing Compensation	285
Administrative Fee Rate	376
ADR	171
Advance Rate	360
Advances	359
Affirmative Asset Review Vote	432
AIFM Regulations	164
Allocated Cut-off Date Loan Amount	171
Ancillary Fees	371
Annual Debt Service	171
Anticipated Repayment Date	209
Applicable Back-Up Advancing Agent Ratings	405
Applicable Certificates	402
Appraisal Reduction Amount	387
Appraisal Reduction Event	386
Appraised Value	172
Appraised-Out Class	390
Appraiser	388
Approved Exchange	17
Approximate Initial Credit Support	3
ARD	172
ARD Loan	209

Assessment of Compliance	392
Asset Representations Reviewer	347
Asset Representations Reviewer Asset Review Fee	376
Asset Representations Reviewer Ongoing Fee	376
Asset Representations Reviewer Ongoing Fee Rate	376
Asset Representations Reviewer Termination Event	436
Asset Representations Reviewer Upfront Fee	376
Asset Review	433
Asset Review Notice	432
Asset Review Quorum	432
Asset Review Report	434
Asset Review Report Summary	435
Asset Review Standard	433
Asset Review Trigger	431
Asset Review Vote Election	432
Assumed Certificate Coupon	299
Assumed Final Distribution Date	318
Assumption Fees	371
Attestation Report	392
Available Funds	306
Back-Up Advancing Agent	359
Balloon Balance	172
Balloon Mortgage Loans	209
Bank Act	235
Bankruptcy Code	162
Base Interest Fraction	318
Beds	178
BellOak	288
BMO	169, 235
BMO Data File	236
BMO Financial	235
BMO Mortgage Loans	235
BMO Securitization Database	236
Borrower Delayed Reimbursements	370
Borrower Party	419
B-Piece Buyer	138
BWAY 2025-1535 Securitization	229
BWAY 2025-1535 TSA	229
CBE	458
CDI 202.01	166
CDIC	156
CDIC Act	155
CERCLA	498
Certificate Administrator	347
Certificate Owner	326
Certificateholder	325
Certificateholder Quorum	400
Certificateholder Repurchase Request	438
Certificates	3
Certificates	304
CityFHEPS	95, 183

509

Class	304
Class X Certificates	3
Class X Certificates	304
Class X Strip Rate	311
Clearstream	333
Clearstream Participants	335
Closing Date	169, 304
CMBS	162, 242, 272
Code	463
Co-Lender Agreement	224
Collateral Deficiency Amount	390
Collection Account	363
Collection Period	307
Communication Request	336
Companion Loan	168
Companion Loan Holder	347
Companion Loan Rating Agency	397
Companion Note	221
Compensating Interest Payment	319
Computershare	270
Computershare Limited	269
Computershare Trust Company	269
Consent Fees	370
Consultation Election Notice	440
Consultation Requesting Certificateholder	440
Consultation Termination Event	418
Consulting Party	421
Control Eligible Certificates	418
Control Termination Event	418
Controlling Class	418
Controlling Class Certificateholder	418
Controlling Class Representative	417
Controlling Companion Loan	349
Controlling Note	222
Controlling Note Holder	222
Controlling Pari Passu Companion Loan	349
Controlling Pari Passu Companion Loan Securitization Date	349
Corrected Loan	354
Corresponding Principal Balance Certificates	4, 305
COVID-19	67
CPR	454
CPY	300
CRECs	191
Credit Risk Retention Rules	293
CREFC®	323
CREFC® Intellectual Property Royalty License Fee	376
CREFC® Intellectual Property Royalty License Fee Rate	376
CREFC® Reports	323
Crossed Group	172
Cross-Over Date	310
CTS	270
Cumulative Appraisal Reduction Amount	389
Cure/Contest Period	434
Custodian	414
Cut-off Date	168

Cut-off Date Balance	168
Cut-off Date DSCR	174
Cut-off Date Loan-to-Value Ratio	172
Cut-off Date LTV Ratio	172
Debt Service Coverage Ratio	174
Debt Yield on Underwritten NCF	173
Debt Yield on Underwritten Net Cash Flow	173
Debt Yield on Underwritten Net Operating Income	174
Debt Yield on Underwritten NOI	174
Defaulted Mortgage Loan	373
Defeasance Loans	215
Defeasance Lock Out Period	215
Defeasance Option	215
Defective Mortgage Loan	345
Definitive Certificate	333
Delegated Directive	16
Delinquent Loan	432
Depositaries	333
Depositor	169, 268
Determination Date	305
DHCR	94
Diligence File	339
Directing Holder	417
Disclosable Special Servicer Fees	374
Discount Yield	298
Dispute Resolution Consultation	440
Dispute Resolution Cut-off Date	440
Dispute Resolution Requesting Holder	440
Distribution Account	364
Distribution Date	305
Distributor	14
Document Defect	339
Dodd-Frank Act	165
DSCR	174
DTC	333
DTC Participants	334
Due Date	209, 307
Due Diligence Questionnaire	237
Due Period	307
EDGAR	508
EEA	15
EHRI Trust Subordinate Companion Loan Securitization	234
Eligible Asset Representations Reviewer	435
Eligible Operating Advisor	429
Enforcing Party	440
Enforcing Servicer	439
Environmental Condition	498
ERISA	474
ERISA Plans	474
ESA	190
EU	163
EU CRR	164
EU Due Diligence Requirements	164
EU Institutional Investor	164
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Qualified Investor	15

510

EU Retail Investor	15
EU Securitization Rules	164
Euroclear	333
Euroclear Operator	335
Euroclear Participants	335
EUWA	13, 164
Excess Interest	210
Excess Interest Distribution Account	364
Excess Liquidation Proceeds	365
Excess Liquidation Proceeds Reserve Account	364
Excess Modification Fees	370
Excess Penalty Charges	371
Excess Prepayment Interest Shortfall	320
Exchange Act	234
Excluded Controlling Class Holder	329
Excluded Controlling Class Mortgage Loan	419
Excluded Information	330
Excluded Mortgage Loan	419
Excluded Mortgage Loan Special Servicer	401
Excluded RRCP Mortgage Loan	295
Excluded Special Servicer	133
Excluded Special Servicer Information	330
Excluded Special Servicer Mortgage Loan	401
Exemption Rating Agency	478
Expected Price	302
Expected Prices	302
FATCA	472
FCA	164
FDIC	125, 154
FETL	18
FIEL	18
Final Asset Status Report	423
Final Dispute Resolution Election Notice	440
Financial Promotion Order	14
Fitch	397
Form 8-K	234
FPO Persons	14
FSCMA	18
FSMA	13, 164
Future Outside Servicing Agreement	349
GAAP	293
GCMC	169, 242
GCMC Deal Team	243
GCMC Mortgage Loans	242
GCMC Originator	242
GSC	242
GSCII	242
Hard Lockbox	175
HEHFB	182
Horizontal MOA	293
HPD	183, 207
HRECs	191
HRR Certificates	293
HRR Interest	3, 293
HSTP Act	94
HUD	182
Indirect Participants	334
Initial Pool Balance	168

Initial Rate	209
Initial Requesting Certificateholder	438
In-Place Cash Management	175
Institutional Investor	17
Interest Accrual Amount	312
Interest Accrual Period	312
Interest Distribution Amount	312
Interest Only Mortgage Loans	209
Interest Reserve Account	364
Interest Shortfall Carry-Forward	312
Interested Person	412
Interest-Only Certificates	304
Investment Company Act	1
Investor Certification	325
IRS	464
Issuing Entity	168
Japanese Retention Requirement	19
JFSA	18
Joint-Seller Mortgage Loan	337
Joint-Seller Mortgage Loans	169
JRR Rule	18
KBRA	397
KeyBank	169, 250
KeyBank Data Tape	250
KeyBank Mortgage Loans	250
KeyBank Parties	286
KeyBank Primary Servicer Termination Event	287
KeyBank Primary Servicing Agreement	283
KeyBank Qualification Criteria	251
KeyBank Review Team	250
KeyBank Serviced Mortgage Loans	281
Largest Tenant	175
Largest Tenant Lease Expiration	175
Lender Liability Act	498
Liquidation Fee	372
Liquidation Fee Rate	373
Liquidation Proceeds	373
LNR Partners	276
Loan Per Unit	175
Loan-Specific Certificates	304
Loan-Specific Controlling Class	419
Loan-Specific Controlling Class Certificateholder	419
Loan-Specific Controlling Class Representative	419
Loan-Specific Principal Balance Certificates	305
Loss of Value Payment	343
Loss of Value Reserve Fund	365
Losses	286
Lower-Tier Regular Interests	463
Lower-Tier REMIC	463
Lower-Tier REMIC Distribution Account	364
LTV	245
LTV Ratio at Maturity/ARD	175
LUST	191
MAI	387
Major Decision	415
Major Decision Reporting Package	416

511

MAS	17
Master Servicer	347
Master Servicer Remittance Date	358
Material Breach	342
Material Defect	342
Material Document Defect	339
Maturity Date/ARD Loan-to-Value Ratio	175
Maturity Date/ARD LTV Ratio	175
Midland	272
MIFID II	15
MOA	294
Modeling Assumptions	454
Modification Fees	370
Monthly Payment	307
Moody’s	397, 429
Morningstar DBRS	282
Morningstar DBRS	272
Morningstar DBRS	429
Mortgage	168
Mortgage File	337
Mortgage Loan Purchase Agreement	337
Mortgage Loan Schedule	351
Mortgage Loan Sellers	169
Mortgage Loans	168
Mortgage Note	168
Mortgage Pool	168
Mortgage Rate	312
Mortgaged Property	168
Most Recent NOI	176
Net Cash Flow	177
Net Mortgage Pass-Through Rate	311
Net Mortgage Rate	312
NFIP	109
NI 33-105	19
Non-Controlling Note	222
Non-Controlling Note Holders	222
Non-Offered Certificates	304
Nonrecoverable Advance	360
Non-Reduced Certificates	326
Non-Reduced Loan-Specific Certificates	326
Non-U.S. Tax Person	472
Notional Amount	305
NRSRO	324, 482
NRSRO Certification	326
Occupancy	176
Occupancy Date	176
Offered Certificates	304
OID Regulations	465
OLA	155
Operating Advisor	347
Operating Advisor Annual Report	426
Operating Advisor Consultation Trigger Event	423
Operating Advisor Consulting Fee	375
Operating Advisor Fee	375
Operating Advisor Fee Rate	375
Operating Advisor Standard	423
Operating Advisor Termination Event	427
Operating Advisor Upfront Fee	375

Original Balance	176
Other Crossed Loans	345
Outside Certificate Administrator	349
Outside Controlling Class Representative	349
Outside Controlling Note Holder	348, 417
Outside Custodian	349
Outside Depositor	349
Outside Operating Advisor	349
Outside Securitization	349
Outside Serviced AB Whole Loan	348
Outside Serviced Companion Loan	348
Outside Serviced Mortgage Loan	349
Outside Serviced Pari Passu Companion Loan	348
Outside Serviced Pari Passu Whole Loan	348
Outside Serviced Pari Passu-AB Whole Loan	349
Outside Serviced Subordinate Companion Loan	349
Outside Serviced Whole Loan	348
Outside Servicer	349
Outside Servicer Fee Rate	383
Outside Servicing Agreement	349
Outside Special Servicer	349
Outside Trustee	349
P&I Advance	358
PACE	125
Pads	178
Pari Passu Companion Loan	168
Pari Passu Indemnified Items	396
Pari Passu Indemnified Parties	395
Pari Passu Whole Loan	169
Pari Passu-AB Whole Loan	169
Participants	333
Party in Interest	475
Pass-Through Rate	311
PCO	206
PCR	241, 258
Penalty Charges	370
Percentage Interest	306
Permitted Investments	306
Permitted Special Servicer/Affiliate Fees	375
PIPs	106, 193
Plan Asset Regulations	475
PML	247
PNC Bank	275
Pooled Voting Rights	332
Pooling and Servicing Agreement	347
Pooling and Servicing Agreement Party Repurchase Request	438
PRC	16
Preliminary Asset Review Report	434
Preliminary Dispute Resolution Election Notice	440
Prepayment Assumption	466
Prepayment Interest Excess	319
Prepayment Interest Shortfall	319
Prepayment Penalty Description	176
Prepayment Provision	176

512

Prime Rate	360
Principal Balance Certificates	3, 304
Principal Distribution Amount	312
Principal Shortfall Carry-Forward	313
Privileged Information	424
Privileged Information Exception	424
Privileged Person	324
Professional Investors	17
Prohibited Prepayment	320
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	359
Proposed Course of Action Notice	439
Prospectus	17
PTE	477
Qualification Criteria	260
Qualified Mortgage	339
Qualified Substitute Mortgage Loan	344
Qualifying CRE Loan Percentage	294
Rated Final Distribution Date	319
Rating Agencies	503
Rating Agency	503
Rating Agency Confirmation	444
Rating Agency Declination	444
RCRA	498
Realized Loss	321
REC	190
Record Date	306
Registration Statement	508
Regular Certificates	304
Regular Interestholder	465
Regular Interests	463
Regulation AB	392
Regulation RR	293
Related Group	176
Relevant Persons	14
REMIC	463
REMIC LTV Test	159
REMIC Regulations	463
REO Account	365
REO Companion Loan	314
REO Loan	314
REO Mortgage Loan	314
REO Property	304
Repurchase Price	342
Repurchase Request	438
Requesting Certificateholder	440
Requesting Holders	391
Requesting Investor	336
Requesting Party	442
Required Credit Risk Retention Percentage	294
Requirements	502
Residual Certificates	304
Resolution Failure	439
Resolved	439
Restricted Group	478
Restricted Party	424
Retaining Parties	294
Retaining Sponsor	293

Review Materials	433
Revised Rate	209
RevPAR	176
Risk Retention Affiliate	393
Risk Retention Affiliated	393
Risk Retention Consultation Party	294
Rooms	178
RR Interest	293
Rule 17g-5	326, 407
S&P	272, 282, 429
Scheduled Certificate Interest Payments	300
Scheduled Certificate Principal Payments	296
Scheduled Principal Distribution Amount	313
SEC	234
Securities Act	392
Securitization Accounts	304
SEL	247
Senior Certificates	304
Serviced AB Whole Loan	347
Serviced Companion Loan	347
Serviced Companion Loan Holder	347
Serviced Companion Loan Securities	134, 397
Serviced Loans	348
Serviced Mortgage Loans	347
Serviced Outside Controlled Companion Loan	348
Serviced Outside Controlled Mortgage Loan	348
Serviced Outside Controlled Whole Loan	348
Serviced Pari Passu Companion Loan	347
Serviced Pari Passu Companion Loan Holder	347
Serviced Pari Passu Whole Loan	347
Serviced Pari Passu-AB Whole Loan	347
Serviced Subordinate Companion Loan	347
Serviced Subordinate Companion Loan Holder	347
Serviced Whole Loan	347
Servicer Termination Events	396
Servicing Fee	368
Servicing Fee Rate	368
Servicing Function Participant	392
Servicing Shift Companion Loan	349
Servicing Shift Mortgage Loan	349
Servicing Shift Whole Loan	349
Servicing Standard	352
Servicing Transfer Event	353
SFA	17
SFO	17
SGFC	169
SGFC Entities	255
SGNY	255
Similar Law	480
SMC	160, 169, 261
SMC Data Tape	262
SMC Mortgage Loans	261
SMC Review Team	262
SMMEA	482
Société Générale	255

513

Societe Generale Financial Corporation	255
Societe Generale Financial Corporation Data Tape	259
Societe Generale Financial Corporation Deal Team	259
Societe Generale Financial Corporation Mortgage Loans	256
Soft Lockbox	177
Soft Springing Hard Lockbox	177
Spaces	178
Special Servicer	347
Special Servicer Decision	355
Special Servicing Fee	371
Special Servicing Fee Rate	371
Specially Serviced Loan	353
Split Mortgage Loan	168
Sponsors	235
Sponsors	169
Springing Cash Management	177
Springing Lockbox	177
Startup Day	463
Starwood	261
Stated Principal Balance	313
Static Pool Data	115
Structured Product	17
STWD	276
Subject 2024 Computershare CMBS Annual Statement of Compliance	271
Subordinate Certificates	304
Subordinate Companion Loan	169
Sub-Servicing Agreement	358
Target Price	299
TCO	206
Termination Purchase Amount	445
Terms and Conditions	335
Tests	433
Third Party Report	171
TIA	166
Title V	501
Trailing 12 NOI	176
Treasury Curve Interpolated Yield	297
Treasury Priced Expected Price	300
Treasury Priced Principal Balance Certificates	296
Treasury Yield Interest-Only Certificates	296
Treasury Yield Interest-Only Expected Price	301
TRIPRA	111
Trust REMICs	463
Trust Subordinate Companion Loan	168
Trust Subordinate Companion Loan REMIC Distribution Account	364
Trust Subordinate Companion Whole Loan	168

Trustee	347
Trustee/Certificate Administrator Fee	375
Trustee/Certificate Administrator Fee Rate	375
U.S. Tax Person	472
UK	13, 163
UK CRR	164
UK Due Diligence Requirements	164
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Rules	164
Underwriter Entities	131
Underwriter Exemption	477
Underwriting Agreement	506
Underwritten EGI	178
Underwritten Expenses	177
Underwritten NCF	177
Underwritten NCF DSCR	174
Underwritten Net Cash Flow	177
Underwritten Net Operating Income	178
Underwritten NOI	178
Underwritten Revenues	178
Units	178
Unscheduled Principal Distribution Amount	313
Unsolicited Information	433
Updated Appraisal	408
Upper-Tier REMIC	463
Upper-Tier REMIC Distribution Account	364
UST	191
UW NCF DSCR	174
Vertical MOA	160, 293
Volcker Rule	165
Voting Rights	332
VRR Interest	3, 293
WAC Rate	311
Weighted Average Mortgage Rate	179
Wells Fargo Bank	270
Whole Loan	168
Whole Loan Custodial Account	363
Withheld Amounts	364
Workout Fee	371
Workout Fee Rate	372
Workout-Delayed Reimbursement Amount	362
Yield Curve Interpolated Yield	300
Yield Priced Certificates	296
Yield Priced Expected Price	302
YM Group A	317
YM Group A-S/B/C	317
YM Group D/E	317
YM Groups	317

514

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25

1	Loan	2, 7, 12, 16, 26	1	One Grove	8.6%	100.0%	SGFC	SGFC	NAP	NAP	215 Grove Street	Jersey City
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	7.6%	100.0%	BMO	BMO	NAP	NAP	1499 Bedford Avenue	Brooklyn
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	7.2%	100.0%	SMC, BMO	SMC, BMO	NAP	NAP	347-363 Flushing Avenue	Brooklyn
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	7.0%		SMC, MSBNA	SMC	NAP	NAP	Various	Dallas
4.01	Property		1	Turtle Creek Village Retail	3.5%	50.7%					3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue	Dallas
4.02	Property		1	Turtle Creek Village Office	3.4%	49.3%					3838 Oak Lawn Avenue	Dallas
5	Loan	3, 17, 19	1	Brickyard Square	5.2%	100.0%	SMC	SMC	NAP	NAP	24 Calef Highway	Epping
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	5.0%		BMO	BMO	NAP	NAP	Various	Brooklyn
6.01	Property		1	146 Wythe Avenue	0.7%	13.7%					146 Wythe Avenue	Brooklyn
6.02	Property		1	21 Judge Street	0.6%	12.4%					21 Judge Street	Brooklyn
6.03	Property		1	81 Olive Street	0.6%	11.8%					81 Olive Street	Brooklyn
6.04	Property		1	113 North 8th Street	0.5%	9.5%					113 North 8th Street	Brooklyn
6.05	Property		1	90 Berry Street	0.4%	8.8%					90 Berry Street	Brooklyn
6.06	Property		1	436 Graham Avenue	0.4%	7.7%					436 Graham Avenue	Brooklyn
6.07	Property		1	429 Graham Avenue	0.4%	7.5%					429 Graham Avenue	Brooklyn
6.08	Property		1	14 Judge Street	0.4%	7.4%					14 Judge Street	Brooklyn
6.09	Property		1	29 Orient Avenue	0.3%	6.8%					29 Orient Avenue	Brooklyn
6.10	Property		1	24 Skillman Avenue	0.3%	6.5%					24 Skillman Avenue	Brooklyn
6.11	Property		1	792 Metropolitan Avenue	0.2%	4.9%					792 Metropolitan Avenue	Brooklyn
6.12	Property		1	137 North 8th Street	0.2%	3.2%					137 North 8th Street	Brooklyn
7	Loan	2, 4, 23, 27	1	One West End Retail	4.8%	100.0%	SMC	SMC	NAP	NAP	15 West End Avenue	New York
8	Loan	4	1	St. Charles Towne Plaza	4.1%	100.0%	SMC	SMC	NAP	NAP	1170 Smallwood Drive	Waldorf
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	3.9%	100.0%	SMC	SMC	NAP	NAP	19, 21 and 33 Newport Avenue	Quincy
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	3.5%		SMC	SMC	NAP	NAP	Various	Various
10.01	Property		1	Oasis Palms Estates	1.3%	38.2%					201 South Pennsylvania Avenue	San Bernardino
10.02	Property		1	Los Arcos Estates	1.1%	30.5%					650 East Busby Drive	Sierra Vista
10.03	Property		1	Palm Villa	0.6%	16.1%					430 North Palm Avenue	Hemet
10.04	Property		1	Sycamore Village	0.5%	15.1%					500 Mulberry Street	Atlantic
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	3.2%	100.0%	SGFC	SGFC	NAP	NAP	504-512 Northwest 1st Avenue, 110 Northwest 1st Avenue, and 605 North Dixie Highway	Hallandale Beach
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	3.2%	100.0%	SMC	SMC	NAP	NAP	565 Northside Drive Southwest	Atlanta
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	3.1%		BMO	BMO	NAP	NAP	Various	Beavercreek
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	1.9%	59.4%					2685 Hibiscus Way (Units 120/130, 200, and 250)	Beavercreek
13.02	Property		1	3725 Pentagon Boulevard	1.0%	32.8%					3725 Pentagon Boulevard	Beavercreek
13.03	Property		1	2601 Commons Boulevard	0.2%	7.7%					2601 Commons Boulevard	Beavercreek
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	3.0%		SGFC	SGFC	NAP	NAP	Various	Various
14.01	Property		1	Center City Apartments	1.3%	42.3%					70 South Pine Street	Hazleton
14.02	Property		1	City Heights Apartments	0.9%	30.1%					5 North Sherman Street	Wilkes Barre
14.03	Property		1	Mulberry Towers	0.8%	27.6%					499 Mulberry Street	Scranton
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	2.6%	100.0%	GSC2	GCMC	NAP	NAP	410 Tompkins Avenue	Brooklyn
16	Loan	2, 19	1	Plaza Colonial	2.4%	100.0%	SMC	SMC	NAP	NAP	2840, 2850, 2870, 2880 and 2890 East Skyline Drive	Tucson
17	Loan	6, 7, 19, 33	2	Abington & Cypress	2.2%		SMC	SMC	NAP	NAP	Various	Various
17.01	Property		1	Cypress Village Apartments	1.2%	52.9%					4225 Cypress Road and 11330 Cypress Village Drive	Saint Ann
17.02	Property		1	The Abington	1.1%	47.1%					4616 Scott Crossing Drive	Memphis
18	Loan	16, 27	1	Regency at Menlo Park	2.1%	100.0%	GSC2	GCMC	NAP	NAP	185 West Kelly Street	Metuchen
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	1.8%	100.0%	SGFC	SGFC	NAP	NAP	161 Douglas Avenue	Altamonte Springs
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	1.8%		SMC	SMC	NAP	NAP	Various	Lawrence
20.01	Property		1	280 and 290 Merrimack Street	1.2%	67.7%					280 and 290 Merrimack Street	Lawrence
20.02	Property		1	350 Merrimack Street	0.6%	32.2%					350 Merrimack Street	Lawrence
21	Loan	3, 19	1	RISE Noblesville	1.8%	100.0%	KeyBank	KeyBank	NAP	NAP	605 Sheridan Road	Noblesville
22	Loan	3, 16	1	99 Storms Ave	1.7%	100.0%	KeyBank	KeyBank	NAP	NAP	99 Storms Avenue	Jersey City
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	1.5%	100.0%	KeyBank	KeyBank	NAP	NAP	949-951 Bedford Avenue	Brooklyn
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	1.4%	100.0%	GSBI, BMO, BANA	BMO	NAP	NAP	1535 Broadway	New York
25	Loan	1, 7	1	Shaw Park Plaza	1.4%	100.0%	BMO, 3650 Capital	BMO	NAP	NAP	1 North Brentwood Boulevard	Clayton
26	Loan	10, 27	1	1565 New York Ave	1.2%	100.0%	KeyBank	KeyBank	NAP	NAP	1565 New York Avenue	New York
27	Loan	2, 19	1	200 Mott Street	1.2%	100.0%	SGFC	SGFC	NAP	NAP	200 Mott Street	New York
28	Loan		1	Dunbar Village Plaza	0.9%	100.0%	SMC	SMC	NAP	NAP	981 Dunbar Village Plaza	Dunbar
29	Loan		1	Manhattanview Terrace	0.9%	100.0%	KeyBank	KeyBank	NAP	NAP	34-43 Crescent Street	Astoria
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	0.9%	100.0%	SMC	SMC	NAP	NAP	1336-1338 Dekalb Avenue	Brooklyn
31	Loan	33	1	The Windsor Apartments	0.8%	100.0%	KeyBank	KeyBank	NAP	NAP	401 Pine Street, 410, 434, and 442 Walnut Street	Abilene
32	Loan	6	4	Central Salt Lake Portfolio	0.8%		SMC	SMC	NAP	NAP	Various	Salt Lake City
32.01	Property		1	150 Apartments	0.4%	53.2%					150 South 700 East	Salt Lake City
32.02	Property		1	7th & 7th	0.3%	32.4%					733-743 South 700 East	Salt Lake City
32.03	Property		1	Central Fourplex	0.1%	9.8%					154 South 700 East	Salt Lake City
32.04	Property		1	Central Triplex	0.0%	4.6%					151-155 South Heather Street	Salt Lake City
33	Loan	19	1	Vidalia Central	0.8%	100.0%	SMC	SMC	NAP	NAP	3113-3189 East 1st Street	Vidalia
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	0.7%		SMC	SMC	NAP	NAP	Various	Various
34.01	Property		1	Kingswood MHP	0.3%	37.2%					901 Ringer Street	LaGrange
34.02	Property		1	Fairwood MHP	0.2%	33.7%					201 Tuggle Street	LaGrange
34.03	Property		1	Bedsole MHP	0.2%	29.1%					462 Trice Road	Milner
35	Loan	31, 33	1	66 York Street	0.7%	100.0%	SMC	SMC	NAP	NAP	66 York Street	Jersey City
36	Loan		1	Lions Head Medical Office	0.4%	100.0%	BMO	BMO	NAP	NAP	35 Beaverson Boulevard	Brick
37	Loan		1	City Line – Millbrook	0.4%	100.0%	BMO	BMO	NAP	NAP	5375 Oak Tree Road	Millbrook

A-515

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3			6, 7	6, 7

1	Loan	2, 7, 12, 16, 26	1	One Grove	Hudson	NJ	07302	Multifamily	High Rise	2024	NAP	193	Units	419,689.12	60,000,000	60,000,000
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	Kings	NY	11216	Multifamily	High Rise	2024	NAP	98	Units	591,836.73	53,000,000	53,000,000
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	Kings	NY	11205	Mixed Use	Office/Retail	2023	NAP	148,242	SF	505.93	50,500,000	50,500,000
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	Dallas	TX	75219	Various	Various	1969	2022	324,588	SF	258.79	48,600,000	48,600,000
4.01	Property		1	Turtle Creek Village Retail	Dallas	TX	75219	Retail	Anchored	1969	2022	94,720	SF		24,652,174	24,652,174
4.02	Property		1	Turtle Creek Village Office	Dallas	TX	75219	Office	CBD	1969	2022	229,868	SF		23,947,826	23,947,826
5	Loan	3, 17, 19	1	Brickyard Square	Rockingham	NH	03042	Retail	Anchored	2011, 2012, 2015	NAP	174,510	SF	209.44	36,550,000	36,550,000
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	Various	NY	Various	Multifamily	Various	Various	Various	91	Units	382,417.58	34,800,000	34,800,000
6.01	Property		1	146 Wythe Avenue	Kings	NY	11249	Multifamily	Mid Rise	1910	NAP	6	Units		4,760,000	4,760,000
6.02	Property		1	21 Judge Street	New York	NY	11211	Multifamily	Mid Rise	2009	NAP	15	Units		4,330,000	4,330,000
6.03	Property		1	81 Olive Street	Kings	NY	11211	Multifamily	Low Rise	1920	NAP	9	Units		4,090,000	4,090,000
6.04	Property		1	113 North 8th Street	Kings	NY	11249	Multifamily	Low Rise	1910	NAP	9	Units		3,290,000	3,290,000
6.05	Property		1	90 Berry Street	Kings	NY	11249	Multifamily	Low Rise	1900	NAP	8	Units		3,050,000	3,050,000
6.06	Property		1	436 Graham Avenue	Kings	NY	11211	Multifamily	Low Rise	1920	1999	4	Units		2,670,000	2,670,000
6.07	Property		1	429 Graham Avenue	Kings	NY	11211	Multifamily	Low Rise	1928	2011	4	Units		2,620,000	2,620,000
6.08	Property		1	14 Judge Street	Kings	NY	11211	Multifamily	Mid Rise	1920	NAP	8	Units		2,560,000	2,560,000
6.09	Property		1	29 Orient Avenue	Kings	NY	11211	Multifamily	Low Rise	1920	NAP	6	Units		2,350,000	2,350,000
6.10	Property		1	24 Skillman Avenue	Kings	NY	11211	Multifamily	Low Rise	1930	NAP	8	Units		2,260,000	2,260,000
6.11	Property		1	792 Metropolitan Avenue	Kings	NY	11211	Multifamily	Low Rise	1930	NAP	6	Units		1,720,000	1,720,000
6.12	Property		1	137 North 8th Street	Kings	NY	11249	Multifamily	Mid Rise	1900	NAP	8	Units		1,100,000	1,100,000
7	Loan	2, 4, 23, 27	1	One West End Retail	New York	NY	10069	Retail	Anchored	2014	NAP	32,159	SF	1,033.93	33,250,000	33,250,000
8	Loan	4	1	St. Charles Towne Plaza	Charles	MD	20603	Retail	Anchored	1987	NAP	380,675	SF	74.87	28,500,000	28,500,000
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	Norfolk	MA	02171	Multifamily	Mid Rise	2024	NAP	104	Units	259,615.38	27,000,000	27,000,000
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	591	Pads	41,351.95	24,439,000	24,439,000
10.01	Property		1	Oasis Palms Estates	San Bernardino	CA	92410	Manufactured Housing	Manufactured Housing	1977	NAP	141	Pads		9,340,989	9,340,989
10.02	Property		1	Los Arcos Estates	Cochise	AZ	85635	Manufactured Housing	Manufactured Housing	1972	NAP	229	Pads		7,463,973	7,463,973
10.03	Property		1	Palm Villa	Riverside	CA	92543	Manufactured Housing	Manufactured Housing	1962	NAP	109	Pads		3,942,993	3,942,993
10.04	Property		1	Sycamore Village	Cass	IA	50022	Manufactured Housing	Manufactured Housing	1952	NAP	112	Pads		3,691,045	3,691,045
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	Broward	FL	33009	Multifamily	Low Rise	2024	NAP	89	Units	252,808.99	22,500,000	22,500,000
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	Fulton	GA	30310	Mixed Use	Office/Multifamily/Retail	1920	2021-2024	93,432	SF	235.47	22,000,000	22,000,000
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	Greene	OH	45431	Office	Suburban	Various	Various	140,578	SF	154.72	21,750,000	21,750,000
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	Greene	OH	45431	Office	Suburban	2008	2025	74,956	SF		12,928,793	12,928,793
13.02	Property		1	3725 Pentagon Boulevard	Greene	OH	45431	Office	Suburban	2009	NAP	51,560	SF		7,137,771	7,137,771
13.03	Property		1	2601 Commons Boulevard	Greene	OH	45431	Office	Suburban	2006	NAP	14,062	SF		1,683,436	1,683,436
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	Various	PA	Various	Multifamily	Age Restricted	Various	NAP	533	Units	39,681.05	21,150,000	21,150,000
14.01	Property		1	Center City Apartments	Luzerne	PA	18201	Multifamily	Age Restricted	1983	NAP	176	Units		8,940,000	8,940,000
14.02	Property		1	City Heights Apartments	Luzerne	PA	18702	Multifamily	Age Restricted	1980	NAP	151	Units		6,370,000	6,370,000
14.03	Property		1	Mulberry Towers	Lackawanna	PA	18503	Multifamily	Age Restricted	1980	NAP	206	Units		5,840,000	5,840,000
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	Kings	NY	11216	Multifamily	Mid Rise	2017	NAP	35	Units	516,428.57	18,075,000	18,075,000
16	Loan	2, 19	1	Plaza Colonial	Pima	AZ	85718	Mixed Use	Office/Retail	2005	NAP	83,869	SF	199.12	16,700,000	16,700,000
17	Loan	6, 7, 19, 33	2	Abington & Cypress	Various	Various	Various	Multifamily	Garden	Various	Various	714	Units	63,935.57	15,650,000	15,650,000
17.01	Property		1	Cypress Village Apartments	Saint Louis	MO	63074	Multifamily	Garden	1967	2017	330	Units		8,279,244	8,279,244
17.02	Property		1	The Abington	Shelby	TN	38128	Multifamily	Garden	1974	2015	384	Units		7,370,756	7,370,756
18	Loan	16, 27	1	Regency at Menlo Park	Middlesex	NJ	08840	Multifamily	Garden	2024	NAP	56	Units	267,857.14	15,000,000	15,000,000
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	Seminole	FL	32714	Hospitality	Limited Service	2013	2024	128	Rooms	99,765.63	12,770,000	12,770,000
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	Essex	MA	01843	Various	Various	Various	Various	532,511	SF	150.23	12,500,000	12,500,000
20.01	Property		1	280 and 290 Merrimack Street	Essex	MA	01843	Mixed Use	Office/Retail	1906, 2014	2012	386,686	SF		8,468,750	8,468,750
20.02	Property		1	350 Merrimack Street	Essex	MA	01843	Office	Suburban/R&D	1900	2013	145,825	SF		4,031,250	4,031,250
21	Loan	3, 19	1	RISE Noblesville	Hamilton	IN	46060	Self Storage	Self Storage	2020	2021	101,028	SF	123.73	12,500,000	12,500,000
22	Loan	3, 16	1	99 Storms Ave	Hudson	NJ	07306	Multifamily	Mid Rise	2024	NAP	50	Units	244,000.00	12,200,000	12,200,000
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	KIngs	NY	11205	Multifamily	Mid Rise	2024	NAP	20	Units	525,000.00	10,500,000	10,500,000
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	New York	NY	10012	Retail	Retail/Signage	1985	2014	106,481	SF	2,602.34	10,000,000	10,000,000
25	Loan	1, 7	1	Shaw Park Plaza	St. Louis	MO	63105	Office	Suburban	2000	2023	277,927	SF	197.77	10,000,000	9,993,557
26	Loan	10, 27	1	1565 New York Ave	Kings	NY	11210	Multifamily	Mid Rise	2022	NAP	22	Units	386,363.64	8,500,000	8,500,000
27	Loan	2, 19	1	200 Mott Street	New York	NY	10012	Multifamily	Mid Rise	1900	2024	27	Units	314,814.81	8,500,000	8,500,000
28	Loan		1	Dunbar Village Plaza	Kanawha	WV	25064	Retail	Anchored	1974	NAP	107,222	SF	61.55	6,600,000	6,600,000
29	Loan		1	Manhattanview Terrace	Queens	NY	11106	Multifamily	Mid Rise	1920	2018	120	Units	51,250.00	6,150,000	6,150,000
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	Kings	NY	11221	Multifamily	Mid Rise	1931	2024	10	Units	610,000.00	6,100,000	6,100,000
31	Loan	33	1	The Windsor Apartments	Taylor	TX	79601	Multifamily	High Rise	1927	2020-2024	81	Units	70,432.10	5,705,000	5,705,000
32	Loan	6	4	Central Salt Lake Portfolio	Salt Lake	UT	84102	Multifamily	Garden	Various	2023	43	Units	130,813.95	5,625,000	5,625,000
32.01	Property		1	150 Apartments	Salt Lake	UT	84102	Multifamily	Garden	1927	2023	24	Units		2,990,974	2,990,974
32.02	Property		1	7th & 7th	Salt Lake	UT	84102	Multifamily	Garden	1951	2023	12	Units		1,821,663	1,821,663
32.03	Property		1	Central Fourplex	Salt Lake	UT	84102	Multifamily	Garden	1862	2023	4	Units		553,884	553,884
32.04	Property		1	Central Triplex	Salt Lake	UT	84102	Multifamily	Garden	1901	2023	3	Units		258,479	258,479
33	Loan	19	1	Vidalia Central	Toombs	GA	30436	Retail	Anchored	2007	NAP	45,096	SF	119.74	5,400,000	5,400,000
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	Various	GA	Various	Manufactured Housing	Manufactured Housing	Various	NAP	157	Pads	31,847.13	5,000,000	5,000,000
34.01	Property		1	Kingswood MHP	Troup	GA	30241	Manufactured Housing	Manufactured Housing	1986	NAP	57	Pads		1,860,465	1,860,465
34.02	Property		1	Fairwood MHP	Troup	GA	30240	Manufactured Housing	Manufactured Housing	1980	NAP	51	Pads		1,686,047	1,686,047
34.03	Property		1	Bedsole MHP	Lamar	GA	30257	Manufactured Housing	Manufactured Housing	1991	NAP	49	Pads		1,453,488	1,453,488
35	Loan	31, 33	1	66 York Street	Hudson	NJ	07302	Office	CBD	1894	2003	28,598	SF	168.19	4,810,000	4,810,000
36	Loan		1	Lions Head Medical Office	Ocean	NJ	08723	Office	Medical	1985-1992	NAP	64,500	SF	48.06	3,100,000	3,100,000
37	Loan		1	City Line – Millbrook	Elmore	AL	36054	Self Storage	Self Storage	2021-2023	NAP	35,740	SF	75.80	2,709,000	2,709,000

A-516

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
					6, 7		8		9	9	9	9

1	Loan	2, 7, 12, 16, 26	1	One Grove	60,000,000	5.99000%	0.01865%	5.97135%	NAP	303,659.72	NAP	3,643,916.64	Interest Only	No
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	53,000,000	6.15600%	0.01865%	6.13735%	NAP	275,666.25	NAP	3,307,995.00	Interest Only	No
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	50,500,000	7.12000%	0.01865%	7.10135%	NAP	303,794.91	NAP	3,645,538.89	Interest Only	No
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	48,600,000	6.87000%	0.02865%	6.84135%	NAP	282,099.38	NAP	3,385,192.50	Interest Only	No
4.01	Property		1	Turtle Creek Village Retail	24,652,174
4.02	Property		1	Turtle Creek Village Office	23,947,826
5	Loan	3, 17, 19	1	Brickyard Square	36,550,000	6.87000%	0.01865%	6.85135%	NAP	212,154.98	NAP	2,545,859.79	Interest Only	No
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	34,800,000	6.75000%	0.01865%	6.73135%	NAP	198,468.75	NAP	2,381,625.00	Interest Only	No
6.01	Property		1	146 Wythe Avenue	4,760,000
6.02	Property		1	21 Judge Street	4,330,000
6.03	Property		1	81 Olive Street	4,090,000
6.04	Property		1	113 North 8th Street	3,290,000
6.05	Property		1	90 Berry Street	3,050,000
6.06	Property		1	436 Graham Avenue	2,670,000
6.07	Property		1	429 Graham Avenue	2,620,000
6.08	Property		1	14 Judge Street	2,560,000
6.09	Property		1	29 Orient Avenue	2,350,000
6.10	Property		1	24 Skillman Avenue	2,260,000
6.11	Property		1	792 Metropolitan Avenue	1,720,000
6.12	Property		1	137 North 8th Street	1,100,000
7	Loan	2, 4, 23, 27	1	One West End Retail	33,250,000	6.45000%	0.01865%	6.43135%	NAP	181,200.96	NAP	2,174,411.46	Interest Only	No
8	Loan	4	1	St. Charles Towne Plaza	28,500,000	6.83000%	0.01865%	6.81135%	NAP	164,465.45	NAP	1,973,585.42	Interest Only	No
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	27,000,000	6.57500%	0.01865%	6.55635%	NAP	149,992.19	NAP	1,799,906.25	Interest Only	No
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	24,439,000	7.06000%	0.05740%	7.00260%	NAP	145,779.77	NAP	1,749,357.20	Interest Only	No
10.01	Property		1	Oasis Palms Estates	9,340,989
10.02	Property		1	Los Arcos Estates	7,463,973
10.03	Property		1	Palm Villa	3,942,993
10.04	Property		1	Sycamore Village	3,691,045
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	22,500,000	6.32600%	0.01865%	6.30735%	NAP	120,259.90	NAP	1,443,118.80	Interest Only	No
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	22,000,000	7.22000%	0.01865%	7.20135%	NAP	134,205.09	NAP	1,610,461.11	Interest Only	No
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	21,750,000	7.74000%	0.01865%	7.72135%	NAP	142,235.94	NAP	1,706,831.28	Interest Only	No
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	12,928,793
13.02	Property		1	3725 Pentagon Boulevard	7,137,771
13.03	Property		1	2601 Commons Boulevard	1,683,436
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	21,150,000	6.87100%	0.01865%	6.85235%	NAP	122,783.34	NAP	1,473,400.08	Interest Only	No
14.01	Property		1	Center City Apartments	8,940,000
14.02	Property		1	City Heights Apartments	6,370,000
14.03	Property		1	Mulberry Towers	5,840,000
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	18,075,000	6.25000%	0.01865%	6.23135%	NAP	95,448.13	NAP	1,145,377.56	Interest Only	No
16	Loan	2, 19	1	Plaza Colonial	16,700,000	6.96000%	0.06865%	6.89135%	NAP	98,205.28	NAP	1,178,463.33	Interest Only	No
17	Loan	6, 7, 19, 33	2	Abington & Cypress	15,650,000	7.09000%	0.01865%	7.07135%	NAP	93,749.66	NAP	1,124,995.90	Interest Only	No
17.01	Property		1	Cypress Village Apartments	8,279,244
17.02	Property		1	The Abington	7,370,756
18	Loan	16, 27	1	Regency at Menlo Park	15,000,000	6.39000%	0.01865%	6.37135%	NAP	80,984.38	NAP	971,812.56	Interest Only	No
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	12,770,000	7.78900%	0.01865%	7.77035%	NAP	84,039.16	NAP	1,008,469.92	Interest Only	No
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	12,500,000	7.01000%	0.01865%	6.99135%	NAP	74,035.01	NAP	888,420.14	Interest Only	No
20.01	Property		1	280 and 290 Merrimack Street	8,468,750
20.02	Property		1	350 Merrimack Street	4,031,250
21	Loan	3, 19	1	RISE Noblesville	12,500,000	6.77000%	0.02740%	6.74260%	NAP	71,500.29	NAP	858,003.48	Interest Only	No
22	Loan	3, 16	1	99 Storms Ave	12,200,000	6.49000%	0.02740%	6.46260%	NAP	66,898.08	NAP	802,776.96	Interest Only	No
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	10,500,000	6.29000%	0.02740%	6.26260%	NAP	55,801.91	NAP	669,622.92	Interest Only	No
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	10,000,000	6.33195%	0.01780%	6.31415%	NAP	53,499.11	NAP	641,989.32	Interest Only	No
25	Loan	1, 7	1	Shaw Park Plaza	9,461,663	6.90000%	0.01865%	6.88135%	65,860.01	NAP	790,320.12	NAP	Amortizing Balloon	No
26	Loan	10, 27	1	1565 New York Ave	8,500,000	6.40000%	0.02740%	6.37260%	NAP	45,962.96	NAP	551,555.52	Interest Only	No
27	Loan	2, 19	1	200 Mott Street	8,500,000	6.24400%	0.01865%	6.22535%	NAP	44,842.62	NAP	538,111.44	Interest Only	No
28	Loan		1	Dunbar Village Plaza	6,600,000	6.60000%	0.01865%	6.58135%	NAP	36,804.17	NAP	441,650.00	Interest Only	No
29	Loan		1	Manhattanview Terrace	6,150,000	6.50000%	0.02740%	6.47260%	NAP	33,775.17	NAP	405,302.04	Interest Only	No
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	6,100,000	6.30000%	0.01865%	6.28135%	NAP	32,469.79	NAP	389,637.50	Interest Only	No
31	Loan	33	1	The Windsor Apartments	5,705,000	7.22000%	0.02740%	7.19260%	NAP	34,801.82	NAP	417,621.84	Interest Only	No
32	Loan	6	4	Central Salt Lake Portfolio	5,625,000	6.44000%	0.05865%	6.38135%	NAP	30,606.77	NAP	367,281.25	Interest Only	No
32.01	Property		1	150 Apartments	2,990,974
32.02	Property		1	7th & 7th	1,821,663
32.03	Property		1	Central Fourplex	553,884
32.04	Property		1	Central Triplex	258,479
33	Loan	19	1	Vidalia Central	5,400,000	7.22000%	0.01865%	7.20135%	NAP	32,941.25	NAP	395,295.00	Interest Only	No
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	5,000,000	6.84000%	0.05865%	6.78135%	NAP	28,895.83	NAP	346,750.00	Interest Only	No
34.01	Property		1	Kingswood MHP	1,860,465
34.02	Property		1	Fairwood MHP	1,686,047
34.03	Property		1	Bedsole MHP	1,453,488
35	Loan	31, 33	1	66 York Street	4,810,000	7.10000%	0.01865%	7.08135%	NAP	28,854.43	NAP	346,253.19	Interest Only	No
36	Loan		1	Lions Head Medical Office	2,931,563	6.86000%	0.01865%	6.84135%	20,333.73	NAP	244,004.76	NAP	Amortizing Balloon	No
37	Loan		1	City Line – Millbrook	2,709,000	5.98000%	0.01865%	5.96135%	NAP	13,687.35	NAP	164,248.20	Interest Only	No

A-517

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date

1	Loan	2, 7, 12, 16, 26	1	One Grove	Actual/360	61	61	61	61	0	0	6/6/2025	0	1
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	Actual/360	60	60	60	60	0	0	5/30/2025	0	6
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	Actual/360	60	59	60	59	0	0	4/24/2025	1	6
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	Actual/360	60	60	60	60	0	0	5/13/2025	0	6
4.01	Property		1	Turtle Creek Village Retail
4.02	Property		1	Turtle Creek Village Office
5	Loan	3, 17, 19	1	Brickyard Square	Actual/360	60	60	60	60	0	0	5/8/2025	0	6
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	Actual/360	60	59	60	59	0	0	5/1/2025	1	6
6.01	Property		1	146 Wythe Avenue
6.02	Property		1	21 Judge Street
6.03	Property		1	81 Olive Street
6.04	Property		1	113 North 8th Street
6.05	Property		1	90 Berry Street
6.06	Property		1	436 Graham Avenue
6.07	Property		1	429 Graham Avenue
6.08	Property		1	14 Judge Street
6.09	Property		1	29 Orient Avenue
6.10	Property		1	24 Skillman Avenue
6.11	Property		1	792 Metropolitan Avenue
6.12	Property		1	137 North 8th Street
7	Loan	2, 4, 23, 27	1	One West End Retail	Actual/360	60	60	60	60	0	0	5/8/2025	0	6
8	Loan	4	1	St. Charles Towne Plaza	Actual/360	60	60	60	60	0	0	5/9/2025	0	6
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	Actual/360	60	60	60	60	0	0	6/2/2025	0	6
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	Actual/360	60	60	60	60	0	0	5/14/2025	0	6
10.01	Property		1	Oasis Palms Estates
10.02	Property		1	Los Arcos Estates
10.03	Property		1	Palm Villa
10.04	Property		1	Sycamore Village
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	Actual/360	60	60	60	60	0	0	5/23/2025	0	1
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	Actual/360	60	59	60	59	0	0	5/1/2025	1	6
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	Actual/360	60	60	60	60	0	0	6/6/2025	0	6
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)
13.02	Property		1	3725 Pentagon Boulevard
13.03	Property		1	2601 Commons Boulevard
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	Actual/360	60	60	60	60	0	0	6/4/2025	0	5
14.01	Property		1	Center City Apartments
14.02	Property		1	City Heights Apartments
14.03	Property		1	Mulberry Towers
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	Actual/360	60	59	60	59	0	0	4/30/2025	1	6
16	Loan	2, 19	1	Plaza Colonial	Actual/360	60	60	60	60	0	0	5/7/2025	0	6
17	Loan	6, 7, 19, 33	2	Abington & Cypress	Actual/360	60	57	60	57	0	0	2/25/2025	3	6
17.01	Property		1	Cypress Village Apartments
17.02	Property		1	The Abington
18	Loan	16, 27	1	Regency at Menlo Park	Actual/360	60	59	60	59	0	0	4/16/2025	1	6
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	Actual/360	60	60	60	60	0	0	5/29/2025	0	1
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	Actual/360	60	54	60	54	0	0	11/20/2024	6	6
20.01	Property		1	280 and 290 Merrimack Street
20.02	Property		1	350 Merrimack Street
21	Loan	3, 19	1	RISE Noblesville	Actual/360	60	60	60	60	0	0	5/23/2025	0	1
22	Loan	3, 16	1	99 Storms Ave	Actual/360	60	59	60	59	0	0	5/1/2025	1	1
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	Actual/360	60	60	60	60	0	0	5/23/2025	0	1
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	Actual/360	60	59	60	59	0	0	4/14/2025	1	1
25	Loan	1, 7	1	Shaw Park Plaza	Actual/360	0	0	60	59	360	359	5/5/2025	1	5
26	Loan	10, 27	1	1565 New York Ave	Actual/360	60	60	60	60	0	0	5/2/2025	0	1
27	Loan	2, 19	1	200 Mott Street	Actual/360	60	60	60	60	0	0	5/15/2025	0	1
28	Loan		1	Dunbar Village Plaza	Actual/360	60	59	60	59	0	0	5/6/2025	1	6
29	Loan		1	Manhattanview Terrace	Actual/360	60	59	60	59	0	0	4/15/2025	1	1
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	Actual/360	60	60	60	60	0	0	5/28/2025	0	6
31	Loan	33	1	The Windsor Apartments	Actual/360	60	60	60	60	0	0	5/20/2025	0	1
32	Loan	6	4	Central Salt Lake Portfolio	Actual/360	60	60	60	60	0	0	5/28/2025	0	6
32.01	Property		1	150 Apartments
32.02	Property		1	7th & 7th
32.03	Property		1	Central Fourplex
32.04	Property		1	Central Triplex
33	Loan	19	1	Vidalia Central	Actual/360	60	58	60	58	0	0	4/4/2025	2	6
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	Actual/360	60	59	60	59	0	0	5/1/2025	1	6
34.01	Property		1	Kingswood MHP
34.02	Property		1	Fairwood MHP
34.03	Property		1	Bedsole MHP
35	Loan	31, 33	1	66 York Street	Actual/360	60	60	60	60	0	0	5/30/2025	0	6
36	Loan		1	Lions Head Medical Office	Actual/360	0	0	60	60	360	360	5/20/2025	0	6
37	Loan		1	City Line – Millbrook	Actual/360	60	59	60	59	0	0	4/24/2025	1	6

A-518

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
									10		12			31

1	Loan	2, 7, 12, 16, 26	1	One Grove	7/1/2025	NAP	7/1/2030	7/1/2030	5	5	L(24),D(6),DorYM1(24),O(7)	NAV	NAV	NAV
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(30),O(6)	3,233,923	703,164	2,530,759
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(29),O(6)	4,344,105	1,288,952	3,055,154
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(32),O(4)	15,482,425	5,497,431	9,984,993
4.01	Property		1	Turtle Creek Village Retail								5,709,030	1,804,334	3,904,697
4.02	Property		1	Turtle Creek Village Office								9,773,394	3,693,098	6,080,297
5	Loan	3, 17, 19	1	Brickyard Square	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(32),O(4)	4,555,090	1,209,795	3,345,295
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(28),O(7)	3,703,422	961,465	2,741,957
6.01	Property		1	146 Wythe Avenue								NAV	NAV	NAV
6.02	Property		1	21 Judge Street								NAV	NAV	NAV
6.03	Property		1	81 Olive Street								NAV	NAV	NAV
6.04	Property		1	113 North 8th Street								NAV	NAV	NAV
6.05	Property		1	90 Berry Street								NAV	NAV	NAV
6.06	Property		1	436 Graham Avenue								NAV	NAV	NAV
6.07	Property		1	429 Graham Avenue								NAV	NAV	NAV
6.08	Property		1	14 Judge Street								NAV	NAV	NAV
6.09	Property		1	29 Orient Avenue								NAV	NAV	NAV
6.10	Property		1	24 Skillman Avenue								NAV	NAV	NAV
6.11	Property		1	792 Metropolitan Avenue								NAV	NAV	NAV
6.12	Property		1	137 North 8th Street								NAV	NAV	NAV
7	Loan	2, 4, 23, 27	1	One West End Retail	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(30),O(6)	3,014,770	326,359	2,688,411
8	Loan	4	1	St. Charles Towne Plaza	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(32),O(4)	5,246,326	1,292,851	3,953,475
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(31),O(5)	1,994,824	910,180	1,084,644
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(32),O(4)	4,115,945	1,677,749	2,438,196
10.01	Property		1	Oasis Palms Estates								1,782,822	756,470	1,026,352
10.02	Property		1	Los Arcos Estates								1,070,318	369,144	701,174
10.03	Property		1	Palm Villa								733,448	374,613	358,835
10.04	Property		1	Sycamore Village								529,357	177,523	351,834
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	7/1/2025	NAP	6/1/2030	6/1/2030	0	0	L(25),YM1(28),O(7)	NAV	NAV	NAV
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(31),O(4)	1,660,707	359,714	1,300,992
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(12),YM1(12),DorYM1(29),O(7)	3,043,432	1,171,487	1,871,945
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)								1,288,552	412,733	875,819
13.02	Property		1	3725 Pentagon Boulevard								1,360,726	569,442	791,284
13.03	Property		1	2601 Commons Boulevard								394,154	189,312	204,842
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	7/5/2025	NAP	6/5/2030	6/5/2030	0	0	L(24),YM1(33),O(3)	5,283,883	3,427,134	1,856,748
14.01	Property		1	Center City Apartments								1,796,803	973,197	823,605
14.02	Property		1	City Heights Apartments								1,489,967	974,770	515,197
14.03	Property		1	Mulberry Towers								1,997,113	1,479,167	517,946
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(29),O(6)	1,691,438	207,139	1,484,298
16	Loan	2, 19	1	Plaza Colonial	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(32),O(4)	3,047,258	810,574	2,236,683
17	Loan	6, 7, 19, 33	2	Abington & Cypress	4/6/2025	NAP	3/6/2030	3/6/2030	0	0	L(27),D(29),O(4)	7,574,526	3,276,075	4,298,451
17.01	Property		1	Cypress Village Apartments								4,277,199	1,798,446	2,478,753
17.02	Property		1	The Abington								3,297,328	1,477,629	1,819,699
18	Loan	16, 27	1	Regency at Menlo Park	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(30),O(5)	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	7/1/2025	NAP	6/1/2030	6/1/2030	0	0	L(24),D(29),O(7)	5,041,930	3,309,028	1,732,902
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	1/6/2025	NAP	12/6/2029	12/6/2029	0	0	L(30),D(26),O(4)	11,667,321	3,620,414	8,046,907
20.01	Property		1	280 and 290 Merrimack Street								7,592,683	2,408,236	5,184,446
20.02	Property		1	350 Merrimack Street								4,074,638	1,212,177	2,862,461
21	Loan	3, 19	1	RISE Noblesville	7/1/2025	NAP	6/1/2030	6/1/2030	0	0	L(24),D(30),O(6)	1,794,166	648,946	1,145,220
22	Loan	3, 16	1	99 Storms Ave	6/1/2025	NAP	5/1/2030	5/1/2030	0	0	L(25),YM1(29),O(6)	1,523,155	307,966	1,215,189
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	7/1/2025	NAP	6/1/2030	6/1/2030	0	0	L(25),YM1(32),O(3)	NAV	NAV	NAV
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	6/1/2025	NAP	5/1/2030	5/1/2030	3	0	L(25),D(28),O(7)	82,539,792	13,386,040	69,153,753
25	Loan	1, 7	1	Shaw Park Plaza	6/5/2025	6/5/2025	5/5/2030	5/5/2030	0	0	L(25),DorYM1(28),O(7)	9,363,902	3,453,626	5,910,276
26	Loan	10, 27	1	1565 New York Ave	7/1/2025	NAP	6/1/2030	6/1/2030	3	3	L(24),D(33),O(3)	776,052	70,996	705,056
27	Loan	2, 19	1	200 Mott Street	7/1/2025	NAP	6/1/2030	6/1/2030	5	0	L(24),D(29),O(7)	757,633	355,462	402,171
28	Loan		1	Dunbar Village Plaza	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(30),O(5)	1,206,764	459,700	747,064
29	Loan		1	Manhattanview Terrace	6/1/2025	NAP	5/1/2030	5/1/2030	0	0	L(25),D(32),O(3)	2,260,854	1,369,793	891,061
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(12),YM1(44),O(4)	132,191	14,473	117,718
31	Loan	33	1	The Windsor Apartments	7/1/2025	NAP	6/1/2030	6/1/2030	0	0	L(24),D(33),O(3)	1,266,265	626,657	639,608
32	Loan	6	4	Central Salt Lake Portfolio	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),YM1(31),O(5)	743,507	257,498	486,009
32.01	Property		1	150 Apartments								NAV	NAV	NAV
32.02	Property		1	7th & 7th								NAV	NAV	NAV
32.03	Property		1	Central Fourplex								NAV	NAV	NAV
32.04	Property		1	Central Triplex								NAV	NAV	NAV
33	Loan	19	1	Vidalia Central	5/6/2025	NAP	4/6/2030	4/6/2030	0	0	L(26),DorYM1(29),O(5)	792,536	106,332	686,204
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(31),O(4)	717,915	133,132	584,783
34.01	Property		1	Kingswood MHP								251,493	38,589	212,904
34.02	Property		1	Fairwood MHP								227,700	38,263	189,437
34.03	Property		1	Bedsole MHP								238,722	56,281	182,441
35	Loan	31, 33	1	66 York Street	7/6/2025	NAP	6/6/2030	6/6/2030	0	0	L(24),D(32),O(4)	207,314	44,775	162,539
36	Loan		1	Lions Head Medical Office	7/6/2025	7/6/2025	6/6/2030	6/6/2030	0	0	L(24),D(29),O(7)	1,142,784	706,784	436,000
37	Loan		1	City Line – Millbrook	6/6/2025	NAP	5/6/2030	5/6/2030	0	0	L(25),D(28),O(7)	300,410	78,955	221,455

A-519

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date
					16					16					16

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	3/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	2/28/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	1/31/2025	T-12	15,327,805	5,572,507	9,755,299	12/31/2024	T-12	12,770,947	5,691,539	7,079,408	12/31/2023
4.01	Property		1	Turtle Creek Village Retail	1/31/2025	T-12	5,688,320	1,834,221	3,854,099	12/31/2024	T-12	5,598,266	1,932,814	3,665,452	12/31/2023
4.02	Property		1	Turtle Creek Village Office	1/31/2025	T-12	9,639,486	3,738,286	5,901,200	12/31/2024	T-12	7,172,681	3,758,725	3,413,956	12/31/2023
5	Loan	3, 17, 19	1	Brickyard Square	2/28/2025	T-12	4,485,566	1,152,951	3,332,616	12/31/2024	T-12	4,542,267	1,251,265	3,291,001	12/31/2023
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	2/28/2025	T-12	3,724,654	1,107,825	2,616,829	12/31/2024	T-12	3,712,371	1,085,868	2,626,503	12/31/2023
6.01	Property		1	146 Wythe Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	21 Judge Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	81 Olive Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	113 North 8th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.05	Property		1	90 Berry Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.06	Property		1	436 Graham Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.07	Property		1	429 Graham Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.08	Property		1	14 Judge Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.09	Property		1	29 Orient Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.10	Property		1	24 Skillman Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.11	Property		1	792 Metropolitan Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.12	Property		1	137 North 8th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	2, 4, 23, 27	1	One West End Retail	3/31/2025	T-12	2,966,445	326,159	2,640,285	12/31/2024	T-12	2,836,428	326,180	2,510,248	12/31/2023
8	Loan	4	1	St. Charles Towne Plaza	2/28/2025	T-12	5,247,616	1,197,807	4,049,809	12/31/2024	T-12	5,017,256	1,251,803	3,765,453	12/31/2023
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	3/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	4/30/2025	T-12	4,025,113	1,815,066	2,210,047	12/31/2024	T-12	3,734,010	1,780,263	1,953,747	12/31/2023
10.01	Property		1	Oasis Palms Estates	4/30/2025	T-12	1,778,000	799,255	978,745	12/31/2024	T-12	1,715,700	843,413	872,287	12/31/2023
10.02	Property		1	Los Arcos Estates	4/30/2025	T-12	987,466	392,382	595,084	12/31/2024	T-12	879,608	331,106	548,502	12/31/2023
10.03	Property		1	Palm Villa	4/30/2025	T-12	769,482	460,259	309,223	12/31/2024	T-12	711,475	473,652	237,823	12/31/2023
10.04	Property		1	Sycamore Village	4/30/2025	T-12	490,166	163,171	326,996	12/31/2024	T-12	427,228	132,093	295,135	12/31/2023
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	3/31/2025	T-12	1,427,100	413,292	1,013,808	12/31/2024	T-12	NAV	NAV	NAV	NAV
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	3/31/2025	T-12	2,921,055	1,081,015	1,840,040	12/31/2024	T-12	2,563,914	1,122,643	1,441,271	12/31/2023
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	3/31/2025	T-12	1,168,606	391,589	777,017	12/31/2024	T-12	1,161,601	388,728	772,873	12/31/2023
13.02	Property		1	3725 Pentagon Boulevard	3/31/2025	T-12	1,334,053	511,038	823,015	12/31/2024	T-12	1,099,594	539,438	560,156	12/31/2023
13.03	Property		1	2601 Commons Boulevard	3/31/2025	T-12	418,396	178,388	240,008	12/31/2024	T-12	302,719	194,477	108,242	12/31/2023
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	3/31/2025	T-12	5,234,034	3,337,178	1,896,856	12/31/2024	T-12	5,058,412	3,308,407	1,750,005	12/31/2023
14.01	Property		1	Center City Apartments	3/31/2025	T-12	1,776,637	968,230	808,407	12/31/2024	T-12	1,718,453	927,965	790,487	12/31/2023
14.02	Property		1	City Heights Apartments	3/31/2025	T-12	1,493,072	939,027	554,046	12/31/2024	T-12	1,403,213	957,377	445,837	12/31/2023
14.03	Property		1	Mulberry Towers	3/31/2025	T-12	1,964,325	1,429,921	534,404	12/31/2024	T-12	1,936,746	1,423,065	513,681	12/31/2023
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	2/28/2025	T-12	1,687,155	204,613	1,482,541	12/31/2024	T-12	1,663,164	198,403	1,464,761	12/31/2023
16	Loan	2, 19	1	Plaza Colonial	3/31/2025	T-12	3,005,205	818,393	2,186,812	12/31/2024	T-12	2,933,701	669,764	2,263,937	12/31/2023
17	Loan	6, 7, 19, 33	2	Abington & Cypress	3/31/2025	T-12	7,562,668	3,349,685	4,212,983	12/31/2024	T-12	7,067,310	3,284,412	3,782,899	12/31/2023
17.01	Property		1	Cypress Village Apartments	3/31/2025	T-12	4,227,343	1,822,980	2,404,363	12/31/2024	T-12	3,815,022	1,714,417	2,100,604	12/31/2023
17.02	Property		1	The Abington	3/31/2025	T-12	3,335,325	1,526,705	1,808,620	12/31/2024	T-12	3,252,288	1,569,994	1,682,294	12/31/2023
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	4/30/2025	T-12	5,028,516	3,312,169	1,716,347	12/31/2024	T-12	4,921,067	3,226,315	1,694,752	12/31/2023
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	3/31/2025	T-12	11,306,976	3,455,979	7,850,997	12/31/2024	T-12	10,653,958	3,058,057	7,595,902	12/31/2023
20.01	Property		1	280 and 290 Merrimack Street	3/31/2025	T-12	7,678,187	2,329,769	5,348,418	12/31/2024	T-12	7,872,207	2,043,181	5,829,026	12/31/2023
20.02	Property		1	350 Merrimack Street	3/31/2025	T-12	3,628,788	1,126,210	2,502,579	12/31/2024	T-12	2,781,751	1,014,875	1,766,875	12/31/2023
21	Loan	3, 19	1	RISE Noblesville	3/31/2025	T-12	1,754,563	601,693	1,152,870	12/31/2024	T-12	1,578,389	617,548	960,841	12/31/2023
22	Loan	3, 16	1	99 Storms Ave	2/28/2025	T-3 Annulized	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	12/31/2024	T-12	77,671,553	10,539,687	67,131,866	12/31/2023	T-12	71,723,158	7,942,609	63,780,550	12/31/2022
25	Loan	1, 7	1	Shaw Park Plaza	1/31/2025	T-12	9,227,803	3,426,659	5,801,145	12/31/2024	T-12	8,496,059	3,661,095	4,834,964	12/31/2023
26	Loan	10, 27	1	1565 New York Ave	3/31/2025	T-12	758,336	67,091	691,245	12/31/2024	T-12	657,097	29,800	627,297	12/31/2023
27	Loan	2, 19	1	200 Mott Street	3/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28	Loan		1	Dunbar Village Plaza	2/28/2025	T-12	1,199,236	415,943	783,292	12/31/2024	T-12	1,208,160	441,169	766,990	12/31/2023
29	Loan		1	Manhattanview Terrace	12/31/2024	T-12	2,234,338	1,539,315	695,023	12/31/2023	T-12	2,061,462	1,707,338	354,124	12/31/2022
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	3/31/2025	T-4	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan	33	1	The Windsor Apartments	3/31/2025	T-12	1,248,941	623,754	625,188	12/31/2024	T-12	1,236,916	590,034	646,882	12/31/2023
32	Loan	6	4	Central Salt Lake Portfolio	3/31/2025	T-12	724,029	283,502	440,527	12/31/2024	T-12	324,704	238,996	85,709	12/31/2023
32.01	Property		1	150 Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.02	Property		1	7th & 7th	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.03	Property		1	Central Fourplex	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.04	Property		1	Central Triplex	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33	Loan	19	1	Vidalia Central	1/31/2025	T-12	787,131	104,311	682,820	12/31/2024	T-12	769,600	115,205	654,395	12/31/2023
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	2/28/2025	T-12	715,551	135,579	579,972	12/31/2024	T-12	656,615	148,582	508,033	12/31/2023
34.01	Property		1	Kingswood MHP	2/28/2025	T-12	249,919	39,296	210,623	12/31/2024	T-12	219,347	38,426	180,921	12/31/2023
34.02	Property		1	Fairwood MHP	2/28/2025	T-12	224,921	39,203	185,718	12/31/2024	T-12	200,896	35,587	165,309	12/31/2023
34.03	Property		1	Bedsole MHP	2/28/2025	T-12	240,711	57,080	183,631	12/31/2024	T-12	236,372	74,569	161,803	12/31/2023
35	Loan	31, 33	1	66 York Street	3/6/2025	T-2	789,615	345,370	444,245	12/31/2024	T-12	650,890	291,925	358,965	12/31/2023
36	Loan		1	Lions Head Medical Office	2/28/2025	T-12	1,128,097	700,362	427,734	12/31/2024	T-12	1,074,998	752,525	322,472	12/31/2023
37	Loan		1	City Line – Millbrook	2/28/2025	T-12	284,229	80,159	204,070	12/31/2024	T-12	212,753	95,312	117,441	12/31/2023

A-520

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
									31		15		7, 14	7, 14	7

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAV	95.0%	9,670,410	3,460,860	6,209,549	50,445	0	6,159,104	1.26	1.25	7.7%
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAV	92.1%	5,326,915	790,786	4,536,130	19,600	9,200	4,507,330	1.25	1.25	7.8%
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	NAV	93.0%	8,528,192	1,209,804	7,318,388	29,648	185,303	7,103,437	1.35	1.31	9.8%
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	T-12	91.2%	15,832,955	5,583,005	10,249,951	70,728	324,588	9,854,635	1.75	1.68	12.2%
4.01	Property		1	Turtle Creek Village Retail	T-12	93.7%	5,528,539	1,424,803	4,103,736	13,261	94,720	3,995,755
4.02	Property		1	Turtle Creek Village Office	T-12	89.9%	10,304,416	4,158,202	6,146,215	57,467	229,868	5,858,880
5	Loan	3, 17, 19	1	Brickyard Square	T-12	95.0%	4,578,433	1,179,820	3,398,613	26,177	69,804	3,302,632	1.33	1.30	9.3%
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	T-12	94.2%	4,036,006	1,032,473	3,003,533	29,642	3,686	2,970,205	1.26	1.25	8.6%
6.01	Property		1	146 Wythe Avenue	NAV	97.0%	520,181	74,679	445,502	4,387	2,253	438,861
6.02	Property		1	21 Judge Street	NAV	92.4%	500,249	234,586	265,663	4,832	0	260,831
6.03	Property		1	81 Olive Street	NAV	99.5%	479,063	102,130	376,933	984	0	375,948
6.04	Property		1	113 North 8th Street	NAV	99.5%	395,811	83,200	312,611	2,535	0	310,076
6.05	Property		1	90 Berry Street	NAV	99.5%	356,756	75,238	281,518	1,659	0	279,859
6.06	Property		1	436 Graham Avenue	NAV	48.2%	159,742	66,176	93,567	4,093	0	89,474
6.07	Property		1	429 Graham Avenue	NAV	97.7%	301,125	54,173	246,952	1,235	1,433	244,283
6.08	Property		1	14 Judge Street	NAV	99.5%	328,455	76,330	252,124	1,622	0	250,502
6.09	Property		1	29 Orient Avenue	NAV	99.5%	284,504	59,696	224,808	1,670	0	223,137
6.10	Property		1	24 Skillman Avenue	NAV	99.5%	302,381	78,982	223,399	4,824	0	218,575
6.11	Property		1	792 Metropolitan Avenue	NAV	99.5%	225,069	59,319	165,750	637	0	165,113
6.12	Property		1	137 North 8th Street	NAV	99.5%	182,671	67,964	114,707	1,162	0	113,545
7	Loan	2, 4, 23, 27	1	One West End Retail	T-12	97.0%	3,184,400	410,163	2,774,237	20,050	0	2,754,187	1.28	1.27	8.3%
8	Loan	4	1	St. Charles Towne Plaza	T-12	95.0%	5,478,930	1,368,733	4,110,198	76,135	190,338	3,843,725	2.08	1.95	14.4%
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAV	97.0%	3,379,338	1,085,469	2,293,869	26,000	0	2,267,869	1.27	1.26	8.5%
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	T-12	92.5%	4,292,418	1,935,078	2,357,340	29,550	0	2,327,790	1.35	1.33	9.6%
10.01	Property		1	Oasis Palms Estates	T-12	97.0%	1,766,808	958,517	808,291	7,050	0	801,241
10.02	Property		1	Los Arcos Estates	T-12	85.9%	1,277,343	412,187	865,157	11,450	0	853,707
10.03	Property		1	Palm Villa	T-12	95.4%	718,008	372,965	345,043	5,450	0	339,593
10.04	Property		1	Sycamore Village	T-12	93.4%	530,258	191,410	338,848	5,600	0	333,248
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAV	87.0%	3,535,914	1,344,645	2,191,268	28,356	0	2,162,912	1.52	1.50	9.7%
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	NAV	91.8%	2,885,463	395,754	2,489,709	15,399	57,193	2,417,117	1.55	1.50	11.3%
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	T-12	95.0%	3,867,765	1,221,795	2,645,970	28,116	65,622	2,552,233	1.55	1.50	12.2%
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	T-12	95.0%	1,987,502	456,719	1,530,783	14,991	0	1,515,792
13.02	Property		1	3725 Pentagon Boulevard	T-12	95.0%	1,461,779	572,901	888,878	10,312	51,560	827,006
13.03	Property		1	2601 Commons Boulevard	T-12	95.0%	418,484	192,175	226,309	2,812	14,062	209,435
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	T-12	95.0%	5,449,393	3,239,159	2,210,233	134,282	0	2,075,951	1.50	1.41	10.5%
14.01	Property		1	Center City Apartments	T-12	98.5%	1,852,236	903,388	948,849	44,000	0	904,849
14.02	Property		1	City Heights Apartments	T-12	96.0%	1,560,064	911,252	648,812	38,782	0	610,030
14.03	Property		1	Mulberry Towers	T-12	91.3%	2,037,092	1,424,519	612,573	51,500	0	561,073
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	T-12	97.0%	1,657,346	208,979	1,448,367	9,681	0	1,438,687	1.26	1.26	8.0%
16	Loan	2, 19	1	Plaza Colonial	T-12	94.9%	3,040,322	803,395	2,236,928	20,348	67,095	2,149,485	1.90	1.82	13.4%
17	Loan	6, 7, 19, 33	2	Abington & Cypress	T-12	89.6%	7,895,400	3,376,314	4,519,087	203,060	0	4,316,027	1.38	1.32	9.9%
17.01	Property		1	Cypress Village Apartments	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.02	Property		1	The Abington	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	16, 27	1	Regency at Menlo Park	NAP	95.0%	1,671,045	414,590	1,256,455	11,200	0	1,245,255	1.29	1.28	8.4%
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	T-12	80.5%	5,041,930	3,307,375	1,734,555	201,677	0	1,532,878	1.72	1.52	13.6%
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	T-12	95.0%	12,184,481	3,325,733	8,858,748	79,877	266,256	8,512,616	1.56	1.50	11.1%
20.01	Property		1	280 and 290 Merrimack Street	T-12	95.0%	8,219,557	2,279,290	5,940,267	58,003	193,343	5,688,921
20.02	Property		1	350 Merrimack Street	T-12	95.0%	3,964,924	1,046,443	2,918,481	21,874	72,913	2,823,695
21	Loan	3, 19	1	RISE Noblesville	T-12	88.0%	1,819,391	589,928	1,229,463	10,103	0	1,219,360	1.43	1.42	9.8%
22	Loan	3, 16	1	99 Storms Ave	NAV	94.8%	1,454,710	422,768	1,031,942	12,480	12,302	1,007,160	1.29	1.25	8.5%
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAV	95.0%	900,600	110,028	790,572	4,500	4,701	781,371	1.27	1.25	8.1%
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	T-12	98.3%	74,830,350	14,935,901	59,894,449	176,620	212,962	59,504,867	3.37	3.34	21.6%
25	Loan	1, 7	1	Shaw Park Plaza	T-12	95.0%	10,987,592	3,536,705	7,450,887	88,937	277,927	7,084,024	1.71	1.63	13.6%
26	Loan	10, 27	1	1565 New York Ave	T-12	95.0%	766,437	73,497	692,941	4,950	0	687,991	1.26	1.25	8.2%
27	Loan	2, 19	1	200 Mott Street	NAV	95.3%	1,053,349	364,735	688,614	6,852	0	681,762	1.28	1.27	8.1%
28	Loan		1	Dunbar Village Plaza	T-12	95.9%	1,198,492	458,084	740,408	23,589	53,611	663,208	1.68	1.50	11.2%
29	Loan		1	Manhattanview Terrace	T-12	94.0%	2,274,849	1,579,970	694,878	36,000	0	658,878	1.71	1.63	11.3%
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAV	96.6%	554,585	61,313	493,272	3,070	2,850	487,352	1.27	1.25	8.1%
31	Loan	33	1	The Windsor Apartments	T-12	95.0%	1,258,426	614,914	643,511	25,862	10,564	607,085	1.54	1.45	11.3%
32	Loan	6	4	Central Salt Lake Portfolio	T-12	95.4%	725,558	248,558	477,000	10,879	0	466,121	1.30	1.27	8.5%
32.01	Property		1	150 Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.02	Property		1	7th & 7th	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.03	Property		1	Central Fourplex	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32.04	Property		1	Central Triplex	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33	Loan	19	1	Vidalia Central	T-12	95.0%	784,506	118,661	665,845	4,961	40,586	620,298	1.68	1.57	12.3%
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	T-12	94.9%	723,629	168,522	555,107	7,850	0	547,257	1.60	1.58	11.1%
34.01	Property		1	Kingswood MHP	T-12	94.7%	259,693	52,216	207,477	2,850	0	204,627
34.02	Property		1	Fairwood MHP	T-12	95.0%	232,375	50,426	181,949	2,550	0	179,399
34.03	Property		1	Bedsole MHP	T-12	95.0%	231,561	65,880	165,681	2,450	0	163,231
35	Loan	31, 33	1	66 York Street	T-12	89.7%	995,480	471,867	523,613	5,720	28,598	489,296	1.51	1.41	10.9%
36	Loan		1	Lions Head Medical Office	T-12	86.4%	1,206,847	714,103	492,744	10,320	64,500	417,924	2.02	1.71	15.9%
37	Loan		1	City Line – Millbrook	T-12	73.7%	349,260	89,308	259,952	3,574	0	256,378	1.58	1.56	9.6%

A-521

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					7	5			5, 7	5, 7	3,4

1	Loan	2, 7, 12, 16, 26	1	One Grove	7.6%	126,200,000	As Is	2/26/2025	64.2%	64.2%	94.3%	5/28/2025	No
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	7.8%	88,500,000	As Is	4/1/2025	65.5%	65.5%	100.0%	5/30/2025	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	9.5%	111,400,000	As Is	3/18/2025	67.3%	67.3%	99.9%	4/21/2025	No
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	11.7%	158,400,000	As Portfolio	3/20/2025	53.0%	53.0%	94.0%	5/8/2025
4.01	Property		1	Turtle Creek Village Retail		80,500,000	As Is	3/20/2025			93.5%	5/8/2025	No
4.02	Property		1	Turtle Creek Village Office		78,200,000	As Is	3/20/2025			94.2%	5/8/2025	No
5	Loan	3, 17, 19	1	Brickyard Square	9.0%	52,550,000	As Is	4/2/2025	69.6%	69.6%	98.6%	5/1/2025	No
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	8.5%	58,700,000	As Portfolio	3/26/2025	59.3%	59.3%	93.4%	4/25/2025
6.01	Property		1	146 Wythe Avenue		7,800,000	As Is	3/26/2025			83.3%	4/25/2025	NAP
6.02	Property		1	21 Judge Street		7,100,000	As Is	3/26/2025			93.3%	4/25/2025	NAP
6.03	Property		1	81 Olive Street		6,700,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.04	Property		1	113 North 8th Street		5,400,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.05	Property		1	90 Berry Street		5,000,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.06	Property		1	436 Graham Avenue		4,400,000	As Is	3/26/2025			50.0%	4/25/2025	NAP
6.07	Property		1	429 Graham Avenue		4,300,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.08	Property		1	14 Judge Street		4,200,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.09	Property		1	29 Orient Avenue		3,850,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.10	Property		1	24 Skillman Avenue		3,700,000	As Is	3/26/2025			87.5%	4/25/2025	NAP
6.11	Property		1	792 Metropolitan Avenue		2,820,000	As Is	3/26/2025			100.0%	4/25/2025	NAP
6.12	Property		1	137 North 8th Street		1,800,000	As Is	3/26/2025			87.5%	4/25/2025	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	8.3%	48,600,000	As Is	3/21/2025	68.4%	68.4%	100.0%	4/30/2025	No
8	Loan	4	1	St. Charles Towne Plaza	13.5%	54,100,000	As Is	4/11/2025	52.7%	52.7%	98.5%	5/5/2025	No
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	8.4%	47,300,000	As Is	3/27/2025	57.1%	57.1%	94.2%	5/28/2025	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	9.5%	38,800,000	As Is	Various	63.0%	63.0%	92.4%	5/8/2025
10.01	Property		1	Oasis Palms Estates		14,830,000	As Is	2/12/2025			100.0%	5/8/2025	NAP
10.02	Property		1	Los Arcos Estates		11,850,000	As Is	2/18/2025			84.3%	5/8/2025	NAP
10.03	Property		1	Palm Villa		6,260,000	As Is	2/12/2025			97.2%	5/8/2025	NAP
10.04	Property		1	Sycamore Village		5,860,000	As Is	2/17/2025			94.6%	5/8/2025	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	9.6%	43,100,000	As Is	3/28/2025	52.2%	52.2%	95.5%	5/1/2025	No
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	11.0%	32,800,000	As Is	3/6/2025	67.1%	67.1%	91.0%	4/22/2025	No
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	11.7%	32,300,000	As Is	3/25/2025	67.3%	67.3%	100.0%	3/1/2025
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)		19,200,000	As Is	3/25/2025			100.0%	3/1/2025	Yes
13.02	Property		1	3725 Pentagon Boulevard		10,600,000	As Is	3/25/2025			100.0%	3/1/2025	No
13.03	Property		1	2601 Commons Boulevard		2,500,000	As Is	3/25/2025			100.0%	3/1/2025	No
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	9.8%	37,150,000	As Is	3/25/2025	56.9%	56.9%	95.1%	Various	No
14.01	Property		1	Center City Apartments		14,150,000	As Is	3/25/2025			98.9%	4/27/2025	NAP
14.02	Property		1	City Heights Apartments		12,000,000	As Is	3/25/2025			96.0%	4/29/2025	NAP
14.03	Property		1	Mulberry Towers		11,000,000	As Is	3/25/2025			91.3%	4/29/2025	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	8.0%	25,500,000	As Is	3/24/2025	70.9%	70.9%	100.0%	3/13/2025	NAP
16	Loan	2, 19	1	Plaza Colonial	12.9%	32,200,000	As Is	3/21/2025	51.9%	51.9%	92.2%	5/5/2025	No
17	Loan	6, 7, 19, 33	2	Abington & Cypress	9.5%	65,600,000	As Is	Various	69.6%	69.6%	88.1%	Various
17.01	Property		1	Cypress Village Apartments		34,300,000	As Is	11/6/2024			96.1%	5/3/2025	NAP
17.02	Property		1	The Abington		31,300,000	As Is	11/8/2024			81.3%	5/16/2025	NAP
18	Loan	16, 27	1	Regency at Menlo Park	8.3%	23,250,000	As Is	3/4/2025	64.5%	64.5%	96.4%	3/17/2025	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	12.0%	19,800,000	As Is	3/26/2025	64.5%	64.5%	80.5%	4/30/2025	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	10.6%	129,900,000	As Is	11/13/2024	61.6%	61.6%	94.8%	11/11/2024
20.01	Property		1	280 and 290 Merrimack Street		91,900,000	As Is	11/13/2024			92.8%	11/11/2024	No
20.02	Property		1	350 Merrimack Street		38,000,000	As Is	11/13/2024			100.0%	11/11/2024	No
21	Loan	3, 19	1	RISE Noblesville	9.8%	18,400,000	As Is	4/10/2025	67.9%	67.9%	88.7%	4/9/2025	NAP
22	Loan	3, 16	1	99 Storms Ave	8.3%	20,400,000	As Is	3/13/2025	59.8%	59.8%	98.0%	3/31/2025	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	8.0%	18,600,000	As Stabilized	1/12/2026	56.5%	56.5%	95.0%	4/29/2025	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	21.5%	1,040,000,000	As Is	10/1/2024	26.6%	26.6%	99.3%	2/1/2025	No
25	Loan	1, 7	1	Shaw Park Plaza	12.9%	83,800,000	As Is	2/6/2025	65.6%	62.1%	96.3%	3/12/2025	No
26	Loan	10, 27	1	1565 New York Ave	8.1%	12,800,000	As Is	3/27/2025	66.4%	66.4%	100.0%	3/31/2025	NAP
27	Loan	2, 19	1	200 Mott Street	8.0%	12,500,000	As Is	3/6/2025	68.0%	68.0%	100.0%	1/1/2025	NAP
28	Loan		1	Dunbar Village Plaza	10.0%	10,170,000	As Is	4/3/2025	64.9%	64.9%	96.3%	5/1/2025	No
29	Loan		1	Manhattanview Terrace	10.7%	14,500,000	As Is	2/26/2025	42.4%	42.4%	94.2%	3/24/2025	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	8.0%	9,200,000	As Is	12/16/2024	66.3%	66.3%	100.0%	5/27/2025	NAP
31	Loan	33	1	The Windsor Apartments	10.6%	8,400,000	As Is	4/3/2025	67.9%	67.9%	96.3%	5/20/2025	NAP
32	Loan	6	4	Central Salt Lake Portfolio	8.3%	9,140,000	As Is	4/4/2025	61.5%	61.5%	95.4%	5/22/2025
32.01	Property		1	150 Apartments		4,860,000	As Is	4/4/2025			91.7%	5/22/2025	NAP
32.02	Property		1	7th & 7th		2,960,000	As Is	4/4/2025			100.0%	5/22/2025	NAP
32.03	Property		1	Central Fourplex		900,000	As Is	4/4/2025			100.0%	5/22/2025	NAP
32.04	Property		1	Central Triplex		420,000	As Is	4/4/2025			100.0%	5/22/2025	NAP
33	Loan	19	1	Vidalia Central	11.5%	8,900,000	As Is	3/3/2025	60.7%	60.7%	100.0%	4/2/2025	No
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	10.9%	8,600,000	As Is	3/13/2025	58.1%	58.1%	96.8%	4/24/2025
34.01	Property		1	Kingswood MHP		3,200,000	As Is	3/13/2025			94.7%	4/24/2025	NAP
34.02	Property		1	Fairwood MHP		2,900,000	As Is	3/13/2025			96.1%	4/24/2025	NAP
34.03	Property		1	Bedsole MHP		2,500,000	As Is	3/13/2025			100.0%	4/24/2025	NAP
35	Loan	31, 33	1	66 York Street	10.2%	7,900,000	As Is	3/4/2025	60.9%	60.9%	100.0%	5/28/2025	No
36	Loan		1	Lions Head Medical Office	13.5%	9,700,000	As Is	4/1/2025	32.0%	30.2%	81.6%	5/15/2025	No
37	Loan		1	City Line – Millbrook	9.5%	5,000,000	As Is	3/31/2025	54.2%	54.2%	76.4%	4/23/2025	NAP

A-522

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
					4, 21, 22, 23, 28				4, 21, 22, 23, 28

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	Hoopla	24,032	16.2%	6/14/2029	ODA Health
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village
4.01	Property		1	Turtle Creek Village Retail	Tom Thumb	22,081	23.3%	5/31/2030	World Market
4.02	Property		1	Turtle Creek Village Office	Origin Bank	28,689	12.5%	4/30/2034	Premier Office Centers, LLC
5	Loan	3, 17, 19	1	Brickyard Square	O'Neil Cinemas	29,577	16.9%	10/31/2050	Marshalls
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio
6.01	Property		1	146 Wythe Avenue	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	21 Judge Street	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	81 Olive Street	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	113 North 8th Street	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	90 Berry Street	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	436 Graham Avenue	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	429 Graham Avenue	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	14 Judge Street	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	29 Orient Avenue	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	24 Skillman Avenue	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	792 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	137 North 8th Street	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	Morton Williams	29,535	91.8%	12/1/2043	Star A Kidz
8	Loan	4	1	St. Charles Towne Plaza	Shoppers Food Warehouse	70,000	18.4%	6/30/2033	Ashley Furniture
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio
10.01	Property		1	Oasis Palms Estates	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Los Arcos Estates	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Palm Villa	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sycamore Village	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	Braden Fellman Construction, LLC	18,380	19.7%	3/31/2040	Communities in Schools of Georgia, Inc.
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	Parallax Advanced Res	74,956	100.0%	2/28/2035	NAP
13.02	Property		1	3725 Pentagon Boulevard	KBR	41,660	80.8%	5/31/2032	Mintek Resources
13.03	Property		1	2601 Commons Boulevard	Awetomaton Ltd.	10,127	72.0%	2/28/2028	Marisa Borgert Psy. D.
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio
14.01	Property		1	Center City Apartments	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	City Heights Apartments	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Mulberry Towers	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	Met Fresh of Bed-Stuy	6,205	100.0%	11/30/2041	NAP
16	Loan	2, 19	1	Plaza Colonial	Coldwell Banker	12,513	14.9%	3/31/2027	UBS
17	Loan	6, 7, 19, 33	2	Abington & Cypress
17.01	Property		1	Cypress Village Apartments	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Abington	NAP	NAP	NAP	NAP	NAP
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West
20.01	Property		1	280 and 290 Merrimack Street	Commonwealth of Massachusetts	85,520	22.1%	6/30/2028	Agespan, Inc.
20.02	Property		1	350 Merrimack Street	NxStage Medical, Inc.	145,000	99.4%	2/28/2029	AT&T (New Cingular Wireless)
21	Loan	3, 19	1	RISE Noblesville	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	Marquis Theatre Associates LP	61,681	57.9%	7/31/2050	Levi's
25	Loan	1, 7	1	Shaw Park Plaza	Benjamin F. Edwards & Co. Inc.	47,844	17.2%	1/31/2033	Moneta Group, LLC
26	Loan	10, 27	1	1565 New York Ave	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	Kroger	53,330	49.7%	10/31/2027	Fresenius Medical Care
29	Loan		1	Manhattanview Terrace	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio
32.01	Property		1	150 Apartments	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	7th & 7th	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	Central Fourplex	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	Central Triplex	NAP	NAP	NAP	NAP	NAP
33	Loan	19	1	Vidalia Central	Dollar Tree	10,000	22.2%	1/30/2030	New Super Buffet
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1
34.01	Property		1	Kingswood MHP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Fairwood MHP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Bedsole MHP	NAP	NAP	NAP	NAP	NAP
35	Loan	31, 33	1	66 York Street	IRMS/CCRM Reproductive Medicine	6,093	21.3%	3/31/2035 (4,909 SF); 11/30/2034 (1,184 SF)	Brauner International Corporation
36	Loan		1	Lions Head Medical Office	Shore Heart Group MSO, LLC, a New Jersey limited liability company	5,446	8.4%	1/31/2030 (3,960 SF); 9/30/2029 (1,486 SF)	Sunny Days Early Childhood Developmental Services, Inc., a New Jersey corporation
37	Loan		1	City Line – Millbrook	NAP	NAP	NAP	NAP	NAP

A-523

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
								4, 21, 22, 23, 28

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	23,984	16.2%	12/31/2032	RE Tax Services	7,978
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village
4.01	Property		1	Turtle Creek Village Retail	17,000	17.9%	1/31/2028	NHS Oak Lawn Ave. LLC	6,000
4.02	Property		1	Turtle Creek Village Office	12,623	5.5%	3/31/2029	Paceline Equity Partners, LLC	12,465
5	Loan	3, 17, 19	1	Brickyard Square	23,000	13.2%	1/31/2028	Michaels	16,832
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio
6.01	Property		1	146 Wythe Avenue	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	21 Judge Street	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	81 Olive Street	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	113 North 8th Street	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	90 Berry Street	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	436 Graham Avenue	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	429 Graham Avenue	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	14 Judge Street	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	29 Orient Avenue	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	24 Skillman Avenue	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	792 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	137 North 8th Street	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	1,745	5.4%	3/1/2034	Common Address	879
8	Loan	4	1	St. Charles Towne Plaza	54,325	14.3%	1/7/2030	Value City Furniture	51,000
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio
10.01	Property		1	Oasis Palms Estates	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Los Arcos Estates	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Palm Villa	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sycamore Village	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	6,500	7.0%	10/10/2035	The Vine Club	6,081
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3725 Pentagon Boulevard	9,900	19.2%	3/31/2033	NAP	NAP
13.03	Property		1	2601 Commons Boulevard	3,935	28.0%	8/31/2027	NAP	NAP
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio
14.01	Property		1	Center City Apartments	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	City Heights Apartments	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Mulberry Towers	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial	11,314	13.5%	12/31/2030	Transwest Properties	8,224
17	Loan	6, 7, 19, 33	2	Abington & Cypress
17.01	Property		1	Cypress Village Apartments	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Abington	NAP	NAP	NAP	NAP	NAP
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West
20.01	Property		1	280 and 290 Merrimack Street	58,149	15.0%	8/31/2034	General Services Administration	30,447
20.02	Property		1	350 Merrimack Street	400	0.3%	5/31/2029	T-Mobile	225
21	Loan	3, 19	1	RISE Noblesville	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	17,313	16.3%	1/31/2029	Sephora	16,146
25	Loan	1, 7	1	Shaw Park Plaza	47,140	17.0%	11/30/2034 (26,629 SF); 12/31/2027 (20,511 SF)	Spencer Fane LLP	39,250
26	Loan	10, 27	1	1565 New York Ave	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	12,537	11.7%	4/30/2029	Family Dollar	10,456
29	Loan		1	Manhattanview Terrace	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio
32.01	Property		1	150 Apartments	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	7th & 7th	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	Central Fourplex	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	Central Triplex	NAP	NAP	NAP	NAP	NAP
33	Loan	19	1	Vidalia Central	5,920	13.1%	9/30/2027	Shoe Show	4,640
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1
34.01	Property		1	Kingswood MHP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Fairwood MHP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Bedsole MHP	NAP	NAP	NAP	NAP	NAP
35	Loan	31, 33	1	66 York Street	3,358	11.7%	2/29/2032	Christie Engineering	2,965
36	Loan		1	Lions Head Medical Office	4,960	7.7%	12/31/2031	Association for the Mutiple Imparied Blind, Inc. (AMIB) aka Association for the Mutiple Imparied Blind, Inc. a private not-for-profit agency	4,960
37	Loan		1	City Line – Millbrook	NAP	NAP	NAP	NAP	NAP

A-524

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
							4, 21, 22, 23, 28				4, 21, 22, 23, 28

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	5.4%	12/31/2034	Golden Gate Management/Public Valuations	6,541	4.4%	12/31/2034	Princess Boutique / LA pume	6,265	4.2%
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village
4.01	Property		1	Turtle Creek Village Retail	6.3%	7/31/2032	Inwood National Bank	5,498	5.8%	3/31/2028	Training Mate Four, LLC	4,999	5.3%
4.02	Property		1	Turtle Creek Village Office	5.4%	7/31/2029	Dorchester Minerals, LP	11,847	5.2%	2/28/2029	Allie Beth Allman & Associates	9,695	4.2%
5	Loan	3, 17, 19	1	Brickyard Square	9.6%	8/31/2028	Old Navy	13,653	7.8%	4/30/2031	Petsmart	12,712	7.3%
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio
6.01	Property		1	146 Wythe Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	21 Judge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	81 Olive Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	113 North 8th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	90 Berry Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	436 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	429 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	14 Judge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	29 Orient Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	24 Skillman Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	792 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	137 North 8th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	2.7%	3/1/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	4	1	St. Charles Towne Plaza	13.4%	8/31/2031	K & G Menswear	25,000	6.6%	1/31/2032	Black Friday Daily Deals	24,968	6.6%
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio
10.01	Property		1	Oasis Palms Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Los Arcos Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Palm Villa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sycamore Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	6.5%	7/14/2029	The Georgia Conservancy, Inc.	4,548	4.9%	4/30/2035	Rose Garden Consulting LLC	4,198	4.5%
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3725 Pentagon Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	2601 Commons Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio
14.01	Property		1	Center City Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	City Heights Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Mulberry Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial	9.8%	12/31/2033	TMCOne	6,661	7.9%	6/30/2030	Affinity Kitchens	3,830	4.6%
17	Loan	6, 7, 19, 33	2	Abington & Cypress
17.01	Property		1	Cypress Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Abington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West
20.01	Property		1	280 and 290 Merrimack Street	7.9%	5/8/2035	National Mentor Holdings LLC	30,423	7.9%	1/14/2026	Spark Fitness	11,689	3.0%
20.02	Property		1	350 Merrimack Street	0.2%	7/3/2028	Verizon Wireless	200	0.1%	MTM	NAP	NAP	NAP
21	Loan	3, 19	1	RISE Noblesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	15.2%	1/31/2029	T-Mobile	4,600	4.3%	6/30/2035	Swatch	4,299	4.0%
25	Loan	1, 7	1	Shaw Park Plaza	14.1%	11/30/2034	Belden Inc	21,813	7.8%	8/31/2034	Viner Finance, Inc. (Oppenheimer)	19,716	7.1%
26	Loan	10, 27	1	1565 New York Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	9.8%	6/30/2028	Advance Auto Parts	6,800	6.3%	12/31/2029	Hullabaloo	6,000	5.6%
29	Loan		1	Manhattanview Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio
32.01	Property		1	150 Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	7th & 7th	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	Central Fourplex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	Central Triplex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19	1	Vidalia Central	10.3%	10/31/2025	Cato Corporation	4,640	10.3%	1/31/2027	Hibbett's Sports	2,800	6.2%
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1
34.01	Property		1	Kingswood MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Fairwood MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Bedsole MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	31, 33	1	66 York Street	10.4%	12/31/2027	PowerTrunk, Inc.	2,951	10.3%	6/30/2028	Falcon Engineering Co.	2,688	9.4%
36	Loan		1	Lions Head Medical Office	7.7%	12/31/2030	Laboratory Corporation of America Holdings, a Delaware corporation	3,041	4.7%	1/31/2027	Life Excel LLC, a New Jersey limited liability company	2,814	4.4%
37	Loan		1	City Line – Millbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-525

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
												17

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAP	3/6/2025	NAP	3/6/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAP	3/26/2025	NAP	3/26/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	10/31/2038	3/27/2025	NAP	3/27/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village
4.01	Property		1	Turtle Creek Village Retail	8/31/2032	3/24/2025	NAP	3/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
4.02	Property		1	Turtle Creek Village Office	6/30/2029	3/24/2025	NAP	3/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
5	Loan	3, 17, 19	1	Brickyard Square	5/31/2027	4/7/2025	NAP	4/7/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio
6.01	Property		1	146 Wythe Avenue	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.02	Property		1	21 Judge Street	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.03	Property		1	81 Olive Street	NAP	4/1/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.04	Property		1	113 North 8th Street	NAP	3/28/2025	NAP	3/26/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
6.05	Property		1	90 Berry Street	NAP	4/2/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.06	Property		1	436 Graham Avenue	NAP	4/1/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.07	Property		1	429 Graham Avenue	NAP	4/1/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.08	Property		1	14 Judge Street	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.09	Property		1	29 Orient Avenue	NAP	3/28/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.10	Property		1	24 Skillman Avenue	NAP	4/1/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.11	Property		1	792 Metropolitan Avenue	NAP	4/2/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
6.12	Property		1	137 North 8th Street	NAP	3/28/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
8	Loan	4	1	St. Charles Towne Plaza	5/31/2030	4/15/2025	NAP	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	4/14/2025	NAP	4/2/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio
10.01	Property		1	Oasis Palms Estates	NAP	2/21/2025	NAP	2/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
10.02	Property		1	Los Arcos Estates	NAP	2/21/2025	NAP	2/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
10.03	Property		1	Palm Villa	NAP	2/21/2025	NAP	2/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
10.04	Property		1	Sycamore Village	NAP	2/25/2025	NAP	2/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	4/7/2025	NAP	4/4/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	11/14/2031	12/19/2024	NAP	12/19/2024	NAP	NAP	No	Fee	NAP	NAP	NAP
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
13.02	Property		1	3725 Pentagon Boulevard	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
13.03	Property		1	2601 Commons Boulevard	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio								Fee
14.01	Property		1	Center City Apartments	NAP	3/27/2025	NAP	3/27/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
14.02	Property		1	City Heights Apartments	NAP	3/27/2025	NAP	3/28/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
14.03	Property		1	Mulberry Towers	NAP	3/27/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial	2/28/2031	4/3/2025	NAP	4/7/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
17	Loan	6, 7, 19, 33	2	Abington & Cypress
17.01	Property		1	Cypress Village Apartments	NAP	11/11/2024	NAP	11/11/2024	NAP	NAP	No	Fee	NAP	NAP	NAP
17.02	Property		1	The Abington	NAP	11/11/2024	NAP	11/11/2024	11/11/2024	12%	Yes - AE	Fee	NAP	NAP	NAP
18	Loan	16, 27	1	Regency at Menlo Park	NAP	3/18/2025	NAP	3/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	4/3/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West
20.01	Property		1	280 and 290 Merrimack Street	11/30/2028	11/14/2024	NAP	11/14/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
20.02	Property		1	350 Merrimack Street	NAP	11/14/2024	NAP	11/14/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
21	Loan	3, 19	1	RISE Noblesville	NAP	4/14/2025	NAP	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	3/11/2025	NAP	3/20/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	12/27/2030	11/19/2024	NAP	11/19/2024	NAP	NAP	No	Fee	NAP	NAP	NAP
25	Loan	1, 7	1	Shaw Park Plaza	4/30/2028	2/13/2025	NAP	2/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
26	Loan	10, 27	1	1565 New York Ave	NAP	4/3/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	3/18/2025	NAP	3/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	12/31/2025	4/15/2025	NAP	4/15/2025	NAP	NAP	Yes - X & AE	Fee	NAP	NAP	NAP
29	Loan		1	Manhattanview Terrace	NAP	3/7/2025	NAP	3/7/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	2/28/2025	NAP	2/28/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	4/7/2025	NAP	4/7/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio
32.01	Property		1	150 Apartments	NAP	4/17/2025	NAP	4/14/2025	5/16/2025	13%	No	Fee	NAP	NAP	NAP
32.02	Property		1	7th & 7th	NAP	4/17/2025	NAP	4/17/2025	5/16/2025	11%	No	Fee	NAP	NAP	NAP
32.03	Property		1	Central Fourplex	NAP	4/17/2025	NAP	4/17/2025	5/16/2025	13%	No	Fee	NAP	NAP	NAP
32.04	Property		1	Central Triplex	NAP	4/17/2025	NAP	4/17/2025	5/16/2025	12%	No	Fee	NAP	NAP	NAP
33	Loan	19	1	Vidalia Central	9/30/2030	3/3/2025	NAP	3/6/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1
34.01	Property		1	Kingswood MHP	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
34.02	Property		1	Fairwood MHP	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
34.03	Property		1	Bedsole MHP	NAP	3/31/2025	NAP	3/31/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
35	Loan	31, 33	1	66 York Street	3/31/2026	3/17/2025	NAP	3/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
36	Loan		1	Lions Head Medical Office	10/31/2026	4/7/2025	NAP	4/7/2025	NAP	NAP	No	Fee	NAP	NAP	NAP
37	Loan		1	City Line – Millbrook	NAP	3/12/2025	NAP	3/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP

A-526

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
						18	19	18	19	18	19	20	18	19

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAP	443,752	147,917	56,759	Springing	0	4,121	0	4,975	83
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAP	13,174	13,174	29,864	9,955	0	1,733	0	0	Springing
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	NAP	142,890	23,815	147,399	13,425	0	2,471	0	0	15,591
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village		997,568	199,514	70,768	10,382	0	5,899	0	0	27,068
4.01	Property		1	Turtle Creek Village Retail	NAP
4.02	Property		1	Turtle Creek Village Office	NAP
5	Loan	3, 17, 19	1	Brickyard Square	NAP	355,640	50,806	0	Springing	0	2,181	0	0	5,817
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio		121,887	19,546	52,975	13,244	0	2,470	0	0	Springing
6.01	Property		1	146 Wythe Avenue	NAP
6.02	Property		1	21 Judge Street	NAP
6.03	Property		1	81 Olive Street	NAP
6.04	Property		1	113 North 8th Street	NAP
6.05	Property		1	90 Berry Street	NAP
6.06	Property		1	436 Graham Avenue	NAP
6.07	Property		1	429 Graham Avenue	NAP
6.08	Property		1	14 Judge Street	NAP
6.09	Property		1	29 Orient Avenue	NAP
6.10	Property		1	24 Skillman Avenue	NAP
6.11	Property		1	792 Metropolitan Avenue	NAP
6.12	Property		1	137 North 8th Street	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	NAP	34,105	5,684	14,789	3,697	0	1,671	0	0	0
8	Loan	4	1	St. Charles Towne Plaza	NAP	392,590	43,621	132,221	11,018	0	6,345	0	0	22,917
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	44,962	44,962	30,774	10,117	0	2,167	0	0	0
10	Loan	6, 28, 29	4	Skyline MHP Portfolio		45,546	15,099	43,114	8,652	0	1,888	0	0	0
10.01	Property		1	Oasis Palms Estates	NAP
10.02	Property		1	Los Arcos Estates	NAP
10.03	Property		1	Palm Villa	NAP
10.04	Property		1	Sycamore Village	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	46,571	11,643	46,590	23,295	0	2,363	0	43,376	0
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	NAP	71,853	8,982	0	Springing	0	1,558	0	0	6,229
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio		0	36,901	28,000	4,375	0	2,343	0	0	5,469
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	NAP
13.02	Property		1	3725 Pentagon Boulevard	NAP
13.03	Property		1	2601 Commons Boulevard	NAP
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio		176,024	58,675	75,763	17,772	200,000	11,190	0	0	0
14.01	Property		1	Center City Apartments	NAP
14.02	Property		1	City Heights Apartments	NAP
14.03	Property		1	Mulberry Towers	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	9,262	1,544	28,317	2,574	0	807	26,250	0	0
16	Loan	2, 19	1	Plaza Colonial	NAP	49,481	24,741	27,832	2,530	0	1,696	0	200,000	Springing
17	Loan	6, 7, 19, 33	2	Abington & Cypress		122,561	29,794	235,725	42,394	500,000	29,792	0	0	0
17.01	Property		1	Cypress Village Apartments	NAP
17.02	Property		1	The Abington	NAP
18	Loan	16, 27	1	Regency at Menlo Park	NAP	14,204	14,204	33,233	2,769	0	933	0	0	0
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	123,338	15,417	25,641	8,547	0	16,806	0	0	0
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West		143,191	47,730	47,346	13,458	0	6,646	200,000	2,000,000	Springing
20.01	Property		1	280 and 290 Merrimack Street	NAP
20.02	Property		1	350 Merrimack Street	NAP
21	Loan	3, 19	1	RISE Noblesville	NAP	21,512	10,756	0	Springing	842	842	0	0	0
22	Loan	3, 16	1	99 Storms Ave	NAP	18,693	18,693	8,376	4,188	1,040	1,040	0	1,025	1,025
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	884	295	14,075	2,011	375	375	0	392	392
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	NAP	0	Springing	0	Springing	0	Springing	441,551	100,000	17,747
25	Loan	1, 7	1	Shaw Park Plaza	NAP	741,556	123,593	0	Springing	0	Springing	0	0	Springing
26	Loan	10, 27	1	1565 New York Ave	NAP	2,116	353	12,584	1,197	413	413	0	0	0
27	Loan	2, 19	1	200 Mott Street	NAP	116,804	19,467	34,391	3,821	0	571	0	0	0
28	Loan		1	Dunbar Village Plaza	NAP	43,196	14,399	27,100	6,775	0	1,966	0	350,000	6,701
29	Loan		1	Manhattanview Terrace	NAP	250,600	50,120	30,244	10,081	3,000	3,000	0	0	0
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	5,999	1,500	8,332	877	0	256	0	0	133
31	Loan	33	1	The Windsor Apartments	NAP	20,410	4,082	17,203	5,547	2,155	2,155	0	23,430	Springing
32	Loan	6	4	Central Salt Lake Portfolio		33,172	4,146	14,313	2,863	0	907	0	0	0
32.01	Property		1	150 Apartments	NAP
32.02	Property		1	7th & 7th	NAP
32.03	Property		1	Central Fourplex	NAP
32.04	Property		1	Central Triplex	NAP
33	Loan	19	1	Vidalia Central	NAP	15,378	3,076	25,798	2,345	0	0	0	300,000	Springing
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1		11,474	1,639	3,247	1,623	0	654	0	0	0
34.01	Property		1	Kingswood MHP	NAP
34.02	Property		1	Fairwood MHP	NAP
34.03	Property		1	Bedsole MHP	NAP
35	Loan	31, 33	1	66 York Street	NAP	37,592	12,531	5,107	2,554	0	477	0	0	2,383
36	Loan		1	Lions Head Medical Office	NAP	37,712	12,571	0	Springing	0	860	0	0	5,375
37	Loan		1	City Line – Millbrook	NAP	12,360	1,373	0	Springing	0	298	0	0	0

A-527

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
					20	18	19	20	18	18	19

1	Loan	2, 7, 12, 16, 26	1	One Grove	4,975	0	0	0	0	6,010,000	0	Unfunded Obligations Reserve (Upfront: $426,944); Performance Reserve (Upfront: $583,056); Guarantor Liquidity Reserve (Upfront: $5,000,000)
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	0	0	0	0	5,500	262,100	0	Free Rent Reserve (Upfront: $259,000); Concession Reserve (Upfront: $3,100)
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	0	0	0	0	22,500	729,537	0	8th Floor Rent Reserve
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	0	0	0	0	0	2,235,687	Springing	Outstanding TI/LC Reserve (Upfront: $943,262.14), Garage Repairs Reserve (Upfront: $652,439.44), Free Rent Reserve (Upfront: $639,985.36), DSCR Trigger Reserve (Monthly: Springing)
4.01	Property		1	Turtle Creek Village Retail
4.02	Property		1	Turtle Creek Village Office
5	Loan	3, 17, 19	1	Brickyard Square	0	0	0	0	0	750,000	0	Outstanding TI/LCs
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	0	0	0	0	40,975	280,000	0	Rent Concession Reserve (Upfront:$100,000), 436 Graham Unit Renovation Reserve (Upfront:$100,000), Dolly’s TI Reserve Fund (Upfront:$80,000)
6.01	Property		1	146 Wythe Avenue
6.02	Property		1	21 Judge Street
6.03	Property		1	81 Olive Street
6.04	Property		1	113 North 8th Street
6.05	Property		1	90 Berry Street
6.06	Property		1	436 Graham Avenue
6.07	Property		1	429 Graham Avenue
6.08	Property		1	14 Judge Street
6.09	Property		1	29 Orient Avenue
6.10	Property		1	24 Skillman Avenue
6.11	Property		1	792 Metropolitan Avenue
6.12	Property		1	137 North 8th Street
7	Loan	2, 4, 23, 27	1	One West End Retail	0	0	0	0	108,906	0	0
8	Loan	4	1	St. Charles Towne Plaza	800,000	0	0	0	0	40,756	0	Black Friday Daily Deals Free Rent Reserve
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	0	0	0	0	0	1,000,000	0	Earnout Reserve
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	0	0	0	0	73,680	0	0
10.01	Property		1	Oasis Palms Estates
10.02	Property		1	Los Arcos Estates
10.03	Property		1	Palm Villa
10.04	Property		1	Sycamore Village
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	0	0	0	0	0	14,419	0	Free Rent Reserve
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	0	0	0	0	0	2,000,000	0	Earnout Reserve
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	0	0	0	0	18,092	226,775	0	Outstanding TI/LC Reserve
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)
13.02	Property		1	3725 Pentagon Boulevard
13.03	Property		1	2601 Commons Boulevard
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	0	0	0	0	24,219	0	0
14.01	Property		1	Center City Apartments
14.02	Property		1	City Heights Apartments
14.03	Property		1	Mulberry Towers
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	0	0	0	0	0	0	0
16	Loan	2, 19	1	Plaza Colonial	200,000	0	0	0	6,438	284,853	0	Outstanding TI/LC Reserve ($165,301); UBS TI Reserve ($90,512); Tonique Med Spa Free Rent Reserve ($29,040)
17	Loan	6, 7, 19, 33	2	Abington & Cypress	0	0	0	0	169,054	1,000,000	0	Limited Use Replacement Reserve
17.01	Property		1	Cypress Village Apartments
17.02	Property		1	The Abington
18	Loan	16, 27	1	Regency at Menlo Park	0	0	0	0	0	0	0
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	0	0	0	0	0	331,333	0	PIP Reserve
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	1,500,000	0	0	0	3,250	14,009,465	Springing	NxStage Medical Reserve (Upfront: $10,528,048.54), Outstanding TI Reserve: (Upfront: $2,025,648), Free Rent Reserve (Upfront: $1,455,768), Major Tenant Reserve Fund (Monthly: Springing)
20.01	Property		1	280 and 290 Merrimack Street
20.02	Property		1	350 Merrimack Street
21	Loan	3, 19	1	RISE Noblesville	0	0	0	0	0	0	0
22	Loan	3, 16	1	99 Storms Ave	0	0	0	0	0	35,000	0	Final CO Work Reserve
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	0	0	0	0	0	333,434	0	421-a Reserve
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	532,405	0	0	0	0	4,135,136	Springing	Free Rent Reserve (Upfront: $4,135,136.44); Critical Tenant TI/LC Reserve (Monthly: Springing)
25	Loan	1, 7	1	Shaw Park Plaza	0	0	0	0	0	1,081,445	0	Sunstar Rent Replication Reserve (Upfront: $248,564.50), BellRing Rent Replication Reserve (Upfront: $76,506.68), Outstanding TI/LC Reserve (Upfront: $756,373.66)
26	Loan	10, 27	1	1565 New York Ave	0	0	0	0	0	0	0
27	Loan	2, 19	1	200 Mott Street	0	0	0	0	12,500	0	Springing	Special Rollover Reserve
28	Loan		1	Dunbar Village Plaza	0	0	0	0	176,375	0	0
29	Loan		1	Manhattanview Terrace	0	0	0	0	0	0	0
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	0	0	0	0	5,000	204,000	0	Commercial Reserve
31	Loan	33	1	The Windsor Apartments	30,000	0	0	0	5,688	0	0
32	Loan	6	4	Central Salt Lake Portfolio	0	0	0	0	52,313	0	0
32.01	Property		1	150 Apartments
32.02	Property		1	7th & 7th
32.03	Property		1	Central Fourplex
32.04	Property		1	Central Triplex
33	Loan	19	1	Vidalia Central	300,000	0	0	0	0	230,000	0	Shoe Show Renewal Reserve
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	0	0	0	0	218,750	0	0
34.01	Property		1	Kingswood MHP
34.02	Property		1	Fairwood MHP
34.03	Property		1	Bedsole MHP
35	Loan	31, 33	1	66 York Street	0	0	0	0	1,875	0	0
36	Loan		1	Lions Head Medical Office	129,000	0	0	0	0	0	0
37	Loan		1	City Line – Millbrook	0	0	0	0	0	0	0

A-528

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
					20			26	26

1	Loan	2, 7, 12, 16, 26	1	One Grove	0	NAP	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	No	Yes	Yes
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	0	NAP	NAP	Springing	Springing	Yes	No	Yes	Yes
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	0	NAP	NAP	Hard	Springing	Yes	No	Yes	Yes
4.01	Property		1	Turtle Creek Village Retail
4.02	Property		1	Turtle Creek Village Office
5	Loan	3, 17, 19	1	Brickyard Square	0	NAP	NAP	Soft Springing	Springing	Yes	Yes	No	NAP
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
6.01	Property		1	146 Wythe Avenue
6.02	Property		1	21 Judge Street
6.03	Property		1	81 Olive Street
6.04	Property		1	113 North 8th Street
6.05	Property		1	90 Berry Street
6.06	Property		1	436 Graham Avenue
6.07	Property		1	429 Graham Avenue
6.08	Property		1	14 Judge Street
6.09	Property		1	29 Orient Avenue
6.10	Property		1	24 Skillman Avenue
6.11	Property		1	792 Metropolitan Avenue
6.12	Property		1	137 North 8th Street
7	Loan	2, 4, 23, 27	1	One West End Retail	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
8	Loan	4	1	St. Charles Towne Plaza	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
10.01	Property		1	Oasis Palms Estates
10.02	Property		1	Los Arcos Estates
10.03	Property		1	Palm Villa
10.04	Property		1	Sycamore Village
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)
13.02	Property		1	3725 Pentagon Boulevard
13.03	Property		1	2601 Commons Boulevard
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
14.01	Property		1	Center City Apartments
14.02	Property		1	City Heights Apartments
14.03	Property		1	Mulberry Towers
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
16	Loan	2, 19	1	Plaza Colonial	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
17	Loan	6, 7, 19, 33	2	Abington & Cypress	0	NAP	NAP	Soft	Springing	Yes	No	Yes	No
17.01	Property		1	Cypress Village Apartments
17.02	Property		1	The Abington
18	Loan	16, 27	1	Regency at Menlo Park	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	0	NAP	NAP	Soft	In Place	Yes	Yes	Yes	Yes
20.01	Property		1	280 and 290 Merrimack Street
20.02	Property		1	350 Merrimack Street
21	Loan	3, 19	1	RISE Noblesville	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
22	Loan	3, 16	1	99 Storms Ave	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	0	733,000	Deposits to Commercial Tenant Reserve	Springing	Springing	Yes	No	No	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	0	NAP	NAP	Hard	In Place	Yes	Yes	Yes	No
25	Loan	1, 7	1	Shaw Park Plaza	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No
26	Loan	10, 27	1	1565 New York Ave	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
27	Loan	2, 19	1	200 Mott Street	144,000	NAP	NAP	Soft	Springing	Yes	Yes	No	NAP
28	Loan		1	Dunbar Village Plaza	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP
29	Loan		1	Manhattanview Terrace	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
31	Loan	33	1	The Windsor Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
32	Loan	6	4	Central Salt Lake Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
32.01	Property		1	150 Apartments
32.02	Property		1	7th & 7th
32.03	Property		1	Central Fourplex
32.04	Property		1	Central Triplex
33	Loan	19	1	Vidalia Central	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP
34.01	Property		1	Kingswood MHP
34.02	Property		1	Fairwood MHP
34.03	Property		1	Bedsole MHP
35	Loan	31, 33	1	66 York Street	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP
36	Loan		1	Lions Head Medical Office	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP
37	Loan		1	City Line – Millbrook	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP

A-529

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
							9	9				9

1	Loan	2, 7, 12, 16, 26	1	One Grove	60,000,000	21,000,000	106,280.90	409,940.63	NAP	NAP	81,000,000	409,940.63
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	53,000,000	5,000,000	26,006.25	301,672.50	NAP	NAP	58,000,000	301,672.50
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	50,500,000	24,500,000	147,385.65	451,180.56	NAP	NAP	75,000,000	451,180.56
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	48,600,000	35,400,000	205,479.79	487,579.17	NAP	NAP	84,000,000	487,579.17
4.01	Property		1	Turtle Creek Village Retail
4.02	Property		1	Turtle Creek Village Office
5	Loan	3, 17, 19	1	Brickyard Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	146 Wythe Avenue
6.02	Property		1	21 Judge Street
6.03	Property		1	81 Olive Street
6.04	Property		1	113 North 8th Street
6.05	Property		1	90 Berry Street
6.06	Property		1	436 Graham Avenue
6.07	Property		1	429 Graham Avenue
6.08	Property		1	14 Judge Street
6.09	Property		1	29 Orient Avenue
6.10	Property		1	24 Skillman Avenue
6.11	Property		1	792 Metropolitan Avenue
6.12	Property		1	137 North 8th Street
7	Loan	2, 4, 23, 27	1	One West End Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	4	1	St. Charles Towne Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Oasis Palms Estates
10.02	Property		1	Los Arcos Estates
10.03	Property		1	Palm Villa
10.04	Property		1	Sycamore Village
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)
13.02	Property		1	3725 Pentagon Boulevard
13.03	Property		1	2601 Commons Boulevard
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Center City Apartments
14.02	Property		1	City Heights Apartments
14.03	Property		1	Mulberry Towers
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 7, 19, 33	2	Abington & Cypress	15,650,000	30,000,000	179,711.81	273,461.46	NAP	NAP	45,650,000	273,461.46
17.01	Property		1	Cypress Village Apartments
17.02	Property		1	The Abington
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	12,500,000	67,500,000	399,789.06	473,824.08	NAP	NAP	80,000,000	473,824.07
20.01	Property		1	280 and 290 Merrimack Street
20.02	Property		1	350 Merrimack Street
21	Loan	3, 19	1	RISE Noblesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	10,000,000	267,100,000	1,428,961.36	1,482,460.47	172,900,000	7.80783%	450,000,000	2,623,063.41
25	Loan	1, 7	1	Shaw Park Plaza	9,993,557	44,971,005	296,370.06	362,230.07	NAP	NAP	54,964,562	362,230.07
26	Loan	10, 27	1	1565 New York Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Manhattanview Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	150 Apartments
32.02	Property		1	7th & 7th
32.03	Property		1	Central Fourplex
32.04	Property		1	Central Triplex
33	Loan	19	1	Vidalia Central	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Kingswood MHP
34.02	Property		1	Fairwood MHP
34.03	Property		1	Bedsole MHP
35	Loan	31, 33	1	66 York Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lions Head Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	City Line – Millbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-530

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
						13					9		13

1	Loan	2, 7, 12, 16, 26	1	One Grove	64.2%	1.25	7.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	65.5%	1.25	7.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	67.3%	1.31	9.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	53.0%	1.68	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Turtle Creek Village Retail
4.02	Property		1	Turtle Creek Village Office
5	Loan	3, 17, 19	1	Brickyard Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	146 Wythe Avenue
6.02	Property		1	21 Judge Street
6.03	Property		1	81 Olive Street
6.04	Property		1	113 North 8th Street
6.05	Property		1	90 Berry Street
6.06	Property		1	436 Graham Avenue
6.07	Property		1	429 Graham Avenue
6.08	Property		1	14 Judge Street
6.09	Property		1	29 Orient Avenue
6.10	Property		1	24 Skillman Avenue
6.11	Property		1	792 Metropolitan Avenue
6.12	Property		1	137 North 8th Street
7	Loan	2, 4, 23, 27	1	One West End Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	4	1	St. Charles Towne Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Oasis Palms Estates
10.02	Property		1	Los Arcos Estates
10.03	Property		1	Palm Villa
10.04	Property		1	Sycamore Village
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)
13.02	Property		1	3725 Pentagon Boulevard
13.03	Property		1	2601 Commons Boulevard
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Center City Apartments
14.02	Property		1	City Heights Apartments
14.03	Property		1	Mulberry Towers
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 7, 19, 33	2	Abington & Cypress	69.6%	1.32	9.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Cypress Village Apartments
17.02	Property		1	The Abington
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	61.6%	1.50	11.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	280 and 290 Merrimack Street
20.02	Property		1	350 Merrimack Street
21	Loan	3, 19	1	RISE Noblesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	43.3%	1.89	13.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	1, 7	1	Shaw Park Plaza	65.6%	1.63	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	10, 27	1	1565 New York Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Manhattanview Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	150 Apartments
32.02	Property		1	7th & 7th
32.03	Property		1	Central Fourplex
32.04	Property		1	Central Triplex
33	Loan	19	1	Vidalia Central	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Kingswood MHP
34.02	Property		1	Fairwood MHP
34.03	Property		1	Bedsole MHP
35	Loan	31, 33	1	66 York Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lions Head Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	City Line – Millbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-531

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
					13	13		24		33

1	Loan	2, 7, 12, 16, 26	1	One Grove	No	NAP	Sing Wang	Sing Wang	No	No
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	No	NAP	Neal Einhorn and Mark Friedman	Neal Einhorn and Mark Friedman	No	No
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	No	NAP	Joseph Brunner and Abraham Mandel	Joseph Brunner and Abraham Mandel	No	No
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	No	NAP	A.D.D. Holdings, L.P.	A.D.D. Holdings, L.P.	No	No
4.01	Property		1	Turtle Creek Village Retail
4.02	Property		1	Turtle Creek Village Office
5	Loan	3, 17, 19	1	Brickyard Square	No	NAP	Neal S. Shalom and Joshua R. Levy	Neal S. Shalom and Joshua R. Levy	No	No
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	No	NAP	Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton	Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton	No	No
6.01	Property		1	146 Wythe Avenue
6.02	Property		1	21 Judge Street
6.03	Property		1	81 Olive Street
6.04	Property		1	113 North 8th Street
6.05	Property		1	90 Berry Street
6.06	Property		1	436 Graham Avenue
6.07	Property		1	429 Graham Avenue
6.08	Property		1	14 Judge Street
6.09	Property		1	29 Orient Avenue
6.10	Property		1	24 Skillman Avenue
6.11	Property		1	792 Metropolitan Avenue
6.12	Property		1	137 North 8th Street
7	Loan	2, 4, 23, 27	1	One West End Retail	No	NAP	El Ad US Holding, Inc.	El Ad US Holding, Inc.	No	No
8	Loan	4	1	St. Charles Towne Plaza	No	NAP	Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh	Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh	No	No
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	No	NAP	Howard Pi and Ken Phung	Howard Pi and Ken Phung	No	No
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	No	NAP	Allen A. Yadgari	Allen A. Yadgari	No	No
10.01	Property		1	Oasis Palms Estates
10.02	Property		1	Los Arcos Estates
10.03	Property		1	Palm Villa
10.04	Property		1	Sycamore Village
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	Yes	Mezzanine	Joel Bary, Jacky Aizenman, Joel Cohen, and Albert Darwiche	Joel Bary, Jacky Aizenman, Joel Cohen, and Albert Darwiche	No	No
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	No	NAP	BFG Investments, LLC	BFG Investments, LLC	No	No
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	Yes	Future Mezzanine Loan	David Kramer	David Kramer	No	No
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)
13.02	Property		1	3725 Pentagon Boulevard
13.03	Property		1	2601 Commons Boulevard
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	No	NAP	Yitzchok Schwarzman	Yitzchok Schwarzman	No	No
14.01	Property		1	Center City Apartments
14.02	Property		1	City Heights Apartments
14.03	Property		1	Mulberry Towers
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	No	NAP	Simon Kaufman and Yoel Kaufman	Simon Kaufman, Yoel Kaufman and Shmuel Wallerstein	No	No
16	Loan	2, 19	1	Plaza Colonial	No	NAP	Randal G. Dix and BWL Investments, L.L.C.	Randal G. Dix and BWL Investments, L.L.C.	No	No
17	Loan	6, 7, 19, 33	2	Abington & Cypress	No	NAP	Pinchos D. Shemano and Heyme Bleier	Pinchos D. Shemano and Heyme Bleier	No	Yes
17.01	Property		1	Cypress Village Apartments
17.02	Property		1	The Abington
18	Loan	16, 27	1	Regency at Menlo Park	No	NAP	Nishit (Nishu) Patel, Bharti Patel and Kishor Patel	Nishit (Nishu) Patel, Bharti Patel and Kishor Patel	No	No
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	No	NAP	Hiren Desai	Hiren Desai	No	No
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	No	NAP	Salvatore Lupoli	Salvatore Lupoli	No	No
20.01	Property		1	280 and 290 Merrimack Street
20.02	Property		1	350 Merrimack Street
21	Loan	3, 19	1	RISE Noblesville	No	NAP	Jim R. Sapp	Jim R. Sapp	No	No
22	Loan	3, 16	1	99 Storms Ave	No	NAP	ANAK Development	Shai Benhamou; Laurence Rappaport	No	No
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	No	NAP	Wolf Perl	Wolf Perl	No	No
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	Yes	Mezzanine	Vornado Realty Trust	Manhattan High Street Holdings LP	No	No
25	Loan	1, 7	1	Shaw Park Plaza	No	NAP	Tryperion RE Fund III, LP	Tryperion RE Fund III, LP	No	No
26	Loan	10, 27	1	1565 New York Ave	No	NAP	Ascher Berkowitz	Ascher Berkowitz	No	No
27	Loan	2, 19	1	200 Mott Street	No	NAP	Isaac Abraham, Ramiel Ben Yehuda and Cobby Gorjian	Isaac Abraham, Ramiel Ben Yehuda and Cobby Gorjian	No	No
28	Loan		1	Dunbar Village Plaza	No	NAP	Damian Zamias	Damian Zamias	No	No
29	Loan		1	Manhattanview Terrace	No	NAP	Samuel Pompa; AnnMarie LaBarbera	Samuel Pompa; AnnMarie LaBarbera	No	No
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	No	NAP	Samuel Teitelbaum	Samuel Teitelbaum	No	No
31	Loan	33	1	The Windsor Apartments	No	NAP	Studio 168 Productions	Jeffrey M. Bennett; Jeffrey Mendez	No	Yes
32	Loan	6	4	Central Salt Lake Portfolio	No	NAP	Glen A. Yonekura and Phillip D. Rolla	Glen A. Yonekura and Phillip D. Rolla	No	No
32.01	Property		1	150 Apartments
32.02	Property		1	7th & 7th
32.03	Property		1	Central Fourplex
32.04	Property		1	Central Triplex
33	Loan	19	1	Vidalia Central	No	NAP	David Garfunkel	David Garfunkel	No	No
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	No	NAP	Richard Jordan Blackshear	Richard Jordan Blackshear	No	No
34.01	Property		1	Kingswood MHP
34.02	Property		1	Fairwood MHP
34.03	Property		1	Bedsole MHP
35	Loan	31, 33	1	66 York Street	No	NAP	Samuel G. Sutton, Abraham M. Sutton, and Hyman Azar	Samuel G. Sutton, Abraham M. Sutton, and Hyman Azar	No	Yes
36	Loan		1	Lions Head Medical Office	No	NAP	RCB Properties L.P.	RCB Properties L.P.	No	No
37	Loan		1	City Line – Millbrook	No	NAP	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	No	No

A-532

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
						29

1	Loan	2, 7, 12, 16, 26	1	One Grove	Refinance	No	81,000,000	8,134,366	0	0	89,134,366	77,572,518	0	5,046,362	6,515,486
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	Refinance	No	58,000,000	524,962	0	0	58,524,962	55,817,297	0	2,397,027	310,638
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	Refinance	No	75,000,000	0	0	0	75,000,000	69,812,848	0	3,482,596	1,042,326
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	Acquisition		84,000,000	65,970,344	0	0	149,970,344	0	144,897,036	1,769,285	3,304,023
4.01	Property		1	Turtle Creek Village Retail		No
4.02	Property		1	Turtle Creek Village Office		No
5	Loan	3, 17, 19	1	Brickyard Square	Refinance	No	36,550,000	0	0	0	36,550,000	32,119,537	0	2,057,969	1,105,640
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	Refinance		34,800,000	0	0	0	34,800,000	27,733,766	0	1,591,593	495,837
6.01	Property		1	146 Wythe Avenue		No
6.02	Property		1	21 Judge Street		No
6.03	Property		1	81 Olive Street		No
6.04	Property		1	113 North 8th Street		No
6.05	Property		1	90 Berry Street		No
6.06	Property		1	436 Graham Avenue		No
6.07	Property		1	429 Graham Avenue		No
6.08	Property		1	14 Judge Street		No
6.09	Property		1	29 Orient Avenue		No
6.10	Property		1	24 Skillman Avenue		No
6.11	Property		1	792 Metropolitan Avenue		No
6.12	Property		1	137 North 8th Street		No
7	Loan	2, 4, 23, 27	1	One West End Retail	Refinance	No	33,250,000	1,373,360	0	0	34,623,360	31,870,301	0	2,595,259	157,800
8	Loan	4	1	St. Charles Towne Plaza	Acquisition	No	28,500,000	11,682,881	0	0	40,182,881	0	39,000,000	617,314	565,567
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	Refinance	No	27,000,000	0	0	0	27,000,000	24,443,043	0	1,049,056	1,075,736
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	Refinance		24,439,000	0	0	0	24,439,000	14,037,027	0	765,235	162,340
10.01	Property		1	Oasis Palms Estates		Yes
10.02	Property		1	Los Arcos Estates		No
10.03	Property		1	Palm Villa		Yes
10.04	Property		1	Sycamore Village		No
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	Refinance	No	22,500,000	0	0	54,471	22,554,471	21,035,620	0	1,367,895	150,956
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	Refinance	No	22,000,000	0	0	0	22,000,000	12,254,038	0	1,134,458	2,071,853
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	Refinance		21,750,000	2,001,505	0	0	23,751,505	22,015,421	0	1,463,218	272,867
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)		No
13.02	Property		1	3725 Pentagon Boulevard		No
13.03	Property		1	2601 Commons Boulevard		No
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	Refinance	No	21,150,000	0	0	0	21,150,000	19,861,831	0	490,596	476,006
14.01	Property		1	Center City Apartments		No
14.02	Property		1	City Heights Apartments		No
14.03	Property		1	Mulberry Towers		No
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	Refinance	No	18,075,000	1,094,244	0	0	19,169,244	18,702,220	0	429,445	37,579
16	Loan	2, 19	1	Plaza Colonial	Refinance	No
17	Loan	6, 7, 19, 33	2	Abington & Cypress	Refinance
17.01	Property		1	Cypress Village Apartments		No
17.02	Property		1	The Abington		No
18	Loan	16, 27	1	Regency at Menlo Park	Refinance	No
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	Refinance	No
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	Refinance
20.01	Property		1	280 and 290 Merrimack Street		Yes
20.02	Property		1	350 Merrimack Street		Yes
21	Loan	3, 19	1	RISE Noblesville	Refinance	No
22	Loan	3, 16	1	99 Storms Ave	Refinance	No
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	Refinance	No
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	Recapitalization	No
25	Loan	1, 7	1	Shaw Park Plaza	Refinance	No
26	Loan	10, 27	1	1565 New York Ave	Refinance	No
27	Loan	2, 19	1	200 Mott Street	Refinance	No
28	Loan		1	Dunbar Village Plaza	Refinance	No
29	Loan		1	Manhattanview Terrace	Refinance	No
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	Refinance	Yes
31	Loan	33	1	The Windsor Apartments	Acquisition	No
32	Loan	6	4	Central Salt Lake Portfolio	Refinance
32.01	Property		1	150 Apartments		No
32.02	Property		1	7th & 7th		No
32.03	Property		1	Central Fourplex		No
32.04	Property		1	Central Triplex		No
33	Loan	19	1	Vidalia Central	Refinance	No
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	Refinance
34.01	Property		1	Kingswood MHP		No
34.02	Property		1	Fairwood MHP		Yes
34.03	Property		1	Bedsole MHP		No
35	Loan	31, 33	1	66 York Street	Acquisition	No
36	Loan		1	Lions Head Medical Office	Refinance	No
37	Loan		1	City Line – Millbrook	Acquisition	No

A-533

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)

1	Loan	2, 7, 12, 16, 26	1	One Grove	0	0	89,134,366	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	0	0	58,524,962	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	662,231	0	75,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	0	0	149,970,344	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Turtle Creek Village Retail				NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Turtle Creek Village Office				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	3, 17, 19	1	Brickyard Square	1,266,854	0	36,550,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	4,978,804	0	34,800,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	146 Wythe Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	21 Judge Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	81 Olive Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	113 North 8th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	90 Berry Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	436 Graham Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	429 Graham Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	14 Judge Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	29 Orient Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	24 Skillman Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	792 Metropolitan Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	137 North 8th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	0	0	34,623,360	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	4	1	St. Charles Towne Plaza	0	0	40,182,881	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	432,165	0	27,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	9,474,399	0	24,439,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Oasis Palms Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Los Arcos Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Palm Villa				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sycamore Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	0	0	22,554,471	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	6,539,651	0	22,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	0	0	23,751,505	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)				NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3725 Pentagon Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	2601 Commons Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	321,567	0	21,150,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Center City Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	City Heights Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Mulberry Towers				NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	0	0	19,169,244	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 7, 19, 33	2	Abington & Cypress				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Cypress Village Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Abington				NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	16, 27	1	Regency at Menlo Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs				11/30/2046	130.94	105.40	80.5%	130.94	105.40	80.5%
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West				NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	280 and 290 Merrimack Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	350 Merrimack Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 19	1	RISE Noblesville				NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave				NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave				NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway				NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	1, 7	1	Shaw Park Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	10, 27	1	1565 New York Ave				NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Manhattanview Terrace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	150 Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	7th & 7th				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	Central Fourplex				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	Central Triplex				NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19	1	Vidalia Central				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Kingswood MHP				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Fairwood MHP				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Bedsole MHP				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	31, 33	1	66 York Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lions Head Medical Office				NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	City Line – Millbrook				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-534

BMO 2025-5C11

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	2, 7, 12, 16, 26	1	One Grove	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 12, 16, 18, 27	1	1499 Bedford Avenue	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 12, 16, 23, 27, 31	1	347-363 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 19	2	Turtle Creek Village	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Turtle Creek Village Retail	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Turtle Creek Village Office	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	3, 17, 19	1	Brickyard Square	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 6, 18	12	Williamsburg Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	146 Wythe Avenue	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	21 Judge Street	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	81 Olive Street	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	113 North 8th Street	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	90 Berry Street	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	436 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	429 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	14 Judge Street	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	29 Orient Avenue	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	24 Skillman Avenue	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	792 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	137 North 8th Street	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 4, 23, 27	1	One West End Retail	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	4	1	St. Charles Towne Plaza	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	14, 16, 28, 31	1	Presidential Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	6, 28, 29	4	Skyline MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Oasis Palms Estates	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Los Arcos Estates	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Palm Villa	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Sycamore Village	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 13, 16, 18, 26	1	Hallandale City Center	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19, 27, 28, 31	1	Abrams Fixtures	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 13, 30	3	Beavercreek Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	2685 Hibiscus Way (Units 120/130, 200, and 250)	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	3725 Pentagon Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	2601 Commons Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	2, 6, 12, 31	3	PA Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Center City Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	City Heights Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Mulberry Towers	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 20, 22, 27	1	410 Tompkins Avenue	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 19	1	Plaza Colonial	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	6, 7, 19, 33	2	Abington & Cypress	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Cypress Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	The Abington	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	16, 27	1	Regency at Menlo Park	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 31	1	Hampton Inn Altamonte Springs	132.61	104.73	79.0%	139.78	103.08	73.8%
20	Loan	2, 6, 7, 19, 23, 29	2	Riverwalk West	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	280 and 290 Merrimack Street	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	350 Merrimack Street	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3, 19	1	RISE Noblesville	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 16	1	99 Storms Ave	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	3, 5, 16, 18, 27	1	951 Bedford Ave	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 10, 12, 13, 23, 28	1	1535 Broadway	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	1, 7	1	Shaw Park Plaza	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	10, 27	1	1565 New York Ave	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 19	1	200 Mott Street	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Dunbar Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Manhattanview Terrace	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	4, 16, 28, 29, 31	1	1336-1338 Dekalb Avenue	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	33	1	The Windsor Apartments	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	6	4	Central Salt Lake Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	150 Apartments	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	7th & 7th	NAP	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	Central Fourplex	NAP	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	Central Triplex	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19	1	Vidalia Central	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 29	3	Georgia MHC Portfolio Pool 1	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Kingswood MHP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Fairwood MHP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Bedsole MHP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	31, 33	1	66 York Street	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Lions Head Medical Office	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	City Line – Millbrook	NAP	NAP	NAP	NAP	NAP	NAP

A-535

Footnotes to Annex A

(1)	“BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “GCMC” denotes Greystone Commercial Mortgage Capital LLC as Mortgage Loan Seller, and “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller..

With respect to Loan No. 3, 347-363 Flushing Avenue, the mortgage loan is part of a whole loan that was co-originated by SMC and BMO.

With respect to Loan No. 4, Turtle Creek Village, the mortgage loan is part of a whole loan that was co-originated by SMC and Morgan Stanley Bank, N.A.

With respect to Loan No. 24, 1535 Broadway, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Mortgage Company, Bank of America, N.A., and BMO.

With respect to Loan No. 25, Shaw Park Plaza, the mortgage loan is part of a whole loan that was co-originated by BMO and 3650 Capital.

(2)	With respect to Loan No. 1, One Grove, the mortgaged property includes (i) 193 multifamily units, (ii) 7 units reserved as short-term rentals and (iii) 995 square feet of retail space.

With respect to Loan No. 2, 1499 Bedford Avenue, the mortgaged property is comprised of 98 multifamily units and 8,000 square feet of commercial space.

With respect to Loan No. 3, 347-363 Flushing Avenue, the mortgaged property is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces leased to ODA Health.

With respect to Loan No. 7, One West End Retail, the mortgaged property is comprised of (i) one retail condominium unit with 32,159 square feet of NRA and (ii) two parking condominium units which total 68,090 square feet and provide capacity for 275 cars.

With respect to Loan No. 11, Hallandale City Center, the mortgaged property is comprised of 89 multifamily units and 30,530 square feet of office / retail.

With respect to Loan No. 12, Abrams Fixtures, the mortgaged property is comprised of (i) 59,508 square feet of office space, (ii) 33 multifamily units (totaling 21,941 square feet) and (iii) 11,983 square feet of retail space. The presented NRA of 93,432 square feet includes 21,941 square feet associated with the 33 multifamily units. As of April 10, 2025, the office and retail commercial space was 91.0% occupied, while the multifamily units were 93.9% occupied.

With respect to Loan No. 14, PA Multifamily Portfolio, the City Heights Apartments mortgaged property includes (i) 151 multifamily units and (ii) four commercial suites totaling 6,308 square feet.

With respect to Loan No. 16, Plaza Colonial, the mortgaged property is comprised of approximately (i) 35,016 square feet of ground-floor retail space (42% NRA) and (ii) 48,853 square feet of first and second story office space (58% NRA).

With respect to Loan No. 20, Riverwalk West, the mortgaged properties include (i) 296,950 square feet of office space (55.8% of NRA), (ii) 145,000 square feet of mixed-use lab/medical/office space (27.2% of NRA), (iii) 73,283 square feet of retail space (13.8% of NRA), (iv) 16,453 square feet of medical space (3.1% of NRA) and (v) 825 square feet of antenna space (0.2% of NRA).

With respect to Loan No. 27, 200 Mott Street, the mortgaged property includes (i) 26 multifamily units and (ii) one commercial suite totaling 1,760 square feet.

(3)	With respect to Loan No. 5, Brickyard Square, the Largest Tenant, O’Neil Cinemas, operates on a triple-net pad lease and owns its own improvements.

With respect to Loan No. 15, 410 Tompkins Avenue, the mortgaged property consists of 35 multifamily units and 6,205 square feet of commercial space.

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With respect to Loan No. 21, RISE Noblesville, the mortgaged property is comprised of 113 storage units, 6,400 square feet of flex space and 1,832 square feet of office space.

With respect to Loan No. 22, 99 Storms, the mortgaged property is comprised of 50 multifamily units and 6,151 square feet of retail space.

With respect to Loan No. 23, 951 Bedford, the mortgaged property is comprised of 20 multifamily units and 4,701 square feet of commercial space.

(4)	In certain cases, the mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues— Rights to Sublease” and “--Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the prospectus.

With respect to Loan No. 7, One West End Retail, the Second Largest Tenant, Star A Kidz, has completed its build-out, has accepted its space and has commenced paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the tenant to be operational in the third quarter of 2025.

With respect to Loan No. 8, St. Charles Towne Plaza, the Fifth Largest Tenant, Black Friday Daily Deals, has executed a lease, has accepted its space and has commenced paying rent, but is not yet open for business. At origination, the borrower reserved $40,756 for free rent associated with Black Friday Daily Deals’ lease.

With respect to Loan No. 30, 1336-1338 Dekalb Avenue, the ground floor commercial tenant, Myrtle Arts LLC, has accepted its space and has commenced paying rent, but is not yet open for business. The borrower sponsor expects Myrtle Arts LLC to open for business in July 2025. At origination, the borrower reserved $204,000 (equal to 24 months of rent under the Myrtle Arts LLC lease) and entered into an 8-year master lease backstopping the economic terms for such lease.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 4, Turtle Creek Village, the appraisal concluded an “as-is” appraised value for the mortgaged properties of $158,400,000. Although the mortgaged properties are situated on one lot, the appraisal also provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. Aggregating the individual appraised values for the retail and office components would equate to a $158,700,000 appraised value, a 52.9% Cut-off Date LTV and a 52.9% Maturity Date LTV.

With respect to Loan No. 6, Williamsburg Multifamily Portfolio, the appraised value of $58,700,000 represents the “As Portfolio” appraised value of the Williamsburg Multifamily Portfolio mortgaged properties, which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” appraised values of the individual Williamsburg Multifamily Portfolio mortgaged properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000.

With respect to Loan No. 23, 951 Bedford Ave, the Appraised Value ($) represents the “As Stabilized” value, which is based on the assumption that the 421-a tax exemption will be approved and the commercial tenant space will be occupied. The “As-is” value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 58.0% and 58.0%, respectively. The “As-Stabilized” value excluding the net present value of the 421-a tax exemption results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) 74.8% and 74.8%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 4, Turtle Creek Village
● Loan No. 6, Williamsburg Multifamily Portfolio

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● Loan No. 10, Skyline MHC Portfolio
● Loan No. 13, Beavercreek Office Portfolio
● Loan No. 14, PA Multifamily Portfolio
● Loan No. 17, Abington & Cypress
● Loan No. 20, Riverwalk West
● Loan No. 32, Central Salt Lake Portfolio
● Loan No. 34, Georgia MHC Portfolio Pool 1

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity / ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Controlling Notes and Non-Controlling Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.
● Loan No. 1, One Grove
● Loan No. 2, 1499 Bedford Avenue
● Loan No. 3, 347-363 Flushing Avenue
● Loan No. 4, Turtle Creek Village
● Loan No. 17, Abington & Cypress
● Loan No. 20, Riverwalk West
● Loan No. 24, 1535 Broadway
● Loan No. 25, Shaw Park Plaza

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 24, 1535 Broadway, there is a grace period of three days before the late fee will be chargeable.

With respect to Loan No. 26, 1565 New York Ave, a Grace Period – Default (Days) of three days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

(11)	Intentionally blank

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “YM1” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “1%” component of the prepayment provision represents 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus.

With respect to Loan No.1, One Grove, the lockout period will be at least 24 payment dates beginning with and including the first payment date on July 1, 2025. Defeasance of the One Grove Whole Loan is permitted after the

A-24

date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the One Grove Whole Loan to be securitized (the “Release Date”) and (ii) June 6, 2028. In addition, on any business day from and after the Release Date, voluntary prepayment of the One Grove Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2028, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the One Grove Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 24 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.

With respect to Loan No. 2, 1499 Bedford Avenue, the lockout period will be at least 24 payment dates beginning with and including the first payment date on July 6, 2025. Defeasance of the 1499 Bedford Avenue whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the 1499 Bedford Avenue whole loan to be securitized and (ii) May 30, 2028. The assumed lockout period of 24 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.

With respect to Loan No. 3, 347-363 Flushing Avenue, the lockout period will be at least 25 payment dates beginning with and including the first payment date on June 6, 2025. Defeasance of the whole loan in full (but not in part) is permitted at any time following the earlier to occur of (i) April 24, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected BMO 2025-5C11 securitization trust closing date in June 2025. The actual lockout period may be longer.

With respect to Loan No. 4, Turtle Creek Village, the lockout period will be at least 24 payment dates beginning with and including the first payment date on July 6, 2025. Defeasance of the whole loan in full (but not in part) is permitted at any time following the earlier to occur of (i) May 13, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2025-5C11 securitization trust closing date in June 2025. The actual lockout period may be longer.

With respect to Loan No. 4, Turtle Creek Village, provided no trigger event or event of default has occurred and is continuing, the borrower is permitted to obtain the release of a two-story parking garage (the “Release Parcel”) that is no longer being utilized at the mortgaged properties. The lender will permit the release of the Release Parcel, provided that certain conditions are satisfied, including, among other things, (a) no event of default or trigger event then exists, and (b) the lender’s receipt of evidence that: (i) the Release Parcel is a separate tax lot, (ii) the mortgaged properties are compliant with all reciprocal easement agreements and (iii) the release is compliant with all REMIC requirements.

With respect to Loan No. 14, PA Multifamily Portfolio, the borrowers have the right to release any individual property (a “Partial Release”) from and after July 4, 2027 in connection with the sale of an individual property to a bona fide third party, provided that, among other conditions, (i) no event of default has occurred or is continuing, (ii) the payment of a release price equal to the greater of (a) 115% of the allocated loan amount for the applicable released property or (b) 90% of net sale proceeds, (iii) after giving effect to such Partial Release, (a) the debt service coverage ratio for the remaining mortgage properties is no less than the greater of (1) the debt service coverage ratio at origination or (2) the debt service coverage ratio in effect prior to the Partial Release; (b) the debt yield for the remaining mortgaged properties is no less than the greater of (1) the debt yield at origination or (2) the debt yield in effect prior to the Partial Release and (c) the loan-to-value after remaining mortgage properties is not greater than the lesser of (1) the loan-to-value ratio at origination or (2) the loan-to-value in effect prior to the Partial Release.

With respect to Loan No. 24, 1535 Broadway, defeasance of the 1535 Broadway whole loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 1535 Broadway whole loan note to be securitized and (ii) June 1, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization trust in June 2025. The actual defeasance lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt,” “—Preferred Equity and Preferred Return Arrangements” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

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With respect to Loan No. 11, Hallandale City Center, after July 1, 2026, the borrower is permitted to obtain a mezzanine loan, subject to the satisfaction of certain conditions (a mezzanine loan that satisfies such conditions, an “Approved Mezzanine Loan”) including, among others, (i) no event of default has occurred and is continuing, (ii) the Approved Mezzanine Loan is in an amount of no less than $2,250,000 and when added to the Hallandale City Center Mortgage Loan the aggregate loan-to-value is no greater than 52.2%, (iii) the combined DSCR on the Hallandale City Center Mortgage Loan and the Approved Mezzanine Loan is at least 1.50x, (iv) the combined debt yield on the Hallandale City Center Mortgage Loan and the Approved Mezzanine Loan is at least 9.74%, (v) such Approved Mezzanine Loan will be coterminous with the Hallandale City Center Mortgage Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender, and (vi) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 13, Beavercreek Office Portfolio, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio based on the Beavercreek Office Portfolio Mortgage Loan and the mezzanine loan may not exceed 63.7%, (y) the combined debt service coverage ratio based on the Beavercreek Office Portfolio Mortgage Loan and the mezzanine loan is equal to or greater than 1.50x, (z) the combined debt yield based on the Beavercreek Office Portfolio Mortgage Loan and the mezzanine loan is equal to or greater than 11.7% (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 24, 1535 Broadway, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the amount of such Approved Mezzanine Loan does not exceed an amount that, when added to the outstanding principal balance as of the closing of such Approved Mezzanine Loan, will result in (x) a loan to value ratio based on a new appraisal of the 1535 Broadway Property equal to the loan to value ratio that existed as of the origination date, and (y) a debt yield equal to the debt yield that existed as of the origination of the 1535 Broadway Whole Loan, (iii) such Approved Mezzanine Loan will be coterminous with the 1535 Broadway Whole Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the 1535 Broadway Whole Loan documents, and (v) receipt of a rating agency confirmation from each applicable rating agency.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), whole loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

With respect to Loan No. 9, Presidential Point Apartments, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%), which equal 1.27x, 1.26x, 8.5% and 8.4%, respectively, assume a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under nine vacant or leased but not yet occupied units that are currently subject to a master lease, versus actual economic vacancy of approximately 5.6%. Assuming the in-place economic vacancy, the Underwritten NOI DSCR (x), the Underwritten NCF DSCR (x), the Underwritten NOI Debt Yield (%) and the Underwritten NCF Debt Yield (%) would be 1.20x, 1.19x, 8.1% and 8.0%, respectively. The mortgage loan was structured to include (i) a $1,000,000 earnout reserve and (ii) 15% partial recourse liability to the borrower and borrower sponsors equal to $4,050,000, to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the mortgage loan term, (i) no event of default under the mortgage loan then exists, (ii) the mortgaged property has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, (iii) the trailing three-month annualized income is at least $3,375,000 (and parking income is at least $180,000 during this time) and (iv) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45%.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, One Grove, historical financial information is unavailable as the mortgaged property was built in 2024.

With respect to Loan No. 2, 1499 Bedford Avenue, historical financial information is not available because the mortgaged property was acquired by the borrower in 2020 and then subsequently demolished. The current 1499 Bedford Avenue mortgaged property improvements were completed in 2024.

A-26

With respect to Loan No. 3, 347-363 Flushing Avenue, historical financial information is not available prior to the most recent period because the mortgaged property was built in 2023.

With respect to Loan No. 9, Presidential Point Apartments, historical financial information prior to the most recent period is not available as the mortgaged property was built in 2024.

With respect to Loan No. 11, Hallandale City Center, historical financial information is unavailable as the mortgaged property was built in 2024.

With respect to Loan No. 12, Abrams Fixtures, historical financial information prior to 2024 is not available as the mortgaged property was renovated in 2024.

With respect to Loan No. 18, Regency at Menlo Park, historical financials are not available as the mortgaged property was built in 2024.

With respect to Loan No. 22, 99 Storms, historical financials prior to 2024 are unavailable as the mortgaged property was constructed in in 2024.

With respect to Loan No. 23, 951 Bedford Ave, historical financials are unavailable as the mortgaged property was constructed in in 2024.

With respect to Loan No. 30, 1336-1337 Dekalb Avenue, historical financial information prior to the most recent period is not available as the mortgaged property was redeveloped in 2024.

With respect to Loan No. 13, Beavercreek Office Portfolio, historical financial information is not available for a portion of the 2685 Hibiscus Way (Units 120/130, 200, and 250) mortgaged property that was renovated in 2025.

(17)	With respect to Loan No. 5, Brickyard Square, the mortgaged property is secured by the borrowers’ overlapping fee and leasehold interests.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 2, 1499 Bedford Avenue, the borrower deposited $259,000 at loan origination into a reserve account for future free rent under the Stoney Pine lease. The free rent reserve funds will be disbursed monthly over the first two years of the lease.

With respect to Loan No. 6, Williamsburg Multifamily Portfolio, the borrower reserved $280,000 with the lender for: (i) $100,000 into a rent concession reserve with respect to the commercial tenant at the 146 Wythe Avenue mortgaged property, (ii) an upfront deposit of $100,000 into a reserve account for renovations at the 436 Graham Avenue mortgage property, and (iii) an upfront deposit of $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue mortgaged property.

With respect to Loan No. 11, Hallandale City Center, the borrower deposited $14,419 at loan origination into a reserve account for future free rent under the following leases: (i) free rent of $6,419 for Amare Wellness for the period July 1, 2025; and (ii) free rent of $8,000 for High Project Group of which $2,000 per month to be disbursed by the lender on each of July 1, 2025, August 1, 2025, September 1, 2025 and October 1, 2025.

With respect to Loan No. 23, 951 Bedford Ave, the borrower deposited $733,000 (the “Commercial Tenant Reserve”) into a reserve for leasing of the commercial space. The borrower may earn out the Commercial Tenant Reserve within 18 months of the closing date of the mortgaged loan. To earn out the reserve, (i) the borrower must lease the commercial space, and the tenant must be open for business and paying full, unabated rent and (ii) the mortgaged property must achieve a debt yield of at least 8% and a debt service coverage ratio of at least 1.25x. If these conditions are not achieved within 18 months of the loan closing, the Commercial Tenant Reserve fund will be applied to reduce the unpaid principal balance of the related mortgage loan, with such prepayment accompanied by a yield maintenance premium. The UW NOI Debt Yield (%), UW NCF Debt Yield (%), UW NOI DSCR, and UW NCF DSCR, calculations are based on an assumed Cut-off Date Balance of $9,767,000 which is net of the $733,000 Commercial Tenant Reserve. Assuming the gross Cut-off Balance of $10,500,000, the UW NOI Debt Yield (%) and UW NCF Debt Yield (%) are 7.5%, and 7.4%, and the UW NOI DSCR (x) and UW NCF DSCR (x) are 1.18x, and 1.17x, respectively.

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(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 4, Turtle Creek Village, at the borrower’s option to avoid triggering a DSCR trigger event, within five business days of a such DSCR trigger event and on each monthly payment date thereafter through and until the DSCR trigger event has been cured, the borrower may deposit with the lender $98,000 (the “DSCR Trigger Account Funds”), which amount will be transferred into an account to be held by the lender as additional collateral for the whole loan. During the continuance of a DSCR trigger event, if TI/LC reserves are insufficient to cover any approved leasing costs, provided no event of default has occurred and is continuing, the lender will disburse to the borrower DSCR Trigger Account Funds for the payment of such leasing costs.

With respect to Loan No. 5, Brickyard Square, insurance escrows are waived, provided, among other conditions, the mortgaged property is covered by an acceptable blanket policy (which is currently maintained).

With respect to Loan No. 12, Abrams Fixtures, insurance escrows are waived, provided, among other conditions, the mortgaged property is covered by an acceptable blanket policy (which is currently maintained).

With respect to Loan No. 16, Plaza Colonial, at such time that the balance in the general TI/LC reserve falls below $200,000, the borrower is required to escrow $5,591 on each monthly payment date for general tenant improvements and leasing commissions, capped at $200,000. The monthly TI/LC reserve is currently suspended.

With respect to Loan No. 17, Abington & Cypress, the borrowers are required to deposit into the replacement reserve (i) $29,792 on each monthly payment date through and including the payment date in April 2026 and (ii) $13,705 on each monthly payment date thereafter.

With respect to Loan No. 19, Hampton Inn Altamonte Springs, if at any time after origination, the franchisor or any approved replacement flag requires a property improvement plan (“PIP”) to be instituted for the mortgaged property in conjunction with the existing franchise agreement or any replacement franchise agreement or license agreement, the borrower will be required to deposit with the lender within 10 business days after receipt of the PIP (inclusive of the final PIP budget) (i) a completion guarantee from the guarantor in form satisfactory to the lender for the completion of the PIP repairs and (ii) 125% of the cost to complete the PIP.

With respect to Loan No. 20, Riverwalk West, at such time that the balance in the general TI/LC reserve falls below $1,000,000, the borrower is required to escrow $35,446 on each monthly payment date for general tenant improvements and leasing commissions, capped at $1,500,000. The monthly TI/LC reserve is currently suspended.

With respect to Loan No. 20, Riverwalk West, during the continuance of a Major Tenant Trigger Event Period (as defined in the mortgage loan documents), the borrower is required to deposit with the lender $305,566 monthly for the re-tenanting costs incurred with re-tenanting the related major tenant space.

With respect to Loan No. 21, RISE Noblesville, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 27, 200 Mott Street, on each payment date occurring during the continuance of a lease sweep period, the borrower will be required to deposit $12,000 into the special rollover reserve subaccount, subject to a cap of $144,000.

With respect to Loan No. 33, Vidalia Central, the mortgage loan is structured with a joint TI/LC and capital expenditures reserve. At such time that the balance in the general TI/LC reserve falls below $100,000, the borrower is required to escrow $3,796 on each monthly payment date for general TI/LC and capital expenditures reserve, capped at $300,000. The joint TI/LC and capital expenditures reserve is currently suspended.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

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With respect to Loan No. 15, 410 Tompkins Avenue, on a monthly basis, the borrower is required to escrow approximately $807 for replacement reserves subject to a cap of $26,250.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

With respect to Loan No. 15, 410 Tompkins Avenue, the Largest Tenant % of NRA is calculated based on the total commercial square footage, excluding the multifamily space.

(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, 347-363 Flushing Avenue, the Second Largest Tenant, ODA Health, leases both office space and parking space at the mortgaged property. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the parking space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this parking space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

With respect to Loan No. 7, One West End Retail, the Largest Tenant, Morton Williams, has no termination options, except that Morton Williams does have the right to terminate its lease if Morton Williams is assessed a penalty of $750,000 or more (or $200,000 or more during the last two years of its lease term) by the City of New York for violating a local New York City law. The mortgage loan will become fully recourse for the full mortgage loan amount to the borrowers and borrower sponsor during any period of time commencing on the date of delivery of a notice by Morton Williams that it is terminating its lease pursuant to such termination option and ending on the date that the lender has (x) received a satisfactory written request from the borrowers to be released from such full recourse period and (y) sent the borrowers a written confirmation that the lender has determined borrowers have satisfied the conditions to be released from the full recourse period. In addition, the borrowers are obligated under the mortgage loan documents to pay all costs associated with curing any violation by Morton Williams that could give rise to the foregoing termination option.

With respect to Loan No. 13, Beavercreek Office Portfolio, KBR, the Largest Tenant at the 3725 Pentagon mortgaged property, has a one-time termination option on May 31, 2029, provided that (i) KBR provides at least 12 months’ prior written notice, (ii) KBR pays a termination fee equal to $358,419.44 and (iii) KBR vacates its space at the 3725 Pentagon Boulevard mortgaged property on May 31, 2029.

With respect to Loan No. 20, Riverwalk West, the Largest Tenant at the 280 and 290 Merrimack Street mortgaged property, Commonwealth of Massachusetts, leases six spaces that are utilized by five different state agencies. If any such agency utilizing such space at the mortgaged property no longer has funds appropriated, then the agency may surrender its space and terminate its lease. Additionally, the Fourth Largest Tenant at the 280 and 290 Merrimack Street mortgaged property, National Mentor Holdings LLC, has the ongoing right to terminate its lease at any time with nine months’ notice.

With respect to Loan No. 24, 1535 Broadway, the Second Largest Tenant, Levi’s, can terminate its lease and license agreement with notice to the borrower by November 16, 2027 if its sales at the 1535 Broadway Property are less than $25 million for the period from November 16, 2025 through November 15, 2026, effective as of the first anniversary of such notice. Levi’s will be required to pay a termination fee in connection with its exercise of such termination option. According to tenant-reported sales information, Levi’s annual sales at the 1535 Broadway Property are below $25 million for the trailing 12-month period as of December 31, 2024.

(24)	Intentionally blank

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus for further details.

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With respect to Loan No. 1, One Grove, which is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants), the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (the “DSCR Cash Management Period”) (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied, the borrower has deposited (and maintains on deposit) with the lender (i) cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.15x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount shall be transferred to the cash collateral subaccount (ii) a letter of credit in the amount of the NOI Shortfall.

With respect to Loan No. 11, Hallandale City Center, which is structured with a springing lockbox, the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied, the borrower has deposited (and maintains on deposit) with the lender (i) cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount shall be transferred to the cash collateral subaccount or (ii) a letter of credit in the amount of the NOI Shortfall.

(27)	With respect to Loan No. 2, 1499 Bedford Avenue, the mortgaged property benefits from a 421-a tax exemption program (providing a 100% exemption for the first 25 years of the abatement period, which began in tax year 2024/2025, and a 30% exemption for the last 10 years of the abatement period) that requires at least 30% of the total number of dwelling units (approximately 30 units) at the 1499 Bedford Avenue mortgaged property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 1499 Bedford Avenue mortgaged property. The unabated taxes for the tax year 2024/2025 are $987,986 versus the underwritten taxes of $150,563. All of the affordable housing units at 1499 Bedford Avenue mortgaged property are subject to rent stabilization.

With respect to Loan No. 3, 347-363 Flushing Avenue, the mortgaged property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the mortgaged property at any time, the whole loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

With respect to Loan No. 6, Williamsburg Multifamily Portfolio, the 21 Judge Street Mortgaged Property benefits from a 15-year, 421-a tax exemption issued by the New York City Department of Housing Preservation and Development.  In connection with the tax exemption, all 15 units at the 21 Judge Street Mortgaged Property are subject to rent regulations.  The tax exemption is scheduled to expire on June 30, 2027, and all units may thereupon be deregulated and charged market rents at lease renewal, provided that a 421-a rider is included in the lease informing the tenant that the unit will become subject to decontrol from the rent regulations upon the expiration of the last lease entered into during the 421-a tax benefits period.  Pursuant to the Mortgage Loan documents, the borrower is required to append a 421-a rider to each lease at vacancy or renewal.  The full unabated taxes for the 2025/2026 tax year are $132,529 compared to the underwritten abated taxes of $122,345 with respect to the 21 Judge Street Mortgaged Property.

With respect to Loan No. 7, One West End Retail, the mortgaged property benefits from a 20-year 421-a tax abatement through 2039, with a (i) 100% exemption through the 2030/2031 tax year, (ii) 80% exemption through the 2032/2033 tax year, (iii) 60% exemption through the 2034/2035 tax year, (iv) 40% exemption through the 2036/2037 tax year and (v) 20% exemption through the 2038/2039 tax year before phasing out completely. The unabated taxes for the tax year 2025/2026 are $2,627,029 versus the underwritten taxes of $68,211.

With respect to Loan No. 12, Abrams Fixtures, the borrower sponsor maintained and updated the façade under the Georgia Department of Community Affairs – Historic Preservation Division’s Historic Preservation Program (the “HPP”). As a result of participating in this program and receiving full approval, the mortgaged property’s taxable assessed value is 100% frozen through 2029, 50% frozen in 2030 and unfrozen thereafter. With regard to the HPP frozen taxes, the estimated full taxes for the 2025 tax year are $377,960 compared to the underwritten frozen taxes of $107,779.

With respect to Loan No. 15, 410 Tompkins Avenue, the mortgaged property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development. The 421-a tax abatement requires

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the mortgaged property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement began in 2019 and phases out in 2054.

With respect to Loan No. 18, Regency at Menlo Park, the mortgaged property is subject to a 30-year payment in lieu of taxes (“PILOT”) program through the Township of Woodbridge, New Jersey (the “Municipality”) which began in 2024, under which the borrower does not pay real estate taxes and instead makes payments to the Municipality. The related financial agreement with the Municipality provides that the annual PILOT payment is to be the greater of (i) a percentage of annual gross revenue (“AGR”), (ii) the minimum annual service charge (equal to the amount of total taxes levied against the mortgaged property in the last full tax year in which the mortgaged property is subject to taxation), or (iii) commencing in year 11, a percentage of the amount of taxes otherwise due on the value of the land and improvements. According to the related appraisal, the greatest payment obligation to the Municipality is under clause (i) above and the annual PILOT payment will be 10.0% of the AGR from years 1 through 10, 12.0% of AGR from years 11 through 15, 14.0% of AGR from years 16 through 20, 15.0% of AGR from years 21 through 25, 17.50% of AGR from years 26 through 29, and 80% of market taxes in year 30. A 2.0% administrative fee will also be included as part of the annual PILOT payment.

With respect to Loan No. 23, 951 Bedford Ave, the borrower applied for a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement is pending approval, and the tax abatement period has not yet started. At origination, the borrower deposited $333,433.50 into a Section 421-a reserve, that on each payment date following the closing date lender shall apply one-eighteenth of the initial deposit toward the monthly debt service payment amount. If the section 421-a reserve standard outlined in the mortgage loan documents is not achieved or the property has not achieved a UW DY of 8% by May 23, 2027 the borrower shall prepay with the Section 421-a yield maintenance premium, a portion of the principal amount of the loan in an amount determined by the lender, ensuring that, after such prepayment the UW DY shall be equal to or greater than 8%.

With respect to Loan No. 26, 1565 New York Ave, the mortgaged property benefits from a 35-year 421a tax abatement from the NYC Department of Housing Preservation & Development. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions.

(28)	With respect to Loan No. 9, Presidential Point Apartments, the borrower sponsors entered into a master lease with the borrower for nine vacant or leased but not yet occupied units at the mortgaged property.

With respect to Loan No. 10, Skyline MHC Portfolio, each borrower has entered into a master lease with affiliated tenants for each of the mortgaged properties with respect to pads at the applicable property where such affiliated tenant owns mobile homes that are rented to third parties.  The mortgage loan documents restrict amendments, modifications and terminations of such master leases and the total number of affiliate-owned mobile homes.  Any additional affiliate-owned mobile homes located at a mortgaged property must be subject to a master lease for such property.

With respect to Loan No. 12, Abrams Fixtures, the borrower sponsor entered into a master lease with the borrower for 18,380 square feet of office space at the mortgaged property that is currently utilized as the borrower sponsor’s headquarters.

With respect to Loan No. 24, 1535 Broadway, 1535 Broadway Sign LLC (the “Sign Borrower”) and 1535/1540 Broadway TRS LLC, a Delaware limited liability company (the “Original TRS Affiliate”), entered into that certain Signage Lease, dated as of January 1, 2025 (the “TRS Signage Lease”) pursuant to which the Original TRS Affiliate leases a portion of the Mortgaged Property consisting of 4K LED signage (“Signage”) for the purpose of the Original TRS Affiliate displaying digital advertising content.  On the origination date, the Original TRS Affiliate assigned its interest in the TRS Signage Lease to 1535 Broadway TRS Subsidiary LLC, a taxable REIT subsidiary and affiliate of the borrower (the “TRS Affiliate”).  The TRS Affiliate currently leases 4/6 of 90-second loop on the upper portion of the Signage (the “Upper Sign”) that runs 20 hours per day.  Pursuant to the TRS Signage Lease, the TRS Affiliate is required to pay the Signage Borrower a fixed rent in an amount of $10,143,000 annually, or $845,250 per month.  The lender is underwriting $10,000,000 in signage revenue from the TRS Signage Lease, representing 31.5% of total underwritten signage revenue.

With respect to Loan No. 30, 1336-1338 Dekalb Avenue, the borrower sponsor entered into a master lease with the borrower for the leased but not yet occupied commercial space at the mortgaged property.

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(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.
● Loan No. 10, Skyline MHC Portfolio – Oasis Palms Estates
● Loan No. 10, Skyline MHC Portfolio – Palm Villa
● Loan No. 20, Riverwalk West – 280 and 290 Merrimack Street
● Loan No. 20, Riverwalk West – 350 Merrimack Street
● Loan No. 30, 1336-1338 Dekalb Avenue
● Loan No. 34, Georgia MHC Portfolio Pool 1 – Fairwood MHP

(30)	With respect to Loan No. 13, Beavercreek Office Portfolio, the Loan will be structured with hard cash management until the Rialto Dispute (as further described in the Loan Agreement) is resolved. While in hard cash management, all proceeds from the Clearing Account will be deposited into the Cash Management Account (which the Borrower must establish within 30 days after origination) and be subject to the waterfall set forth in the Loan Agreement (with Excess Cash Flow being released to Borrower so long as no Trigger Period exists, or being retained by Lender as additional cash collateral for the Loan if a Trigger Period exists). Once the Rialto Dispute is resolved, the Loan will change to springing cash management.

(31)	With respect to Loan No. 3, 347-363 Flushing Avenue, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.

With respect to Loan No. 9, Presidential Point Apartments, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent completion, delivery, lease-up and stabilization of the mortgaged property.

With respect to Loan No. 12, Abrams Fixtures, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent renovation, lease-up and stabilization of the mortgaged property.

With respect to Loan No. 14, PA Multifamily Portfolio, historical NOIs are materially lower than UW NOI primarily because UW NOI is based upon HUD's annually adjusted contract rent effective April 1, 2025 for City Heights Apartments and Center City Apartments and June 1, 2025 for Mulberry Towers with vacant units grossed up to market rents.

With respect to Loan No. 19, Hampton Inn Altamonte Springs, the decrease from 2022 Net Operating Income to 2023 Net Operating Income and then a slight increase in 2024 Net Operating Income is attributable to renovation at the mortgaged property.

With respect to Loan No. 30, 1336-1338 Dekalb Avenue, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent renovation, lease-up and stabilization of the mortgaged property. The Most Recent Net Operating Income represents four months of operations.

With respect to Loan No. 35, 66 York Street, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the Most Recent Net Operating Income representing only approximately two months of operations, as the seller only provided such information.

(32)	Intentionally blank

(33)	With respect to Loan No. 17, Abington & Cypress, the borrowers own the mortgaged properties as tenants-in-common.

With respect to Loan No. 31, The Windsor Apartments, the two borrowers own the related mortgaged property as tenants-in-common.

With respect to Loan No. 35, 66 York Street, the borrowers own the mortgaged property as tenants-in-common.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

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Annex B	BMO 2025-5C11
No. 1 – One Grove

B-1

Annex B	BMO 2025-5C11
No. 1 – One Grove

B-2

Annex B	BMO 2025-5C11
No. 1 – One Grove

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	8.6%	Net Rentable Area (Units)(5):	193
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	One Grove Property LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Sing Wang	Occupancy(4):	94.3%
Interest Rate:	5.99000%	Occupancy Date:	5/28/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	7/1/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	61 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	61 months	Most Recent NOI (As of)(6):	NAV
Original Amortization:	None	UW Economic Occupancy(7):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,670,410
Call Protection(2):	L(24),D(6),DorYM1(24),O(7)	UW Expenses:	$3,460,860
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$6,209,549
Additional Debt(1):	Yes	UW NCF:	$6,159,104
Additional Debt Balance(1):	$21,000,000	Appraised Value / Per Unit:	$126,200,000 / $653,886
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/26/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,689
Taxes:	$443,752	$147,917	N/A	Maturity Date Loan / Unit:	$419,689
Insurance:	$56,759	Springing	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$4,121	N/A	Maturity Date LTV:	64.2%
TI / LC:	$4,975	$83	$4,975	UW NCF DSCR:	1.25x
Performance Reserve:	$583,056	$0	N/A	UW NOI Debt Yield:	7.7%
Guarantor Liquidity Reserve:	$5,000,000	$0	N/A
Unfunded Obligations(4):	$426,944	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$81,000,000	90.9%	Loan Payoff	$77,572,518	87.0%
Borrower’s Equity	8,134,366	9.1	Upfront Reserves	6,515,486	7.3
			Closing Costs(8)	5,046,362	5.7
Total Sources	$89,134,366	100.0%	Total Uses	$89,134,366	100.0%
(1)	The One Grove Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81.0 million (the “One Grove Whole Loan”). The Financial Information in the chart above reflects the One Grove Whole Loan.
(2)	Defeasance of the One Grove Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from and after the date on which the last promissory note comprising the One Grove Whole Loan has been securitized and (ii) June 6, 2028. In addition, on any business day from and after January 1, 2028, voluntary prepayment of the One Grove Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2030, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the One Grove Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization in June 2025. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Unfunded Obligations reserves include an approximately $299,950 in gap rent reserve and $116,944 in free rent reserve for 7 leased residential units with executed lease start dates between June 2025 and August 2025 (as of May 28, 2025) and 3 vacant master units. Physical occupancy of 94.3% includes these 7 leased residential units with executed lease start dates between June 2025 and August 2025.
(5)	The One Grove Property (as defined below) features an additional seven short-term “hotel-style” rentals.
(6)	Historical financial information is unavailable as the One Grove Property was constructed in 2024.
(7)	Sing Wang, the borrower sponsor, entered into a master lease for the (i) 7 leased but not yet occupied units and (ii) 3 vacant market units (as of May 28, 2025) (the “Master Lease”), which would equate to 95.0% economic occupancy at the One Grove Property after giving effect to such Master Lease.
(8)	Closing Costs includes an interest rate buy down of $3,477,830.

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Annex B	BMO 2025-5C11
No. 1 – One Grove

The Loan. The largest mortgage loan (the “One Grove Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by two pari passu promissory notes in the aggregate original principal balance as of the Cut-off Date of $81,000,000. The One Grove Property Whole Loan is secured by the borrower’s fee interest in a 193-unit multifamily property located in Jersey City, New Jersey (the “One Grove Property”). The One Grove Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $60,000,000. The One Grove Whole Loan was originated by Societe Generale Financial Corporation (“SGFC”) on June 6, 2025. The One Grove Whole Loan has a 5-year term, is interest-only for the full term of the loan and accrues interest at a per annum rate of 5.99000% on an Actual/360 basis. The One Grove Whole Loan has a scheduled maturity date of July 1, 2030, and will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Grove Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C11	Yes
A-2(1)	$21,000,000	$21,000,000	SGFC	No
Whole Loan	$81,000,000	$81,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The One Grove Property is a recently developed 193-unit luxury multifamily property located in Jersey City, New Jersey. The One Grove Property features studio, one-, two- and three-bedroom units with loft-inspired spaces, bespoke finishes, smart home features, stainless steel appliances, plank flooring, expansive windows, balconies in select units and in-home washer and dryers. Community amenities feature a coworking lounge with meeting rooms and work pods, a self-serve café, a rooftop terrace, a rooftop lounge with demonstration kitchen and dining, a fitness center, a bike room, package reception services, a parking garage with electric vehicle charging stations and an Utron parking system. Additionally, the One Grove Property features seven short-term “hotel-style” rentals and 995 square feet of retail space which is currently leased to Molly Tea through July 2033 at a rental rate of $51.26 per square feet. Parking is provided via 77 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per unit. As of the May 28, 2025 rent roll, the One Grove Property was 94.3% leased.

The following table presents certain information with respect to the unit mix at the One Grove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Leased Units	% of Units Leased	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	51	26.4%	51	100.0%	515	$3,217	$6.25
1BR	99	51.3	94	94.9	710	$3,910	$5.51
2BR(3)	39	20.2	34	87.2	1,006	$5,369	$5.34
3BR	4	2.1	3	75.0	1,376	$7,955	$5.78
Total/Wtd. Avg.	193	100.0%	182	94.3%	732	$4,055	$5.54
(1)	Based on the underwritten rent roll dated May 28, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contract rent of the Leased Units.
(3)	The 2BR Unit Type count includes one employee unit.

Environmental. According to the Phase I environmental assessment dated March 6, 2025, there was no evidence of any recognized environmental conditions or business environmental risks in connection with the One Grove Property. However, controlled recognized environmental conditions and historical recognized environmental conditions were identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends the continual implementation of the property use restrictions currently in-place under the Restricted Use Response Action Outcome (RAO) and NJDEP-approved Remedial Action Permit due to the presence of historical fill material. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

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Annex B	BMO 2025-5C11
No. 1 – One Grove

The following table presents certain information relating to the historical and current occupancy of the One Grove Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	94.3%
(1)	Historical occupancies are not applicable as the One Grove Property was constructed in 2024.
(2)	Current occupancy is as of May 28, 2025, and includes 7 leased residential units with executed lease start dates between June 2025 and August 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the One Grove Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents In-Place	$9,508,177	$49,265	93.4%
Gross Potential Rent	$9,508,177	$49,265	93.4%
Parking Income	111,000	575	1.1
Other Income 1(2)	307,491	1,593	3.0
Other Income 2(3)	255,000	1,321	2.5
Net Rental Income	$10,181,668	$52,755	100.0%
(Vacancy/Credit Loss)	(511,258)	(2,649)	(5.0)
Effective Gross Income	$9,670,410	$50,106	95.0%

Total Expenses	$3,460,860	$17,932	35.8%

Net Operating Income	$6,209,549	$32,174	64.2%
Replacement Reserve	50,445	261	0.5

Net Cash Flow	$6,159,104	$31,912	63.7%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Other Income 1 is comprised of amenity fees, application fees, pet rent, lease break fees, damage fees and other miscellaneous income.
(3)	Other Income 2 is comprised of $204,000 for the short-term/transient revenue net of transient fees and $51,000 for retail revenue.

 The Market. The One Grove Property is located in Jersey City, New Jersey in southern Hudson County. Jersey City is bordered on the south by Bayonne, on the north by Hoboken, Union City and North Bergen, on the west by Secaucus and Kearny, and on the east by the Hudson River followed by New York City. More specifically, the One Grove Property is located in the Downtown Jersey City neighborhood within the waterfront of Jersey City. Redevelopment of the Hudson River waterfront has been underway since the mid-1980s. This redevelopment was largely due to its proximity and accessibility to lower Manhattan. The redevelopment from Jersey City on the south to Weehawken to the north has attracted bank, stock brokerage, and commodities firms from Wall Street and downtown Manhattan office buildings. Major office and mixed-use developments in Jersey City include Harborside Financial Center, Newport Center, Hudson Exchange, Exchange Place, Grove Street Redevelopment Area, Colgate Center and Liberty Harbor North.

Primary access to the One Grove Property neighborhood is provided via Washington Boulevard and Grand Street. US Route 1 and 9 is the main north-south corridor in Jersey City and is located to the west of the neighborhood. The New Jersey Turnpike/I-95 feeds into Jersey City and is the main highway servicing the Holland Tunnel. Other regional highways include Interstate Routes 280 and 80. The One Grove Property is approximately one mile south of the Holland Tunnel toll plaza, the area’s main access to New York City. The Port Authority Trans-Hudson (PATH) system provides subway access to Downtown (Former World Trade Center area) and Midtown Manhattan (33rd Street). New Jersey PATH stations are located in Hoboken, Jersey City, Harrison and Newark. The One Grove Property is within walking distance to the Grove

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Annex B	BMO 2025-5C11
No. 1 – One Grove

Street and the Exchange Place PATH Stations along the Waterfront Promenade that lines the Hudson River from Jersey City into Hoboken. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the One Grove Property is 75,725, 614,443 and 1,626,744, respectively. The average household income within the same radii was approximately $220,651, $176,111 and $172,814.

According to the appraisal, the One Grove Property is located in the Jersey City apartment submarket within the Newark-Jersey City, NJ-PA apartment market. As of the fourth quarter of 2024, the Newark-Jersey City, NJ-PA apartment market contained 575,078 units, with a vacancy rate of 3.3% and an effective rental rate of $2,754 per unit. The Newark-Jersey City, NJ-PA apartment market reported completions of 4,868 units with a positive net absorption of 6,654 units. As of the fourth quarter of 2024, the Jersey City apartment submarket contained 81,098 units, with a vacancy rate of 3.1% and an effective rental rate of $3,720 per unit.

The following table presents multifamily rental data at comparable properties with respect to the One Grove Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit

One Grove	2024 / NAP	94.3%(2)	193(2)	Studio	515(2)	$6.25(2)	$3,217(2)
215 Grove Street,				1 BR	710(2)	$5.51(2)	$3,910(2)
Jersey City, NJ				2 BR	1,006(2)	$5.34(2)	$5,369(2)
				3 BR	1,376(2)	$5.78(2)	$7,955(2)
235 Grand Street	2019 / NAP	96.7%	549	Studio	425	$7.36	$3,126
Jersey City, NJ				1 BR	636	$5.72	$3,639
				2 BR	925	$5.55	$5,135
88 Regent Street	2022 / NAP	97.1%	389	Studio	447	$6.71	$2,998
Jersey City, NJ				1 BR	679	$5.69	$3,863
				2 BR	1,001	$5.43	$5,431
	2018 / NAP	92.2%	153	Studio	555	$5.95	$3,304
197 Van Vorst Street				1 BR	773	$4.75	$3,671
Jersey City, NJ				2 BR	1,134	$4.82	$5,461
				3 BR	1,542	$3.99	$6,155
	2015 / NAP	100.0%	99	Studio	606	$5.09	$3,086
201 Montgomery Street				1 BR	809	$4.99	$4,033
Jersey City, NJ				2 BR	998	$4.29	$4,278
				3 BR	1,524	$4.77	$7,274
				Studio	520	$6.66	$3,464
25 Christopher Columbus Drive	2022 / NAP	91.1%	750	1 BR	749	$6.09	$4,564
Jersey City, NJ				2 BR	1,154	$6.41	$7,393
				3 BR	1,466	$6.82	$10,005
	2015 / NAP	94.1%	417	Studio	548	$5.68	$3,110
160 Morgan Street				1 BR	751	$5.07	$3,805
Jersey City, NJ				2 BR	1,131	$4.80	$5,424
				3 BR	1,462	$4.05	$5,928
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 28, 2025.

The Borrower. The borrower is One Grove Property LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Grove Whole Loan.

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Annex B	BMO 2025-5C11
No. 1 – One Grove

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Sing Wang. Sing Wang’s professional career includes serving as CEO of China Minsheng Financial Holdings Ltd. for three years and as a Partner at TPG for ten years, where he held key positions such as Co-Chairman of TPG Greater China and Head of TPG Growth in North Asia. Sing Wang was also the Chief Executive Officer and Executive Director of TOM Group Limited for six years. His experience at Goldman Sachs spanned seven years, during which he worked in various roles, including Executive Director and Head of China High Technology in Hong Kong. As a founding member of Goldman Sachs' Asian private equity team, he pioneered the firm's investment efforts in China. Prior to Goldman Sachs, he was the only mainland manager at HSBC Private Equity in Hong Kong and served as a strategic consultant with McKinsey & Co. in Chicago. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. One Grove Property is managed by GREP Atlantic, LLC (d/b/a Greystar), a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $443,752 into a real estate tax reserve, (ii) 56,759 into an insurance reserve, (iii) $4,975 into a TI / LC reserve, (iv) $583,056 into a performance reserve, (v) $426,944 into an unfunded obligations reserve and (vi) $5,000,000 into a guarantor liquidity reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $147,917 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium that the lender estimates will be payable for the renewal of coverage (initially, approximately $11,352 per month). The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the polices are part of a blanket insurance policy as required pursuant to One Grove Whole Loan documents, (iii) the borrower provides the lender with evidence of renewal of such policies pursuant to One Grove Whole Loan documents and (iv) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $4,121 for replacement reserves ($200.00 per multifamily unit and $1,550 per hotel unit on an annual basis).

Rollover Reserve – On a monthly basis, the borrower is required to deposit approximately $83 for rollover reserves ($1.00 per square foot by the aggregate number of rentable square feet of commercial/retail space), subject to a cap of $4,975.

Performance Reserve – At any time after June 6, 2026, if the One Grove Property has (i) achieved a debt yield of at least 7.67% and (ii) no event of default has occurred or is continuing, the lender will disburse all of the funds held in the performance reserve to the borrower.

Guarantor Liquidity Reserve – Upon delivery by the guarantor of a letter of credit in the amount of the initial reserve, the lender will return such amount back to the guarantor.

Lockbox / Cash Management. The One Grove Whole Loan is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants) and springing cash management. At origination, the borrower delivered a tenant direction letter to each commercial tenant doing business at the One Grove Property to remit all payments directly to the lockbox bank. If the borrower or property manager receives any commercial rents, the borrower or property manager is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a Cash Management Period (as defined below) has commenced, in which event funds will be swept on a daily basis into a lender controlled lockbox account and applied in accordance with the One Grove Whole Loan documents.

Notwithstanding the above, the lender agrees to not provide notice of a Cash Management Period during a DSCR Cash Management Period (as defined below) (provided no other Cash Management Period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (x) the annual net operating income that would be required to achieve debt service coverage ratio (“DSCR”) of 1.15x, minus (y) the then existing annual net operating income as reasonably determined by the

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Annex B	BMO 2025-5C11
No. 1 – One Grove

lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall, (B) the cash deposit or letter of credit remain on deposit with the lender until the termination of the DSCR Cash Management Period as provided within the One Grove Whole Loan documents, at which time the remaining cash deposit or letter or credit will be returned to the borrower, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Management Period, and the borrower wishes to maintain the suspension of the deposit requirements as set forth in the One Grove Whole Loan documents, the borrower will promptly make additional deposits of cash or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall and compliance will be tested quarterly and (D) the borrower grants to the lender a security interest in such cash deposit or letter of credit, as applicable, and all proceeds thereof, as additional security for the One Grove Whole Loan.

A “Cash Management Period” will commence upon: (i) the occurrence of an event of default or (ii) if the debt service coverage ratio (“DSCR”) of the One Grove Whole Loan is less than 1.10x for two consecutive quarters (the “DSCR Cash Management Period”). A Cash Management Period will end if, with respect to (a) clause (i) such event of default has been cured and no other event of default has occurred or is continuing or (b) clause (ii) (a) the DSCR for the One Grove Property is greater than or equal to 1.15x for two consecutive calendar quarters or (b) the borrower has deposited an amount equal to the NOI Shortfall with the lender (in the form of a letter of credit).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

B-9

Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

B-10

Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue
Whole Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	7.6%	Net Rentable Area (Units):	98
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	1499 Bedford LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Neal Einhorn and Mark Friedman	Occupancy:	100.0%
Interest Rate:	6.15600%	Occupancy Date:	5/30/2025
Note Date:	5/30/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,530,759 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$5,326,915
Call Protection(2):	L(24),D(30),O(6)	UW Expenses:	$790,786
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,536,130
Additional Debt(1):	Yes	UW NCF:	$4,507,330
Additional Debt Balance(1):	$5,000,000	Appraised Value / Per Unit:	$88,500,000 / $903,061
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$591,837
Taxes:	$13,174	$13,174	N/A	Maturity Date Loan / Unit:	$591,837
Insurance:	$29,864	$9,955	N/A	Cut-off Date LTV:	65.5%
Deferred Maintenance:	$5,500	$0	N/A	Maturity Date LTV:	65.5%
Replacement Reserves:	$0	$1,733	N/A	UW NCF DSCR:	1.25x
TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	7.8%
Other Reserves(4):	$262,100	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$58,000,000	99.1%	Loan Payoff	$55,817,297	95.4%
Borrower Sponsors Equity	524,962	0.9	Closing Costs(6)	2,397,027	4.1
			Upfront Reserves	310,638	0.5
Total Sources	$58,524,962	100.0%	Total Uses	$58,524,962	100.0%
(1)	The 1499 Bedford Avenue Mortgage Loan (as defined below) is part of the 1499 Bedford Avenue Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $58,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 1499 Bedford Avenue Whole Loan.
(2)	Defeasance of the 1499 Bedford Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1499 Bedford Avenue Whole Loan to be securitized and (b) May 30, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2025-5C11 securitization in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves consist of (i) an upfront deposit of $259,000 into a free rent reserve with respect to the commercial lease with Stony Pine Adult Day Care LLC, an assisted living company and (ii) an upfront deposit of $3,100 into a reserve account for future rent credits or abatements under existing residential leases.
(5)	Historical financials are not available as the 1499 Bedford Avenue Property (as defined below) was acquired by the borrower in 2020. Upon acquisition, the borrower demolished the then-existing improvements, and the current 1499 Bedford Avenue Property improvements were completed in 2024.
(6)	Closing Costs includes a rate buydown of $831,333.33.

The Loan. The second largest mortgage loan (the “1499 Bedford Avenue Mortgage Loan”) is part of a whole loan (the “1499 Bedford Avenue Whole Loan”) evidenced by two pari passu promissory notes that is secured by the borrower’s fee interest in a 98-unit multifamily high-rise building in Brooklyn, New York (the “1499 Bedford Avenue Property”). The 1499 Bedford Avenue Whole Loan consists of two promissory notes and accrues interest at a fixed rate of 6.15600% per annum on an Actual/360 basis. The 1499 Bedford Avenue Whole Loan has a five-year term and is interest-only for the entire term.

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Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The 1499 Bedford Avenue Whole Loan was originated on May 30, 2025 by Bank of Montreal. The 1499 Bedford Avenue Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $53,000,000. The 1499 Bedford Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. The relationship between the holders of the 1499 Bedford Avenue Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1499 Bedford Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2025-5C11	Yes
A-2(1)	$5,000,000	$5,000,000	BMO	No
Whole Loan	$58,000,000	$58,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 1499 Bedford Avenue Property consists of a 10-story multifamily high-rise building, totaling 98 residential units on a 15,992 square foot site located in Brooklyn, New York. The 1499 Bedford Avenue Property features a range of studio, one-, two- and three-bedroom residential units. Community amenities at the 1499 Bedford Avenue Property include a fitness room, resident lounge, roof deck, pet-wash station, laundry room, parking garage and bicycle storage. Unit amenities at the 1499 Bedford Avenue Property include private balconies or terraces and washer/dryers. The 1499 Bedford Avenue Property has 19 garage parking spaces, resulting in a ratio of approximately 0.19 parking spaces per unit. The 1499 Bedford Avenue Property contains 8,000 square feet of commercial space leased to Stony Pine Adult Day Care LLC, an assisted living company (“Stony Pine”). The lease with Stony Pine makes up approximately 3.4% of the gross potential rent at the 1499 Bedford Avenue Property and has a lease expiration date of May 31, 2035. Stony Pine has one, five-year renewal option and no early termination option under the lease. Stony Pine took occupancy in June 2025. A free rent reserve of $259,000 was required in connection with the origination of the 1499 Bedford Avenue Whole Loan and will be disbursed monthly over the first two years of the lease.

The 1499 Bedford Avenue Property is subject to the 421-a tax exemption program (providing a 100% exemption for the first 25 years of the abatement period, which began in tax year 2024/2025, and a 30% exemption for the last 10 years of the abatement period) that requires at least 30% of the total number of dwelling units (approximately 30 units) at the 1499 Bedford Avenue Property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 1499 Bedford Avenue Property. All of the affordable housing units at 1499 Bedford Avenue Property are subject to rent stabilization. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the market rate units at the 1499 Bedford Avenue Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	10	14.7%	348	$3,130	$8.99	$3,200	$9.19
1BR / 1BA	3	4.4	474	$3,833	$8.09	$3,950	$8.34
2BR / 1BA	2	2.9	607	$5,150	$8.48	$5,300	$8.73
2BR / 2BA	25	36.8	704	$5,199	$7.39	$5,300	$7.53
3BR / 2BA	28	41.2	961	$6,269	$6.52	$6,250	$6.50
Total/Wtd. Avg.	68	100.0%	744	$5,274	$7.33	$5,323	$7.42
(1)	Based on the underwritten rent roll as of May 30, 2025.
(2)	% of Total represents the percentage of the total market rate units at the 1499 Bedford Avenue Property.
(3)	Source: Appraisal.

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Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents detailed information with respect to the rent-stabilized units at the 1499 Bedford Avenue Property:

Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio	7	23.3%	315	$2,890	$9.16
1 BR / 1 BA	8	26.7	417	$3,059	$7.34
2BR / 1BA	14	46.7	562	$3,599	$6.41
2BR / 2BA	1	3.3	611	$3,599	$5.89
Total/Wtd. Avg.	30	100.0%	467	$3,290	$7.28
(1)	Based on the underwritten rent roll as of May 30, 2025.
(2)	% of Total represents the percentage of the total rent-stabilized units at the 1499 Bedford Avenue Property.

Appraisal. According to the appraisal, the 1499 Bedford Avenue Property had an “as-is” appraised value of $88,500,000 as of April 1, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$88,500,000	5.50%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I report dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 1499 Bedford Avenue Property.

The following table presents certain information relating to the historical and current occupancy of the 1499 Bedford Avenue Property:

Historical and Current Multifamily Occupancy(1)
2022	2023	2024	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancy is not available as the 1499 Bedford Avenue Property was acquired by the borrower in 2020. Upon acquisition, the borrower demolished the then-existing improvements, and the current 1499 Bedford Avenue Property improvements were completed in 2024.
(2)	Current occupancy is as of May 30, 2025.

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Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents certain information relating to the underwritten cash flows of the 1499 Bedford Avenue Property:

Underwritten Net Cash Flow
	T-12 March 2025	Underwritten	Per Unit	%(1)
Gross Potential Rent	$3,479,798	$5,679,504	$57,954	100.0%
(Vacancy)	(329,230)	(448,600)	(4,578)	7.9
Net Rental Income	$3,150,568	$5,230,904	$53,377	92.1%
Other Income(2)	83,354	96,012	980	1.7
Effective Gross Income	$3,233,923	$5,326,915	$54,356	93.8%

Total Expenses(3)	703,164	790,786	8,069	14.8

Net Operating Income	$2,530,759	$4,536,130	$46,287	85.2%

TI/LC Reserve	0	8,000	82	0.2

Replacement Reserve	0	20,800	212	0.4

Net Cash Flow	$2,530,759	$4,507,330	$45,993	84.6%
(1)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income includes parking and laundry income.
(3)	Includes real estate taxes equal to approximately $150,563 based on the 2024/2025 fiscal year taxes beginning July 2024 based on the 421-a tax exemption. The 421-a tax exemption commenced in 2024 and is a 35-year abatement that phases out in the last ten years at 30% of tax exemption.

The Market. The 1499 Bedford Avenue Property is located in Brooklyn, New York, within the New York, NY-NJ-PA Core Based Statistical Area (the “New York MSA”). New York City offers a diverse mix of industry employment with the professional and business services and trade, transportation and utilities sectors. The 1499 Bedford Avenue Property is located in the Crown Heights neighborhood within Kings County. The local area is mixed use neighborhood including multifamily residential, 1-2 family residential, and institutional buildings.

The 1499 Bedford Avenue Property is situated in the Brooklyn rental market. According to the appraisal, as of December 2024, the Brooklyn rental market contained an average rent of $3,870 per unit.

According to the appraisal, the 2023 populations in New York City and Kings County were approximately 8.258 million and 2.561 million, respectively, and the estimated 2023 median household income in New York City was $69,252.

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Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

The following table presents certain information relating to comparable multifamily rental properties to the 1499 Bedford Avenue Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The 1499 Bedford Avenue(3) 1499 Bedford Avenue Brooklyn, NY	2024 / NAP	100.0%	98	Studio MR Studio RS 1BR/1BA MR 1BR/1BA RS 2BR/1BA MR 2BR/1BA RS 2BR/2BA MR 2BR/2BA RS 3BR/2BA MR	348 315 474 417 607 562 704 611 961	$8.99 $9.16 $8.09 $7.34 $8.48 $6.41 $7.39 $5.89 $6.52	$3,130 $2,890 $3,833 $3,059 $5,150 $3,599 $5,199 $3,599 $6,269
Pacific House	2023 / NAP	96.6%	175	Studio	378	$100.44	$3,164
1010 Pacific Street				1 Bedroom	493	$92.98	$3,820
Brooklyn, NY				2 Bedroom	613	$94.47	$4,826
				3 Bedroom	769	$78.02	$5,000
Mason Gray	2024 / NAP	93.7%	158	Studio	507	$81.36	$3,435
955 Sterling Place				1 Bedroom	589	$81.12	$3,981
Brooklyn, NY				2 Bedroom	865	$81.29	$5,860
Loden	2025 / NAP	97.2%	569	Studio	390	$98.18	$3,191
54 Crown Street				1 Bedroom	543	$92.95	$4,206
Brooklyn, NY				2 Bedroom	819	$86.21	$5,884
The Arch	2022 / NAP	98.5%	323	Studio	425	$81.97	$2,904
1101 President Street				1 Bedroom	511	$78.64	$3,347
Brooklyn, NY				2 Bedroom	864	$63.25	$4,555
				3 Bedroom	1,078	$59.10	$5,308
The Eve	2025 / NAP	88.2%	76	Studio	381	$99.21	$3,150
827 Sterling Place				1 Bedroom	655	$73.32	$4,000
Brooklyn, NY				2 Bedroom	1,032	$67.47	$5,800
409 Eastern Parkway	2019 / NAP	98.9%	186	Studio	511	$65.19	$2,776
409 Eastern Parkway				1 Bedroom	640	$76.13	$4,061
Brooklyn, NY				2 Bedroom	930	$72.93	$5,649
The Frederick	2022 / NAP	97.9%	193	Studio	444	$81.37	$3,013
564 Saint John’s Place				1 Bedroom	593	$82.92	$4,101
Brooklyn, NY				2 Bedroom	701	$80.74	$4,719
Botanica	2024 / NAP	100.0%	169	1 Bedroom	NAV	NAV	$3,275
931 Carroll Street				2 Bedroom	NAV	NAV	$4,404
Brooklyn, NY				3 Bedroom	NAV	NAV	$5,425
(1)	Source: Appraisal, unless otherwise indicated.
(2)	# of Units for the 1499 Bedford Avenue Property is inclusive of market rate (MR) and rent-stabilized (RS) units. # of Units for comparable properties is inclusive of only market rate units.
(3)	Based on underwritten rent roll dated as of May 30, 2025.

The Borrower. The borrower under the 1499 Bedford Avenue Whole Loan is 1499 Bedford LLC, a special-purpose entity and Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1499 Bedford Avenue Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Neal Einhorn and Mark Friedman. Neal Einhorn and Mark Friedman are cofounders and principals of CareRite Centers, LLC, a rehabilitation and healthcare company with locations in New York, New Jersey, Tennessee and Florida.

Property Management. The 1499 Bedford Avenue Property is managed by The W Management Group LLC (“The W Group”), a third-party property management company. The W Group is headquartered in Brooklyn, New York and specializes in assisted living, with medical professionals trained in personal care, medical care, nursing care and mental health.

Escrows and Reserves. At origination of the 1499 Bedford Avenue Whole Loan, the borrower deposited (i) approximately $13,174 into a real estate tax reserve account, (ii) approximately $29,864 into an insurance reserve account, (iii) $5,500 into an immediate repair reserve account, (iv) $259,000 for free rent owed to Stony Pine into a free rent reserve account and (v) $3,100 into a rent concession reserve account for future rent credits or abatements under existing residential leases.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, approximately $13,174.

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Annex B	BMO 2025-5C11
No. 2 – 1499 Bedford Avenue

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, approximately $9,955.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, $1,733.

Rollover Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, $12,000.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default and (ii) on or after May 30, 2026, the 1499 Bedford Avenue Whole Loan debt service coverage ratio being less than 1.10x; and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, (x) the date that the 1499 Bedford Avenue Whole Loan debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter or (y) the borrower has deposited with the lender, and thereafter maintains, in the excess cash reserve account, an amount of funds, in the form of cash or a letter of credit, equal to an amount by which the outstanding principal balance of the 1499 Bedford Avenue Whole Loan would need to be reduced to result in the debt service coverage ratio be equal to or greater than 1.20x.

Lockbox / Cash Management. The 1499 Bedford Avenue Whole Loan is structured with a springing lockbox and springing cash management. The 1499 Bedford Avenue Whole Loan requires that within 30 days of the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox within three business days of receipt. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1499 Bedford Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1499 Bedford Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1499 Bedford Avenue Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

B-16

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

B-17

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

B-18

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

B-19

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,500,000	Property Type - Subtype(4):	Mixed Use – Office/Retail
% of Pool by IPB:	7.2%	Net Rentable Area (SF):	148,242
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Flushing Condo Holdings LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel	Occupancy(5):	99.9%
Interest Rate:	7.12000%	Occupancy Date(5):	4/21/2025
Note Date:	4/24/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$3,055,154 (TTM 2/28/2025)
Original Amortization:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$8,528,192
Call Protection(2):	L(25),D(29),O(6)	UW Expenses:	$1,209,804
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$7,318,388
Additional Debt(1):	Yes	UW NCF:	$7,103,437
Additional Debt Balance(1):	$24,500,000	Appraised Value / Per SF:	$111,400,000 / $751
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/18/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$506
Taxes:	$142,890	$23,815	N/A	Maturity Date Loan / SF:	$506
Insurance:	$147,399	$13,425	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$2,471	N/A	Maturity Date LTV:	67.3%
TI / LC:	$0	$15,591	N/A	UW NCF DSCR:	1.31x
Deferred Maintenance:	$22,500	$0	N/A	UW NOI Debt Yield:	9.8%
8th Floor Rent Reserve:	$729,537	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$69,812,848	93.1%
			Closing Costs(7)	3,482,596	4.6
			Upfront Reserves	1,042,326	1.4
			Return of Equity	662,231	0.9
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The 347-363 Flushing Avenue Mortgage Loan (as defined below) is part of the 347-363 Flushing Avenue Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $75,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 347-363 Flushing Avenue Whole Loan.
(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of June 6, 2025. Defeasance of the 347-363 Flushing Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) April 24, 2028. The assumed lockout of 25 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The 347-363 Flushing Avenue Property (as defined below) is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces (the “ODA Health Parking Space”). See “The Property” below for more information.
(5)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.
(6)	The 347-363 Flushing Avenue Property was completed in 2023. Historical NOI prior to the Most Recent NOI period is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(7)	Closing Costs include an interest rate buy-down credit of $1,635,000.

B-20

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The Loan. The third largest mortgage loan (the “347-363 Flushing Avenue Mortgage Loan”) is part of a whole loan (the “347-363 Flushing Avenue Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal balance amount of $75,000,000. The 347-363 Flushing Avenue Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-4, A-5 and A-6, which have an aggregate outstanding principal balance as of the Cut-off Date of $50,500,000. The 347-363 Flushing Avenue Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multi-tenant office and retail property containing 148,242 square feet located in Brooklyn, New York (the “347-363 Flushing Avenue Property”). The 347-363 Flushing Avenue Whole Loan was co-originated on April 24, 2025 by SMC and BMO. The 347-363 Flushing Avenue Whole Loan has a five-year interest-only term accruing interest at a rate of 7.12000% per annum on an Actual/360 basis. The scheduled maturity date of the 347-363 Flushing Avenue Whole Loan is May 6, 2030.

The 347-363 Flushing Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust securitization. The relationship between the holders of notes evidencing the 347-363 Flushing Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 347-363 Flushing Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2025-5C11	Yes
A-2(1)	$15,000,000	$15,000,000	Starwood Mortgage Funding VII, LLC	No
A-3(1)	$9,500,000	$9,500,000	Starwood Mortgage Funding VII, LLC	No
A-4	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-5	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-6	$5,500,000	$5,500,000	BMO 2025-5C11	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 347-363 Flushing Avenue Property is located in the Williamsburg neighborhood of Brooklyn, New York. The 347-363 Flushing Avenue Property was completed in 2023 and recently stabilized. The 347-363 Flushing Avenue Property development began as an assemblage of multiple contiguous parcels which the borrower sponsors began acquiring in 2015. Construction broke ground in 2018 but was delayed in 2020 at the onset of the COVID-19 pandemic, during which time all non-essential development projects were halted. The 347-363 Flushing Avenue Property was completed at a total cost of approximately $124,000,000. The 347-363 Flushing Avenue Property is 99.9% leased and 90.5% occupied as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of these leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.

The 347-363 Flushing Avenue Property is leased to 55 tenants, with three floors of retail space, five floors of office space, a 15,100 square foot private unenclosed rooftop terrace and two levels of parking. Approximately 46.6% of the NRA is retail space, while 53.4% is office space. The retail component of the 347-363 Flushing Avenue Property consists of three levels of interior shop space on the cellar through third level, which is accessed via the main entrance, which opens into a central lobby with both elevator and escalator access. The retail is 100% leased to 24 tenants totaling 69,078 square feet, including a Kosher food court and 24,032 square feet of lower-level retail space leased to party and family entertainment company Hoopla, the second largest tenant at the 347-363 Flushing Avenue Property. Hoopla recently expanded from 5,532 square feet into the remaining 18,500 square foot lower-level space due to additional demand.

The office component totals 79,164 square feet and is 99.9% leased to approximately 31 tenants on floors four through eight, plus a 15,100 square foot private rooftop terrace. The office space is accessed via the elevators at the main entrance as well as a separate dedicated entrance at the eastern side of the 347-363 Flushing Avenue Property along Flushing Avenue at Kent Avenue.

B-21

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

In addition to all other entrances to the 347-363 Flushing Avenue Property, ODA Health, the second largest tenant at the 347-363 Flushing Avenue Property, has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels.

Also, in addition to the fourth floor space leased by ODA Health, ODA Health leases the ODA Health Parking Space, which totals 28,446 square feet and is currently striped for 112 parking spaces. ODA Health currently uses this space as executive parking and storage; however, the borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (“BSA”) to have the ODA Health Parking Space approved for office use. On April 1, 2025, the Community Board’s Land Use Committee voted unanimously to recommend approval of the application. Separate from the rent ODA Health pays for its 23,984 square feet of existing office space, ODA Health is required under its lease to pay rent of $1,564,569 per annum once the ODA Health Parking Space is approved by the BSA for office use. Until then, ODA Health receives a rent credit in the amount of $62,881 per month, or $754,569 per annum, for a net annual rent of $810,000 for the ODA Health Parking Space. ODA Health is responsible for 100% of the improvement costs for the build-out of the additional office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

In addition to the ODA Health Parking Space, the 347-363 Flushing Avenue Property has a sub-cellar parking level containing 171 spaces that is leased to Nagle Parking on a 10-year lease at $437,091 per annum that expires October 31, 2032.

The 347-363 Flushing Avenue Property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the 347-363 Flushing Avenue Property at any time, the 347-363 Flushing Avenue Whole Loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

Major Tenants.

Hoopla (24,032 square feet; 16.2% of NRA; 14.4% of Underwritten Base Rent): Hoopla is a private event and children’s party space offering a variety of arcade games, foam pits and educational activities. Hoopla caters primarily to the local neighborhood and demographic. Hoopla initially signed a lease for 5,532 square feet with a rent commencement date in June 2024 before executing a lease for an additional 18,500 square feet in March 2025 due to high demand. In the aggregate, Hoopla leases 24,032 square feet under two leases with expiration dates in June 2029. Hoopla has one, five-year renewal option as it relates to its 18,500 square foot expansion lease. Hoopla has no termination options.

ODA Health (23,984 square feet; 16.2% of NRA; 20.0% of Underwritten Base Rent): ODA Health is a not-for-profit primary healthcare network primarily focused on serving the local Jewish community. ODA Health leases the entire fourth floor totaling 23,984 square feet for orthopedic patient treatment services and medical offices for clinicians and therapists. According to the borrower sponsors, ODA Health invested approximately $10,000,000 in build-out costs on their space, which includes state-of-the-art therapy and treatment rooms, gyms and multiple therapy pools. ODA Health currently leases the ODA Health Parking Space, a 112-spot parking space on the first floor, currently utilized as executive parking and storage. ODA Health intends to convert the ODA Health Parking Space to additional office space in order to better suit its needs. Please see “The Property” for more information. Additionally, ODA Health has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels. ODA Health operates under a lease with an expiration date in December 2032. ODA Health has three, five-year renewal options as it relates to its current office space. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of the ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

B-22

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

RE Tax Services (7,978 square feet; 5.4% of NRA; 5.1% of Underwritten Base Rent): RE Tax Services is a tax certiorari firm servicing all five boroughs of New York City. RE Tax Services handles all property tax requirements, assessments, abatements, reclassifications and exemptions, as well as general tax management, planning and real estate tax consultation. RE Tax Services leases 7,978 square feet under a lease that expires in December 2034. RE Tax Services has no renewal options or termination options.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 347-363 Flushing Avenue Property:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Hoopla(3)	Retail	NR / NR / NR	24,032	16.2%	$41.90	$1,007,000	14.4%	6/14/2029
ODA Health(4)	Office	NR / NR / NR	23,984	16.2	$58.39	1,400,388	20.0	12/31/2032
RE Tax Services	Office	NR / NR / NR	7,978	5.4	$45.00	359,010	5.1	12/31/2034
Golden Gate Management/Public Valuations	Office	NR / NR / NR	6,541	4.4	$54.00	353,187	5.0	12/31/2034
Princess Boutique / LA pume(5)	Retail	NR / NR / NR	6,265	4.2	$44.22	277,014	4.0	10/31/2038
Food Court LLC	Retail	NR / NR / NR	4,608	3.1	$34.44	158,715	2.3	4/1/2038
Runway(6)	Retail	NR / NR / NR	3,984	2.7	$42.60	169,700	2.4	8/31/2028
Cornell Management(7)	Office	NR / NR / NR	3,779	2.5	$48.18	182,088	2.6	3/13/2035
Blue Sky Builders	Office	NR / NR / NR	3,493	2.4	$41.19	143,858	2.1	10/31/2033
Accupraise Valuations(8)	Office	NR / NR / NR	3,451	2.3	$50.00	172,560	2.5	3/31/2035
Top Ten Tenants			88,115	59.4%	$47.93	$4,223,519	60.3%

Non Top Ten Tenants			60,036	40.5%	$46.33	$2,781,413	39.7%

Occupied Collateral Total / Wtd. Avg.			148,151	99.9%	$47.28	$7,004,932	100.0%

Vacant Space			91	0.1%

Collateral Total			148,242	100.0%

(1)	Based on the underwritten rent roll dated April 21, 2025, with rent steps totaling $56,875 through December 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Hoopla has one, five-year renewal option remaining.
(4)	ODA Health has three, five-year renewal options remaining.
(5)	Princess Boutique / LA pume has one, five-year renewal option remaining.
(6)	Runway has two, five-year renewal options remaining.
(7)	Cornell Management has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Cornell Management is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Cornell Management ($182,088).
(8)	Accupraise Valuations has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Accupraise Valuations is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Accupraise Valuations ($172,560).

B-23

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The following table presents certain information relating to the lease rollover schedule at the 347-363 Flushing Avenue Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	91	0.1%	NAP	NA	P	91	0.1%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		91	0.1%	$0	0.0%
2026	1	200	0.1	15,300	0.2		292	0.2%	$15,300	0.2%
2027	0	0	0.0	0	0.0		292	0.2%	$15,300	0.2%
2028	11	14,390	9.7	665,851	9.5		14,682	9.9%	$681,151	9.7%
2029	13	37,591	25.4	1,648,956	23.5		52,273	35.3%	$2,330,107	33.3%
2030	6	12,382	8.4	578,645	8.3		64,655	43.6%	$2,908,752	41.5%
2031	0	0	0.0	0	0.0		64,655	43.6%	$2,908,752	41.5%
2032	4	31,295	21.1	1,700,745	24.3		95,950	64.7%	$4,609,497	65.8%
2033	12	17,767	12.0	804,673	11.5		113,717	76.7%	$5,414,170	77.3%
2034	3	16,422	11.1	800,386	11.4		130,139	87.8%	$6,214,556	88.7%
2035	2	7,230	4.9	354,648	5.1		137,369	92.7%	$6,569,204	93.8%
2036 & Beyond	2	10,873	7.3	435,728	6.2		148,242	100.0%	$7,004,932	100.0%
Total	54	148,242	100.0%	$7,004,932	100.0%
(1)	Based on the underwritten rent roll dated April 21, 2025, with rent steps totaling $56,875 through December 2025.

The following table presents certain information with respect to the historical and current occupancy of the 347-363 Flushing Avenue Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	76.3%	99.9%
(1)	Historical occupancy prior to 2024 is not available as the 347-363 Flushing Avenue Property was built in 2023.
(2)	Current Occupancy is as of April 21, 2025.

Appraisal. According to the appraisal, the 347-363 Flushing Avenue Property had an “as-is” appraised value of $111,400,000 as of March 18, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$111,400,000	5.75%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 27, 2025, there was no evidence of any recognized environmental conditions at the 347-363 Flushing Avenue Property.

The Market. The 347-363 Flushing Avenue Property is located in Brooklyn, New York. According to the appraisal, the 347-363 Flushing Avenue Property is located within the North Brooklyn office and retail submarkets. As of the fourth quarter of 2024, the North Brooklyn office submarket had a vacancy rate of 16.0% and market rent of $45.96 per square foot. As of the fourth quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.1% and market rent of $54.53 per square foot. Within a one-, three- and five-mile radius of the 347-363 Flushing Avenue Property, the estimated 2024 population is 191,507, 1,317,143 and 2,922,900, respectively. Within the same radii, the estimated 2024 average annual household income is $98,575, $120,630 and $119,632, respectively.

B-24

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

The following table presents certain information relating to the appraisal’s market rent conclusions for the 347-363 Flushing Avenue Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Interior Retail	$45.00	10	3.0% annually	$20.00
Typical Office	$50.00	10	3.0% annually	$40.00
Premium Office (ODA Health)	$55.00	10	3.0% annually	$40.00
Small Office (<300 SF)	$1,800/month	10	3.0% annually	$10.00
Cellar Retail	$40.00	10	3.0% annually	$20.00
Parking	$2,500/space	10	3.0% annually	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical and underwritten cash flow of the 347-363 Flushing Avenue Property:

Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	PSF	%(3)
Base Rent	$3,937,920	$7,004,932	$47.25	90.8%
Vacant Income	0	12,000	0.08	0.2
Real Estate Tax Reimbursements	0	118,132	0.80	1.5
Operating Cost Reimbursements	375,723	581,174	3.92	7.5
Net Rental Income	$4,313,643	$7,716,238	$52.05	100.0%
(Vacancy/Credit Loss)	0	(540,137)	(3.64)	(7.0)
Other Income	30,462	105,000	0.71	1.4
Parking Income	0	1,247,091	8.41	16.2
Effective Gross Income	$4,344,105	$8,528,192	$57.53	110.5%

Real Estate Taxes	603,423	285,780	1.93	3.4
Insurance	124,753	161,105	1.09	1.9
Other Expenses	560,776	762,920	5.15	8.9
Total Expenses	$1,288,952	$1,209,804	$8.16	14.2%

Net Operating Income	$3,055,154	$7,318,388	$49.37	85.8%

Total TI/LC, CapEx/RR	0	214,951	1.45	2.5
Net Cash Flow	$3,055,154	$7,103,437	$47.92	83.3%
(1)	The 347-363 Flushing Avenue Property was completed in 2023. Historical operating history prior to the TTM is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(2)	TTM is as of February 28, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Flushing Condo Holdings LLC, a New York limited liability company and special purpose entity. The 0.5% member of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 347-363 Flushing Avenue Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Joseph Brunner and Abraham Mandel, who are the owners and operators of Bruman Realty. Bruman Realty is a privately owned real estate company with properties throughout the tri-state area. Its portfolio consists of multifamily, mixed-use, office, ecclesiastical sites, adaptive reuse, retail and industrial properties.

Property Management. The 347-363 Flushing Avenue Property is managed by Bruman Realty LLC, an affiliate of the borrower.

B-25

Annex B	BMO 2025-5C11
No. 3 – 347-363 Flushing Avenue

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $142,890 for real estate taxes, (ii) $147,399 for insurance premiums, (iii) $729,537 for a rent reserve related to tenants not yet in occupancy on the eighth floor and (iv) $22,500 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $23,815.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $13,425.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,471 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $15,591 (approximately $1.26 per square foot annually) for tenant improvement and leasing commission reserves.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

Lockbox / Cash Management. The 347-363 Flushing Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 347-363 Flushing Avenue Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 347-363 Flushing Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 347-363 Flushing Avenue Mortgage Loan (unless the Sweep Event is a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 347-363 Flushing Avenue Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; (iii) the occurrence of a Major Tenant Trigger Event (as defined below); or (iv) any period that the 347-363 Flushing Avenue does not benefit from the ICAP tax abatement.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; (c) clause (iii) above, the Major Tenant Trigger Event is cured in accordance with the 347-363 Flushing Avenue Mortgage Loan documents; and (d) clause (iv) above, the lender’s receipt of satisfactory evidence that the 347-363 Flushing Avenue Property benefits from the ICAP tax abatement.

A “Major Tenant Trigger Event” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations at the 347-363 Flushing Avenue Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets any portion of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the 347-363 Flushing Avenue Property or any material portion thereof, or (vi) ODA terminates its lease on the ODA Health Parking Space.

A Major Tenant Trigger Event will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default and no other default has occurred for two consecutive

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No. 3 – 347-363 Flushing Avenue

calendar quarters; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Major Tenant has rescinded its notice in writing to vacate its Major Tenant space; (d) clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; (e) clause (iv), the related Major Tenant has been re-assigned its space or there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space, (f) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease, and (g) clause (v), (A) a re-tenanting event with respect to the ODA Health Parking Space has occurred pursuant to a lease with a minimum annual rent of $537,600 and a term of at least seven years and (B) the DSCR is at the time of the re-tenanting event equal to or greater than 1.25x.

A “Major Tenant” means ODA Health or any tenant otherwise occupying the space currently leased by ODA Health.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 4 – Turtle Creek Village

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No. 4 – Turtle Creek Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$48,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$48,600,000	Property Type - Subtype(4):	Various – Various
% of Pool by IPB:	7.0%	Net Rentable Area (SF):	324,588
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	DLV TC Village, LP	Year Built / Renovated:	1969 / 2022
Borrower Sponsor:	A.D.D. Holdings, L.P.	Occupancy:	94.0%
Interest Rate:	6.87000%	Occupancy Date:	5/8/2025
Note Date:	5/13/2025	4th Most Recent NOI (As of)(5):	$7,010,146 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(5):	$7,079,408 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$9,755,299 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$9,984,993 (TTM 1/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$15,832,955
Call Protection(2):	L(24),D(32),O(4)	UW Expenses:	$5,583,005
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$10,249,951
Additional Debt(1):	Yes	UW NCF:	$9,854,635
Additional Debt Balance(1):	$35,400,000	Appraised Value / Per SF(6):	$158,400,000 / $488
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/20/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$259
Taxes:	$997,568	$199,514	N/A	Maturity Date Loan / SF:	$259
Insurance:	$70,768	$10,382	N/A	Cut-off Date LTV(6):	53.0%
Replacement Reserves:	$0	$5,899	N/A	Maturity Date LTV(6):	53.0%
TI / LC:	$0	$27,068	N/A	UW NCF DSCR:	1.68x
Other Reserves:	$2,235,687	Springing	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	56.0%	Purchase Price(7)	$144,897,036	96.6%
Sponsor Equity	65,970,344	44.0	Upfront Reserves	3,304,023	2.2
			Closing Costs(8)	1,769,285	1.2
Total Sources	$149,970,344	100.0%	Total Uses	$149,970,344	100.0%
(1)	The Turtle Creek Village Mortgage Loan (as defined below) is part of the Turtle Creek Village Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $84,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Turtle Creek Village Whole Loan
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 6, 2025. Defeasance of the Turtle Creek Village Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 13, 2028. The assumed lockout of 24 payments is based on the expected BMO 2025-5C11 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Turtle Creek Village Properties (as defined below) are comprised of (i) 229,868 square feet of office space (70.8% of NRA) and (ii) 94,720 square feet of retail space (29.2% NRA). See “The Properties” below for more information.
(5)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical NOI at the Turtle Creek Village Properties.
(6)	The appraisal concluded an “as-is” appraised value for the Turtle Creek Village Properties of $158,400,000. Although the Turtle Creek Village Properties are situated on one lot, the appraisal also provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. Aggregating the individual appraised values for the retail and office components would equate to a $158,700,000 appraised value, a 52.9% Cut-off Date LTV and a 52.9% Maturity Date LTV.
(7)	The presented Purchase Price reflects an original contract purchase price of $147,000,000 net of approximately $2,103,000 in seller credits for ongoing garage repairs, and outstanding tenant improvements and leasing commissions and free rent related to recent leasing.
(8)	Closing Costs include an interest rate buy-down credit of $840,000.

The Loan. The fourth largest mortgage loan (the “Turtle Creek Village Mortgage Loan”) is part of a whole loan (the “Turtle Creek Village Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $84,000,000. The Turtle Creek Village Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal

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No. 4 – Turtle Creek Village

balance as of the Cut-off Date of $48,600,000. The Turtle Creek Village Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use multi-tenant office and retail property containing 324,588 square feet located in Dallas, Texas (the “Turtle Creek Village Properties”). The Turtle Creek Village Whole Loan was co-originated on May 13, 2025 by SMC and Morgan Stanley Bank, N.A. The Turtle Creek Village Whole Loan has a five-year interest-only term accruing interest at a rate of 6.87000% per annum on an Actual/360 basis. The scheduled maturity date of the Turtle Creek Village Whole Loan is June 6, 2030.

The Turtle Creek Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust securitization. The relationship between the holders of notes evidencing the Turtle Creek Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Turtle Creek Village Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,600,000	$48,600,000	BMO 2025-5C11	Yes
A-2(1)	$35,400,000	$35,400,000	Morgan Stanley Bank, N.A.	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Turtle Creek Village Properties comprise a Class A, 324,588 square foot mixed-use development located in the Turtle Creek/Highland Park/Uptown submarket in Dallas, Texas. The Turtle Creek Village Properties consist of an 18-story, 229,868 square foot office tower, as well as four retail buildings totaling 94,720 square feet. The Turtle Creek Village Properties are situated approximately three miles north of downtown Dallas. The Turtle Creek Village Properties are 94.0% occupied as of May 8, 2025, with the office building being 94.2% occupied and the retail space being 93.5% occupied. The Turtle Creek Village Properties have a granular mix of 65 tenants in total. The Turtle Creek Village Office property represents approximately 63.3% of the underwritten base rent and the Turtle Creek Retail property represents approximately 36.7% of underwritten base rent.

The following table presents certain information relating to the Turtle Creek Village Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(4)	% of Appraised Value	Underwritten NOI	% of Underwritten NOI
Turtle Creek Village Retail	1969 / 2022	94,720	93.5%	$24,652,174	50.7%	$80,500,000	50.7%	$4,103,736	40.0%
Turtle Creek Village Office	1969 / 2022	229,868	94.2%	23,947,826	49.3%	78,200,000	49.3	6,146,215	60.0
Total/Wtd. Avg.		324,588	94.0%	$48,600,000	100.0%	$158,700,000	100.0%	$10,249,951	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.
(3)	The Turtle Creek Village Whole Loan documents do not permit the release of any of the Turtle Creek Village Properties.
(4)	Although the Turtle Creek Village Properties are situated on one lot, the appraisal provided individual appraised values for the separate retail and office components of $80,500,000 and $78,200,000, respectively. However, the appraisal concluded an “as-is” appraised value for the Turtle Creek Village Properties of $158,400,000.

Originally built in 1969 and renovated most recently in 2022, the Turtle Creek Village Properties sit at the intersection of Oak Lawn Avenue and Blackburn Street, which provides access to Central Expressway, the Dallas North Tollway, Stemmons Freeway and the Katy Trail. The area surrounding the Turtle Creek Village Properties consists of uses such as The Crescent, American Airlines Center, The Ritz Carlton, The Mansion on Turtle Creek and the planned Four Seasons hotel/residences, which is expected to add 240 hotel rooms and 118 condo units to the area.

Origin Bank (12.5% of the Turtle Creek Village Office property NRA) is the largest office tenant, which occupies the top two floors of the office tower and has a bank branch on the first floor of the building with street frontage. Origin Bank has been at the Turtle Creek Village Properties since 2013 and recently renewed its lease for ten years through 2034. The remainder of the office tenancy is granular, with the majority of the tenants occupying less than 10,000 square feet and no tenant being more than 3.9% of the Turtle Creek Village Office property NRA. The retail space is anchored by a Tom Thumb grocery

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No. 4 – Turtle Creek Village

store (June 2024 TTM sales of $1,041 per square foot) and World Market and includes a mix of high-end shops and restaurants that cater to the affluent submarket.

Major Tenants.

Origin Bank (28,689 square feet; 8.8% of NRA; 8.4% of Underwritten Base Rent): Origin Bank offers a broad range of financial services and currently operates more than 60 banking centers located throughout Texas, Louisiana, Mississippi, Alabama and Florida. Origin Bank occupies the two top floors of the Turtle Creek Office property and has a bank branch on the first floor. Additionally, Origin Bank installed building signage along the roofline of the 18-story Turtle Creek Office property in 2022. Origin Bank has been at the Turtle Creek Office property since 2013, renewed its lease in July 2023 and has a current lease expiration in April 2034. Origin Bank has two, five-year renewal options as it relates to its 7,188 square feet of expansion space. Origin Bank has no termination options.

Tom Thumb (22,081 square feet; 6.8% of NRA; 8.4% of Underwritten Base Rent): Tom Thumb is a chain of supermarkets in the Dallas-Fort Worth area. Tom Thumb has been at the Turtle Creek Retail property since 2015 and operates under a lease with an expiration date in May 2030. Tom Thumb reported sales of $22,982,432 over the trailing 12 months ending June 2024, which equates to $1,041 per square foot and an occupancy cost of 5.4%. Tom Thumb has six, 60-month renewal options remaining. Tom Thumb has no termination options.

World Market (17,000 square feet; 5.2% of NRA; 2.8% of Underwritten Base Rent): World Market is a national specialty retailer founded in San Francisco in 1958. World Market offers furniture, home décor and gifts in addition to an assortment of candy, international foods and beverages across 240 stores. World Market leases 17,000 square feet under a lease that expires in January 2028. World Market has no renewal options or termination options.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Turtle Creek Village Properties:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Cost	Lease Exp. Date
Origin Bank(3)	Office	NR / NR / NR	28,689	8.8%	$32.04	$919,196	8.4%	NAP	NAP	4/30/2034
Tom Thumb(4)(5)	Retail	NR / NR / NR	22,081	6.8	$41.80	922,986	8.4	$1,041	5.4%	5/31/2030
World Market	Retail	NR / NR / NR	17,000	5.2	$18.00	306,000	2.8	NAV	NAV	1/31/2028
Premier Office Centers, LLC(6)	Office	NR / NR / NR	12,623	3.9	$30.75	388,157	3.5	NAP	NAP	3/31/2029
Paceline Equity Partners, LLC(7)	Office	NR / NR / NR	12,465	3.8	$32.25	401,996	3.7	NAP	NAP	7/31/2029
Dorchester Minerals, LP(8)(9)	Office	NR / NR / NR	11,847	3.6	$28.50	337,640	3.1	NAP	NAP	2/28/2029
Allie Beth Allman & Associates(10)	Office	NR / NR / NR	9,695	3.0	$33.50	324,783	3.0	NAP	NAP	6/30/2029
The Bassett Firm, PC(11)	Office	NR / NR / NR	8,621	2.7	$30.95	266,820	2.4	NAP	NAP	4/30/2028
Cypress Point Wealth Management, LLC(12)	Office	NR / NR / NR	8,139	2.5	$30.58	248,919	2.3	NAP	NAP	2/28/2031
Tatum Brown Classic Home, LP(13)(14)	Office	NR / NR / NR	7,498	2.3	$33.92	254,313	2.3	NAP	NAP	1/31/2033
Top Ten Tenants			138,658	42.7%	$31.52	$4,370,809	39.8%

Non Top Ten Tenants			166,341	51.2%	$39.72	$6,607,385	60.2%

Occupied Collateral Total / Wtd. Avg.			304,999	94.0%	$35.99	$10,978,194	100.0%

Vacant Space			19,589	6.0%

Collateral Total			324,588	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Origin Bank has two, five-year renewal options as it relates to its 7,188 square feet of space.
(4)	Tom Thumb has six, 60-month renewal options remaining.
(5)	Tom Thumb’s Sales PSF and Occ. Cost are based on the trailing 12 months ending June 2024.
(6)	Premier Office Centers, LLC has one, five-year renewal option remaining.
(7)	Paceline Equity Partners, LLC has one, five-year renewal option remaining.
(8)	Dorchester Minerals, LP has two, five-year renewal options remaining.
(9)	Dorchester Minerals, LP has the one-time right to terminate its lease effective February 28, 2026.
(10)	Allie Beth Allman & Associates has one, five-year renewal option remaining.
(11)	The Bassett Firm, PC has a one-time right to terminate its lease in November 2025 with 9 months’ notice.
(12)	Cypress Point Wealth Management, LLC has one, five-year renewal option remaining.
(13)	Tatum Brown Classic Home, LP has one, five-year renewal option remaining.
(14)	Tatum Brown Classic Home, LP subleases 2,124 square feet under a lease with rent equal to $33.92 per square foot to Morgan Farrow Designs, LLC. Of the 2,124 square feet subleased to Morgan Farrow Designs, LLC, 877 square feet are scheduled to expire in November 2029 and 1,247 square feet are scheduled to expire in January 2033. The rent due under the Tatum Brown Classic Home, LP lease was underwritten.

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No. 4 – Turtle Creek Village

The following table presents certain information relating to the lease rollover schedule at the Turtle Creek Village Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,589	6.0%	NAP	NAP	19,589	6.0%	NAP	NAP
2025 & MTM	6	17,160	5.3	$721,789	6.6%	36,749	11.3%	$721,789	6.6%
2026	7	16,704	5.1	635,228	5.8	53,453	16.5%	$1,357,017	12.4%
2027	8	14,051	4.3	668,971	6.1	67,504	20.8%	$2,025,987	18.5%
2028	10	51,396	15.8	1,683,317	15.3	118,900	36.6%	$3,709,304	33.8%
2029	14	80,557	24.8	2,732,065	24.9	199,457	61.4%	$6,441,369	58.7%
2030	4	28,046	8.6	1,124,857	10.2	227,503	70.1%	$7,566,226	68.9%
2031	4	18,646	5.7	689,035	6.3	246,149	75.8%	$8,255,261	75.2%
2032	6	28,900	8.9	1,197,219	10.9	275,049	84.7%	$9,452,480	86.1%
2033	2	12,891	4.0	424,192	3.9	287,940	88.7%	$9,876,672	90.0%
2034	1	28,689	8.8	919,196	8.4	316,629	97.5%	$10,795,867	98.3%
2035	2	2,470	0.8	138,500	1.3	319,099	98.3%	$10,934,367	99.6%
2036 & Beyond(2)	3	5,489	1.7	43,826	0.4	324,588	100.0%	$10,978,194	100.0%
Total	67	324,588	100.0%	$10,978,194	100.0%
(1)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.
(2)	Includes a 2,216 square foot conference center and a 1,984 square foot management office, to which no rent is attributed.

The following table presents certain information with respect to the historical and current occupancy of the Turtle Creek Village Properties:

Historical and Current Occupancy(1)(2)
2022	2023	2024	Current(3)
82.7%	88.2%	91.2%	94.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the Turtle Creek Village Office property, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025.
(3)	Current Occupancy is as of May 8, 2025.

Appraisal. According to the appraisal, the Turtle Creek Village Properties had an “as-is” appraised value of $158,400,000 as of March 20, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,400,000	7.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Turtle Creek Village Properties.

The Market. The Turtle Creek Village Properties are located in Dallas, Texas. According to the appraisal, the Turtle Creek Village Retail property is located within the Uptown retail submarket. As of the third quarter of 2024, the Uptown retail submarket had a vacancy rate of 7.9% and market rent of $35.14 per square foot. Additionally, the Turtle Creek Village Office property is located within the Uptown office submarket. As of the fourth quarter of 2024, the Uptown office submarket had a vacancy rate of 21.4% and market rent of $67.02 per square foot. Within a one-, three- and five-mile radius of the

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No. 4 – Turtle Creek Village

Turtle Creek Village Properties, the estimated 2023 population is 39,921, 206,872 and 390,079, respectively. Within the same radii, the estimated 2023 average annual household income is $149,653, $140,502 and $131,205, respectively.

The following table presents certain information relating to the comparable anchor/junior anchor leases for the Turtle Creek Village Retail property:

Comparable Anchor/Junior Anchor Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Retail 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720(2)	Tom Thumb(2) World Market(2)	22,081(2) 17,000(2)	$41.80(2) $18.00(2)	May-2015(2) Feb-2023(2)	15.1(2) 5.0(2)
Sprouts 2201 Virginia Parkway McKinney, TX	2024 / NAP	NAV	Sprouts Farmers Market	22,468	$37.95	Aug-2024	15.0
India Metro Hypermarket 1480 Independence Parkway McKinney, TX	2023 / NAP	NAV	India Metro Hypermarket	12,374	$36.00	Nov-2023	5.0
Sprouts Farmers Market 17795 Dallas Parkway Dallas, TX	2022 / NAP	NAV	Sprouts Farmers Market	19,954	$34.32	Oct-2023	15.0
Whole Foods 2500 McKinney Avenue Dallas, TX	2015 / NAP	NAV	Whole Foods	69,971	$34.32	Jul-2020	10.0
Boot Barn 13710 Dallas Parkway Dallas, TX	1997 / NAP	NAV	Boot Town	15,790	$18.00	May-2024	5.0
Spec’s 12425 South Freeway Burleson, TX	2024 / NAP	NAV	Spec’s Liquor	12,000	$33.00	Feb-2024	15.0
Denton Crossing 1400 & 1800 South Loop 288 Denton, TX	2004 / NAP	NAV	Nordstrom Rack	25,100	$26.00	Jul-2023	10.0
Grapevine Mills 3000 Grapevine Mills Parkway Grapevine, TX	1997 / NAP	NAV	Arhaus Furniture	23,257	$19.25	Mar-2023	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

The following table presents certain information relating to the comparable inline leases for the Turtle Creek Village Retail property:

Comparable Inline Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Retail 3838, 3848, 3858, 3878 & 3888 Oak Lawn Avenue Dallas, TX	1969 / 2022	94,720(2)	-	-	-	-	-
Knox Promenade 4447 North Central Expressway Dallas, TX	2004 / NAP	NAV	Bigger Better	1,500	$60.00	May-2024	3.0
Gaston Place 4201 Gaston Avenue Dallas, TX	1967 / NAP	NAV	Total by Verizon	2,000	$47.00	Oct-2024	5.0
Deep Ellum Mixed Use 3101 Commerce Street Dallas, TX	1986 / NAP	NAV	Bird Scooters	1,022	$70.00	Nov-2024	7.0
Knox Street Village 3104 Knox Street Dallas, TX	1930 / 2015	NAV	Ralph Lauren Home Stag	2,202 1,499	$93.00 $110.00	Mar-2023 May-2022	5.1 7.0
Prestonway Crossing 3900 Preston road Plano, TX	2023 / NAP	NAV	Confidential / In-Line	4,500	$52.00	Mar-2024	10.0
High Point Crossing 6401 Northwest Highway Dallas, TX	2018 / NAP	NAV	Mo Bettah’s	2,546	$46.00	Nov-2021	10.0
Uptown Plaza 2222 McKinney Avenue Dallas, TX	2005 / NAP	NAV	Pilates Studio	2,158	$50.00	Nov-2024	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

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Annex B	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information relating to the comparable office leases for the Turtle Creek Village Office property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Turtle Creek Village Office 3838 Oak Lawn Avenue Dallas, TX	1969 / 2022	229,868(2)	-	-	-	-	-
Park Place on Turtle Creek 2911 Turtle Creek Boulevard Dallas, TX	1986 / NAP	177,169	Highwire Capital	4,956	$31.00	Feb-2025	5.4
Parkside Tower 3500 Maple Avenue Dallas, TX	1985 / 2015	376,710	Hyperfuel	7,189	$30.00	Nov-2024	6.3
Turtle Creek Tower 3131 Turtle Creek Boulevard Dallas, TX	1972 / 2018	136,991	Flat Creek Capital Management	2,913	$31.50	May-2024	3.3
1920 McKinney Avenue 1920 McKinney Avenue Dallas, TX	2016 / NAP	66,865	Office User (Undisclosed)	3,498	$41.50	Jul-2023	7.0
3100 Monticello 3100 Monticello Avenue Dallas, TX	1983 / 2019	175,193	Not Disclosed	7,510	$34.00	Feb-2025	5.0
GuideStone 2401 Cedar Springs Road Dallas, TX	1989 / NAP	208,137	Undisclosed	5,000	$38.00	Apr-2024	5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 8, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Turtle Creek Village Properties:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Inline Retail	$60.00	10	3.0% annually	$25.00
Anchor	$37.50	10	3.0% annually	$15.00
Junior Anchor	$25.00	10	3.0% annually	$15.00
Office	$34.00	10	3.0% annually	$30.00
(1)	Source: Appraisal.

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Annex B	BMO 2025-5C11
No. 4 – Turtle Creek Village

The following table presents certain information with respect to the historical and underwritten cash flow of the Turtle Creek Village Properties:

Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM(2)	Underwritten	PSF	%(3)
Base Rent(4)	$8,548,190	$8,730,802	$9,966,382	$10,053,976	$10,978,194	$33.82	63.3%
Vacant Income	0	0	0	0	839,365	2.59	4.8
Reimbursements	3,500,953	3,894,986	5,175,289	5,235,115	5,332,683	16.43	30.7
Parking Income	139,950	111,484	134,321	143,697	143,697	0.44	0.8
Other Income	68,162	33,675	51,813	49,637	49,637	0.15	0.3
Net Rental Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$17,343,575	$53.43	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,510,620)	(4.65)	(8.7)
Effective Gross Income	$12,257,255	$12,770,947	$15,327,805	$15,482,425	$15,832,955	$48.78	91.3%

Real Estate Taxes	2,578,243	2,540,569	2,311,856	2,310,075	2,325,439	7.16	14.7
Insurance	70,314	70,328	71,466	72,488	124,586	0.38	0.8
Other Expenses	2,598,552	3,080,642	3,189,185	3,114,869	3,132,980	9.65	19.8
Total Expenses	$5,247,109	$5,691,539	$5,572,507	$5,497,431	$5,583,005	$17.20	35.3%

Net Operating Income	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$10,249,951	$31.58	64.7%

Total TI/LC, CapEx/RR	0	0	0	0	395,316	1.22	2.5
Net Cash Flow	$7,010,146	$7,079,408	$9,755,299	$9,984,993	$9,854,635	$30.36	62.2%
(1)	Between 2019 and 2024, the seller of the Turtle Creek Village Properties undertook an approximately $7,300,000 capital improvement project within the office tower, which included a complete renovation of the office lobby, common area improvements and building systems. As a result of the ongoing capital improvement project, occupancy at the Turtle Creek Village Properties dropped from 95.8% in 2018 to a low of 82.7% as of December 2022 before re-stabilizing at the current occupancy of 94.0% as of May 8, 2025. The ongoing capital improvement plan negatively affected historical Net Operating Income at the Turtle Creek Village Properties.
(2)	TTM is as of January 31, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Based on the underwritten rent roll dated May 8, 2025 with rent steps totaling $189,930 through January 2026.

The Borrower. The borrower is DLV TC Village, LP, a Texas limited partnership and special purpose entity. The 1.0% general partner of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Turtle Creek Village Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is A.D.D. Holdings, L.P. A.D.D. Holdings, L.P. is controlled by Artemio De La Vega. Mr. De La Vega is the founder and CEO of De La Vega Development, a commercial real estate firm specializing in mixed-use developments. Mr. De La Vega has more than 25 years of experience in the real estate industry, with a focus on single-tenant, multi-tenant retail centers and mixed-use developments.

Property Management. The Turtle Creek Village Property is managed by Jones Lang LaSalle Americas, Inc.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $997,568 for real estate taxes, (ii) $70,768 for insurance premiums, (iii) $943,262 for outstanding tenant improvements and leasing commissions, (iv) $652,439 for planned garage repairs and (v) $639,985 for free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $199,514.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,382.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,899 for replacement reserves (approximately $0.22 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $27,068 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves.

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Annex B	BMO 2025-5C11
No. 4 – Turtle Creek Village

DSCR Trigger Account – At the borrower’s option to avoid triggering a DSCR Trigger Event (as defined below), within five business days of a DSCR Trigger Event and on each monthly payment date thereafter through and until the DSCR Trigger Event has been cured, the borrower may deposit with the lender $98,000 (the “DSCR Trigger Account Funds”), which amount will be transferred into an account to be held by the lender as additional collateral for the Turtle Creek Village Whole Loan. During the continuance of a DSCR Trigger Event, if TI/LC reserves are insufficient to cover any approved leasing costs, provided no event of default has occurred and is continuing, the lender will disburse to the borrower DSCR Trigger Account Funds for the payment of such leasing costs.

Lockbox / Cash Management. The Turtle Creek Village Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Trigger Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Turtle Creek Village Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Turtle Creek Village Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Turtle Creek Village Whole Loan.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Turtle Creek Village Whole Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.20x based on the trailing 12 months (a “DSCR Trigger Event”); or (iii) the occupancy at the Turtle Creek Village Properties falls below 75%.

A Trigger Event will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; (c) clause (iii) above, the occupancy at the Turtle Creek Village Properties is equal to or greater than 75% for two consecutive calendar quarters.

Notwithstanding the foregoing, no DSCR Trigger Event will be deemed to have occurred if the borrower deposits with the lender the DSCR Trigger Event Funds within five business days of the occurrence of the DSCR Trigger Event and continues to do so on each monthly payment date until such DSCR Trigger Event is cured.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided no Trigger Event or event of default has occurred and is continuing, the borrower is permitted to obtain the release of a two-story parking garage (the “Release Parcel”) that is no longer being utilized at the Turtle Creek Village Properties. The lender will permit the release of the Release Parcel, provided that certain conditions are satisfied, including, among other things, (a) no event of default or Trigger Event then exists, and (b) the lender’s receipt of evidence that: (i) the Release Parcel is a separate tax lot, (ii) the Turtle Creek Village Properties are compliant with all reciprocal easement agreements and (iii) the release is compliant with all REMIC requirements.

Ground Lease. None.

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Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

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Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

B-40

Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,550,000	Title(2):	Fee
Cut-off Date Principal Balance:	$36,550,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	174,510
Loan Purpose:	Refinance	Location:	Epping, NH
Borrowers:	Waterstone Retail Epping, LLC and Waterstone Retail Epping Ground Tenant, LLC	Year Built / Renovated:	2011, 2012, 2015 / NAP
Borrower Sponsors:	Neal S. Shalom and Joshua R. Levy	Occupancy:	98.6%
Interest Rate:	6.87000%	Occupancy Date:	5/1/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$3,249,519 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$3,291,001 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,332,616 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,345,295 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,578,433
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,179,820
Lockbox / Cash Management:	Soft Springing / Springing	UW NOI:	$3,398,613
Additional Debt:	No	UW NCF:	$3,302,632
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$52,550,000 / $301
Additional Debt Type:	NAP	Appraisal Date:	4/2/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$209
Taxes:	$355,640	$50,806	N/A	Maturity Date Loan / SF:	$209
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$2,181	N/A	Maturity Date LTV:	69.6%
TI / LC:	$0	$5,817	N/A	UW NCF DSCR:	1.30x
Outstanding TI / LC:	$750,000	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,550,000	100.0%	Loan Payoff	$32,119,537	87.9%
			Closing Costs(3)	2,057,969	5.6
			Return of Equity	1,266,854	3.5
			Upfront Reserves	1,105,640	3.0
Total Sources	$36,550,000	100.0%	Total Uses	$36,550,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Brickyard Square Property (as defined below) is secured by the borrowers’ overlapping fee and leasehold interests.
(3)	Closing Costs include an interest rate buy-down credit of $1,298,390.

The Loan. The fifth largest mortgage loan (the “Brickyard Square Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ overlapping fee and leasehold interests in a 174,510 square foot anchored retail center located in Epping, New Hampshire (the “Brickyard Square Property”). The Brickyard Square Mortgage Loan was originated on May 8, 2025 by Starwood Mortgage Capital LLC. The Brickyard Square Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.87000% per annum on an Actual/360 basis. The scheduled maturity date of the Brickyard Square Mortgage Loan is June 6, 2030.

The Property. The Brickyard Square Property is located in the Seacoast region of New Hampshire. The Brickyard Square Property is 98.6% leased as of May 1, 2025, and has averaged approximately 98.6% occupancy since 2020. The Brickyard Square Property is anchored by Marshalls (23,000 square feet; 13.2% NRA; 6.9% underwritten base rent) and the State of New Hampshire Liquor Commission (the “NH Liquor Outlet”) (12,000 square feet; 6.9% NRA; 7.2% underwritten base rent). Marshalls has been at the Brickyard Square Property since March 2012. Marshall’s most recent sales (as of year-end

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Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

2024) were approximately $492 per square foot, which was a 5.2% increase over the prior year’s sales. The State of New Hampshire Liquor Commission occupies an outparcel that was constructed in 2015 positioned at the edge of the Brickyard Square Property with frontage along State Route 101. As the State of New Hampshire mandates all alcohol sales through these state-run outlets, this location serves as a key anchor, attracting travelers heading to New Hampshire’s Seacoast region— including Portsmouth, Seabrook, and Hampton—approximately 15 miles to the east. Other major tenants at the Brickyard Square Property include Michael’s, Old Navy, PetSmart and O’Neil Cinemas. Additionally, the Brickyard Square Property is shadow anchored by a 76,452 square foot non-collateral corporate-owned grocer tenant, Market Basket.

The borrower sponsors developed the Brickyard Square Property in 2011, with two additional pad sites (leased to NH Liquor Outlet and The Beach Plum) developed in 2015. Additionally, the Brickyard Square Property is subject to a land condominium regime. There are two condominium units: Unit 1 (the Brickyard Square Property) and Unit 2 (non-collateral that is owned by Market Basket). The borrowers owns Unit 1 and a 70% undivided common interest in the common areas/voting rights, which provides the borrowers with blocking rights on all major decisions such as granting easements, imposing use restrictions, terminating the condominium, or amending the declaration or bylaws. The borrowers serve as the “Operator” of the condominium, which functions as the condominium association. The land condominium was formed in September 2009 for the purposes of developing the Market Basket store.

Major Tenants.

O’Neil Cinemas (29,577 square feet; 16.9% of NRA; 18.2% of Underwritten Base Rent): O’Neil Cinemas operates a 12-screen state-of the-art digital projection theater with tiered stadium seating, refreshments, extra wide seats, D-BOX and 3D movie capabilities. O’Neil Cinemas, which is on the northwest corner of the Brickyard Square Property, operates on a triple-net pad lease and owns its improvements. O’Neill Cinemas has been open at the Brickyard Square Property since 2012 and recently executed an early lease amendment that extended its lease term through October 2050. According to the borrower sponsors, O’Neil Cinemas is investing approximately $5,000,0000 ($417,000 per screen) into its space to modernize the theaters and add a restaurant/bar. The borrower sponsors are contributing a $750,000 towards the buildout which was reserved at origination. O’Neil Cinemas has four, five-year renewal options and no termination options. For the trailing 12 months ending December 2024, O’Neil Cinemas reported $2,431,806 in sales which equates to approximately $202,650 per screen.

Marshalls (23,000 square feet; 13.2% of NRA; 6.9% of Underwritten Base Rent): Marshalls is an American chain of off-price departments stores owned by TJX Companies, Inc. Marshall has over 1,230 stores across 49 states and Puerto Rico, and 61 stores in Canada. Marshalls has been a tenant at the Brickyard Square Property since 2012 and has a current lease expiration in January 2028. Marshalls has three, five-year renewal options and no termination options. For the trailing 12 months ending December 2024, Marshalls reported $11,318,259 in sales which equates to approximately $492 per square foot.

Michaels (16,832 square feet; 9.6% of NRA; 7.1% of Underwritten Base Rent): Michaels is an American arts and crafts retail chain. It is North America’s largest provider of arts, crafts, framing, floral and wall decor. Michaels has over 1,300 stores across 49 states and Canada. Michaels has been a tenant at the Brickyard Square Property since 2012 and has a current lease expiration in August 2028. Michaels has two, five-year renewal options and no termination options. Michaels is not required to report sales.

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Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Brickyard Square Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF / Per Screen(3)	Occ. Cost(3)	Lease Exp. Date
O’Neil Cinemas(4)(5)	NR / NR / NR	29,577	16.9%	$20.70	$612,244	18.2%	$202,650	32.6%	10/31/2050
Marshalls(6)	A2 / A / NR	23,000	13.2	$10.00	230,000	6.9	$492	3.3%	1/31/2028
Michaels(7)	B2 / B- / NR	16,832	9.6	$14.25	239,856	7.1	NAV	NAV	8/31/2028
Old Navy(8)(9)	Ba3/ BB / NR	13,653	7.8	$18.75	255,994	7.6	$215	11.6%	4/30/2031
PetSmart(10)	Caa1 / B+ / NR	12,712	7.3	$17.50	222,460	6.6	NAV	NAV	5/31/2027
NH Liquor Commission(11)(12)	NR / NR / NR	12,000	6.9	$20.00	240,000	7.2	NAV	NAV	12/31/2035
Ulta Beauty(13)	NR / NR / NR	9,876	5.7	$20.00	197,520	5.9	NAV	NAV	2/28/2030
The Paper Store(14)(15)	NR / NR / NR	7,526	4.3	NAV(14)	NAV(14)	NAV(14)	$279	14.8%(14)	5/31/2028
Sleepy’s(16)	NR / NR / NR	6,311	3.6	$19.80	124,958	3.7	NAV	NAV	5/31/2028
Famous Footwear(17)(18)	NR / BB- / BB-	5,175	3.0	$19.50	100,913	3.0	$221	11.6%	9/30/2030
Top Ten Tenants		136,662	78.3%	$16.27	$2,223,944	66.3%

Non Top Ten Tenants		35,372	20.3%	$32.01	$1,132,430	33.7%

Occupied Collateral Total / Wtd. Avg.		172,034	98.6%	$19.51	$3,356,374	100.0%

Vacant Space		2,476	1.4%

Collateral Total		174,510	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025 with rent steps totaling $164,618 through May 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF / Per Screen and Occ. Costs are based on the trailing 12 months ending December 2024.
(4)	O’Neil Cinemas operates on a triple-net pad lease and owns its own improvements.
(5)	O’Neil Cinemas has four, five-year renewal options remaining.
(6)	Marshalls has three, five-year renewal options remaining.
(7)	Michaels has two, five-year renewal options remaining.
(8)	Old Navy has one, five-year renewal option remaining.
(9)	Old Navy has the right to terminate its lease if sales for the period between May 2025 and April 2026 do not exceed $4,500,000 provided notice is given by July 31, 2026.
(10)	PetSmart has one, five-year renewal option remaining.
(11)	NH Liquor Commission has two, five-year renewal options remaining.
(12)	NH Liquor Commission has the right to terminate its lease in the event that state funds appropriated by the General Court of New Hampshire are not made available for the tenant.
(13)	Ulta Beauty has two, five-year renewal options remaining.
(14)	The Paper Store pays percentage rent which was equal and underwritten to $265,027 over the trailing 12 months ending February 2025. Occ. Cost for The Paper Store is calculated based on The Paper Store’s (i) percentage rent and (ii) underwritten reimbursements.
(15)	The Paper Store has one, five-year renewal option remaining.
(16)	Sleepy’s has one, five-year renewal option remaining.
(17)	Famous Footwear has two, five-year renewal options remaining.
(18)	Famous Footwear has the right to terminate its lease if sales for the period between May 2025 and April 2026 do not exceed $1,300,000 provided notice is given by July 2026.

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Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information relating to the lease rollover schedule at the Brickyard Square Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,476	1.4%	NAP	NA	P	2,476	1.4%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		2,476	1.4%	$0	0.0%
2026	1	1,540	0.9	45,938	1.4		4,016	2.3%	$45,938	1.4%
2027	5	19,087	10.9	435,533	13.0		23,103	13.2%	$481,471	14.3%
2028	8	63,840	36.6	921,720	27.5		86,943	49.8%	$1,403,191	41.8%
2029	2	6,591	3.8	214,012	6.4		93,534	53.6%	$1,617,203	48.2%
2030	3	19,607	11.2	461,583	13.8		113,141	64.8%	$2,078,786	61.9%
2031	1	13,653	7.8	255,994	7.6		126,794	72.7%	$2,334,780	69.6%
2032	0	0	0.0	0	0.0		126,794	72.7%	$2,334,780	69.6%
2033	1	1,139	0.7	36,251	1.1		127,933	73.3%	$2,371,031	70.6%
2034	0	0	0.0	0	0.0		127,933	73.3%	$2,371,031	70.6%
2035	1	12,000	6.9	240,000	7.2		139,933	80.2%	$2,611,031	77.8%
2036 & Beyond	2	34,577	19.8	745,344	22.2		174,510	100.0%	$3,356,374	100.0%
Total	24	174,510	100.0%	$3,356,374	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2025 with rent steps totaling $164,618 through May 2026.

The following table presents certain information with respect to the historical and current occupancy of the Brickyard Square Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
99.4%	99.5%	99.5%	98.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2025.

Appraisal. According to the appraisal, the Brickyard Square Property had an “as-is” appraised value of $52,550,000 as of April 2, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$52,550,000	6.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 7, 2025, there was no evidence of any recognized environmental conditions at the Brickyard Square Property.

The Market. The Brickyard Square Property is located in Epping, New Hampshire. According to the appraisal, the Brickyard Square Property is located within the Rockingham retail submarket. As of the fourth quarter of 2024, the Rockingham retail submarket had a vacancy rate of 1.7% and asking rent of $21.85 per square foot. Within a three-, five- and ten-mile radius of the Brickyard Square Property, the estimated 2024 population is 9,475, 21,626 and 101,723, respectively. Within the same radii, the estimated 2024 average annual household income is $150,550, $143,487 and $145,720, respectively.

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No. 5 – Brickyard Square

The following table presents certain information relating to the comparable retail leases for the Brickyard Square Property.

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Type	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Brickyard Square 24 Calef Highway Epping, NH	2011, 2012, 2015 / NAP	174,510(2)	-	-	-	-	-	-
19 Gurnet Road 19 Gurnet Road Brunswick, ME	1996 / NAP	29,000	Movie Theater	Quoted – Available	29,000	$10.00-$12.00	-	-
440 Middlesex Road 440 Middlesex Road Tyngsborough, MA	1987 / 2013	39,474	Movie Theater	AMC	39,474	$13.23	Apr-2025	5.0
Confidential Greater Boston Region, MA	2000, 2001, 2009, 2020, 2023 / NAP	350,000	Movie Theater	Confidential	93,000	$17.58	Current	30.0
Manchester Run Shopping Center 1045 & 1046-1051 South Willow Street Manchester, NH	1993, 2013 / NAP	64,850	Retail > 20,000 SF	O’Reilly Auto Parts	20,720	$16.75	May-2023	15.0
301 Maine Mall Road 301 Maine Mall Road South Portland, ME	1986 / NAP	20,442	Retail > 20,000 SF	Boot Barn	20,442	$16.00	Jun-2024	10.0
Webster Square 254, 256-268, 270 & 274 Daniel Webster Highway Nashua, NH	1988, 1991 / NAP	218,675	Retail - 10,000 - 20,000 SF	Boot Barn	14,190	$15.50	May-2023	10.0
Fort Eddy Plaza 20-76 Fort Eddy Road Concord, NH	1979 / NAP	175,000	Retail - 10,000 - 20,000 SF Retail - Inline Retail - Inline	Confidential Confidential Confidential	13,271 2,000 3,045	$23.00 $32.00 $26.93	May-2024 Sep-2023 Aug-2024	10.0 10.0 5.0
1 Silver Fox Lane 1 Silver Fox Lane Raymond, NH	2024 / NAP	6,925	Retail - Inline Retail - Inline Retail - Inline	Verizon Domino’s Feel Good Industry	1,530 1,525 1,670	$37.65 $35.00 $36.50	Jan-2024 Jan-2024 Apr-2025	10.0 5.0 10.0
North End Shops at Livingston Park 545 & 555 Hooksett Road Manchester, NH	1987 / NAP	50,000	Retail - Inline Retail - Inline	Bert’s Better Beers ConvenientMD	3,200 3,200	$16.38 $29.00	Mar-2024 Jul-2023	5.0 7.0
Confidential Exeter, NH	1955, 2009 / NAP	90,000	Retail - Inline Retail - Inline	Confidential Confidential	7,496 2,387	$16.00 $20.00	Feb-2025 Sept-2024	5.0 5.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Brickyard Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Movie Theater	$18.00	10.0	10% every five years	$35.00
Retail (Anchor) > 20,000 SF	$16.50	10.0	10% every five years	$35.00
Retail (Anchor)- 10,000 - 20,000 SF	$20.00	10.0	10% every five years	$35.00
Retail – Inline	$35.00	10.0	10% every five years	$35.00
(1)	Source: Appraisal.

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Annex B	BMO 2025-5C11
No. 5 – Brickyard Square

The following table presents certain information with respect to the underwritten cash flow of the Brickyard Square Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF	%(2)
Base Rent	$3,147,024	$3,248,611	$3,225,952	$3,241,965	$3,191,757	$18.29	67.1%
Rent Steps(3)	0	0	0	0	164,618	0.94	3.5
Vacant Income	0	0	0	0	86,660	0.50	1.8
Reimbursements	989,383	993,010	972,872	1,046,466	1,046,466	6.00	22.0
Percentage Rent	309,098	300,217	285,111	265,027	265,027	1.52	5.6
Net Rental Income	$4,445,505	$4,541,838	$4,483,934	$4,553,458	$4,754,527	$27.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(237,726)	(1.36)	(5.0)
Other Income	3,236	429	1,632	1,632	61,632	0.35	1.3
Effective Gross Income	$4,448,741	$4,542,267	$4,485,566	$4,555,090	$4,578,433	$26.24	96.3%

Real Estate Taxes	519,652	538,714	523,268	587,510	565,447	3.24	12.4
Insurance	73,407	104,068	114,968	114,298	91,241	0.52	2.0
Other Expenses	606,162	608,483	514,714	507,988	523,132	3.00	11.4
Total Expenses	$1,199,221	$1,251,265	$1,152,951	$1,209,795	$1,179,820	$6.76	25.8%

Net Operating Income	$3,249,520	$3,291,002	$3,332,615	$3,345,295	$3,398,613	$19.48	74.2%

TI/LC	0	0	0	0	69,804	0.40	1.5
CapEx/RR	0	0	0	0	26,177	0.15	0.6
Net Cash Flow	$3,249,520	$3,291,002	$3,332,615	$3,345,295	$3,302,633	$18.93	72.1%
(1)	TTM is as of February 28, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Rent steps underwritten through May 2026.

The Borrowers. The borrowers are Waterstone Retail Epping, LLC and Waterstone Retail Epping Ground Tenant, LLC, each a Delaware limited liability company and special purpose entity. The borrowers have one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brickyard Square Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Neal S. Shalom and Joshua R. Levy, principals of Waterstone Properties Group, Inc (“Waterstone”). Waterstone is an owner and operator of real estate including office, residential, medical, warehouse, logistical, data center, mixed-use and retail developments. Waterstone’s portfolio includes 53 properties across 15 states. Waterstone has extensive experience in development, leasing, marketing, construction, finance and property management.

Property Management. The Brickyard Square Property is managed by Waterstone, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $355,640 for real estate taxes and (ii) $750,000 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $50,806.

Insurance Escrows – Insurance escrows are waived provided, among other conditions, the Brickyard Square Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $2,181 for replacement reserves (approximately $0.15 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $5,817 (approximately $0.40 per square foot annually) for tenant improvements and leasing commissions.

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No. 5 – Brickyard Square

Outstanding TI/LC Reserve – At origination, the borrowers deposited $750,000 for tenant improvement and leasing commission owed to O’Neil Cinemas.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant (as defined below) space.

Trigger Avoidance Reserve – To delay the commencement of a Sweep Event Period (as defined below) resulting from a DSCR Trigger Event (as defined below) and/or a Major Tenant Trigger Event, the borrowers have the option to deposit into escrow $937,000 in them of cash or an acceptable letter of credit (the “Initial Trigger Avoidance Deposit”). On an annual basis, the borrowers have the option to deposit into escrow an additional sum of $937,000 to continue delaying the commencement of a DSCR Trigger and/or a Major Tenant Event Period (the “Annual Trigger Avoidance Deposit”).

Short Notice Major Tenant Reserve – With respect to any Major Tenant whose lease does not obligate said Major Tenant to give notice to extend its lease until two hundred 270 days prior to the date of such lease’s termination, the borrowers may deposit into escrow $234,500 to reduce the date on which such Major Tenant is required to have renewed or extended the term of its lease from 12 months prior to the date on which such lease is then scheduled to terminate, to 270 days prior to the date on which such lease is then scheduled to terminate.

Lockbox / Cash Management. The Brickyard Square Mortgage Loan is structured with a soft springing lockbox and springing cash management. The borrowers are required to deposit all rents into a lockbox account. Prior to the occurrence of a Sweep Event Period (as defined below), all amounts deposited into the lockbox account will be transferred to an account designated for the borrowers. Upon the occurrence of a Sweep Event Period, the borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brickyard Square Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brickyard Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brickyard Square Mortgage Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Brickyard Square Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months (a “DSCR Trigger Event”) subject to the borrowers’ right to deposit the Initial Trigger Avoidance Deposit and//or the Annual Trigger Avoidance Deposit, as applicable, (iii) the occurrence of a Major Tenant Trigger Event, subject to the borrowers’ right to deposit the Initial Trigger Avoidance Deposit and//or the Annual Trigger Avoidance Deposit, as applicable; or (iv) commencing on or after June 6, 2029, the date on which the net cash flow debt yield is less than 9.5%.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; (c) clause (iii) above, the termination of the Major Tenant Trigger Event; and (d) clause (iv) above, the Brickyard Square Mortgage Loan is repaid in full.

A “Trigger Avoidance Deposit Period” means the period commencing upon the making of any Initial Trigger Avoidance Deposit and ending upon the subsequent cure of the applicable DSCR Trigger Event and/or Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) unless the lease related to a Credit Tenant Lease (as defined below), a Major Tenant goes dark, vacates or otherwise ceases operations at the Brickyard Square Property or fails to be open for business during customary business hours, or gives notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) unless the lease related to a Credit Tenant Lease, a Major Tenant sublets any of its leased space, other than in connection with a Credit Tenant Lease, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its

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No. 5 – Brickyard Square

lease at the Brickyard Square Property, or (vi) a Major Tenant fails to renew or extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease (or, with respect to any Short Notice Major Tenant (as defined below), in the event that Borrower has made a deposit equal to $234,500, two hundred 270 days) prior to the date on which such lease is then scheduled to terminate).

A Major Tenant Trigger Event will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant or a satisfactory replacement tenant has extended or executed its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least three consecutive calendar months; (d) clause (iii), when the bankruptcy or insolvency proceeding has terminated satisfactorily to the lender and the lease for the related Major Tenant is assumed or affirmed in such proceeding; (e) clause (iv), there has been a termination of any applicable sublease, and the Major Tenant is in possession of all of related Major Tenant space; (f) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease; or (g) all sub-clauses mentioned above, if the DSCR, assuming the most current rent roll (excluding any income from (x) any Major Tenant then causing a Major Tenant Trigger Event and (y) any tenant lease having a co-tenancy clause tied to any such Major Tenant that is violated or triggered) annualized over the greater of (i) underwritten expenses of $1,179,706 or (ii) the actual trailing 12 months’ expenses, is at least 1.30x.

A “Major Tenant” means Marshall’s, Michaels or O’Neil Cinemas or any replacement tenant otherwise occupying 10,000 square feet or more of space currently leased by such tenants.

A “Short Notice Major Tenant” means any lease to a Major Tenant, which Major Tenant is not obligated to give notice to extend its lease until 270 days prior to the date on which such lease is schedule to terminate.

A “Credit Tenant Lease” means any lease to a Major Tenant that is rated BBB- or better by S&P or its equivalent by Fitch or Moody’s. Currently, only Marshall’s lease qualifies as a Credit Tenant Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Brickyard Square Mortgage Loan is secured by the overlapping fee and leasehold interests of the borrowers. The Brickyard Square Property is subject to a ground lease between the co-borrowers that is scheduled to expire on June 4, 2115, with ground rent of $10 for the entire ground lease term which has been paid in full. The Brickyard Square Mortgage Loan is fully recourse to the borrowers and guarantors if the ground lease terminates or expires for any reason during the term of the Brickyard Square Mortgage Loan.

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No. 6 – Williamsburg Multifamily Portfolio

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No. 6 – Williamsburg Multifamily Portfolio

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No. 6 – Williamsburg Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,800,000	Title:	Fee
Cut-off Date Principal Balance:	$34,800,000	Property Type – Subtype:	Multifamily - Various
% of IPB:	5.0%	Net Rentable Area (Units):	91
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers:	Flatiron-Williamsburg Property Group I LLC and Flatiron-Williamsburg Property Group II LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton	Occupancy:	93.4%
Interest Rate:	6.75000%	Occupancy Date:	4/25/2025
Note Date:	5/1/2025	4th Most Recent NOI (As of):	$2,485,558 (12/31/2022)
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of):	$2,626,503 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,616,829 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,741,957 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$4,036,006
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,032,473
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,003,533
Additional Debt:	No	UW NCF:	$2,970,205
Additional Debt Balance:	NAP	Appraised Value / Per Unit(4):	$58,700,000 / $645,055
Additional Debt Type:	NAP	Appraisal Date(4):	3/26/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$382,418
Taxes:	$121,887	$19,546	N/A	Maturity Date Loan / Unit:	$382,418
Insurance:	$52,975	$13,244	N/A	Cut-off Date LTV(4):	59.3%
Replacement Reserves:	$0	$2,470	N/A	Maturity Date LTV(4):	59.3%
Deferred Maintenance:	$40,975	$0	N/A	UW NCF DSCR:	1.25x
TI / LC Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	8.6%
Other Reserves(2):	$280,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,800,000	100.0%	Loan Payoff	$27,733,766	79.7%
			Principal Equity Distribution	4,978,804	14.3
			Closing Costs	1,591,593	4.6
			Upfront Reserves	495,837	1.4
Total Sources	$34,800,000	100.0%	Total Uses	$34,800,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of (i) an upfront deposit of $100,000 into a rent concession reserve with respect to the commercial tenant at the 146 Wythe Avenue Property, (ii) an upfront deposit of $100,000 into a reserve account for renovations at the 436 Graham Avenue Property, (iii) an upfront deposit of $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue Property and (iv) springing monthly deposits into the lease sweep reserve.
(3)	See “Portfolio Summary” below.
(4)	Represents the “as portfolio” appraised value of the Williamsburg Multifamily Portfolio Properties (as defined below), which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” Appraised Values of the individual Williamsburg Multifamily Portfolio Properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000, which results in a Cut-off Date LTV and Maturity Date LTV of 61.0% each.

The Loan. The sixth largest mortgage loan (the “Williamsburg Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in a 12 property, 91-unit multifamily portfolio located in Brooklyn, New York (the “Williamsburg Multifamily Portfolio Properties”). The Williamsburg Multifamily Portfolio Mortgage Loan was originated on May 1, 2025 by Bank of Montreal. The Williamsburg Multifamily Portfolio Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $34,800,000, has a five-year term, accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the Williamsburg Multifamily Portfolio Mortgage Loan is May 6, 2030.

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No. 6 – Williamsburg Multifamily Portfolio

The Properties. The Williamsburg Multifamily Portfolio Properties are comprised of 12 mid/low-rise multifamily properties totaling 91 units located in Brooklyn, New York. As of April 25, 2025, the Williamsburg Multifamily Portfolio Properties were 93.4% occupied.

The 21 Judge Street property benefits from a 15-year, 421-a tax exemption that is scheduled to expire on June 30, 2027. In connection with the tax exemption, all 15 units at the 21 Judge Street property are subject to rent regulations. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the Williamsburg Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occ.(2)	Allocated Mortgage Loan Amount (“ALA”)	% of ALA	% of UW NOI(2)	Appraised Value(1)
146 Wythe Avenue	Brooklyn, NY	1910 / NAP	6	83.3%	$4,760,000	13.7%	14.8%	$7,800,000
21 Judge Street	Brooklyn, NY	2009 / NAP	15	93.3%	$4,330,000	12.4%	8.8%	$7,100,000
81 Olive Street	Brooklyn, NY	1920 / NAP	9	100.0%	$4,090,000	11.8%	12.5%	$6,700,000
113 North 8th Street	Brooklyn, NY	1910 / NAP	9	100.0%	$3,290,000	9.5%	10.4%	$5,400,000
90 Berry Street	Brooklyn, NY	1900 / NAP	8	100.0%	$3,050,000	8.8%	9.4%	$5,000,000
436 Graham Avenue	Brooklyn, NY	1920 / 1999	4	50.0%	$2,670,000	7.7%	3.1%	$4,400,000
429 Graham Avenue	Brooklyn, NY	1928 / 2011	4	100.0%	$2,620,000	7.5%	8.2%	$4,300,000
14 Judge Street	Brooklyn, NY	1920 / NAP	8	100.0%	$2,560,000	7.4%	8.4%	$4,200,000
29 Orient Avenue	Brooklyn, NY	1920 / NAP	6	100.0%	$2,350,000	6.8%	7.5%	$3,850,000
24 Skillman Avenue	Brooklyn, NY	1930 / NAP	8	87.5%	$2,260,000	6.5%	7.4%	$3,700,000
792 Metropolitan Avenue	Brooklyn, NY	1930 / NAP	6	100.0%	$1,720,000	4.9%	5.5%	$2,820,000
137 North 8th Street	Brooklyn, NY	1900 / NAP	8	87.5%	$1,100,000	3.2%	3.8%	$1,800,000
Total/ Wtd. Avg			91	93.4%	$34,800,000	100.0%	100.0%	$58,700,000(3)
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated April 25, 2025.
(3)	Represents the “as portfolio” appraised value of the Williamsburg Multifamily Portfolio Properties, which reflects a portfolio premium of approximately 3% over the aggregate “As-Is” Appraised Values of the individual Williamsburg Multifamily Portfolio Properties. The aggregate of the “As-Is” Appraised Values of the Williamsburg Multifamily Portfolio Properties as of the appraisals dated March 26, 2025 is $57,070,000.

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No. 6 – Williamsburg Multifamily Portfolio

The following table presents certain information relating to the multifamily unit mix at the Williamsburg Multifamily Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
146 Wythe Avenue
Studio	2	33.3%	2	100.0%	650	$3,500	$3,410
2BD/1BA	2	33.3%	2	100.0%	800	$3,900	$4,300
2BD/1BA - Rent Stabilized	1	16.7%	0	0.0%	800	$0	$0
3BD/1BA	1	16.7%	1	100.0%	1,100	$4,897	$5,300
Property Total / Wtd Avg.	6	100.0%	5	83.3%	800	$3,939	$3,453
21 Judge Street
Studio	8	53.3%	7	87.5%	572	$2,700	$3,150
1BD/1BA	3	20.0%	3	100.0%	750	$3,245	$3,700
2BD/1BA	4	26.7%	4	100.0%	975	$3,215	$5,000
Property Total / Wtd Avg.	15	100.0%	14	93.3%	715	$2,964	$3,753
81 Olive Street
1BD/1BA	1	11.1%	1	100.0%	850	$3,250	$3,500
3BD/1BA	7	77.8%	7	100.0%	950	$4,660	$5,000
4BD/1BA	1	11.1%	1	100.0%	1,100	$4,250	$6,100
Property Total / Wtd Avg.	9	100.0%	9	100.0%	956	$4,458	$4,956
113 North 8th Street
1BD/1BA	4	44.4%	4	100.0%	335	$3,013	$3,000
2BD/1BA	4	44.4%	4	100.0%	568	$3,875	$4,300
3BD/1BA	1	11.1%	1	100.0%	1,137	$5,600	$4,300
Property Total / Wtd Avg.	9	100.0%	9	100.0%	528	$3,683	$3,722
90 Berry Street
2BD/1BA	7	87.5%	7	100.0%	850	$4,235	$4,500
2BD/1BA – Rent Controlled	1	12.5%	1	100.0%	850	$234	$627
Property Total / Wtd Avg.	8	100.0%	8	100.0%	850	$3,735	$4,016
436 Graham Avenue
4BD/1BA	4	100.0%	2	50.0%	1,123	$6,725	$7,088
Property Total / Wtd Avg.	4	100.0%	2	50.0%	1,123	$6,725	$7,088
429 Graham Avenue
2BD/1BA	4	100.0%	4	100.0%	609	$3,813	$3,900
Property Total / Wtd Avg.	4	100.0%	4	100.0%	609	$3,813	$3,900
14 Judge Street
Studio	1	12.5%	1	100.0%	450	$2,765	$2,700
1BD/1BA	1	12.5%	1	100.0%	550	$3,400	$3,400
2BD/1BA	3	37.5%	3	100.0%	630	$3,658	$3,900
2BD/1BA - Rent Stabilized	1	12.5%	1	100.0%	630	$645	$645
3BD/1BA	1	12.5%	1	100.0%	1,100	$4,300	$5,000
3BD/2BA – Rent Stabilized	1	12.5%	1	100.0%	810	$5,424	$5,266
Property Total / Wtd Avg.	8	100.0%	8	100.0%	679	$3,439	$3,589
29 Orient Avenue
2BD/1BA	6	100.0%	6	100.0%	668	$3,971	$3,900
Property Total / Wtd Avg.	6	100.0%	6	100.0%	668	$3,971	$3,900
24 Skillman Avenue
1BD/1BA	2	25.0%	2	100.0%	580	$3,600	$3,400
2BD/1BA	5	62.5%	5	100.0%	594	$3,625	$3,600
2BD/1BA - Rent Stabilized	1	12.5%	0	0.0%	604	$0	$0
Property Total / Wtd Avg.	8	100.0%	7	87.5%	592	$3,618	$3,100
792 Metropolitan Avenue
1BD/1BA	6	100.0%	6	100.0%	650	$3,142	$3,300
Property Total / Wtd Avg.	6	100.0%	6	100.0%	650	$3,142	$3,300
137 North 8th Street
2BD/1BA	3	37.5%	3	100.0%	593	$4,370	$4,300
2BD/1BA – Rent Stabilized	5	62.5%	4	80.0%	593	$547	$769
Property Total / Wtd Avg.	8	100.0%	7	87.5%	593	$2,186	$2,093
Portfolio Total / Wtd Avg.	91	100.0%	85	93.4%	719	$3,575	$3,788
(1)	Based on the underwritten rent rolls dated April 25, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units.

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Appraisals. According to the appraisals, the Williamsburg Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $57,070,000 as of March 26, 2025. The table below shows such “as-is” appraised value of each individual Williamsburg Multifamily Portfolio Property. In addition, according to the portfolio appraisal, the Williamsburg Multifamily Portfolio Properties had a portfolio appraised value of $58,700,000 as of March 26, 2025, which reflects a portfolio premium of approximately 3% over the aggregate “as-is” appraised values of the individual Williamsburg Multifamily Portfolio Properties.

Williamsburg Multifamily Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
146 Wythe Avenue	$7,800,000	5.50%
21 Judge Street	$7,100,000	4.00%
81 Olive Street	$6,700,000	5.50%
113 North 8th Street	$5,400,000	5.50%
90 Berry Street	$5,000,000	5.50%
436 Graham Avenue	$4,400,000	5.50%
429 Graham Avenue	$4,300,000	5.50%
14 Judge Street	$4,200,000	5.75%
29 Orient Avenue	$3,850,000	5.50%
24 Skillman Avenue	$3,700,000	5.75%
792 Metropolitan Avenue	$2,820,000	5.50%
137 North 8th Street	$1,800,000	5.75%
Total / Wtd. Avg.	$57,070,000	5.36%
Portfolio Appraised Value	$58,700,000	5.20%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between March 28, 2025 and April 2, 2025, there were no recognized environmental conditions at any of the Williamsburg Multifamily Portfolio Properties.

The following table presents certain information relating to the historical and current multifamily occupancy of the Williamsburg Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
	2021	2022	2023	2024	Current(2)
Williamsburg Multifamily Portfolio	90.1%	90.1%	91.2%	92.3%	93.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current occupancy represents occupancy as of the underwritten rent rolls dated April 25, 2025.

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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Williamsburg Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2024	T-12 2/28/2025	U/W	Per Unit	%(1)
Gross Potential Rent - Multifamily	$3,724,654	$3,703,422	$3,854,108	$42,353	90.1%
Gross Potential Rent - Commercial	0	0	425,305	4,674	9.9
Gross Potential Rent	$3,724,654	$3,703,422	$4,279,413	$47,027	100.0%
(Vacancy / Credit Loss)	0	0	(248,448)	(2,730)	(5.8)
Net Rental Income	$3,724,654	$3,703,422	$4,030,966	$44,296	94.2%
Other Income(2)	0	0	5,040	55	0.1
Effective Gross Income	$3,724,654	$3,703,422	$4,036,006	$44,352	94.3%

Real Estate Taxes	223,655	223,529	307,278	3,377	7.6
Insurance	210,598	189,023	151,356	1,663	3.8
Management Fee(3)	229,896	111,103	121,080	1,331	3.0
Utilities	197,023	188,431	192,700	2,118	4.8
Repairs & Maintenance	235,029	240,334	155,134	1,705	3.8
Payroll & Benefits	0	0	85,200	936	2.1
General & Administrative	11,625	9,045	19,725	217	0.5
Total Expenses	$1,107,825	$961,465	$1,032,473	$11,346	25.6%

Net Operating Income	$2,616,829	$2,741,957	$3,003,533	$33,006	74.4%
Replacement Reserves	0	0	29,642	326	0.7
Replacement Reserves	0	0	3,686	41	0.1
Net Cash Flow	$2,616,829	$2,741,957	$2,970,205	$32,640	73.6%
(1)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Effective Gross Income for the remainder of the fields.
(2)	Other Income is comprised of storage income.
(3)	Underwritten to 3.0% of Effective Gross Income.

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No. 6 – Williamsburg Multifamily Portfolio

The Market. The Williamsburg Multifamily Portfolio Properties are located in the Williamsburg neighborhood of Brooklyn, New York. According to the appraisals, all of the Williamsburg Multifamily Portfolio Properties are located within the Kings County submarket of the New York Metro market. As of the first quarter of 2025, the Kings County submarket had a total inventory of 475,704 units, a vacancy rate of 2.0%, net absorption of 8,912 and an effective monthly rent per unit of $2,890.

The following table presents certain information relating to the demographics of the Williamsburg Multifamily Portfolio Properties:

Demographic Summary(1)
		2024 Population			2024 Average Household Income
Property Name	Location	0.25-Mile	0.5-Mile	1-Mile	0.25-Mile	0.5-Mile	1-Mile
146 Wythe Avenue	Brooklyn, NY	7,918	25,636	127,148	$226,227	$221,523	$165,021
21 Judge Street	Brooklyn, NY	9,183	28,746	116,568	$144,468	$143,890	$144,214
81 Olive Street	Brooklyn, NY	7,693	21,935	100,623	$140,547	$147,407	$147,533
113 North 8th Street	Brooklyn, NY	8,722	28,044	131,356	$224,099	$220,994	$166,150
90 Berry Street	Brooklyn, NY	9,252	31,404	134,786	$219,301	$217,047	$165,263
436 Graham Avenue	Brooklyn, NY	9,202	34,901	114,086	$200,108	$181,432	$159,468
429 Graham Avenue	Brooklyn, NY	9,202	34,901	114,086	$200,108	$181,432	$159,468
14 Judge Street	Brooklyn, NY	8,285	28,003	120,029	$143,953	$142,879	$142,533
29 Orient Avenue	Brooklyn, NY	9,323	26,069	106,969	$152,930	$149,214	$148,460
24 Skillman Avenue	Brooklyn, NY	10,332	41,012	158,547	$210,326	$180,879	$155,069
792 Metropolitan Avenue	Brooklyn, NY	10,874	33,256	120,160	$164,615	$155,537	$146,821
137 North 8th Street	Brooklyn, NY	9,252	31,404	134,786	$219,301	$217,047	$165,263
Williamsburg Multifamily Portfolio	Brooklyn, NY	8,286	28,003	120,029	$143,953	$142,879	$142,533
(1)	Source: Appraisals.

The Borrowers. The borrowers are Flatiron-Williamsburg Property Group I LLC and Flatiron-Williamsburg Property Group II LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Williamsburg Multifamily Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Dr. Robert J. Ancona, Steven J. Ancona and Morris A. Sutton. Dr. Robert J. Ancona is the founder and president of Flatiron Real Estate Advisors, a real estate management, investment and development company established in 2000. Flatiron Real Estate Advisors currently has approximately 1.2 million square feet under management, spanning approximately 50 properties and approximately 750 units which are mostly residential, and include office, retail, industrial, and community facility properties.

Steven J. Ancona and certain affiliated entities were subject to bankruptcy proceedings, which were initially filed as a Chapter 11 bankruptcy petition in 2014 and were converted to a Chapter 7 liquidation case in 2017. The Chapter 7 case was fully administered and closed on April 8, 2020. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Williamsburg Multifamily Portfolio Properties are managed by Flatiron Real Estate Advisors LLC, a borrower-affiliated management company.

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Escrows and Reserves. At origination of the Williamsburg Multifamily Portfolio Mortgage Loan, the borrowers deposited approximately (i) $121,887 into a reserve account for real estate taxes, (ii) $52,975 into a reserve account for insurance premiums, (iii) $40,975 into a reserve account for deferred maintenance, (iv) $100,000 into a reserve account for free rent concessions, (v) $100,000 into a reserve account for required repairs at the 436 Graham Avenue Property, and (vi) $80,000 into a reserve account for tenant improvements at the 146 Wythe Avenue Property.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $19,546).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies over the next-ensuing 12-month period (initially estimated to be approximately $13,244).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $2,470 into a replacement reserve.

TI/LC Reserves – On a monthly basis during the occurrence of a Trigger Period (as defined below), the borrowers are required to deposit approximately $2,470 into a TI/LC reserve.

Lockbox / Cash Management. The Williamsburg Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days of the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to the borrower’s operating account, so long as no Trigger Period exists. If a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Williamsburg Multifamily Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Williamsburg Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Williamsburg Multifamily Portfolio Mortgage Loan. Upon the cessation of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters (the “DSCR Trigger Event”) and (iii) the commencement of a Lease Sweep Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Williamsburg Multifamily Portfolio Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the earlier to occur of (a) the end of such Lease Sweep Period and (b) the date that the lender has determined that the debt service coverage ratio (without giving any credit to any rents received from any Lease Sweep Lease (as defined below) or replacement lease) is at least 1.25x for two consecutive calendar quarters. In the event of a Trigger Period occurring solely as the result of a DSCR Trigger Event, and so long as no event of default or other Trigger Period is then continuing, the borrowers will have the option of posting with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit (as defined below), within 20 business days of borrowers’ receipt of written notice of the occurrence of such DSCR Trigger Event (the “Trigger Suspension Deposit”). Upon borrowers’ satisfaction of the conditions set forth in the preceding sentence (i.e. depositing with the lender the Trigger Suspension Deposit), the Trigger Period occurring solely as a result of the DSCR Trigger Event will be suspended for a period of 12 months (the “Trigger Suspension Period”). Following the borrowers’ timely posting of the Trigger Suspension Deposit, and so long as no event of default or other Trigger Period is then continuing, borrowers will thereafter have the option of extending the existing Trigger Suspension Period for an additional 12 month period so long as within 10 business

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days of the termination of the existing Trigger Suspension Period, the borrowers post with the lender either (i) cash or (ii) an acceptable letter of credit, in an amount equal to the Trigger Event Deposit. Promptly following the expiration of any such Trigger Period, all deposits made as a result of a Trigger Period will be returned to the borrowers.

A “Lease Sweep Period” means a period (A) commencing upon the earliest of (i) with respect to each Lease Sweep Lease, the earlier to occur of (a) twelve (12) months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, (b) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) and (c) the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend its Lease Sweep Lease, (ii) the receipt by the borrowers or property manager of written notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (iii) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrowers or property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (iv) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in its Lease Sweep Space at the 146 Wythe Avenue Property (or any material portion thereof) or vacates or cease occupying its Lease Sweep Space at the 146 Wythe Avenue Property (or any material portion thereof) or gives notice that it intends to do any of the foregoing, (v) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period and (vi) the occurrence of an insolvency proceeding in connection with any Lease Sweep Lease tenant; and (B) expiring upon the first to occur of (I) in the case of clauses (A)(i), (A)(ii), (A)(iii), (A)(iv) and (A)(v) above, the space subject to the applicable Lease Sweep Lease is leased pursuant to one or more qualified leases as set forth in the Williamsburg Multifamily Portfolio Mortgage Loan documents, (II) in the case of clause (A)(ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, (III) in the case of clause (A)(iv) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at the 146 Wythe Avenue Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure, (IV) in the case of clause (A)(v) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure and (V) in the case of clause (i)(vi) above, either (a) the applicable Lease Sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the space occupied by Dolly’s Swing and Dive LLC or (ii) any renewal or replacement lease with respect to all or a portion of the demised space under the Dolly’s Swing and Dive LLC lease or any other applicable Lease Sweep Lease.

The “Trigger Event Deposit” means the amount which, when added to the annual debt service due under the Williamsburg Multifamily Portfolio Mortgage Loan for the trailing 12 calendar months, as calculated by the lender, results in the debt service coverage ratio at the Williamsburg Multifamily Portfolio Properties (based on the trailing 12 calendar months, as calculated by the lender) being at least 1.10x.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 7 – One West End Retail

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title:	Fee
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype(2):	Retail – Anchored
% of Pool by IPB:	4.8%	Net Rentable Area (SF)(2):	32,159
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Dale Retail LLC and Dale Garage LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	El Ad US Holding, Inc.	Occupancy:	100.0%
Interest Rate:	6.45000%	Occupancy Date:	4/30/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$2,418,012 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$2,510,248 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,640,285 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,688,411 (TTM 3/31/2025)
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,184,400
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$410,163
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,774,237
Additional Debt:	No	UW NCF:	$2,754,187
Additional Debt Balance:	NAP	Appraised Value / Per SF(3):	$48,600,000 / $1,511
Additional Debt Type:	NAP	Appraisal Date:	3/21/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$1,034
Taxes:	$34,105	$5,684	N/A	Maturity Date Loan / SF(3):	$1,034
Insurance:	$14,789	$3,697	N/A	Cut-off Date LTV:	68.4%
Replacement Reserves:	$0	$1,671	N/A	Maturity Date LTV:	68.4%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.27x
Deferred Maintenance:	$108,906	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,250,000	96.0%	Loan Payoff	$31,870,301	92.0%
Sponsor Equity	1,373,360	4.0	Closing Costs(4)	2,595,259	7.5
			Upfront Reserves	157,800	0.5
Total Sources	$34,623,360	100.0%	Total Uses	$34,623,360	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The One West End Retail Property (as defined below) is comprised of (i) one retail condominium unit with 32,159 square feet of NRA and (ii) two parking condominium units which total 68,090 square feet and provide capacity for 275 cars. See “The Property” below for more information.
(3)	Appraised Value Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are calculated using the 32,159 square feet of retail condominium unit NRA. Inclusive of the 68,090 square feet within the parking condominium units, Appraised Value Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF are $485, $332 and $332, respectively.
(4)	Closing Costs include an interest rate buy-down credit of $1,730,000.

The Loan. The seventh largest mortgage loan (the “One West End Retail Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a three-unit retail and parking condominium containing 32,159 square feet located in New York, New York (the “One West End Retail Property”). The One West End Retail Mortgage Loan was originated on May 8, 2025 by Starwood Mortgage Capital LLC. The One West End Retail Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.45000% per annum on an Actual/360 basis. The scheduled maturity date of the One West End Retail Mortgage Loan is June 6, 2030.

The Property. The One West End Retail Property is located in the Lincoln Square neighborhood of New York, New York. The One West End Retail Property is 100% leased and is anchored by a Morton Williams grocery store.

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The retail portion of the One West End Retail Property features 32,159 square feet across three commercial units, including Morton Williams (91.8% NRA; 91.3% underwritten base rent), a day care, Star A Kidz (5.4% NRA; 4.9% underwritten base rent) and a café, Common Address (2.7% NRA; 3.7% underwritten base). The below-grade parking garage contains space for 275 cars across 68,090 square feet and is 100% leased to iPark through 2031.

Above the One West End Retail Property is the One West End residential condominium which includes 246 luxury residential condominium units (the “Residential Units”) completed in 2017. One West End (inclusive of the collateral One West End Retail Property and the non-collateral Residential Units) is a 42-story award-winning mixed-used condominium designed by architects, Pelli Clarke Pelli, and was developed by the borrower sponsor and Silverstein Properties.

In 2019, shortly after completion of the development at One West End, the borrower sponsor acquired the One West End Retail Property from its partnership with Silverstein Properties for $51,000,000. Since acquisition, the borrower sponsor has contributed roughly $3,700,000 toward tenant improvements for Morton Williams. Additionally, according to the borrower sponsor, Morton Williams contributed $6,400,000 of its own capital to its build-out.

The One West End Retail Property benefits from a 20-year 421-a tax abatement through 2039, with a (i) 100% exemption through the 2030/2031 tax year, (ii) 80% exemption through the 2032/2033 tax year, (iii) 60% exemption through the 2034/2035 tax year, (iv) 40% exemption through the 2036/2037 tax year and (v) 20% exemption through the 2038/2039 tax year before phasing out completely. The unabated taxes for the tax year 2025/2026 are $2,627,029 versus the underwritten taxes of $68,211.

If the 421-a tax abatement benefits are not maintained for the One West End Retail Property at any time, the One West End Retail Mortgage Loan will become recourse to the borrowers and borrower sponsors for losses incurred as a result of the 421-a tax abatement benefits not being maintained at the One West End Retail Property. Additionally, commencing on June 6, 2028 until the date the One West End Retail Mortgage Loan is repaid in full, the One West End Retail Mortgage Loan will become recourse in an amount equal to $8,312,500 to the borrowers and borrower sponsor.

Major Tenants.

Morton Williams (29,535 square feet; 91.8% of NRA; 91.3% of Underwritten Base Rent): Morton Williams is a family-owned food retailer with sixteen stores in the New York metropolitan area. Morton Williams opened for business at the One West End Retail Property in 2019 under a lease that runs through December 2043. Morton Williams’ lease includes 10% rental increases every five years and a 4% percentage rent on annual sales over $22,800,000. Morton Williams build-out cost over $10,000,000 with approximately $3,700,000 provided by the borrower sponsor and approximately $6,400,000 invested by Morton Williams. In 2024, Morton Williams did approximately $19,715,538 in sales equating to approximately $668 per square foot. Morton Williams has two, five-year renewal options and no termination options, except that Morton Williams does have the right to terminate its lease if Morton Williams is assessed a penalty of $750,000 or more (or $200,000 or more during the last two years of its lease term) by the City of New York for violating a local New York City law. The One West End Retail Mortgage Loan will become fully recourse for the full One West End Retail Mortgage Loan amount to the borrowers and borrower sponsor during any period of time commencing on the date of delivery of a notice by Morton Williams that it is terminating its lease pursuant to such termination option and ending on the date that the lender has (x) received a satisfactory written request from the borrowers to be released from such full recourse period and (y) sent the borrowers a written confirmation that the lender has determined borrowers have satisfied the conditions to be released from the full recourse period. In addition, the borrowers are obligated under the One West End Mortgage Loan documents to pay all costs associated with curing any violation by Morton Williams that could give rise to the foregoing termination option.

Star A Kidz (1,745 square feet; 5.4% of NRA; 4.9% of Underwritten Base Rent): Star A Kidz is a daycare center. Star A Kidz operates under a lease with an expiration date in March 2034. Star A Kidz has no renewal options and no termination options. Star A Kidz has completed its build-out, accepted its space and began paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the daycare to be operational in the third quarter of 2025.

Common Address (879 square feet; 2.7% of NRA; 3.7% of Underwritten Base Rent): Common Address is a café. Common Address operates under a lease that expires in March 2032. Common Address has no renewal options or termination options.

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No. 7 – One West End Retail

Garage Tenant.

iPark (275 car capacity): iPark was founded in 1962 and is the largest, privately held owner-operator of garages and parking lots in the state of New York with over 140 locations. iPark operates under a lease that runs through February 2031 with no renewal options or termination options. iPark pays a current annual base rent of $742,630 which equates to approximately $225 per parking space per month. The iPark lease also includes percentage rent of 50% over a breakpoint of $1,485,260. iPark also has a sublease agreement for 100 parking spaces with Hertz, which runs from January 2025 to January 2030. Hertz’s rent is paid directly to iPark and counts toward their gross sale figure and is therefore calculated in iPark’s percentage rent calculation. Hertz pays iPark a current base rent of $648,000 which equates to $540 per space per month. iPark’s sales for the trailing twelve months ending March 2025 were approximately $1.7 million.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the One West End Retail Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF(3)	Occ. Costs(3)	Lease Exp. Date
Morton Williams(4)	NR / NR / NR	29,535	91.8%	$68.90	$2,035,000	91.3%	$668	10.6%	12/1/2043
Star A Kidz(5)	NR / NR / NR	1,745	5.4	$63.13	110,160	4.9	NAV	NAV	3/1/2034
Common Address	NR / NR / NR	879	2.7	$94.14	82,750	3.7	NAV	NAV	3/1/2032
Top Tenants		32,159	100.0%	$69.28	$2,227,910	100.0%

Occupied Collateral Total / Wtd. Avg.		32,159	100.0%	$69.28	$2,227,910	100.0%

Vacant Space		0	0.0%

Collateral Total		32,159	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occ. Costs are as of the trailing twelve months ending December 2024.
(4)	Morton Williams has two, five-year renewal options remaining.
(5)	Star A Kidz has completed its build-out, accepted its space and has begun paying rent in November 2024 but is not yet open for business. The borrower sponsor expects the daycare to be operational in the third quarter of 2025.

The following table presents certain information relating to the lease rollover schedule at the One West End Retail Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	879	2.7	82,750	3.7		879	2.7%	$82,750	3.7%
2033	0	0	0.0	0	0.0		879	2.7%	$82,750	3.7%
2034	1	1,745	5.4	110,160	4.9		2,624	8.2%	$192,910	8.7%
2035	0	0	0.0	0	0.0		2,624	8.2%	$192,910	8.7%
2036 & Beyond	1	29,535	91.8	2,035,000	91.3		32,159	100.0%	$2,227,910	100.0%
Total	3	32,159	100.0%	$2,227,910	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2025.
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Annex B	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information with respect to the historical and current occupancy of the One West End Retail Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
94.5%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2025.

Appraisal. According to the appraisal, the One West End Retail Property had an “as-is” appraised value of $48,600,000 as of March 21, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,600,000	5.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated March 31, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the One West End Retail Property. The ESA did identify the following CREC: the base parcel was previously subject to completed remedial action, conducted concurrently with the site's redevelopment, to address impacts to soil, fill and groundwater beneath the parcel. The environmental consultant concluded that there is no further action required at this time; however, as a result of the prior activities, the One West End Retail Property remains subject to a recorded restrictive covenant that imposes specific conditions on its future use and development. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The One West End Retail Property is located in New York, New York. According to the appraisal, the One West End Retail Property is located within the Columbus Circle retail submarket. As of the fourth quarter of 2024, the Columbus Circle retail submarket had a vacancy rate of 3.3% and market rent of $110.06 per square foot. Within a one-, three- and five-mile radius of the One West End Retail Property, the estimated 2024 population is 156,973, 1,243,539 and 2,538,759, respectively. Within the same radii, the estimated 2024 average annual household income is $208,050, $174,570 and $156,099, respectively.

The following table presents certain information relating to the comparable large retail leases for the One West End Retail Property:

Comparable Large Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Morton Williams(2)	29,535(2)	$68.90(2)	May-2018(2)	25.6(2)
Lincoln Market 650 West 42nd Street New York NY	1999 / NAP	887,879	Lincoln Market	35,809	$60.00	Sep-2025	20.0
Cocoon 408 Columbus Avenue New York, NY	1986 / NAP	172,965	Cocoon	13,849	$110.00	Nov-2024	12.0
Classic Car Club 645 West 11th Avenue New York, NY	1940 / 2004	75,000	Classic Car Club	50,000	$69.00	Sep-2024	20.0
NAV 639 West 46th Street New York, NY	1940 / 2014	25,100	NAV	25,100	$56.00	Jun-2024	6.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

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Annex B	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information relating to the comparable Freedom Place South retail leases for the One West End Retail Property:

Comparable Freedom Place South Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Star A Kidz(2)	1,745(2)	$63.13(2)	Dec-2023(2)	10.0(2)
Confidential 408 West 56th Street New York, NY	NAV / NAP	9,370	Confidential	790	$75.95	Dec-2024	10.0
NAV 228 West 75th Street New York, NY	1887 / NAP	4,100	NAV	900	$86.66	Jun-2024	1.0
NAV 22 West 66th Street New York, NY	1995 / NAP	55,339	NAV	2,750	$74.18	Mar-2024	NAV
Pet Story 120 Riverside Boulevard New York, NJ	2004 / NAP	297,199	Pet Story	2,000	$65.00	Mar-2024	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

The following table presents certain information relating to the comparable West 60th Street retail leases for the One West End Retail Property:

Comparable West 60th Street Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
One West End Retail 15 West End Avenue New York, NY	2014 / NAP	32,159(2)	Common Address(2)	879(2)	$94.14(2)	Apr-2022(2)	10.0(2)
Nirvana Designs 1875 Broadway New York, NY	1987 / NAP	136,958	Nirvana Designs	1,532	$97.91	Dec-2024	0.3
Confidential 408 West 56th Street New York, NY	NAV / NAP	9,370	Confidential	790	$75.95	Dec-2024	10.0
NAV 228 West 75th Street New York, NY	1887 / NAP	4,100	NAV	900	$86.66	Jun-2024	1.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions for the One West End Retail Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Large Retail	$80.00	20.0	Varies	$20.00
Small Retail – West 60th Street	$95.00	10.0	3.0% annually	$50.00
Parking(2)	$25.44	10.0	Varies	None
Small Retail – Freedom Place South	$80.00	10.0	3.0% annually	$50.00
(1)	Source: Appraisal.
(2)	The appraisal concluded a rate of $525 per parking space per month.

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Annex B	BMO 2025-5C11
No. 7 – One West End Retail

The following table presents certain information with respect to the historical and underwritten cash flows of the One West End Retail Property:

Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF(2)	%(3)
Base Rent	$1,868,000	$1,956,333	$2,132,753	$2,160,338	$2,227,910	$22.22	67.9%
Parking Revenue	700,000	717,500	721,000	721,000	742,630	7.41	22.6
Expense Recoveries	22,363	38,808	49,417	51,125	51,125	0.51	1.6
Percentage Rent(4)	103,156	123,787	63,275	82,308	261,222	2.61	8.0
Net Rental Income	$2,693,519	$2,836,428	$2,966,445	$3,014,770	$3,282,887	$32.75	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(98,487)	(0.98)	(3.1)
Effective Gross Income	$2,693,519	$2,836,428	$2,966,445	$3,014,770	$3,184,400	$31.76	97.0%

Real Estate Taxes	65,089	69,617	66,161	66,743	68,211	0.68	2.1
Insurance	36,349	37,712	28,532	25,718	44,366	0.44	1.4
Other Expenses	174,069	218,851	231,466	233,899	297,587	2.97	9.3
Total Expenses	$275,508	$326,180	$326,159	$326,359	$410,163	$4.09	12.5%

Net Operating Income	$2,418,012	$2,510,248	$2,640,285	$2,688,411	$2,774,237	$27.67	84.5%

CapEx/RR	0	0	0	0	20,050	0.20	0.6
Net Cash Flow	$2,418,012	$2,510,248	$2,640,285	$2,688,411	$2,754,187	$27.47	83.9%
(1)	TTM is as of March 30, 2025.
(2)	Calculated based on total square footage of the commercial and parking condominium units equal to 68,090 square feet
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	In 2025, iPark pays 50% percentage rent over a breakpoint of $1,485,260. iPark subleased 100 spaces to Hertz in January 2025 for $648,000 per year with 2.5% annual increases which counts towards iPark’s sales for percentage rent calculation purposes.

The Borrowers. The borrowers are Dale Retail LLC and Dale Garage LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One West End Retail Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is El Ad US Holding, Inc., an entity controlled by Elad Group, led by Isaac Tschuva. Elad Group and Mr. Tschuva have extensive experience as developers, owners and operators of real estate globally.

Property Management. The One West End Retail Property is self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $34,105 for real estate taxes, (ii) $14,789 for insurance premiums and (iii) $108,906 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $5,684.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $3,697.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $1,671 for replacement reserves (approximately $0.20 per square foot annually).

Lease Sweep Tenant Reserve – During the continuance of a Lease Sweep Period (as defined below), the borrowers are required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Lease Sweep Tenant space (as defined below).

Lockbox / Cash Management. The One West End Retail Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of

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No. 7 – One West End Retail

the lender to be applied and disbursed in accordance with the One West End Retail Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the One West End Retail Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the One West End Retail Mortgage Loan (unless the Sweep Event Period is solely a Lease Sweep Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Tenant. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the One West End Retail Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months; (iii) the occurrence of a Lease Sweep Period; or (iv) any period that the One West End Retail does not benefit from the 421-a tax abatement.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the One West End Retail Mortgage Loan documents.

A “Lease Sweep Period” will commence upon the date on which: (i) a default by such Lease Sweep Tenant occurs under its lease, (ii) a Lease Sweep Tenant goes dark or otherwise ceases operations at the One West End Retail Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Lease Sweep Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Lease Sweep Tenant sublets 50% or more of its leased space, (v) a Lease Sweep Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the One West End Retail Property or any material portion thereof, or (vi) a Lease Sweep Tenant fails to extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease.

A Lease Sweep Period will terminate with regard to: (a) all sub-clauses mentioned above, if the related Lease Sweep Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Lease Sweep Tenant curing such default and no other default has occurred for two consecutive calendar quarters; (c) clause (ii), upon the related Lease Sweep Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Lease Sweep Tenant has rescinded its notice in writing to vacate its Lease Sweep Tenant space; (d) clause (iii), when the lease for the related Lease Sweep Tenant is assumed or affirmed in such proceeding and the related Lease Sweep Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; (e) clause (iv), the related Lease Sweep Tenant has been assigned back to its space or there has been a termination of any applicable sublease, and the Lease Sweep Tenant is in possession of all of related Lease Sweep Tenant space and (f) clause (v), the related Lease Sweep Tenant has rescinded such notice to terminate or cancel its lease.

A “Lease Sweep Tenant” means Morton Williams or iPark or any tenant otherwise occupying all or a portion of the space currently leased by such tenants.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex B	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

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Annex B	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

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Annex B	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	380,675
Loan Purpose:	Acquisition	Location:	Waldorf, MD
Borrower:	Charles Triangle, LLC	Year Built / Renovated:	1987 / NAP
Borrower Sponsors:	Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh	Occupancy:	98.5%
Interest Rate:	6.83000%	Occupancy Date:	5/5/2025
Note Date:	5/9/2025	4th Most Recent NOI (As of)(2):	$2,830,730 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(2):	$3,765,453 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,049,809 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,953,475 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,478,930
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,368,733
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,110,198
Additional Debt:	No	UW NCF:	$3,843,725
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$54,100,000 / $142
Additional Debt Type:	NAP	Appraisal Date:	4/11/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$75
Taxes:	$392,590	$43,621	N/A	Maturity Date Loan / SF:	$75
Insurance:	$132,221	$11,018	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	$6,345	N/A	Maturity Date LTV:	52.7%
TI / LC:	$0	$22,917	$800,000	UW NCF DSCR:	1.95x
Other Reserve:	$40,756	$0	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	70.9%	Purchase Price	$39,000,000	97.1%
Sponsor Equity	11,682,881	29.1	Closing Costs	617,314	1.5
			Upfront Reserves	565,567	1.4
Total Sources	$40,182,881	100.0%	Total Uses	$40,182,881	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The increase in NOI between 2022 and 2023 was mostly driven by a previous operator of the grocery tenant Shoppers (as defined below) having financial issues at the corporate level and becoming delinquent on rent approximately $1.04 million of rent that was due to be collected in 2022. The Shoppers at the St. Charles Towne Plaza Property (as defined below) was sold in 2022 to its current owner and is current on all rental payments.

The Loan. The eighth largest mortgage loan (the “St. Charles Towne Plaza Mortgage Loan”) is secured by a first mortgage lien on the borrower’s fee interest in an anchored retail center containing 380,675 square feet located in Waldorf, Maryland (the “St. Charles Towne Plaza Property”). The St. Charles Towne Plaza Mortgage Loan was originated on May 9, 2025 by Starwood Mortgage Capital LLC. The St. Charles Towne Plaza Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.83000% per annum on an Actual/360 basis. The scheduled maturity date of the St. Charles Towne Plaza Mortgage Loan is June 6, 2030.

The Property. The St. Charles Towne Plaza Property is located in Waldorf, Maryland, approximately 23 miles south/southeast of Washington, D.C. As of May 5, 2025, the St. Charles Towne Plaza Property is 98.5% leased. The St. Charles Towne Plaza Property is anchored by Shoppers Food Warehouse (“Shoppers”), a regional grocery chain founded in 1949 that operates 22 supermarkets in the Baltimore and Washington, D.C. metropolitan areas. Shoppers is a subsidiary of United Natural Foods (NYSE: UNFI) which acquired Shoppers in 2018 via its broader acquisition of SuperValu.

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No. 8 – St. Charles Towne Plaza

United Natural Foods sold the Shoppers store at the St. Charles Towne Plaza Property in January 2020 and subsequently reacquired it in December 2022. Shoppers (18.4% NRA; 16.1% underwritten base rent) has been a tenant at the St. Charles Towne Plaza Property since its construction in 1987 and most recently renewed its lease in July 2023 for a period of ten years, bringing its lease expiration to June 2033. Shoppers originally occupied a 42,000 square foot space at the St. Charles Towne Plaza Property (which space is currently occupied by Rainbow, Bad Axe Throwing and Dollar Tree). In 2002, Shoppers relocated to its current space where it currently occupies 70,000 square feet. In conjunction with the relocation, Shoppers signed a lease amendment that extended the term of the lease for 20 years. Upon expiration of the aforementioned 20-year term in June 2023, Shoppers extended its lease for a period of ten years despite the fact that its contractual renewal options were five years each.

The St. Charles Towne Plaza Property is currently leased to 41 unique tenants, 17 of which, representing approximately 58.9% of underwritten base rent, have been at the St. Charles Towne Plaza Property for 15 years or longer. In addition to Shoppers, major tenants at the St. Charles Towne Plaza Property include Ashley Furniture, Value City Furniture, K & G Menswear, Black Friday Daily Deals and Dollar Tree.

Major Tenants.

Shoppers (70,000 square feet; 18.4% of NRA; 16.1% of Underwritten Base Rent): Shoppers is a regional grocery chain founded in 1949 that operates 22 supermarkets in the Baltimore and Washington, D.C. metropolitan areas. Shoppers is a subsidiary of United Natural Foods (NYSE: UNFI) which acquired Shoppers in 2018 via its broader acquisition of SuperValu. Shoppers has been a tenant at the St. Charles Towne Plaza Property since its construction in 1987 and most recently renewed its lease in July 2023 for a period of ten years, bringing its lease expiration to June 2033. Shoppers has two, five-year renewal options and no termination options.

Ashley Furniture (54,325 square feet; 14.3% of NRA; 7.9% of Underwritten Base Rent): Ashley Furniture, headquartered in Arcadia, Wisconsin, is a global home furnishings manufacturer and retailer. Ashley Furniture operates over 30 million feet of manufacturing and distribution facility space, has more than 20,000 storefronts in 155 countries and employs over 35,000 individuals. Ashley Furniture has been a tenant at the St. Charles Towne Plaza Property since January 2015 and currently has a January 2030 lease expiration following a five-year renewal that took place in July 2024. Ashley Furniture has one, five-year renewal option remaining and no termination options.

Value City Furniture (51,000 square feet; 13.4% of NRA; 5.5% of Underwritten Base Rent): Value City Furniture (“Value City”), founded in 1948 and headquartered in Columbus, Ohio, is a family-owned furniture retailer operating over 120 stores across 17 states in the United States. As a subsidiary of American Signature, Inc., owned by the Schottenstein family, the company employs approximately 3,700 individuals and offers a range of home furnishings. Value City has been a tenant at the St. Charles Towne Plaza Property since August 1989 and operates under a lease that expires in August 2031. Value City has seven, five-year renewal options and no termination options.

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No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the St. Charles Towne Plaza Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Cost	Lease Exp. Date
Shoppers(3)	Caa2 / B / NR	70,000	18.4%	$9.50	$665,000	16.1%	NAV	NAV	6/30/2033
Ashley Furniture(4)	NR / NR / NR	54,325	14.3	$6.00	325,950	7.9	NAV	NAV	1/7/2030
Value City(5)	NR / NR / NR	51,000	13.4	$4.50	229,500	5.5	NAV	NAV	8/31/2031
K & G Menswear(6)	NR / NR / NR	25,000	6.6	$16.32	408,000	9.9	$193	10.9%	1/31/2032
Black Friday Daily Deals(7)(8)	NR / NR / NR	24,968	6.6	$10.00	249,680	6.0	NAV	NAV	5/31/2030
Rainbow(9)(10)	NR / NR / NR	17,621	4.6	$9.90	174,448	4.2	$132	9.7%	1/31/2029
Dollar Tree(11)	Baa2 / BBB / NR	16,000	4.2	$16.44	263,103	6.4	$252	8.3%	1/31/2034
Citi Trends(12)	NR / NR / NR	16,000	4.2	$5.25	84,000	2.0	$81	12.5%	1/31/2027
301 Salon Suites	NR / NR / NR	11,000	2.9	$15.67	172,370	4.2	NAV	NAV	7/31/2028
Appliance Center	NR / NR / NR	10,400	2.7	$7.27	75,600	1.8	NAV	NAV	9/30/2027
Top Ten Tenants		296,314	77.8%	$8.94	$2,647,651	64.0%

Non Top Ten Tenants		78,480	20.6%	$19.00	$1,491,074	36%

Occupied Collateral Total / Wtd. Avg.		374,794	98.5%	$11.04	$4,138,725	100.0%

Vacant Space		5,881	1.5%

Collateral Total		380,675	100.0%

(1)	Based on the underwritten rent roll dated May 5, 2025 with rent steps totaling $48,694 through February 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Shoppers has two, five-year renewal options remaining.
(4)	Ashley Furniture has one, five-year renewal option remaining.
(5)	Value City has seven, five-year renewal options remaining.
(6)	Sales PSF and Occ. Cost are based on the trailing 12 months ending February 2025.
(7)	Black Friday Daily Deals has one, five-year renewal option remaining.
(8)	Black Friday Daily Deals has executed a lease, has accepted its space and has commenced paying rent, but is not yet open for business. At origination, the borrower reserved $40,756 for free rent associated with the Black Friday Daily Deals’ lease.
(9)	Rainbow has two, five-year renewal options remaining.
(10)	Sales PSF and Occ. Cost are based on the trailing 12 months ending September 2023.
(11)	Sales PSF and Occ. Cost are based on the trailing 12 months ending May 2024.
(12)	Sales PSF and Occ. Cost are based on the trailing 12 months ending February 2025.

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No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the lease rollover schedule at the St. Charles Towne Plaza Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,881	1.5%	NAP	NA	P	5,881	1.5%	NAP	NAP
2025 & MTM	1	3,955	1.0	$15,120	0.4		9,836	2.6%	$15,120	0.4%
2026	6	7,895	2.1	250,527	6.1		17,731	4.7%	$265,647	6.4%
2027	7	36,811	9.7	357,730	8.6		54,542	14.3%	$623,377	15.1%
2028	3	14,920	3.9	264,504	6.4		69,462	18.2%	$887,881	21.5%
2029	8	37,797	9.9	456,213	11.0		107,259	28.2%	$1,344,094	32.5%
2030	8	101,572	26.7	965,436	23.3		208,831	54.9%	$2,309,530	55.8%
2031	2	54,000	14.2	284,430	6.9		262,831	69.0%	$2,593,960	62.7%
2032	2	28,000	7.4	495,360	12.0		290,831	76.4%	$3,089,320	74.6%
2033	1	70,000	18.4	665,000	16.1		360,831	94.8%	$3,754,320	90.7%
2034	1	16,000	4.2	263,103	6.4		376,831	99.0%	$4,017,423	97.1%
2035	2	3,844	1.0	121,302	2.9		380,675	100.0%	$4,138,725	100.0%
2036 & Beyond	0	0	0.0	0	0.0		380,675	100.0%	$4,138,725	100.0%
Total	41	380,675	100.0%	$4,138,725	100.0%
(1)	Based on the underwritten rent roll dated May 5, 2025 with rent steps totaling $48,694 through February 2026.

The following table presents certain information with respect to the historical and current occupancy of the St. Charles Towne Plaza Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
95.7%	96.2%	99.1%	98.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 5, 2025.

Appraisal. According to the appraisal, the St. Charles Towne Plaza Property had an “as-is” appraised value of $54,100,000 as of April 11, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$54,100,000	7.25%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated April 15, 2025, there was no evidence of any recognized environmental conditions at the St. Charles Towne Plaza Property.

The Market. The St. Charles Towne Plaza Property is located in Waldorf, Maryland. According to the appraisal, the St. Charles Towne Plaza Property is located within the Charles County retail submarket. As of the fourth quarter of 2024, the Charles County retail submarket had a vacancy rate of 4.3% and asking rent of $26.66 per square foot. Within a one-, three- and five-mile radius of the St. Charles Towne Plaza Property, the estimated 2024 population is 9,484, 70,900 and 104,119, respectively. Within the same radii, the estimated 2024 average annual household income is $138,603, $136,456 and $144,279, respectively.

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Annex B	BMO 2025-5C11
No. 8 – St. Charles Towne Plaza

The following table presents certain information relating to the appraisal’s market rent conclusions for the St. Charles Towne Plaza Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Small Inline	33,072	$29.00	None	$10.00
Large Inline	40,997	$14.00	None	$10.00
Junior Anchor	88,989	$15.00	None	None
Anchor	105,325	$6.00	None	None
Grocery Anchor	70,000	$11.00	None	None
Dollar Store	16,000	$16.00	None	None
Corner/Low Visibility	26,292	$6.50	None	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical and underwritten cash flows of the St. Charles Towne Plaza Property:

Underwritten Net Cash Flow
	2022(1)	2023(1)	2024	TTM 2/28/2025	Underwritten	PSF	%(2)
Base Rent	$2,739,383	$3,558,349	$3,803,807	$3,780,337	$4,090,031	$10.74	72.3%
Rent Steps	0	0	0	0	48,694	0.13	0.9
Vacant Income	0	0	0	0	106,349	0.28	1.9
Reimbursements	1,270,526	1,250,898	1,338,829	1,358,757	1,409,346	3.70	24.9
Net Rental Income	$4,009,909	$4,809,247	$5,142,637	$5,139,095	$5,654,420	$14.85	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(282,721)	(0.74)	(5.0)
Other Income	199,118	208,008	104,979	107,231	107,231	0.28	1.9
Effective Gross Income	$4,209,027	$5,017,256	$5,247,616	$5,246,326	$5,478,930	$14.39	96.9%

Real Estate Taxes	520,111	502,240	508,207	508,207	508,207	1.34	9.3
Insurance	39,937	57,244	61,704	63,318	132,221	0.35	2.4
Other Expenses	818,249	692,319	627,896	721,327	728,305	1.91	13.3
Total Expenses	$1,378,297	$1,251,803	$1,197,807	$1,292,851	$1,368,733	$3.60	25.0%

Net Operating Income	$2,830,730	$3,765,453	$4,049,809	$3,953,475	$4,110,198	$10.80	75.0%

CapEx/RR	0	0	0	0	76,135	0.20	1.4
TI/LC	0	0	0	0	190,338	0.50	3.5
Net Cash Flow	$2,830,730	$3,765,453	$4,049,809	$3,953,475	$3,843,725	$10.10	70.2%
(1)	The increase in Net Operating Income between 2022 and 2023 was mostly driven by a previous operator of the grocery tenant Shoppers having financial issues at the corporate level and becoming delinquent on approximately $1.04 million of rent that was due to be collected in 2022. The Shoppers at the St. Charles Towne Plaza Property was sold in 2022 to its current owner and is current on all rental payments.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Charles Triangle, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the St. Charles Towne Plaza Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh. Manpreet Singh, Vishal Khosla, Savneet Singh and Gurpreet Singh are principals or partners of Singh Capital Partners, a real estate private equity and investment firm based out of Washington, D.C.

Property Management. The St. Charles Towne Plaza Property is third-party managed by Gold Triangle Management, LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $392,590 for real estate taxes, (ii) $132,221 for insurance premiums and (iii) $40,756 for free rent related to Black Friday Daily Deals.

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No. 8 – St. Charles Towne Plaza

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $43,621.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,018.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,345 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $22,917 for tenant improvements and leasing concessions (approximately $0.72 per square foot annually), subject to a cap of $800,000.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event Period (as defined below), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant space.

Lockbox / Cash Management. The St. Charles Towne Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the St. Charles Towne Plaza Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the St. Charles Towne Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the St. Charles Towne Plaza Mortgage Loan (unless the Sweep Event Period is solely a Major Tenant Trigger Event Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the St. Charles Towne Plaza Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.30x based on the trailing 12 months; or (iii) the occurrence of a Major Tenant Trigger Event Period.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and (c) clause (iii) above, the Major Tenant Trigger Event Period is cured in accordance with the St. Charles Towne Plaza Mortgage Loan documents.

A “Major Tenant Trigger Event Period” will commence upon the date on which: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations at the St. Charles Towne Plaza Property or any material portion thereof, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets any of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the St. Charles Towne Plaza Property or any material portion thereof, (vi) a Major Tenant fails to extend its lease for a term of at least five years at least 12 months prior to the then-current expiration date under its lease, or (vii) is added to a published retail store closure list, or if the closure of such Major Tenant is otherwise announced in the media.

A Major Tenant Trigger Event Period will terminate with regard to: (a) all sub-clauses mentioned above, if the related Major Tenant or a replacement tenant has extended or executed, as applicable, its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (i), upon the related Major Tenant curing such default and no other default has occurred for two consecutive calendar quarters; (c) clause (ii), upon the related Major Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters or the Major Tenant has rescinded its notice in writing to vacate its Major Tenant space; (d) clause (iii), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged

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No. 8 – St. Charles Towne Plaza

from bankruptcy in a manner satisfactory to lender; and (e) clause (v), the related Major Tenant has rescinded such notice to terminate or cancel its lease.

A “Major Tenant” means Shoppers or any tenant otherwise occupying the space currently leased by Shoppers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – Presidential Point Apartments

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No. 9 – Presidential Point Apartments

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No. 9 – Presidential Point Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of IPB:	3.9%	Net Rentable Area (Units):	104
Loan Purpose:	Refinance	Location:	Quincy, MA
Borrower:	P & T Management, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Howard Pi and Ken Phung	Occupancy(3):	94.2%
Interest Rate:	6.57500%	Occupancy Date:	5/28/2025
Note Date:	6/2/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,084,644 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$3,379,338
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$1,085,469
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$2,293,869
Additional Debt:	No	UW NCF(2):	$2,267,869
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$47,300,000 / $454,808
Additional Debt Type:	NAP	Appraisal Date:	3/27/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$259,615
Taxes:	$44,962	$44,962	N/A	Maturity Date Loan / Unit:	$259,615
Insurance:	$30,774	$10,117	N/A	Cut-off Date LTV:	57.1%
Replacement Reserves:	$0	$2,167	N/A	Maturity Date LTV:	57.1%
Earnout Reserve(2):	$1,000,000	$0	N/A	UW NCF DSCR(2):	1.26x
				UW NOI Debt Yield(2):	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Payoff Existing Debt	$24,443,043	90.5%
			Upfront Reserves	1,075,736	4.0
			Closing Costs(5)	1,049,056	3.9
			Return of Equity	432,165	1.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The UW NCF DSCR and UW NOI Debt Yield, which equal 1.26x and 8.5%, respectively, assume a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under nine vacant or leased but not yet occupied units that are currently subject to a Master Lease (as defined below), versus actual economic vacancy of 5.6%. Assuming the in-place economic vacancy, the UW NCF DSCR and the UW NOI Debt Yield would be 1.19x and 8.1%, respectively. The Presidential Point Apartments Mortgage Loan (as defined below) was structured to include (i) a $1,000,000 earnout reserve and (ii) 15% partial recourse liability to the borrower and borrower sponsors equal to $4,050,000, to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the Presidential Point Apartments Mortgage Loan term, (i) no event of default under the Presidential Point Apartments Mortgage Loan then exists, (ii) the Presidential Point Apartments Property (as defined below) has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, (iii) the trailing three-month annualized income is at least $3,375,000 (and parking income is at least $180,000 during this time) and (iv) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45% (collectively, the “Release Conditions”).
(3)	The Presidential Point Apartments Property was 94.2% leased as of May 28, 2025. Howard Pi and Ken Phung entered into a master lease for the nine vacant or leased but not yet occupied units (the “Master Lease”) which would equate to 100% occupancy at the Presidential Point Apartments Property after giving effect to such master lease. At any time, the Master Lease may be terminated upon satisfaction of the Release Conditions as described above.
(4)	Historical financial information is not available prior to the Most Recent NOI as the Presidential Point Apartments Property was built in 2024 and only recently stabilized.
(5)	Closing Costs include an interest rate buy-down credit of $472,500.

The Loan. The ninth largest mortgage loan (the “Presidential Point Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a recently developed mid-rise multifamily property located in the Quincy, Massachusetts (the “Presidential Point Apartments Property”).

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No. 9 – Presidential Point Apartments

The Presidential Point Apartments Mortgage Loan was originated on June 2, 2025 by Starwood Mortgage Capital LLC. The Presidential Point Apartments Mortgage Loan has a five-year interest-only term accruing interest at a rate of 6.57500% per annum on an Actual/360 basis. The scheduled maturity date of the Presidential Point Apartments Mortgage Loan is June 6, 2030.

The Property. The Presidential Point Apartments Property is a 104-unit, six-story multifamily property, located in Quincy, Massachusetts. The Presidential Point Apartments Property has access to Interstate 93 and is an approximately five-minute walk to both the North Quincy and Wollaston T stations, allowing for public transportation access to downtown Boston. Additionally, there are multiple restaurants, grocery stores, pharmacies and shops within a two-mile radius of the Presidential Point Apartments Property. The Presidential Point Apartments Property was recently developed by the borrower sponsors and features a mix of studios, one- and two-bedroom units. Apartment amenities include in-unit washer/dryer, Samsung appliances, quartz countertops, walk-in showers and walk-in closets in select units. Common amenities include a fitness center designed by Gronk Fitness, EV charging stations, bike racks and bike storage, courtyard fire pits and grills, lounge space and a dog park. Additionally, the Presidential Point Apartments Property features a two-level covered parking garage with 130 spaces. The borrower sponsors’ cost basis, inclusive of closing costs incurred with the origination of the Presidential Point Apartments Mortgage Loan, is equal to approximately $44.7 million.

The borrower sponsors have an agreement in place with the Commonwealth of Massachusetts which stipulates that ten units (9.6% of total units) must include an affordable component. These units feature rental limits at 30% of 80% of the Area Median Income (AMI). The borrower sponsors entered into the agreement with the state in exchange for project approval and technical assistance.

The following table presents certain information with respect to the units at the Presidential Point Apartments Property:

Presidential Point Apartments Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio – Affordable	1	1.0%	1	100.0%	481	$1,765	$3.67	$1,765	$3.67
Studio	7	6.7	7	100.0	495	$2,275	$4.59	$2,259	$4.56
1 BR / 1BA – Affordable	6	5.8	6	100.0	733	$1,875	$2.56	$1,875	$2.56
1 BR / 1BA	56	53.8	51	91.1	742	$2,600	$3.50	$2,516	$3.42
2 BR / 1BA – Affordable	3	2.9	2	66.7	850	$2,232	$2.62	$2,232	$2.65
2 BR / 1BA	13	12.5	13	100.0	846	$3,000	$3.55	$2,964	$3.50
2 BR / 2BA	18	17.3	18	100.0	893	$3,250	$3.64	$3,252	$3.64
Total/Wtd. Avg.	104	100.0%	98	94.2%	765	$2,680	$3.53	$2,639	$3.49
(1)	Based on the borrower rent roll dated May 28, 2025.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Presidential Point Apartments Property:

Historical and Current Occupancy(1)
12/31/2022	12/31/2023	12/31/2024	Current(2)
NAV	NAV	76.9%	94.2%
(1)	Historical occupancy prior to 2024 is not available as the Presidential Point Apartments Property was built in 2024.
(2)	Current Occupancy is as of May 28, 2025.

Environmental. According to a Phase I environmental assessment dated April 14, 2025, there was no evidence of any recognized environmental conditions at the Presidential Point Apartments Property.

The Market. The Presidential Point Apartments Property is located in Quincy, Massachusetts. According to the appraisal, the Presidential Point Apartments Property is located in the South Shore/Route 128 South submarket. According to the appraisal, the South Shore/Route 128 South submarket has a vacancy rate of approximately 7.4% and average asking

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No. 9 – Presidential Point Apartments

rents of $2,698 per unit as of the fourth quarter of 2024. Within a one-, three- and five-mile radius of the Presidential Point Apartments Property, the estimated 2024 population is 31,670, 170,075 and 433,425, respectively. Within the same radii, the estimated 2024 average household income is $134,207, $133,044 and $133,732, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Presidential Point Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Presidential Point Apartments(2) Quincy, MA	2024 / NAP	94.2%	104	Studio – Affordable Studio 1BR / 1BA – Affordable 1BR / 1BA 2BR / 1BA – Affordable 2BR / 1BA 2BR / 2BA	481 495 733 742 850 846 893	$3.67 $4.56 $2.56 $3.42 $2.65 $3.50 $3.64	$1,765 $2,259 $1,875 $2,516 $2,232 $2,964 $3,252
One Newport Residences 1 Newport Avenue Quincy, MA	2020 / NAP	87.9%	80	Studio 1BR / 1BA 2BR / 1BA	478 746 931	$4.85 $3.61 $3.27	$2,320 $2,692 $3,048
Imprint 780 Morrissey Boulevard Boston, MA	2024 / NAP	81.0%	219	Studio 1BR / 1BA 2BR / 2BA	523 691 1,081	$5.17 $4.14 $3.89	$2,702 $2,864 $4,202
West of Chestnut 21 Chestnut Street Quincy, MA	2016 / NAP	98.2%	169	Studio 1BR / 1BA 2BR / 2BA	563 699 1,025	$4.72 $4.09 $3.17	$2,659 $2,856 $3,253
Center and Stone Apartments 1190 Hancock Street Quincy, MA	2024 / NAP	97.1%	201	Studio 1BR / 1BA 2BR / 2BA	564 681 1,074	$4.55 $4.11 $3.32	$2,565 $2,798 $3,562
Nova Quincy 1500 Hancock Street Quincy, MA	2019 / NAP	97.7%	171	Studio 1BR / 1BA 2BR / 2BA	388 621 883	$5.32 $4.00 $3.46	$2,063 $2,483 $3,057
Alister Deco 625 Thomas Burgin Parkway Quincy, MA	2016 / NAP	96.7%	180	Studio 1BR / 1BA 2BR / 2BA	617 824 1,179	$3.54 $3.09 $2.57	$2,182 $2,550 $3,032
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated May 28, 2025 or as otherwise provided by the borrower.

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No. 9 – Presidential Point Apartments

The following table presents certain information with respect to the historical and underwritten cash flows of the Presidential Point Apartments Property:

Underwritten Net Cash Flow(1)
	TTM 3/31/2025	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent	$1,901,961	$3,286,740	$31,603	103.1%
(Vacancy/Credit Loss)	0	(98,602)	(948)	(3.1)
Net Rental Income	$1,901,961	$3,188,138	$30,655	100.0%
Other Income	92,862	191,200	1,838	6.0
Effective Gross Income	$1,994,824	$3,379,338	$32,494	106.0%

Real Estate Taxes	468,158	534,307	5,138	15.8
Insurance	102,294	121,404	1,167	3.6
Other Expenses	339,728	429,758	4,132	12.7
Total Expenses	$910,180	$1,085,469	$10,437	32.1%

Net Operating Income	$1,084,644	$2,293,869	$22,056	67.9%

Replacement Reserves	0	26,000	250	0.8
Net Cash Flow	$1,084,644	$2,267,869	$21,806	67.1%
(1)	Historical financial information prior to the trailing 12 months ending March 31, 2025 is not available as the Presidential Point Apartments Property was built in 2024 and only recently stabilized.
(2)	The Underwritten information assumes a stabilized underwritten vacancy of 3.0% and gives credit to rent payments due under the nine vacant or leased but not yet occupied units that are currently subject to the Master Lease, versus an in place economic vacancy of 5.6%. Without giving credit to the Master Lease, the Underwritten Net Cash Flow is $2,149,236.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is P & T Management, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Presidential Point Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Howard Pi and Ken Phung. Mr. Pi and Mr. Phung currently own nine commercial and multifamily properties primarily in Massachusetts and New Jersey with other properties located in New York and Minnesota.

Property Management. The Presidential Point Apartments Property is managed by CRP Property Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $44,962 for real estate taxes, (ii) $30,774 for insurance premiums and (iii) $1,000,000 for an earnout reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $44,962.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,117.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,167 for replacement reserves.

Earnout Reserve – At origination of the Presidential Point Apartments Mortgage Loan, the borrower deposited $1,000,000 into an earnout reserve. The borrower may obtain a release of the earnout reserve, upon the satisfaction of certain conditions, including, but not limited to, commencing after the first five months of the Presidential Point Apartments Mortgage Loan term, (i) no event of default under the Presidential Point Apartments Mortgage Loan then exists, (ii) the Presidential Point Apartments Property has achieved a minimum 97.0% residential occupancy rate for each month in the trailing three month period, and (iii) the debt yield, based on trailing three-month income, annualized less underwritten expenses is greater than or equal to 8.45%.

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Lockbox / Cash Management. The Presidential Point Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. The Presidential Point Apartments Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the Presidential Point Apartments Mortgage Loan term. Following a Sweep Event Period, the borrower is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Presidential Point Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Presidential Point Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Presidential Point Apartments Mortgage Loan. To the extent that no Sweep Event Period is continuing, all cash flow funds are required to be disbursed to the borrower from the lockbox account.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Presidential Point Apartments Mortgage Loan documents; or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 10 – Skyline MHC Portfolio

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No. 10 – Skyline MHC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,439,000	Title:	Fee
Cut-off Date Principal Balance:	$24,439,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	3.5%	Net Rentable Area (Pads):	591
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Allen A. Yadgari	Occupancy:	92.4%
Interest Rate:	7.06000%	Occupancy Date:	5/8/2025
Note Date:	5/14/2025	4th Most Recent NOI (As of):	$1,772,889 (12/31/2022)
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$1,953,747 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,210,047 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,438,196 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$4,292,418
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,935,078
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,357,340
Additional Debt:	No	UW NCF:	$2,327,790
Additional Debt Balance:	NAP	Appraised Value / Per Pad:	$38,800,000 / $65,651
Additional Debt Type:	NAP	Appraisal Date(3):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$41,352
Taxes:	$45,546	$15,099	N/A	Maturity Date Loan / Pad:	$41,352
Insurance:	$43,114	$8,652	N/A	Cut-off Date LTV:	63.0%
Replacement Reserve:	$0	$1,888	N/A	Maturity Date LTV:	63.0%
Deferred Maintenance:	$73,680	$0	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,439,000	100.0%	Payoff Existing Debt	$14,037,027	57.4%
			Return of Equity	9,474,399	38.8
			Closing Costs	765,235	3.1
			Upfront Reserves	162,340	0.7
Total Sources	$24,439,000	100.0%	Total Uses	$24,439,000	100.0%
(1)	The borrowers under the Skyline MHC Portfolio Mortgage Loan (as defined below) are Los Arcos SRE LLC, Oasis Palms Estates, LLC, Palm Villa MHC LLC and Sycamore MHC LLC.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The appraisal dates range from February 12, 2025 through February 18, 2025.

The Loan. The tenth largest mortgage loan (the “Skyline MHC Portfolio Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in four manufactured housing properties located across Arizona, Iowa and California (the “Skyline MHC Portfolio Properties”). The Skyline MHC Portfolio Mortgage Loan was originated on May 14, 2025 by Starwood Mortgage Capital LLC. The Skyline MHC Portfolio Mortgage Loan has a five-year interest-only term accruing interest at a rate of 7.06000% per annum on an Actual/360 basis. The scheduled maturity date of the Skyline MHC Portfolio Mortgage Loan is June 6, 2030.

The Properties. The Skyline MHC Portfolio Properties contain 591 pads and are located in Hemet and San Bernardino, California; Atlantic, Iowa; and Sierra Vista, Arizona.

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The following table presents certain information relating to the Skyline MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Oasis Palms Estates	San Bernardino, CA	1977	141	$9,340,989	38.2%	$14,830,000	38.2%	$808,291	34.3%
Los Arcos Estates	Sierra Vista, AZ	1972	229	7,463,973	30.5	11,850,000	30.5	865,157	36.7
Palm Villa	Hemet, CA	1962	109	3,942,993	16.1	6,260,000	16.1	345,043	14.6
Sycamore Village	Atlantic, IA	1952	112	3,691,045	15.1	5,860,000	15.1	338,848	14.4
Total			591	$24,439,000	100.0%	$38,800,000	100.0%	$2,357,340	100.0%
(1)	The Skyline MHC Portfolio Mortgage Loan documents do not permit the release of any of the Skyline MHC Portfolio Properties.

Oasis Palms Estates. The Oasis Palms Estates property is a 141-pad manufactured housing property built in 1977 on 21.79 acres and located in San Bernardino, California. The Oasis Palms Estates property was 100.0% occupied as of May 8, 2025. The unit mix consists of 139 tenant-owned homes and two apartments. The Oasis Palms Estates property is connected to municipal water and sewer systems. Residents of the Oasis Palms Estates property have access to several common amenities including a clubhouse, two swimming pools, a basketball court, two playgrounds and a spa. The borrower sponsor purchased the Oasis Palms Estates property in May 2015 for $6.3 million and has spent $195,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.7 million in the Oasis Palms Estates property.

Los Arcos Estates. The Los Arcos Estates property is a 229-pad manufactured housing property built in 1972 on 36.51 acres and located in Sierra Vista, Arizona. The Los Arcos Estates property was 84.3% occupied as of May 8, 2025. The unit mix consists of 132 tenant-owned homes and 97 park-owned homes. Twelve of the pad sites are designated as RV pads by the borrower sponsor. The Los Arcos Estates property is connected to municipal water and sewer systems. Residents of the Los Arcos Estates property have access to several common amenities including a clubhouse, business center, billiards, common laundry, swimming pool, basketball court and shuffleboard. The borrower sponsor purchased the Los Arcos Estates property in March 2020 for $3.2 million and has spent approximately $3.3 million in capital expenditures. The borrower sponsor has a reported cost basis of approximately $6.7 million in the Los Arcos Estates property.

Palm Villa. The Palm Villa property is a 109-pad manufactured housing property built in 1962 on 9.35 acres and located in Hemet, California. The Palm Villa property has 89 tenant-owned homes, 18 park-owned homes and two studio apartments. The Palm Villa property was 97.2% occupied as of May 8, 2025. The Palm Villa property is connected to municipal water and sewer systems. Residents of the Palm Villa property have access to several common amenities including a clubhouse, swimming pool, billiards, laundry room and spa. The borrower sponsor purchased the Palm Villa property in December 2020 for $3.3 million and has spent $149,500 in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.2 million in the Palm Villa property.

Sycamore Village. The Sycamore Village property is a 112-pad manufactured housing property built in 1952 on 20.45 acres and located in Atlantic, Iowa. The Sycamore Village property consists of 77 tenant-owned homes, 32 park-owned homes and three RV pads. The Sycamore Village property was 94.6% occupied as of May 8, 2025. The Sycamore Village property is connected to municipal water and sewer systems. The borrower sponsor purchased the Sycamore Village property in August 2020 for $3.35 million and has spent approximately $1.2 million in capital expenditures. The borrower sponsor has a reported cost basis of approximately $4.7 million in the Sycamore Village property.

Each borrower has entered into a master lease with affiliated tenants for each of the Skyline MHC Portfolio Properties with respect to pads at the applicable property where such affiliated tenant owns mobile homes that are rented to third parties.  The Skyline MHC Portfolio Mortgage Loan documents restrict amendments, modifications and terminations of such master leases and the total number of affiliate-owned mobile homes.  Any additional affiliate-owned mobile homes located at a Skyline MHC Portfolio property must be subject to a master lease for such property.

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No. 10 – Skyline MHC Portfolio

The following table presents certain information with respect to the historical and current occupancy of the Skyline MHC Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
82.6%	83.3%	88.7%	92.4%
(1)	Historical occupancy is as of December 31 of each respective year, except for 2024, in which the Oasis Palms Estates property reported occupancy as of January 1, 2025, Los Arcos Estates property reported occupancy as of November 21, 2024 and the Palm Villa property reported occupancy as of January 23, 2025.
(2)	Current Occupancy is as of May 8, 2025.

Appraisals. According to the appraisals, the Skyline MHC Portfolio Properties had an aggregate “as-is” appraised value of $38,800,000 as of February 12, 2025, February 17, 2025 and February 18, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$38,800,000	5.75%
(1)	Source: Appraisal.
(2)	Based on a weighted average of the Skyline MHC Portfolio Properties.

Environmental. According to the Phase I reports dated February 21, 2025 and February 25, 2025, there was no evidence of any recognized environmental conditions (“REC”) at the Skyline MHC Portfolio Properties except as it pertains to the Sycamore Village property. The related Phase I identified a REC at the Sycamore Village property in connection with a groundwater contamination plume that extends underneath the Sycamore Village property related to an off-site dry cleaner. The environmental engineer reported that the REC is being addressed by the United States Environmental Protection Agency (“EPA”) and it is possible that the EPA could seek reimbursement of a portion of the clean-up costs from the borrowers. The environmental engineer reported that there is no requirement for further investigation or remediation at the Sycamore Village property.

The Markets. The following table presents certain market information relating to the Skyline MHC Portfolio Properties:

Market Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income	Monthly In Place Rent Per Pad	Monthly Market Rent Per Pad
Oasis Palms Estates	San Bernardino, CA	19,523	155,534	359,363	$74,533	$75,386	$82,617
Standard								$784	$784
Apartment								$1,601	$1,601
Los Arcos Estates	Sierra Vista, AZ	6,756	33,081	49,965	$74,369	$89,989	$96,324
Standard								$430	$430
RV								$418	$418
Palm Villa	Hemet, CA	20,384	128,591	182,474	$61,659	$77,906	$85,638
Standard								$516	$516
Apartment								$895	$895
Sycamore Village	Atlantic, IA	4,491	7,013	7,410	$74,439	$79,646	$80,351
Standard								$405	$405
RV								$465	$465
(1)	Source: Appraisals.
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The following table presents certain information with respect to the historical and underwritten cash flow of the Skyline MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Pad	%(2)
Gross Potential Rent	$2,697,693	$2,918,357	$3,222,871	$3,364,355	$3,875,496	$6,558	108.1%
(Vacancy/Credit Loss)	0	0	0	0	(291,979)	(494)	(8.1)
Net Rental Income	$2,697,693	$2,918,357	$3,222,871	$3,364,355	$3,583,517	$6,063	100.0%
Other Income	794,122	815,654	802,242	751,590	708,901	1,199	19.8
Effective Gross Income	$3,491,815	$3,734,010	$4,025,113	$4,115,945	$4,292,418	$7,263	119.8%

Real Estate Taxes	191,509	188,992	164,625	63,553	202,319	342	4.7
Insurance	50,465	39,748	42,190	68,407	103,819	176	2.4
Other Expenses	1,476,952	1,551,523	1,608,250	1,545,789	1,628,940	2,756	37.9
Total Expenses	$1,718,926	$1,780,263	$1,815,066	$1,677,749	$1,935,078	$3,274	45.1%

Net Operating Income	$1,772,889	$1,953,747	$2,210,047	$2,438,196	$2,357,340	$3,989	54.9%

Capex/RR	0	0	0	0	29,550	50	0.7

Net Cash Flow	$1,772,889	$1,953,747	$2,210,047	$2,438,196	$2,327,790	$3,939	54.2%
(1)	TTM reflects the trailing 12 months ending April 30, 2025.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are Los Arcos SRE LLC, Oasis Palms Estates, LLC, Palm Villa MHC LLC and Sycamore MHC LLC, each either an Arizona limited liability company, a Delaware limited liability company, California limited liability company or an Iowa limited liability company, and each a special purpose entity with one independent director at the managing member level. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Skyline MHC Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Allen A. Yadgari. Mr. Yadgari is the founder of Skyline Real Estate, an owner and operator of mobile home parks. Skyline Real Estate manages over 60 mobile home parks comprising more than 7,000 units across multiple states.

Property Management. The Skyline MHC Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately (i) $45,546 for real estate taxes, (ii) $43,114 for insurance premiums and (iii) $73,680 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $15,099.

Insurance Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $8,652.

Replacement Reserves – On a monthly basis, the borrowers were required to escrow $1,888 for replacement reserves (approximately $38 per pad annually).

Lockbox / Cash Management. The Skyline MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Skyline MHC Portfolio Mortgage Loan documents require that upon the occurrence of a Sweep Event Period (as defined below), the borrowers or property managers, if any, as applicable, direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Skyline MHC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Skyline MHC Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as

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additional collateral for the Skyline MHC Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all funds deposited into the lockbox account will be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default under the Skyline MHC Portfolio Mortgage Loan documents; or (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end: (a) with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) with regard to clause (ii) above, the date that the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Hallandale City Center

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No. 11 – Hallandale City Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,500,000	Title:	Fee
Cut-off Date Principal Balance:	$22,500,000	Property Type – Subtype:	Multifamily – Low Rise
% of IPB:	3.2%	Net Rentable Area (Units)(3):	89
Loan Purpose:	Refinance	Location:	Hallandale Beach, FL
Borrower:	Hallandale Delaware, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Joel Bary, Jacky Aizenman, Joel Cohen, and Albert Darwiche	Occupancy:	95.5%
Interest Rate:	6.32600%	Occupancy Date:	5/1/2025
Note Date:	5/23/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/1/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$3,535,914
Call Protection:	L(25),YM1(28),O(7)	UW Expenses:	$1,344,645
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,191,268
Additional Debt(1):	Yes	UW NCF:	$2,162,912
Additional Debt Balance(1):	NAP	Appraised Value / Per Unit(5):	$43,100,000 / $484,270
Additional Debt Type(1):	Future Mezzanine Debt	Appraisal Date:	3/28/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(5):	$252,809
Taxes:	$46,571	$11,643	N/A	Maturity Date Loan / Unit(5):	$252,809
Insurance:	$46,590	$23,295	N/A	Cut-off Date LTV:	52.2%
Replacement Reserves:	$0	$2,363	N/A	Maturity Date LTV:	52.2%
TI / LC Reserve:	$43,376	$0	N/A	UW NCF DSCR:	1.50x
Free Rent Reserve(2):	$14,419	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,500,000	99.8%	Loan Payoff	$21,035,620	93.3%
Borrower’s Equity	$54,471	0.2	Closing Costs(6)	1,367,895	6.1
			Reserves	150,956	0.7
Total Sources	$22,554,471	100.0%	Total Uses	$22,554,471	100.0%
(1)	After July 1, 2026, the Hallandale City Center Mortgage Loan (as defined below) documents permit the borrower to obtain a mezzanine loan, subject to the satisfaction of certain conditions (a mezzanine loan that satisfies such conditions, an “Approved Mezzanine Loan”) including, among others, (i) no event of default has occurred and is continuing, (ii) such Approved Mezzanine Loan will be in an amount of no less than $2,250,000 and when added to the Hallandale City Center Mortgage Loan the aggregate loan-to-value is no greater than 52.2%, (iii) the combined DSCR on the Hallandale City Center Mortgage Loan and the Approved Mezzanine Loan is at least 1.50x, (iv) the combined debt yield on the Hallandale City Center Mortgage Loan and the Approved Mezzanine Loan is at least 9.74%, (v) such Approved Mezzanine Loan will be coterminous with the Hallandale City Center Mortgage Loan, (iv) execution of an intercreditor agreement reasonably acceptable to the lender, and (vi) receipt of a rating agency confirmation from each applicable rating agency.
(2)	Commencing with the payment date that occurs in July 2025, the borrower will be required to deposit with the lender an amount equal to approximately $14,419. This is comprised of free rent for the following commercial tenants: (i) Amare Wellness, in the amount of approximately $6,419, to be applied to the July 2025 payment date, and (ii) High Project Group, in the amount of $8,000, to be applied in $2,000 increments for the July 2025 to October 2025 payment dates.
(3)	The Hallandale City Center Property (as defined below) is comprised of (i) 89 multifamily units and (ii) 30,530 square feet of commercial space leased to six separate tenants.
(4)	Historical financial information is not available because the Hallandale City Center Property was constructed in 2024. The borrower sponsors acquired the vacant land in May 2022 for $2.7 million and report having spent $26.9 million in hard costs developing the Hallandale City Center Property, as well as $1.8 million on impact fees, and $3.3 million in soft costs and carrying costs.
(5)	Based off the 89 multifamily units only.
(6)	Closing Costs include an interest rate buy down of $225,000.

The Loan. The eleventh largest mortgage loan (the “Hallandale City Center Mortgage Loan”) is secured by the borrower’s fee simple interest in a multifamily property located in Hallandale Beach, Florida (the “Hallandale City Center Property”). The Hallandale City Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $22,500,000. The Hallandale City Center Mortgage Loan was originated on May 23, 2025 by Societe

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Generale Financial Corporation (“SGFC”) and accrues interest at a fixed rate of 6.32600% per annum. The Hallandale City Center Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Hallandale City Center Mortgage Loan is June 1, 2030.

The Property. The Hallandale City Center Property is a newly constructed multifamily development completed in 2024, located in Hallandale Beach, Florida, within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Hallandale City Center Property includes two, two-story multifamily buildings and one, three-story mixed-use building comprised of residential, retail, and office components on an approximately 3.79-acre site. The Hallandale City Center Property contains 89 two-bedroom, two-bathroom residential units with stainless steel kitchen appliances, in-unit washer and dryer, ceramic tile and vinyl plank flooring, quartz countertops, and balconies or patios. Approximately 15.7% (14 units) of the residential units are reserved as workforce housing pursuant to a redevelopment agreement with the Hallandale Beach Community Redevelopment Agency (“HBCRA”). For further information on the related affordability requirements, see “Description of the Mortgage Pool—Property Types—Multifamily Rental Properties” in the Preliminary Prospectus. The residential component was 95.5% occupied as of May 1, 2025.

The Hallandale City Center Property includes 35,747 square feet of commercial space, of which 30,530 square feet serve as collateral for the Hallandale City Center Mortgage Loan. The remaining 5,217 square feet—part of Building C’s second floor—are excluded and subject to a condominium agreement with the prior owner under which common area maintenance reimbursements are payable. As of May 1, 2025, the commercial space was 67.5% leased to a mix of retail and office tenants including High Project Group, HBCRA, and Amare Wellness Studio. The Hallandale City Center Property offers 360 parking spaces, resulting in a parking ratio of approximately 4.0 spaces per residential unit.

The following table presents certain information relating to the multifamily unit mix at the Hallandale City Center Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
2BR/2BA – 50% AMI Senior	1	1.1%	1	100.0%	884	$1,056
2BR/2BA – 80% AMI Senior	1	1.1%	1	100.0%	884	$1,690
2BR/2BA – 80% AMI	12	13.5%	12	100.0%	896	$2,112
2BR/2BA – Bldg A	13	14.6%	11	84.6%	936	$2,441
2BR/2BA – Bldg B	17	19.1%	17	100.0%	951	$2,427
2BR/2BA – Bldg C	45	50.6%	43	95.6%	959	$2,496
Total/Wtd. Avg.	89	100.0%	85	95.5%	944	$2,394
(1)	Based on the underwritten rent roll dated May 1, 2025.

B-94

Annex B	BMO 2025-5C11
No. 11 – Hallandale City Center

The following table presents certain information relating to the commercial tenants at the Hallandale City Center property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
High Project Group	NR/NR/NR	8,955	29.3%	$44.98	$402,751	44.7%	9/22/2029
HBCRA	NR/NR/NR	6,235	20.4	$40.71	253,842	28.2	9/30/2029
Amare Wellness Studio, Inc.	NR/NR/NR	2,370	7.8	$44.00	104,280	11.6	9/9/2029
MCA Property Management	NR/NR/NR	1,428	4.7	$50.64	72,314	8.0	12/31/2027
Solutions Capital Group Inc.	NR/NR/NR	1,200	3.9	$38.28	45,936	5.1	9/30/2029
Total Major Tenants		20,188	66.1%	$43.55	$879,123	97.6%
Other Tenants		424	1.4	$50.64	$21,471	2.4
Occupied Collateral Total / Wtd. Avg.(3)		20,612	67.5%	$43.69	$900,595	100.0%
Vacant Space(3)		9,918	32.5
Collateral Total		30,530	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025.
(2)	Represents collateral component only.
(3)	The borrower sponsors are in active negotiations regarding the remaining office space which would bring commercial occupancy above 93%.

The following table presents certain information relating to the lease rollover at the Hallandale City Center Property (Commercial component):

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	9,918	32.5%	NAP	NA	P	9,918	32.5%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		9,918	32.5%	$0	0.0%
2026	0	0	0.0	0	0.0		9,918	32.5%	$0	0.0%
2027	2	1,852	6.1	93,785	10.4		11,770	38.6%	$93,785	10.4%
2028	0	0	0.0	0	0.0		11,770	38.6%	$93,785	10.4%
2029	4	18,760	61.4	806,810	89.6		30,530	100.0%	$900,595	100.0%
2030	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2031	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2032	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2033	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2034	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2035	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
2036 & Beyond	0	0	0.0	0	0.0		30,530	100.0%	$900,595	100.0%
Total	6	30,530	100.0%	$900,595	100.0%
(1)	Information is based on the underwritten rent roll as of May 1, 2025.

B-95

Annex B	BMO 2025-5C11
No. 11 – Hallandale City Center

The following table presents certain information relating to the Underwritten Net Cash Flow of the Hallandale City Center Property:

Underwritten Net Cash Flow(1)
	Appraisal Year 1	Appraisal Year 3 (Stabilized)	Underwritten	Per Unit(2)%
Rents In-Place	$2,590,176	$2,747,918	$2,559,787	$28,762	63.0%
Gross Potential Rent	$2,590,176	$2,747,918	$2,559,787	$28,762	63.0%
Other Income 1(3)	853,853	1,324,496	1,362,145	15,305	33.5
Other Income 2(4)	110,000	116,699	143,525	1,613	3.5
Net Rental Income	$3,554,029	$4,189,113	$4,065,458	$45,679	100.0%
(Vacancy/Credit Loss)	(128,473)	(136,297)	(529,544)	(5,950)	(13.0)
Effective Gross Income	$3,425,556	$4,052,816	$3,535,914	$39,729	87.0%
Total Expenses	$1,379,437	$1,476,003	$1,344,645	$15,108	38.0%
Net Operating Income	$2,046,119	$2,576,813	$2,191,268	$24,621	62.0%
Replacement Reserve	22,250	23,605	28,356	319	0.8
Net Cash Flow	$2,023,869	$2,553,208	$2,162,912	$24,302	61.2%
(1)	Historical financial information is not available because the Hallandale City Center Property was constructed in 2024. The borrower sponsors acquired the vacant land in May 2022 for $2.7 million and report having spent $26.9 million in hard costs developing the Hallandale City Center Property, as well as $1.8 million on impact fees, and $3.3 million in soft costs and carrying costs.
(2)	Based on total multifamily units (89 units).
(3)	Other Income 1 includes commercial income.
(4)	Other Income 2 includes water reimbursement from residential tenants, parking income, pet income, and other miscellaneous fees and income.

The Market. The Hallandale City Center Property is located in Hallandale Beach, Florida, within the Miami MSA. The Hallandale City Center Property is centrally located within the region, just north of the Broward/Miami-Dade County line, approximately eleven miles south of the Fort Lauderdale/Hollywood International Airport and Port Everglades, and approximately 6.5 miles south of Fort Lauderdale Beach. Additionally, the Hallandale City Center Property sits 2.7 miles north of the Aventura Mall, 16 miles north of Miami Beach, and 20 miles northeast of Miami International Airport.

According to the appraisal, the top five employers within South Florida are Baptist Health South Florida, University of Miami, Jackson Memorial Hospital, Memorial Regional Hospital and American Airlines.

According to the appraisal, the Hallandale City Center Property is located in East Hollywood / Hallandale multifamily submarket within the Fort Lauderdale multifamily market. As of the year-end 2024, the Fort Lauderdale multifamily submarket had total inventory of 117,447 units, a vacancy rate of 7.0% and asking rent of $2,176 per unit. As of the year-end 2024, the East Hollywood / Hallandale multifamily submarket had total inventory of 7,653 units, a vacancy rate of 9.8% and asking rent of $2,664 per unit.

B-96

Annex B	BMO 2025-5C11
No. 11 – Hallandale City Center

The following table presents certain information relating to comparable multifamily properties to the Hallandale City Center Property:

Hallandale City Center Multifamily Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Hallandale City Center 504-512 Northwest 1st Avenue, 110 Northwest 1st Avenue, and 605 North Dixie Highway Hallandale Beach, FL	2024 / NAP	95.5%(2)	89(2)	Two Bedroom	944(2)	$2.542)	$2,394(2)
Hallandale Artsquare 401 North Federal Highway Hallandale Beach, FL	2018 / NAP	91.1%	358	Two Bedroom	1,239	$2.55	$3,154
Midtown Aventura 19940 West Dixie Highway Aventura, FL	2016 / NAP	95.5%	400	Two Bedroom	1,281	$2.44	$3,130
Nine Hollywood 1809 Jackson Steet Hollywood, FL	2024 / NAP	100.0%	204	Two Bedroom	905	$3.18	$2,876
Hollywood Heights on the Boulevard 2001 Hollywood Boulevard Hollywood, FL	2024 / NAP	52.5%	324	Two Bedroom	896	$3.44	$3,078
Hollywood East Apartments 2165 Van Buren Street Hollywood, FL	2020 / NAP	95.1%	247	Two Bedroom	1,297	$2.37	$3,075
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025.

B-97

Annex B	BMO 2025-5C11
No. 12 – Abrams Fixtures
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype(3):	Mixed Use – Office / Multifamily / Retail
% of Pool by IPB:	3.2%	Net Rentable Area (SF)(3):	93,432
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Abrams Lofts, LLC	Year Built / Renovated:	1920 / 2021-2024
Borrower Sponsor:	BFG Investments, LLC	Occupancy(3):	91.0%
Interest Rate:	7.22000%	Occupancy Date:	4/22/2025
Note Date:	5/1/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,013,808 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,300,992 (3/31/2025 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	91.8%
Amortization Type:	Interest Only	UW Revenues:	$2,885,463
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$395,754
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$2,489,709
Additional Debt:	No	UW NCF:	$2,417,117
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$32,800,000 / $351
Additional Debt Type:	NAP	Appraisal Date:	3/6/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$235
Taxes:	$71,853	$8,982	N/A	Maturity Date Loan / SF:	$235
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	67.1%
Replacement Reserves:	$0	$1,558	N/A	Maturity Date LTV:	67.1%
TI / LC:	$0	$6,229	N/A	UW NCF DSCR:	1.50x
Earnout Reserve(2):	$2,000,000	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$12,254,038	55.7%
			Return of Equity	6,539,651	29.7
			Upfront Reserves	2,071,853	9.4
			Closing Costs(6)	1,134,458	5.2
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The borrower is not required to make ongoing deposits for insurance so long as, among other requirements, (i) no event of default under the Abrams Fixtures Mortgage Loan (as defined below) then exists and (ii) the Abrams Fixtures Property (as defined below) is insured under a satisfactory blanket insurance policy.
(2)	The Abrams Fixtures Mortgage Loan is structured with an earnout reserve, which may be released to the borrower upon, among other requirements, after November 6, 2026, (i) no event of default under the Abrams Fixtures Mortgage Loan then exists, (ii) the debt yield (based on income from the current rent roll, annualized, and expenses equal to the greater of (x) actual expenses for the trailing 12 calendar months and (y) underwritten expenses equal to $395,754) is equal to or greater than 12% and (iii) the commercial occupancy is equal to or greater than 88%, in each instance for prongs (ii) and (iii), such calculation excludes income from any commercial tenant that (1) is in default under its lease or has given notice to terminate or cancel its lease, (2) has “gone dark”, (3) has filed, as a debtor, a bankruptcy or similar insolvency proceeding, (4) has failed to give notice to renew its lease prior to any applicable renewal notice deadline, (5) is subletting its space or (6) other than with respect to the Master Lease (as defined below), is an affiliate of the borrower.
(3)	The Abrams Fixtures Property is comprised of (i) 59,508 square feet of office space, (ii) 33 multifamily units (totaling 21,941 square feet) and (iii) 11,983 square feet of retail space. The presented Net Rentable Area (SF) of 93,432 square feet includes 21,941 square feet associated with the 33 multifamily units. As of April 22, 2025, the office and retail commercial space was 91.0% occupied, while the multifamily units were 93.9% occupied.
(4)	The Abrams Fixtures Property was gut renovated between 2021 and 2024. Historical financial information is not available prior to the 2nd Most Recent NOI.
(5)	The increase in historical NOI to Underwritten NOI is primarily driven by the lease-up of the commercial space at the Abrams Fixtures Property.
(6)	Closing Costs include an interest rate buy-down credit of $440,000.

The Loan. The twelfth largest mortgage loan (the “Abrams Fixtures Mortgage Loan”) is secured by the borrower’s fee interest in a four-story mixed-use commercial and multifamily building located in Atlanta, Georgia (the “Abrams Fixtures Property”).

B-98

Annex B	BMO 2025-5C11
No. 12 – Abrams Fixtures

The Abrams Fixtures Mortgage Loan was originated on May 1, 2025 by Starwood Mortgage Capital LLC. The Abrams Fixtures Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.22000% per annum on an Actual/360 basis. The scheduled maturity date of the Abrams Fixtures Mortgage Loan is May 6, 2030.

The Property. The Abrams Fixtures Property is a four-story mixed-use office, retail and multifamily property built in 1920 and renovated between 2021 and 2024. The Abrams Fixtures Property features (i) 59,508 square feet of newly created loft-style creative office space, (ii) 33 multifamily units (totaling 21,941 square feet) and (iii) 11,983 square feet of retail space. The commercial space at the Abrams Fixtures Property was 91.0% leased to 17 unique tenants as of April 22, 2025. The Abrams Fixtures Property unit mix includes three studios and 30 one-bedroom units. The multifamily units are loft style apartments with original brick, exposed timber, hardwood flooring, quartz countertops, modern kitchens, and large factory windows. The amenities include a fitness center, virtual doorman, in-unit laundry, and smart thermostats. As of April 22, 2025, the multifamily component of the Abrams Fixtures Property was 93.9% occupied.

The borrower sponsor utilizes 18,380 square feet of office space across three suites at the Abrams Fixtures Property (25.7% commercial NRA; 34.6% underwritten commercial base rent) as the headquarters for Braden Fellman Development, LLC (“BFG”). At origination, the borrower sponsor entered into a newly executed master lease for a term of 15 years that runs through March 2040, which master lease is personally guaranteed by the borrower sponsor (the “Master Lease”).

The borrower sponsor acquired the Abrams Fixtures Property as a former warehouse space in 2020 for approximately $6,300,000. The borrower sponsor then invested over $30,600,000 completing a historic preservation renovation of the Abrams Fixtures Property from 2021 to 2024 for a total cost of, inclusive of origination closing costs and reserves, approximately $40,100,000.

The borrower sponsor maintained and updated the façade under the Georgia Department of Community Affairs – Historic Preservation Division’s Historic Preservation Program (the “HPP”). As a result of participating in this program and receiving full approval, the Abrams Fixtures Property’s taxable assessed value is 100% frozen for 2029, 50% frozen in 2030 and unfrozen thereafter. With regard to the HPP frozen taxes, the estimated full taxes for the 2025 tax year are $377,960 compared to the underwritten frozen taxes of $107,779. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Tenants.

BFG (18,380 square feet; 25.7% of commercial NRA; 34.6% of Underwritten Base Rent): BFG is a developer, owner and operator of multifamily and commercial assets in Atlanta and across the southeastern United States. In 2023, BFG relocated its headquarters to the Abrams Fixtures Property. At origination, the borrower sponsor entered into a 15 year Master Lease for the BFG space that is personally guaranteed by the borrower sponsor and runs through March 2040. BFG has no renewal options or termination options.

Communities in Schools of Georgia, Inc. (6,500 square feet; 9.1% of NRA; 10.2% of Underwritten Base Rent): Communities in Schools of Georgia, Inc. (“CISGA”) is Georgia’s leading organization providing drop-out prevention, serving more than 42 Georgia school districts across 38 counties. CISGA’s lease started in December 2024 and has a current lease expiration in October 2035. CISGA has one, five-year renewal option and no termination options.

The Vine Club (6,081 square feet; 8.5% of NRA; 7.2% of Underwritten Base Rent): The Vine Club is a wine-driven social club located at the Abrams Fixtures Property. The Vine Club offers monthly wine tastings, chef’s dinners, a members-only club room, a private dinner/meeting space and on-site storage. The Vine Club leases 6,081 square feet under a lease that expires in July 2029. The Vine Club has no renewal options or termination options.

B-99

Annex B	BMO 2025-5C11
No. 12 – Abrams Fixtures

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Abrams Fixtures Property:

Top Ten Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
BFG(3)	Office	NR / NR / NR	18,380	25.7%	$40.69	$747,790	34.6%	3/31/2040
CISGA(4)	Office	NR / NR / NR	6,500	9.1	$34.00	221,000	10.2	10/10/2035
The Vine Club	Retail	NR / NR / NR	6,081	8.5	$25.75	156,586	7.2	7/14/2029
The Georgia Conservancy, Inc.(5)	Office	NR / NR / NR	4,548	6.4	$21.64	98,419	4.6	4/30/2035
Rose Garden Conservancy Consulting LLC(6)(7)	Office	NR / NR / NR	4,198	5.9	$33.99	142,690	6.6	11/14/2031
Georgia Conservation Voters, Inc.(8)	Office	NR / NR / NR	3,057	4.3	$30.24	92,430	4.3	12/31/2026
Psykhe, LLC(9)	Office	NR / NR / NR	2,449	3.4	$34.00	83,266	3.9	5/17/2030
Soccer in the Streets, Inc.(10)	Office	NR / NR / NR	2,380	3.3	$32.00	76,164	3.5	6/30/2031
Seiber Design, Inc. and Gabler- Youngston, Inc.(11)	Office	NR / NR / NR	2,333	3.3	$33.00	76,989	3.6	6/30/2029
Terminus Design Group, LLC(12)	Office	NR / NR / NR	2,250	3.1	$33.42	75,191	3.5	11/30/2028
Top Ten Tenants			52,176	73.0%	$33.93	$1,770,525	81.9%

Non Top Ten Tenants			12,905	18.1%	$30.28	$390,701	18.1%

Occupied Collateral Total / Wtd. Avg.			65,081	91.0%	$33.21	$2,161,227	100.0%

Vacant Space			6,410	9.0%

Collateral Total			71,491	100.0%

(1)	Based on the underwritten rent roll dated April 22, 2025, with rent steps totaling $78,447 through March 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	BFG is a borrower sponsor affiliate. BFG’s space is master leased and personally guaranteed by the borrower sponsor through March 2040.
(4)	CISGA has one, five-year renewal option remaining.
(5)	The Georgia Conservancy, Inc. has one, five-year renewal option remaining.
(6)	Rose Garden Conservancy Consulting LLC has one, five-year renewal option remaining.
(7)	Rose Garden Conservancy Consulting LLC has the one-time right to terminate its lease in November 2029 with nine months’ notice.
(8)	Georgia Conservation Voters, Inc. has one, three-year renewal option remaining.
(9)	Psykhe, LLC has one, five-year renewal option remaining.
(10)	Soccer in the Streets, Inc. has one, five-year renewal option remaining.
(11)	Seiber Design, Inc. and Gabler-Youngston, Inc. has two, three-year renewal options remaining.
(12)	Terminus Design Group, LLC has one, five-year renewal option remaining.

B-100

Annex B	BMO 2025-5C11
No. 12 – Abrams Fixtures

The following table presents certain information relating to the lease rollover schedule for the commercial space at the Abrams Fixtures Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,410	9.0%	NAP	NA	P	6,410	9.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		6,410	9.0%	$0	0.0%
2026	4	9,071	12.7	284,662	13.2		15,481	21.7%	$284,662	13.2%
2027	0	0	0.0	0	0.0		15,481	21.7%	$284,662	13.2%
2028	2	4,068	5.7	129,195	6.0		19,549	27.3%	$413,857	19.1%
2029	4	11,711	16.4	332,308	15.4		31,260	43.7%	$746,166	34.5%
2030	2	4,225	5.9	128,998	6.0		35,485	49.6%	$875,164	40.5%
2031	2	6,578	9.2	218,854	10.1		42,063	58.8%	$1,094,018	50.6%
2032	0	0	0.0	0	0.0		42,063	58.8%	$1,094,018	50.6%
2033	0	0	0.0	0	0.0		42,063	58.8%	$1,094,018	50.6%
2034	0	0	0.0	0	0.0		42,063	58.8%	$1,094,018	50.6%
2035	2	11,048	15.5	319,419	14.8		53,111	74.3%	$1,413,436	65.4%
2036 & Beyond	1	18,380	25.7	747,790	34.6		71,491	100.0%	$2,161,227	100.0%
Total	17	71,491	100.0%	$2,161,227	100.0%
(1)	Based on the underwritten rent roll dated April 22, 2025, with rent steps totaling $78,447 through March 2026.

The following table presents certain information with respect to the units at the Abrams Fixtures Property:

Abrams Fixtures Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied(1)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
Studio	3	9.1%	3	100.0%	600	$1,699	$2.83	$1,533	$2.56
1 BR – 1 BA	30	90.9	28	93.3	671	$1,699	$2.53	$1,710	$2.55
Total/Wtd. Avg.	33	100.0%	31	93.9%	665	$1,699	$2.56	$1,693	$2.55
(1)	Based on the borrower rent roll dated April 22, 2025.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Abrams Fixtures Property:

Historical and Current Occupancy(1)
2022(1)	2023(1)	2024(2)	Current(3)
NAV	NAV	90.6%	91.0%
(1)	Occupancy is as of December 31 of each respective year. Occupancy prior to 2024 is not available as the Abrams Fixtures Property was renovated between 2021 and 2024.
(2)	2024 Occupancy reflects the multifamily occupancy. Commercial occupancy was not available.
(3)	Current Occupancy is as of April 22, 2025. The multifamily component is 93.9% occupied.

Appraisal. According to the appraisal, the Abrams Fixtures Property had an “as-is” appraised value of $32,800,000 as of March 6, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$32,800,000	7.00%
(1)	Source: Appraisal.
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No. 12 – Abrams Fixtures

Environmental. According to a Phase I environmental assessment dated December 19, 2024, there was no evidence of any recognized environmental conditions at the Abrams Fixtures Property.

The Market. According to the appraisal, the Abrams Fixtures Property is located within the College Park/SW Atlanta retail submarket. As of the fourth quarter of 2024, the College Park/SW Atlanta retail submarket had a vacancy rate of 5.0% and market rent of $16.79 per square foot. Additionally, the Abrams Fixtures Property is located in the West Atlanta office submarket. As of the fourth quarter of 2024, the West Atlanta office submarket had a vacancy rate of 38.1% and market rent of $28.45 per square foot. Within a one-, three- and five-mile radius of the Abrams Fixtures Property, the estimated 2024 population was 20,748, 164,366 and 363,152, respectively. Within the same radii, the estimated 2024 average annual household income was $54,380, $83,497 and $97,217, respectively.

The following table presents office rental data for comparable office property leases with respect to the Abrams Fixtures Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Abrams Fixtures Atlanta, GA	1920 / 2021-2024	91.0%	59,508	-	-	-	-	-	-
1070 White Street Southeast Atlanta, GA	NAV	NAV	NAV	Available	2,703	$32.50	Listing	NAV	NNN
33 Georgia Avenue Southeast Atlanta, GA	NAV	NAV	NAV	Available	3,645	$38.50	Listing	NAV	NNN
1269 Pryor Road Southwest Atlanta, GA	NAV	NAV	NAV	Not Reported	1,500	$33.60	Jan-2025	NAV	Gross
145 Auburn Avenue Northeast Atlanta, GA	NAV	NAV	NAV	Georgia Baptist	1,165	$34.00	Dec-2024	NAV	NNN
750 Glenwood Avenue Southeast Atlanta, GA	NAV	NAV	NAV	Romabio	3,025	$34.00	Nov-2024	NAV	NNN
(1)	Source: Appraisal, except for the Abrams Fixtures Property, which information is based on the underwritten rent roll dated April 22, 2025.

The following table presents retail rental data for comparable retail property leases with respect to the Abrams Fixtures Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Abrams Fixtures Atlanta, GA	1920 / 2021-2024	91.0%	11,983	-	-	-	-	-	-
945 Allene Avenue Southwest Atlanta, GA	NAV	NAV	NAV	Not Reported	1,131	$30.00	Oct-2024	NAV	NNN
257 Trinity Avenue Southwest Atlanta, GA	NAV	NAV	NAV	Hollywood ATL	5,000	$35.00	Aug-2024	NAV	NNN
655 Highland Avenue Northeast Atlanta, GA	NAV	NAV	NAV	Heuer Design Collective	5,307	$37.50	May-2024	NAV	NNN
760 United Avenue Southeast Atlanta, GA	NAV	NAV	NAV	Not Reported	1,551	$30.00	Sep-2023	NAV	NNN
(1)	Source: Appraisal, except for the Abrams Fixtures Property, which information is based on the underwritten rent roll dated April 22, 2025.

The Abrams Fixtures Property is located in Atlanta, Georgia. According to the appraisal, the Abrams Fixtures Property is located in the South Atlanta multifamily submarket. According to the appraisal, the South Atlanta multifamily submarket has a vacancy rate of approximately 14.7% and average asking rents of $1,304 per unit as of the fourth quarter of 2024.

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No. 12 – Abrams Fixtures

The following table presents certain information relating to comparable multifamily rental properties to the Abrams Fixtures Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Abrams Fixtures(2) Atlanta, GA	1920 / 2021-2024	93.9%	33	Studio 1BD / 1BA	600 671	$2.56 $2.55	$1,533 $1,710
159 Ralph McGill Boulevard Northeast Atlanta, GA	2022 / NAP	96.0%	51	Studio 1BD / 1BA	436 602	$3.19 $2.34	$1,392 $1,407
300 M.L.K. Jr Drive Southeast Atlanta, GA	1930 / 1999	99.1%	218	Studio 1BD / 1BA	718 845	$2.11 $2.09	$1,515 $1,764
75 John Wesley Dobbs Avenue Northeast Atlanta, GA	1935 / TBD	89.1%	27	Studio 1BD / 1BA	650 900	$2.27 $1.86	$1,475 $1,677
669 Atlanta Student Movement Boulevard Atlanta, GA	2020 / NAP	79.9%	135	Studio 1BD / 1BA	523 718	$2.77 $2.50	$1,449 $1,792
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated April 22, 2025.

The following table presents certain information with respect to the historical operating history and underwritten cash flow of the Abrams Fixtures Property:

Underwritten Net Cash Flow
	2024	TTM(1)(2)	Underwritten(2)	Per SF	%(3)
Gross Potential Rent – Commercial	$842,481	$982,826	$2,353,981	$25.19	77.2%
Gross Potential Rent – Residential	688,737	687,897	672,960	7.20	22.1
Commercial Expense Recoveries	15,889	21,023	21,023	0.23	0.7
Net Rental Income	$1,547,106	$1,691,746	$3,047,964	$32.62	100.0%
(Residential Vacancy/Credit Loss)	(160,307)	(104,612)	(43,320)	(0.46)	(1.4)
(Commercial Vacancy/Credit Loss)	(0)	(0)	(192,754)	(2.06)	(6.3)
Other Income	40,301	73,573	73,573	0.79	2.4
Effective Gross Income	$1,427,100	$1,660,707	$2,885,463	$30.88	94.7%

Real Estate Taxes	107,779	107,779	107,779	1.15	3.7
Insurance	77,939	31,788	31,085	0.33	1.1
Other Expenses	227,574	220,147	256,890	2.75	8.9
Total Expenses	$413,292	$359,714	$395,754	$4.24	13.7%

Net Operating Income	$1,013,808	$1,300,992	$2,489,709	$26.65	86.3%

Replacement Reserves	0	0	15,399	0.16	0.5
TI/LC	0	0	57,193	0.61	2.0
Net Cash Flow	$1,013,808	$1,300,992	$2,417,117	$25.87	83.8%
(1)	TTM is based on the trailing 12 months ending March 31, 2025.
(2)	The increase in TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by the lease-up of the commercial space at the Abrams Fixtures Property
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

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No. 13 – Beavercreek Office Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio(3):	Portfolio
Original Principal Balance:	$21,750,000	Title:	Fee
Cut-off Date Principal Balance:	$21,750,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	140,578
Loan Purpose:	Refinance	Location:	Beavercreek, OH
Borrower(1):	GER REB Realty, LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	David Kramer	Occupancy:	100.0%
Interest Rate:	7.74000%	Occupancy Date:	3/1/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of):	$1,441,271 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,840,040 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,871,945 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,867,765
Call Protection:	L(12),YM(12),DorYM(29),O(7)	UW Expenses:	$1,221,795
Lockbox / Cash Management(1):	Hard / Springing	UW NOI:	$2,645,970
Additional Debt:	No	UW NCF:	$2,552,233
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$32,300,000 / $230
Additional Debt Type:	NAP	Appraisal Date:	3/25/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$155
Taxes:	$0	$36,901	N/A	Maturity Date Loan / SF:	$155
Insurance:	$28,000	$4,375	N/A	Cut-off Date LTV:	67.3%
Deferred Maintenance:	$18,092	$0	N/A	Maturity Date LTV:	67.3%
Replacement Reserves:	$0	$2,343	N/A	UW NCF DSCR:	1.50x
TI / LC Reserve:	$0	$5,469	N/A	UW NOI Debt Yield:	12.2%
Other Reserves(2):	$226,775	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,750,000	91.6%	Loan Payoff	$22,015,421	92.7%
Borrower Sponsor Equity	2,001,505	8.4	Closing Costs	1,463,218	6.2
			Upfront Reserves	272,867	1.1
Total Sources	$23,751,505	100.0%	Total Uses	$23,751,505	100.0%
(1)	The borrower sponsor is subject to pending litigation relating to amounts allegedly owed by the borrower sponsor to the plaintiff under a promissory note. The plaintiff is requesting an award in the amount of $1,891,770.83, which represents the amount allegedly owed by the borrower sponsor under the promissory note and attorney’s fees. The Beavercreek Office Portfolio Mortgage Loan (as defined below) is subject to hard cash management until the date (the “Rialto Dispute Resolution Date”) that the foregoing dispute is finally resolved pursuant to a final, non-appealable judgment or a binding settlement agreement among the parties thereto (which settlement agreement must contain a mutual release and waiver of claims by such parties and otherwise be in form and substance reasonably satisfactory to the lender) and the lender has received evidence that all amounts due and payable, and all obligations required to be performed, by or on behalf of the borrower sponsor in respect of such judgment or settlement agreement have been timely paid, performed and satisfied in full. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus. The borrower is required to cause all sums on deposit in the lockbox account to be deposited into the cash management account (i) at all times on or before the Rialto Dispute Resolution Date and (ii) after the Rialto Dispute Resolution Date, during the existence of a trigger period, in each case, subject to and in accordance with the Beavercreek Office Portfolio Mortgage Loan documents.
(2)	Other Reserves include an upfront outstanding TI/LC reserve deposit of $226,775.
(3)	See “Portfolio Summary” below.
(4)	4th Most Recent NOI is not available because it was not provided by the borrower sponsor.

The Loan. The thirteenth largest mortgage loan (the “Beavercreek Office Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in three office properties (the “Beavercreek Office Portfolio Properties”) located in Beavercreek, Ohio. The Beavercreek Office Portfolio Mortgage Loan is evidenced by a single promissory note in the original principal amount of $21,750,000. The Beavercreek Office Portfolio Mortgage Loan was originated on June 6, 2025, by Bank of Montreal. The Beavercreek Office Portfolio Mortgage Loan has a five-year interest only term and accrues interest at a rate

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No. 13 – Beavercreek Office Portfolio

of 7.74000% per annum on an Actual/360 basis. The scheduled maturity date of the Beavercreek Office Portfolio Mortgage Loan is the payment date that occurs on June 6, 2030.

The Properties. The Beavercreek Office Portfolio Properties consist of three suburban office properties, with an aggregate of 140,578 square feet. The Beavercreek Office Portfolio Properties include a property located at 2685 Hibiscus Way (Units 120/130, 200, and 250) (the “2685 Hibiscus Way Property”), a property located at 3725 Pentagon Boulevard (the “3725 Pentagon Boulevard Property”) and a property located at 2601 Commons Boulevard (the “2601 Commons Boulevard Property”), each in Beavercreek, Ohio. The Beavercreek Office Portfolio Properties are 100.0% occupied by five tenants.

The following table presents certain information relating to the Beavercreek Office Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Net Rentable Area (SF) (1)	Occupancy %(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW Base Rent	% of UW Base Rent
2685 Hibiscus Way	2008 / 2025	74,956	100.0%	$12,928,793	59.4%	$19,200,000	59.4%	$1,587,572	57.2%
3725 Pentagon Boulevard	2009 / NAP	51,560	100.0%	7,137,771	32.8	10,600,000	32.8	945,473	34.1
2601 Commons Boulevard	2006 / NAP	14,062	100.0%	1,683,436	7.7	2,500,000	7.7	242,289	8.7
Total / Wtd. Avg.		140,578	100.0%	$21,750,000	100.0%	$32,300,000	100.0%	$2,775,334	100.0%
(1)	Based on the underwritten rent roll dated as of March 1, 2025.

2685 Hibiscus Way (53.3% of NRA; 57.2% of underwritten base rent). The 2685 Hibiscus Way Property is a 74,956 square foot office property containing a single two-story building located at 2685 Hibiscus Way in Beavercreek, Ohio. The 2685 Hibiscus Way Property is located on an approximately 7.53-acre site and was built in 2008 and renovated in 2025. The 2685 Hibiscus Way Property has 483 parking spaces resulting in a parking ratio of approximately 6.4 parking spaces per 1,000 square feet of net rentable area.

3725 Pentagon Boulevard (36.7% of NRA; 34.1% of underwritten base rent). The 3725 Pentagon Boulevard Property is a 51,560 square foot office property containing a single two-story building located at 3725 Pentagon Boulevard in Beavercreek, Ohio. The 3725 Pentagon Boulevard Property is located on an approximately 3.26-acre site and was built in 2009. The 3725 Pentagon Boulevard Property has 119 parking spaces resulting in a parking ratio of approximately 2.31 parking spaces per 1,000 square feet of net rentable area.

2601 Commons Boulevard (10.0% of NRA; 8.7% of underwritten base rent). The 2601 Commons Boulevard Property is a 14,062 square foot office property containing a single one-story building located at 2601 Commons Boulevard in Beavercreek, Ohio. The 2601 Commons Boulevard Property is located on an approximately 1.79-acre site and was built in 2006. The 2601 Commons Boulevard Property has 98 parking spaces resulting in a parking ratio of approximately 6.97 parking spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants by underwritten base rent are Parallax Advanced Res (“Parallax”), KBR and Mintek Resources.

Parallax (74,956 square feet; 53.3% NRA; 57.2% of underwritten base rent): Parallax is a private nonprofit research institute that delivers research and provides technology, human and business solutions for government, industry and academia. Parallax has been a tenant at the 2685 Hibiscus Way Property since June 2021, with a lease that expires on February 28, 2035 with no termination options.

KBR (41,660 square feet; 29.6% NRA; 27.6% of underwritten base rent): KBR is a science, technology and engineering company that partners with government and industry clients. With a full portfolio of services, proprietary technologies and expertise, KBR handles projects and missions from planning and design to sustainability and maintenance. KBR has been a tenant at the 3725 Pentagon Boulevard Property since January 2022, with a lease that expires on May 31, 2032 and has a one-time termination option on May 31, 2029 provided (i) KBR provides no less than 12 months’ written notice, (ii) KBR pays a termination fee equal to $358,419.44 and (iii) KBR vacates its space at the 3725 Pentagon Boulevard Property on May 31, 2029.

Mintek Resources (9,900 square feet; 7.0% NRA; 6.5% of underwritten base rent): Mintek Resources is a construction materials company that provides solutions to the environmental, construction, agricultural, oil and gas, waste water

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No. 13 – Beavercreek Office Portfolio

treatment, and industrial markets, with economical reagents that assist with drying, modifying, stabilizing, neutralizing, and fixating soils, sediments, waste streams and contaminants. Mintek Resources was founded in 1994 and is headquartered in Beavercreek, Ohio. Mintek Resources has been a tenant at the 3725 Pentagon Boulevard Property since April 2019, with a lease that expires on March 31, 2033 with no termination options.

Appraisals. According to the appraisals, the Beavercreek Office Portfolio Properties have an aggregate “as-is” appraised value of $32,300,000 as of March 25, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate(2)
2685 Hibiscus Way	Direct Capitalization Approach	$19,200,000	8.25%
3725 Pentagon Boulevard	Direct Capitalization Approach	$10,600,000	8.50%
2601 Commons Boulevard	Direct Capitalization Approach	$2,500,000	8.50%
(1)	Source: Appraisal.
(2)	The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessments dated March 31, 2025, there was no evidence of any recognized environmental conditions at the Beavercreek Office Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Beavercreek Office Portfolio Properties:

Historical and Current Occupancy(1)
2022(2)	2023	2024	Current(3)
NAV	100.0%	97.9%	100.0%
(1)	Historical occupancies represent the average annual occupancy as of December 31 for each respective year.
(2)	Historical occupancy for 2022 is not available because it was not provided by the borrower sponsor.
(3)	Current occupancy is based on the underwritten rent roll dated as of March 1, 2025.

The following table presents certain information relating to tenants at the Beavercreek Office Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Parallax	2685 Hibiscus Way	NR/NR/NR	74,956	53.3%	$21.18	$1,587,572	57.2%	2/28/2035
KBR	3725 Pentagon Boulevard	NR/NR/NR	41,660	29.6%	$18.39	$765,974	27.6%	5/31/2032
Mintek Resources	3725 Pentagon Boulevard	NR/NR/NR	9,900	7.0%	$18.13	$179,499	6.5%	3/31/2033
Awetomaton Ltd.	2601 Commons Boulevard	NR/NR/NR	10,127	7.2%	$17.23	$174,488	6.3%	2/28/2028
Marisa Borgert Psy. D.	2601 Commons Boulevard	NR/NR/NR	3,935	2.8%	$17.23	$67,801	2.4%	8/31/2027
Occupied Collateral Total / Wtd. Avg.			140,578	100.0%	$19.74	$2,775,334	100.0%
Vacant Space			0	0.0%
Collateral Total			140,578	100.0%

(1)	Based on the underwritten rent roll dated as of March 1, 2025.
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No. 13 – Beavercreek Office Portfolio

The following table presents certain information relating to the tenant lease expirations at the Beavercreek Office Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	1	3,935	2.8	67,801	2.4		3,935	2.8%	$67,801	2.4%
2028	1	10,127	7.2	174,488	6.3		14,062	10.0%	$242,289	8.7%
2029	0	0	0.0	0	0.0		14,062	10.0%	$242,289	8.7%
2030	0	0	0.0	0	0.0		14,062	10.0%	$242,289	8.7%
2031	0	0	0.0	0	0.0		14,062	10.0%	$242,289	8.7%
2032	1	41,660	29.6	765,974	27.6		55,722	39.6%	$1,008,263	36.3%
2033	1	9,900	7.0	179,499	6.5		65,622	46.7%	$1,187,762	42.8%
2034	0	0	0.0	0	0.0		65,622	46.7%	$1,187,762	42.8%
2035	1	74,956	53.3	1,587,572	57.2		140,578	100.0%	$2,775,334	100.0%
2036 & Beyond	0	0	0.0	0	0.0		140,578	100.0%	$2,775,334	100.0%
Total	5	140,578	100.00%	$2,775,334	100.00%
(1)	Based on the underwritten rent roll dated as of March 1, 2025.

The following table presents certain information relating to the underwritten cash flows of the Beavercreek Office Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM March 2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent(2)	$2,113,288	$2,278,599	$2,320,694	$2,775,334	$19.74	71.8%
Rent Steps(3)	0	0	0	74,203	0.53	1.9
Reimbursement Income	450,626	574,902	655,209	1,221,795	8.69	31.6
Gross Revenue	$2,563,914	$2,853,501	$2,975,903	$4,071,332	$28.96	105.3%
(Vacancy)	0	0	0	(203,567)	(1.45)	(5.3)
Net Rental Income	$2,563,914	$2,853,501	$2,975,903	$3,867,765	$27.51	100.0%
Other Income	0	67,554	67,529	0	0.00	0.0
Effective Gross Income	$2,563,914	$2,921,055	$3,043,432	$3,867,765	$27.51	100.0%
Real Estate Taxes	417,538	418,737	425,979	421,813	3.00	10.9
Insurance	20,183	18,906	20,255	50,000	0.36	1.3
Management Fee	76,918	87,632	91,304	116,033	0.83	3.0
Other Expenses(4)	608,004	555,740	633,949	633,949	4.51	16.4
Total Expenses	$1,122,643	$1,081,015	$1,171,487	$1,221,795	$8.69	31.6%
Net Operating Income	$1,441,271	$1,840,040	$1,871,945	$2,645,970	$18.82	68.4%
Replacement Reserves	0	0	0	28,116	0.20	0.7
TI/LC	0	0	0	65,622	0.47	1.7
Net Cash Flow	$1,441,271	$1,840,040	$1,871,945	$2,552,233	$18.16	66.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Gross Potential Rent is based on the underwritten rent rolls dated March 1, 2025.
(3)	Rent Steps are through June 1, 2026.
(4)	Other Expenses include utilities, repair and maintenance, cleaning, general and administrative, professional fees and payroll.

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No. 13 – Beavercreek Office Portfolio

The Markets. According to the appraisals, the Beavercreek Office Portfolio Properties are located in the East submarket of the Dayton office market. The Dayton office market contains 12,469,000 square feet of space, with a vacancy rate of 27.8% and an average asking rent of $15.77 per square foot. The East submarket contains 2,595,000 square feet of space, with a vacancy rate of 20.4% and an average asking rent of $17.36 per square foot.

The following table presents certain demographic information with respect to the Beavercreek Office Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	2023 Population (1-mile Radius)(2)	2023 Population (3-mile Radius)(2)	2023 Population (5-mile Radius)(2)	2023 Average Household Income (1-mile Radius)(2)	2023 Average Household Income (3-mile Radius)(2)	2023 Average Household Income (5-mile Radius)(2)
2685 Hibiscus Way	74,956	8,482	50,942	149,475	$79,281	$84,903	$78,911
3725 Pentagon Boulevard	51,560	8,482	50,942	149,475	$79,281	$84,903	$78,911
2601 Commons Boulevard	14,062	7,021	52,879	138,375	$114,781	$89,239	$82,414
Total/Wtd. Avg.	140,578
(1)	Based on the underwritten rent roll dated March 1, 2025.
(2)	Source: Appraisals.

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No. 14 – PA Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$21,150,000	Title:	Fee
Cut-off Date Principal Balance:	$21,150,000	Property Type - Subtype:	Multifamily – Age-Restricted
% of IPB:	3.0%	Net Rentable Area (Units)(2):	533
Loan Purpose:	Refinance	Location:	Various, PA
Borrowers:	Mulberry Apartments Realty LLC, Center City Apartments Realty LLC and City Heights Apartments Realty LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Yitzchok Schwarzman	Occupancy:	95.1%
Interest Rate:	6.87100%	Occupancy Date:	Various
Note Date:	6/4/2025	4th Most Recent NOI (As of):	$1,664,207 (12/31/2022)
Maturity Date:	6/5/2030	3rd Most Recent NOI (As of):	$1,750,005 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,896,856 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$1,856,748 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,449,393
Call Protection(1):	L(24),YM1(33),O(3)	UW Expenses:	$3,239,159
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$2,210,233
Additional Debt:	No	UW NCF:	$2,075,951
Additional Debt Balance:	NAP	Appraised Value / Per Unit(4):	$37,150,000 / $69,700
Additional Debt Type:	NAP	Appraisal Date:	3/25/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(4):	$39,681
Taxes:	$176,024	$58,675	N/A	Maturity Date Loan / Unit(4):	$39,681
Insurance:	$75,763	$17,772	N/A	Cut-off Date LTV:	56.9%
Replacement Reserves:	$200,000	$11,190	N/A	Maturity Date LTV:	56.9%
Deferred Maintenance:	$24,219	$0	N/A	UW NCF DSCR:	1.41x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,150,000	100.0%	Loan Payoff	$19,861,831	93.9%
			Closing Costs	490,596	2.3
			Reserves	476,006	2.3
			Return of Equity	321,567	1.5
Total Sources	$21,150,000	100.0%	Total Uses	$21,150,000	100.0%
(1)	The PA Multifamily Portfolio Mortgage Loan (as defined below) documents permit the release of any individual property (the “Partial Release”) from and after June 4, 2027 in connection with the sale of an individual property to a bona fide third party, provided that, among other conditions, (i) no event of default has occurred or is continuing, and (ii) the payment of a release price equal to the greater of (a) 115% of the allocated loan amount applicable to such released property or (b) 90% of net sale proceeds, (iii) after giving effect to such Partial Release, (a) the debt service coverage ratio for the remaining PA Multifamily Portfolio Properties (as defined below) is no less than the greater of (1) the debt service coverage ratio at origination or (2) the debt service coverage ratio in effect prior to the Partial Release; (b) the debt yield for the remaining PA Multifamily Portfolio Properties is not greater than the lesser of (1) the debt yield at origination or (2) the debt yield in effect prior to the Partial Release and (c) the loan-to-value after remaining PA Multifamily Portfolio Properties is no less than the greater of (1) the loan-to-value ratio at origination or (2) the loan-to-value in effect prior to the Partial Release.
(2)	The PA Multifamily Portfolio Properties are comprised of (in the aggregate) (i) 533 multifamily units and (ii) 6,308 square feet of ground floor commercial space leased to two separate tenants. The commercial spaces are leased by a small convenience store with 900 square feet and Child Development Council with 3,050 square feet of daycare space along with 944 square feet of administration space. The three occupied spaces are occupied by long-term tenants on month-to-month leases. The remaining commercial space is 1,414 square feet and is currently vacant and being marketed for lease at the City Heights Apartments Property (as defined below).
(3)	The increase from Most Recent NOI (as of) to UW NOI is primarily attributable to recent contractual rent increases and grossed up vacant units.
(4)	The Appraised Value / Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are based off 533 multifamily units only.

The Loan. The fourteenth largest mortgage loan (the “PA Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interest in three age-restricted multifamily properties located in Scranton, Hazleton and Wilkes Barre, Pennsylvania, respectively (the “PA Multifamily Portfolio Properties”). The PA Multifamily Portfolio Mortgage Loan is

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Annex B	BMO 2025-5C11
No. 14 – PA Multifamily Portfolio

evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $21,150,000. The PA Multifamily Portfolio Mortgage Loan was originated on June 4, 2025 by Societe Generale Financial Corporation. The PA Multifamily Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term and accrues interest at a fixed rate of 6.87100% per annum on an Actual/360 basis. The scheduled maturity date of the PA Multifamily Portfolio Mortgage Loan is June 5, 2030.

The Properties. The PA Multifamily Portfolio Properties are comprised of a 206-unit age-restricted multifamily property located in Scranton, Pennsylvania (the “Mulberry Towers Property”), a 176-unit age-restricted multifamily property located in Hazleton, Pennsylvania (the “Center City Apartments Property”) and a 151-unit age-restricted multifamily property located in Wilkes Barre, Pennsylvania (the “City Heights Apartments Property”). The PA Multifamily Portfolio Properties were built between 1980 and 1983 and operate on individual project-based Housing Assistant Payment (“HAP”) contracts for the purpose of accommodating low income-Section 8 housing. The HAP contracts for the Mulberry Towers Property and Center City Apartments Property were renewed in 2018 and extend through 2033. The HAP contract for the City Heights Apartments Property was renewed in 2021 and extends through 2031.

The PA Multifamily Portfolio Properties are age-restricted by the United States Department of Housing and Urban Development (“HUD”) for tenants age 62+ and tenants age 55+ or who have a disability can be granted a waiver to lease units under the HAP program. Under the HAP contracts, residents pay a portion of the market rent and HUD subsidizes the balance paid directly to the landlord. The HAP rent subsidy is guaranteed by the federal government and 80% of base rent is paid on vacant units designated to be rented for up to two months, subject to certain downtime parameters. The contracts are with each individual property, as opposed to individual tenants having vouchers from HUD. See “Description of the Mortgage Pool—Property Types—Multifamily Rental Properties” in the Preliminary Prospectus. Upon a tenant vacating their unit, each property has a waitlist of eligible tenants who will backfill the vacancies. The PA Multifamily Portfolio Properties are currently 95.1% occupied.

The following table presents certain information relating to the PA Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built/ Renovated(1)	No. of Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	Appraised Value(1)	% of Appraised Value(1)	Average Unit Size(2)	Average Monthly Rental Rate Per Unit(2)
Mulberry Towers	1980 / NAP	206	91.3%	$5,840,000	$11,000,000	29.6%	556	$886
Center City Apartments	1983 / NAP	176	98.9%	$8,940,000	$14,150,000	38.1%	500	$887
City Heights Apartments	1980 / NAP	151	96.0%	$6,370,000	$12,000,000	32.3%	505	$877
Total/Wtd. Avg.		533	95.1%	$21,150,000	$37,150,000	100.0%	523	$884
(1)	Source: Appraisal.
(2)	Based on the underwritten rent rolls dated April 27, 2025 and April 29, 2025.

Mulberry Towers. The Mulberry Towers Property is an age-restricted affordable housing complex located in Scranton, Pennsylvania. Constructed in 1980, the Mulberry Towers Property consists of a single, 12-story building with a total of 206 rentable apartments including one offline unit occupied by building staff and utilized as storage. Property amenities include on-site surface parking, on-site management, a community room, picnic area, and a laundry facility. Each unit features an appliance package including an electric range/oven and refrigerator. The Mulberry Towers Property is served by 82 surface parking spaces resulting in a parking ratio of 0.40 spaces per unit. As of April 29, 2025, the Mulberry Towers Property was 91.3% occupied.

Center City Apartments. The Center City Apartments Property is an age-restricted affordable housing complex located in Hazleton, Pennsylvania. Constructed in 1983, the Center City Apartments Property consist of a single, 9-story building with a total 176 rentable apartments, including an offline unit occupied by building staff and utilized as storage. Property amenities include on-site surface parking, on-site management, a community room, picnic area, and a laundry facility. Each unit features an appliance package including an electric range/oven and refrigerator. The Center City Apartments Property

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Annex B	BMO 2025-5C11
No. 14 – PA Multifamily Portfolio

is served by 61 surface parking spaces resulting in a parking ratio of 0.35 spaces per unit. As of April 27, 2025, the Center City Apartments Property was 98.9% occupied.

City Heights Apartments. The City Heights Apartments Property is an age-restricted affordable housing complex located in Wilkes Barre, Pennsylvania. The improvements consist of a single, 14-story building with a total of 151 rentable apartments including one offline unit occupied by building staff and utilized as storage constructed in 1980. In addition to the 150 HAP contract units, the City Heights Apartments Property also has one additional non-revenue unit and four ground floor commercial spaces totaling 6,308 square feet. Of the five commercial spaces, three are occupied on month-to-month leases and the remaining space is vacant. Property amenities include on-site surface parking, on-site management, a community room, library, picnic area, and a laundry facility. Each unit features an appliance package including an electric range/oven and refrigerator. The City Heights Apartments Property is served by 30 surface parking spaces resulting in a parking ratio of 0.20 spaces per unit. As of April 29, 2025, the City Heights Apartments Property was 96.0% occupied.

The following table presents certain information relating to the operating history and underwritten net cash flow of the PA Multifamily Portfolio Properties:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)(2)	Underwritten(2)(3)	Per Unit	%(4)
Rents in Place	$4,784,680	$4,973,883	$5,129,970	$5,200,577	$5,652,900	$10,606	98.5%
Gross Potential Rent	$4,784,680	$4,973,883	$5,129,970	$5,200,577	$5,652,900	$10,606	98.5%
Other Income 1(4)	10,195	28,010	34,800	31,645	31,645	59	0.6
Other Income 2(5)	57,768	56,519	69,265	51,661	51,661	97	0.9
Net Rental Income	$4,852,643	$5,058,412	$5,234,034	$5,283,883	$5,736,206	$10,762	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(286,813)	(538)	(5.0)
Effective Gross Income	$4,852,643	$5,058,412	$5,234,034	$5,283,883	$5,449,393	$10,224	95.0%
Total Expenses	3,188,436	3,308,407	3,337,178	3,427,134	3,239,159	6,077	59.4
Net Operating Income	$1,664,207	$1,750,005	$1,896,856	$1,856,748	$2,210,233	$4,147	40.6%
Replacement Reserves	0	0	0	0	134,282	252	2.5
Net Cash Flow	$1,664,207	$1,750,005	$1,896,856	$1,856,748	$2,075,951	$3,895	38.1%
(1)	TTM column reflects the trailing 12-months ending March 31, 2025.
(2)	The increase from the TTM Net Operating Income to the Underwritten Net Operating Income is primarily attributable to recent contractual rent increases and grossed up vacant units.
(3)	Underwritten Rents in Place includes possible income from vacant units.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Other Income 1 is based on the commercial rent for the City Heights Apartments Property.
(6)	Other Income 2 is comprised of laundry income, vending income, miscellaneous income and cell tower income from the Mulberry Tower Property.

The Markets. The PA Multifamily Portfolio Properties are located in Scranton, Hazleton and Wilkes Barre, Pennsylvania, respectively, within the Scranton-Wilkes-Barre, PA metropolitan statistical area (“Scranton MSA”). The Scranton MSA has a 2024 population of 567,841, reflecting an annual increase of 0.1%. Population is projected to decrease by 923 between 2024 and 2029. The area features an average household income of $88,501 and a median household income of $63,421. The area includes a total of 282,951 employees and has a 3.8% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Retail Trade and Manufacturing, which are a combined total of 42% of the workforce.

Mulberry Towers: According to the appraisal, the Mulberry Towers Property is located within the Scranton apartment submarket. As of the fourth quarter of 2024 the Scranton apartment submarket consisted of approximately 3,448 units, with a vacancy rate of 4.4% and an asking rental rate of $1,379 per unit.

Center City Apartments: According to the appraisal, the Center City Apartments Property is located within the Outlying Luzerne County apartment submarket. As of the fourth quarter of 2024, the Outlying Luzerne County apartment submarket consisted of approximately 1,054 units, with a vacancy rate of 11.1% and an asking rental rate of $1,294 per unit.

City Heights Apartments: According to the appraisal, the City Heights Apartments Property is located within the Wilkes-Barre submarket. As of fourth quarter 2024, the Wilkes-Barre submarket consisted of approximately 3,611 units, with a vacancy rate of 3.7% and an asking rental rate of $1,424 per unit.

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Annex B	BMO 2025-5C11
No. 15 – 410 Tompkins Avenues
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,075,000	Title:	Fee
Cut-off Date Principal Balance:	$18,075,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	2.6%	Net Rentable Area (Units)(1):	35
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	410 Tompkins Residence LLC	Year Built / Renovated:	2017 / NAP
Borrower Sponsors:	Simon Kaufman and Yoel Kaufman	Occupancy(2):	100.0%
Interest Rate:	6.25000%	Occupancy Date:	3/13/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of):	$1,449,967 (12/31/2022)
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of):	$1,464,761 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,482,541 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,484,298 (T-12 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy(3):	97.0%
Amortization Type:	Interest Only	UW Revenues:	$1,657,346
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$208,979
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,448,367
Additional Debt:	No	UW NCF:	$1,438,687
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$25,500,000 / $728,571
Additional Debt Type:	NAP	Appraisal Date:	3/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$516,429
Taxes:	$9,262	$1,544	N/A	Maturity Date Loan / Unit:	$516,429
Insurance:	$28,317	$2,574	N/A	Cut-off Date LTV:	70.9%
Replacement Reserve:	$0	$807	$26,250	Maturity Date LTV:	70.9%
				UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.0%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,075,000	94.3%	Loan Payoff	$18,702,220	97.6%
Borrower Sponsor Equity	1,094,244	5.7	Closing Costs(4)	429,445	2.2
			Upfront Reserves	37,579	0.2
Total Sources	$19,169,244	100.0%	Total Uses	$19,169,244	100.0%
(1)	The 410 Tompkins Avenue Property (as defined below) also contains 6,205 square feet of commercial space.
(2)	Occupancy represents residential occupancy only. The commercial space at the 410 Tompkins Avenue Property is 100.0% leased.
(3)	UW Economic Occupancy is 97.0% for the residential portion of the 410 Tompkins Avenue Property and 95.0% for the commercial portion.
(4)	Closing Costs include an origination fee of approximately $244,013.

The Loan. The fifteenth largest mortgage loan (the “410 Tompkins Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a 35-unit multifamily property located in Brooklyn, New York (the “410 Tompkins Avenue Property”). The 410 Tompkins Avenue Mortgage Loan was originated by Greystone Select Company II LLC on April 30, 2025. The 410 Tompkins Avenue Mortgage Loan accrues interest at a rate of 6.25000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $18,075,000. The 410 Tompkins Avenue Mortgage Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the 410 Tompkins Avenue Mortgage Loan is May 6, 2030.

The Property. The 410 Tompkins Avenue Property is a 35-unit mid-rise multifamily property built by the borrower sponsors in 2017 for a total cost basis of approximately $27.3 million. As of March 13, 2025, the residential portion of the 410 Tompkins Avenue Property was 100.0% leased. The 410 Tompkins Avenue Property is located in the Bedford-Stuyvesant neighborhood of Brooklyn, New York on the corner of Tompkins Avenue and Hancock Street. The 410 Tompkins Avenue Property is located one block from the Halsey St/Tompkins Ave bus stop and 0.3 miles from the Kingston-Throop Ave subway station, with access to Manhattan via the A and C subway lines.

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Annex B	BMO 2025-5C11
No. 15 – 410 Tompkins Avenue

The 410 Tompkins Avenue Property consists of a 7-story building featuring 35 residential units and one ground floor commercial unit totaling 6,205 square feet. The 410 Tompkins Avenue Property also contains an 18-space parking garage with several electric charging stations that is leased to a third-party operator. The residential units feature studio, 1-bedroom, 2-bedroom, and 3-bedroom layouts, and of the 35 total units, 11 (31.4% of total units) are designated for affordable housing, while the remaining 24 units (68.6%) are leased as market units.

Amenities at the 410 Tompkins Avenue Property include a roof deck, fitness center, laundry room, media room, and bike storage. Units contain stainless steel appliances, custom cabinetry, and dishwashers, with select units having private balconies.

The commercial space at the 410 Tompkins Avenue Property is 100% leased to Met Fresh of Bed-Stuy, which accounts for 14.7% of underwritten gross potential rent. Met Fresh of Bed-Stuy is a grocery store than has been a tenant at the 410 Tompkins Avenue Property since 2021, on a 20-year lease than runs through November 2041.

The 410 Tompkins Avenue Property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development. The 421-a tax abatement requires the 410 Tompkins Avenue Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement began in 2019 and phases out in 2054. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus. Of the affordable units, two are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the unit mix at the 410 Tompkins Avenue Property:

410 Tompkins Avenue Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio – Market	1	2.9%	362	$3,300	$9.12	$3,250	$8.98
1 Bedroom – Market	1	2.9	580	$3,700	$6.38	$3,600	$6.21
2 Bedroom – Market	11	31.4	514	$3,425	$6.66	$3,800	$7.39
3 Bedroom – Market	11	31.4	764	$4,069	$5.33	$4,000	$5.24
Studio – Affordable	3	8.6	316	$2,391	$7.58	$2,391	$7.58
1 Bedroom – Affordable	8	22.9	423	$2,452	$5.80	$2,452	$5.80
Collateral Total/Wtd. Avg.	35	100.0%	552	$3,320	$6.19	$3,413	$6.38
(1)	Based on the underwritten rent roll dated as of March 13, 2025.
(2)	Market rent per the appraisal for market rate units and based on the in-place rent for affordable units.

The Market. According to the appraisal, the 410 Tompkins Avenue Property is located in the Bushwick multifamily submarket in the New York market. As of the fourth quarter of 2024, the Bushwick submarket had an inventory of 53,165 units, Class A monthly market rent of $3,236 per unit, and a vacancy rate of approximately 2.9%.

The appraisal identified comparable rental properties to the 410 Tompkins Avenue Property. Comparable studio rentals had rents ranging from $2,995 to $3,295 with an average of approximately $3,123. Comparable 1 Bedroom rentals had rents ranging from $3,500 to $3,750 with an average of approximately $3,600. Comparable 2 Bedroom rentals had rents ranging from $3,600 to $4,200 with an average of approximately $3,813. Comparable 3 Bedroom rentals had rents ranging from $3,900 to $5,450 with an average of approximately $4,513.

Environmental. According to the Phase I environmental site assessment dated March 31, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the 410 Tompkins Avenue Property.

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Annex B	BMO 2025-5C11
No. 15 – 410 Tompkins Avenue

Appraisal. According to the appraisal dated as of March 24, 2025, the 410 Tompkins Avenue Property had an “as-is” appraised value of $25,500,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$25,500,000	5.75%
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at the 410 Tompkins Avenue Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	T-12 2/28/2025	Underwritten	Per Unit	%(1)
Gross Potential Rent(2)	$1,557,556	$1,623,322	$1,626,210	$1,627,535	$1,634,582	$46,702	100.0%
Net Rental Income	$1,557,556	$1,623,322	$1,626,210	$1,627,535	$1,634,582	$46,702	100.0%
(Vacancy/Credit Loss)(3)	0	(16,274)	(11,235)	(10,850)	(53,837)	(1,538)	(3.3)
Other Income	51,829	56,116	72,179	74,752	76,601	2,189	4.7
Effective Gross Income	$1,609,386	$1,663,164	$1,687,155	$1,691,438	$1,657,346	$47,353	101.4%
Total Expenses	$159,418	$198,403	$204,613	$207,139	$208,979	$5,971	12.6%
Net Operating Income	$1,449,967	$1,464,761	$1,482,541	$1,484,298	$1,448,367	$41,382	87.4%
Total TI/LC, Capex/RR	0	0	0	0	9,681	277	0.6
Net Cash Flow	$1,449,967	$1,464,761	$1,482,541	$1,484,298	$1,438,687	$41,105	86.8%
(1)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll as of March 13, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Underwritten Vacancy is 3.0% for the residential component and 5.0% for the commercial component.

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C	BMO 2025-5C11
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
Multifamily	High Rise	3	$118,705,000	17.0%	1.26x	7.9%	65.0%	65.0%
	Mid Rise	12	109,775,000	15.7	1.28x	8.5%	61.1%	61.1%
	Low Rise	9	44,550,000	6.4	1.38x	9.2%	55.7%	55.7%
	Garden	7	36,275,000	5.2	1.30x	9.1%	66.2%	66.2%
	Age Restricted	3	21,150,000	3.0	1.41x	10.5%	56.9%	56.9%
	Subtotal / Weighted Average:	34	$330,455,000	47.3%	1.29x	8.6%	62.1%	62.1%
Retail	Anchored	6	$134,952,174	19.3%	1.52x	10.9%	62.1%	62.1%
	Retail/Signage	1	10,000,000	1.4	3.34x	21.6%	26.6%	26.6%
	Subtotal / Weighted Average:	7	$144,952,174	20.8%	1.65x	11.6%	59.7%	59.7%
Mixed Use	Office/Retail	3	$75,668,750	10.8%	1.44x	10.7%	63.3%	63.3%
	Office/Multifamily/Retail	1	22,000,000	3.2	1.50x	11.3%	67.1%	67.1%
	Subtotal / Weighted Average:	4	$97,668,750	14.0%	1.46x	10.9%	64.1%	64.1%
Office	Suburban	4	$31,743,557	4.5%	1.54x	12.6%	66.8%	65.7%
	CBD	2	28,757,826	4.1	1.63x	12.0%	54.3%	54.3%
	Suburban/R&D	1	4,031,250	0.6	1.50x	11.1%	61.6%	61.6%
	Medical	1	3,100,000	0.4	1.71x	15.9%	32.0%	30.2%
	Subtotal / Weighted Average:	8	$67,632,633	9.7%	1.59x	12.4%	59.6%	59.0%
Manufactured Housing	Manufactured Housing	7	$29,439,000	4.2%	1.37x	9.9%	62.2%	62.2%
Self Storage	Self Storage	2	$15,209,000	2.2%	1.44x	9.8%	65.5%	65.5%
Hospitality	Limited Service	1	$12,770,000	1.8%	1.52x	13.6%	64.5%	64.5%
Total / Weighted Average:		63	$698,126,557	100.0%	1.43x	10.1%	61.7%	61.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(5)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

C-1

Annex C	BMO 2025-5C11
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
New York	22	$239,375,000	34.3%	1.36x	9.1%	63.3%	63.3%
New Jersey	5	95,110,000	13.6	1.28x	8.3%	62.5%	62.4%
Texas	3	54,305,000	7.8	1.66x	12.1%	54.6%	54.6%
Massachusetts	3	39,500,000	5.7	1.34x	9.3%	58.5%	58.5%
New Hampshire	1	36,550,000	5.2	1.30x	9.3%	69.6%	69.6%
Florida	2	35,270,000	5.1	1.51x	11.1%	56.7%	56.7%
Georgia	5	32,400,000	4.6	1.52x	11.4%	64.6%	64.6%
Maryland	1	28,500,000	4.1	1.95x	14.4%	52.7%	52.7%
Arizona	2	24,163,973	3.5	1.67x	12.2%	55.3%	55.3%
Ohio	3	21,750,000	3.1	1.50x	12.2%	67.3%	67.3%
Pennsylvania	3	21,150,000	3.0	1.41x	10.5%	56.9%	56.9%
Missouri	2	18,272,801	2.6	1.49x	11.9%	67.4%	65.5%
California	2	13,283,982	1.9	1.33x	9.6%	63.0%	63.0%
Indiana	1	12,500,000	1.8	1.42x	9.8%	67.9%	67.9%
Tennessee	1	7,370,756	1.1	1.32x	9.9%	69.6%	69.6%
West Virginia	1	6,600,000	0.9	1.50x	11.2%	64.9%	64.9%
Utah	4	5,625,000	0.8	1.27x	8.5%	61.5%	61.5%
Iowa	1	3,691,045	0.5	1.33x	9.6%	63.0%	63.0%
Alabama	1	2,709,000	0.4	1.56x	9.6%	54.2%	54.2%
Total / Weighted Average:	63	$698,126,557	100.0%	1.43x	10.1%	61.7%	61.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(5)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
C-2

Annex C	BMO 2025-5C11
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
$2,709,000	-	$4,999,999	3	$10,619,000	1.5%	6.74422%	60	1.54x	12.0%	50.8%	50.2%
$5,000,000	-	$9,999,999	10	67,573,557	9.7	6.64458%	59	1.44x	10.4%	62.8%	62.3%
$10,000,000	-	$19,999,999	10	135,895,000	19.5	6.74246%	59	1.55x	11.0%	60.6%	60.6%
$20,000,000	-	$29,999,999	7	167,339,000	24.0	6.92941%	60	1.50x	10.9%	59.2%	59.2%
$30,000,000	-	$39,999,999	3	104,600,000	15.0	6.69657%	60	1.27x	8.7%	65.8%	65.8%
$40,000,000	-	$60,000,000	4	212,100,000	30.4	6.50217%	60	1.36x	9.3%	62.7%	62.7%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
5.98000%	-	5.99999%	2	$62,709,000	9.0%	5.98957%	61	1.26x	7.8%	63.8%	63.8%
6.00000%	-	6.49999%	12	203,250,000	29.1	6.31024%	60	1.39x	8.9%	62.2%	62.2%
6.50000%	-	6.99999%	13	256,643,557	36.8	6.80397%	60	1.52x	11.0%	58.0%	57.8%
7.00000%	-	7.49999%	8	141,004,000	20.2	7.11932%	59	1.38x	10.3%	65.8%	65.8%
7.50000%	-	7.78900%	2	34,520,000	4.9	7.75813%	60	1.51x	12.7%	66.3%	66.3%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Original Term to Maturity in Months

						Weighted Average
Original Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
60	-	61	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
54	-	61	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

C-3

Annex C	BMO 2025-5C11
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	35	$685,033,000	98.1%	6.69426%	60	1.42x	10.0%	61.8%	61.8%
360	2	13,093,557	1.9	6.89053%	59	1.65x	14.1%	57.6%	54.5%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only			35	$685,033,000	98.1%	6.69426%	60	1.42x	10.0%	61.8%	61.8%
359	-	360	2	13,093,557	1.9	6.89053%	59	1.65x	14.1%	57.6%	54.5%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	35	$685,033,000	98.1%	6.69426%	60	1.42x	10.0%	61.8%	61.8%
Amortizing Balloon	2	13,093,557	1.9	6.89053%	59	1.65x	14.1%	57.6%	54.5%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1.25x	-	1.49x	21	$463,854,000	66.4%	6.57140%	60	1.29x	8.8%	64.6%	64.6%
1.50x	-	1.99x	15	224,272,557	32.1	6.97599%	59	1.64x	12.3%	57.3%	57.2%
2.00x	-	3.34x	1	10,000,000	1.4	6.33195%	59	3.34x	21.6%	26.6%	26.6%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

C-4

Annex C	BMO 2025-5C11
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
26.6%	-	49.9%	3	$19,250,000	2.8%	6.47068%	59	2.53x	17.4%	32.5%	32.2%
50.0%	-	59.9%	11	229,659,000	32.9	6.70766%	60	1.52x	10.7%	55.2%	55.2%
60.0%	-	64.9%	9	147,144,000	21.1	6.57726%	60	1.34x	9.3%	63.5%	63.5%
65.0%	-	69.9%	13	283,998,557	40.7	6.79654%	60	1.34x	9.5%	67.5%	67.3%
70.0%	-	70.9%	1	18,075,000	2.6	6.25000%	59	1.26x	8.0%	70.9%	70.9%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
26.6%	-	49.9%	3	$19,250,000	2.8%	6.47068%	59	2.53x	17.4%	32.5%	32.2%
50.0%	-	59.9%	11	229,659,000	32.9	6.70766%	60	1.52x	10.7%	55.2%	55.2%
60.0%	-	64.9%	10	157,137,557	22.5	6.59778%	60	1.36x	9.6%	63.7%	63.4%
65.0%	-	69.9%	12	274,005,000	39.2	6.79277%	60	1.33x	9.4%	67.5%	67.5%
70.0%	-	70.9%	1	18,075,000	2.6	6.25000%	59	1.26x	8.0%	70.9%	70.9%
Total / Weighted Average:			37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	27	$522,908,000	74.9%	6.75605%	59	1.45x	10.3%	61.9%	61.9%
Defeasance or Yield Maintenance	4	97,143,557	13.9	6.54381%	60	1.36x	9.6%	64.8%	64.5%
Yield Maintenance	6	78,075,000	11.2	6.50060%	60	1.37x	9.3%	57.0%	57.0%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	31	$597,802,557	85.6%	6.67882%	60	1.35x	9.5%	63.4%	63.4%
Acquisition	5	90,324,000	12.9	6.86504%	60	1.73x	12.7%	54.3%	54.3%
Recapitalization	1	10,000,000	1.4	6.33195%	59	3.34x	21.6%	26.6%	26.6%
Total / Weighted Average:	37	$698,126,557	100.0%	6.69795%	60	1.43x	10.1%	61.7%	61.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 17, 20, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 23, the UW NCF DSCR and UW NOI DY are based on Cut-off Date Principal Balance after netting out a $733,000 earnout reserve. UW NCF DSCR and UW NOI DY based on Cut-off Date Principal Balance without netting out the earnout reserve are 1.17x and 7.5%, respectively.
(4)	In the case of Loan Nos. 4 and 6, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 23, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

C-5

Annex C	BMO 2025-5C11
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5	SMC	Brickyard Square	Epping, NH	Retail	$36,550,000	5.2%	WFCM 2015-C28, WFCM 2015-C29
8	SMC	St. Charles Towne Plaza	Waldorf, MD	Retail	$28,500,000	4.1%	OPEN 2023-AIR
10.01	SMC	Oasis Palms Estates	San Bernardino, CA	Manufactured Housing	$9,340,989	1.3%	FREMF 2016-K52
16	SMC	Plaza Colonial	Tucson, AZ	Mixed Use	$16,700,000	2.4%	COMM 2015-CR25
17.01	SMC	Cypress Village Apartments	Saint Ann, MO	Multifamily	$8,279,244	1.2%	CF 2019-CF1, MSC 2019-L2
17.02	SMC	The Abington	Memphis, TN	Multifamily	$7,370,756	1.1%	CF 2019-CF1, MSC 2019-L2
20.01	SMC	280 and 290 Merrimack Street	Lawrence, MA	Mixed Use	$8,468,750	1.2%	UBSCM 2018-C14, CGCMT 2018-C6
20.02	SMC	350 Merrimack Street	Lawrence, MA	Office	$4,031,250	0.6%	UBSCM 2018-C14, CGCMT 2018-C6
28	SMC	Dunbar Village Plaza	Dunbar, WV	Retail	$6,600,000	0.9%	JPMBB 2015-C28
33	SMC	Vidalia Central	Vidalia, GA	Retail	$5,400,000	0.8%	GSMS 2015-GC30
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

C-6

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Contacts
Role	Party and Contact Information
Depositor	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp.
	Attention: Paul Vanderslice, Michael Birajiclian and David Schell		Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com
151 West 42nd Street | New York, NY 10036 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	askmidlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	LNR Partners, LLC
	Attention: Heather Bennett and Arnold Shulkin		hbennett@starwood.com; AShulkin@lnrpartners.com; lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	07/17/25	BMO 2025-5C11 MORTGAGE TRUST
Determination Date:	07/11/25
Record Date:	06/30/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C11

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

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ANNEX E-1A

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of BMO, GCMC, KeyBank, SGFC and SMC (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charges) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
E-1A-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or
E-1A-2

insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.
(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule E-1A-1 to this Annex E-1A.
(9)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related
E-1A-3

Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(10)	Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(11)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.
(13)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security
E-1A-4

intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

(15)	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

E-1A-5

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one
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or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(19)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.
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(22)	Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(25)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning
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creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33), in each case of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the condemnation proceeds or the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating
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statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-1B; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1 to this Annex E-1A, or future permitted mezzanine debt as set forth on Schedule E-1A-2 to this Annex E-1A or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule E-1A-3 to this Annex E-1A or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of
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the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;
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(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(36)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule E-1A-4 to this Annex E-1A, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the
E-1A-13

existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.
(45)	Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.
E-1A-14

For purposes of this Annex E-1A, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex E-1A, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex E-1A, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

E-1A-15

SCHEDULE E-1A-1 to ANNEX E-1A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans
	N/A	N/A	N/A	N/A	N/A

E-1A-16

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans
11	—	—	—	Hallandale City Center	—
13	Beavercreek Office Portfolio	—	—	—	—
24	1535 Broadway	—	—	—	—

E-1A-17

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans
	N/A	N/A	N/A	N/A	N/A

E-1A-18

SCHEDULE E-1A-4 to ANNEX E-1A

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans
	N/A	N/A	N/A	N/A	N/A

E-1A-19

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ANNEX E-1B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	347-363 Flushing Avenue (Loan No. 3)	Hoopla, the largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property pursuant to the terms of its lease if the Mortgagor intends to offer the Mortgaged Property for sale.
(6) Lien; Valid Assignment	1535 Broadway (Loan No. 24)	The owner of the Hotel Unit has a right of first offer until September 21, 2028 on any intended sale by the related Mortgagor of all or any portion of the portion of the Mortgaged Property constituting the Commercial Unit in the condominium regime (or the related Mortgagor’s interest in the Commercial Unit), whether direct or indirect, or structured as a lease of all or substantially all of such Commercial Unit; provided that the right of first offer does not apply to (i) any transfer to the holder of a permitted mortgage under the declaration of condominium (or its nominee) in connection with a foreclosure or deed in lieu of foreclosure or (ii) a third party purchaser at a foreclosure sale of such mortgage; provided further, however, the right of first offer applies to any subsequent transfer by the applicable mortgagee (or its nominee) or such third-party purchaser at a foreclosure sale.
(7) Permitted Liens; Title Insurance	347-363 Flushing Avenue (Loan No. 3)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	1535 Broadway (Loan No. 24)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(25) Local Law Compliance	347-363 Flushing Avenue (Loan No. 3)	The Mortgaged Property is the subject of certain fire and elevator code violations.
(25) Local Law Compliance	Williamsburg Multifamily Portfolio (Loan No. 6)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the 792 Metropolitan Avenue Mortgaged Property as a residential property is legal non-conforming as such use is not permitted under the applicable zoning code.
(27) Recourse Obligations	Shaw Park Plaza (Loan No. 25)	With respect to Clause (b)(iii), the Mortgage Loan agreement does not provide for the Mortgagor’s liability for losses in connection with breaches of the environmental covenants, however, Mortgagor and
E-1B-1

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the guarantor have executed a separate environmental indemnity covering losses related to breaches of the covenants contained in that agreement.
(27) Recourse Obligations	1535 Broadway (Loan No. 24)

With respect to Clause (a)(iii), Mortgagor is responsible for losses in connection with a voluntary transfer of the Mortgaged Property or equity interests in violation of the Mortgage Loan documents. The Mortgage Loan would not become full recourse in such case.

With respect to Clause (b)(i), Mortgagor is responsible for losses in connection with intentional misappropriation of the enumerated funds.

With respect to Clause (b)(iii), the Mortgage Loan agreement does not provide for the Mortgagor’s liability for losses in connection with breaches of the environmental covenants, however, Mortgagor and the guarantor have executed a separate environmental indemnity covering losses related to breaches of the covenants contained in that agreement.

The recourse carve out guaranty includes a cap on Guarantor’s aggregate liability following the occurrence of one or more “springing” recourse events (including recourse for voluntary bankruptcy, among others) in the amount of 25% of the loan amount.

(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, as applicable, at the related Mortgaged Property.
(31) Due on Sale or Encumbrance	1535 Broadway (Loan No. 24)

With respect to Clause (a)(iv), the “specific criteria” is limited to a transferee that has a net worth of $600,000,000 or a transferee of which 20% or more of its ownership interests are owned by, or it is controlled by, an entity or individual that satisfies the foregoing net worth requirement. The Mortgagee must receive a rating agency confirmation with respect to a transfer of (i) the entire Mortgaged Property or (ii) any equity transfer that results in the Mortgagor not being controlled by (a) Vornado Realty, L.P., (b) Vornado Realty Trust, or (c) a Crown Sponsor owning in the aggregate 20% or more of the direct or indirect interests in the Mortgagor.

“Crown Sponsor” refers to (i) Crown Jewel Partners LLC, a Delaware limited liability company or (ii) any wholly owned and controlled subsidiary or any commonly owned and controlled affiliate of Crown Jewel Partners LLC, in any such case, provided that, and for so long as, the related ownership and control requirements described in the Mortgage Loan agreement are satisfied with respect to any person described in clause (i) or (ii) above, as applicable.

(32) Single-Purpose Entity	Beavercreek Office Portfolio (Loan No. 13)	The Mortgagor (i) previously owned an office property that is not part of the Mortgaged Property, which was sold to a third party in an arm’s-length transaction in 2019, (ii) was previously the borrower under a joint loan in the amount of $12,000,000 with another entity to finance the expansion of the 2685 Hibiscus Mortgaged Property from Civista Bank (the “Civista Loan”), and at origination the borrower was unconditionally and irrevocably released from any obligations or liability under the Civista Loan documents, and (iii) was previously the
E-1B-2

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
borrower under a joint loan in the amount of $4,687,353.36 with the borrower sponsor and Cityr Group At Stone Ridge LLC from Benmark Jersey Walk I, LLC (the “Benmark Loan”), and at origination the Benmark Loan was paid off in full and the borrower was unconditionally and irrevocably released from any obligations or liability under the Benmark Loan documents.
(42) Appraisal	1535 Broadway (Loan No. 24)	The appraisal of the 1535 Broadway Mortgaged Property is dated as of December 17, 2024 and the effective date of the valuation is October 1, 2024, which is more than six months before the Mortgage Loan origination date of April 14, 2025.

E-1B-3

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(GREYSTONE COMMERCIAL MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
	None	N/A

E-1B-4

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(KEYBANK NATIONAL ASSOCIATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(15) Escrow Deposits	1565 New York Ave (Loan No. 26)	An escrow account is held by a third party escrow agent (the “1565 Escrow Agent”). Pursuant to a collateral assignment, the 1565 Escrow Agent (i) agreed that, upon an event of default under the Mortgage Loan documents, the 1565 Escrow Agent would follow all instructions of the related Mortgagee and (ii) recognized the related Mortgagee’s security interest in such escrow account.
(25) Local Law Compliance	Manhattanview Terrace (Loan No. 29)	The related Mortgaged Property has open fire code violations (the “Manhattanview Existing Violations”). Pursuant to the related Mortgage Loan documents, the Mortgagor is required use commercially reasonable efforts to cause the Manhattanview Existing Violations to be removed of record within 6 months from the origination of the related Mortgage Loan and will provide written acceptable evidence of such removal to the Mortgagee (“Violation Deadline”). Provided that no event of default is continuing under the Mortgage Loan documents, the Mortgagee is required to extend the Violation Deadline, provided the Mortgagor demonstrates its diligent efforts to cause the Manhattanview Existing Violations to be removed of record.
(26) Licenses and Permits	99 Storms Ave (Loan No. 22)	The related Mortgaged Property is operating under a temporary certificate of occupancy. Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to obtain and deliver a copy to the Mortgagee of the final certificate of occupancy within 60 days of the origination of the related Mortgage Loan; provided, however, that such 60 day period will be extended for up to an additional 30 days so long as the Mortgagee determines that (i) the delivery delay is not due to any act or omission on the part of Mortgagor and (ii) the Mortgagor is exercising continuous and diligent efforts to obtain such final certificate of occupancy.
(27) Recourse Obligations	RISE Noblesville (Loan No. 21)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste of the Mortgaged Property caused by intention or willful acts or omissions of the Mortgagor, guarantor or any affiliate ore agent thereof, except with respect to any such waste arising solely from omissions of the Mortgagor results from insufficient cash flow from the operation of the related Mortgaged Property to prevent such waste at the Mortgaged Property” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	99 Storms Ave (Loan No. 22)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material
E-1B-5

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
	951 Bedford Ave (Loan No. 23) 1565 New York Ave (Loan No. 26) Manhattanview Terrace (Loan No. 29) The Windsor Apartments (Loan No. 31)	misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.

E-1B-6

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(SOCIETE GENERALE FINANCIAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	PA Multifamily Portfolio (Loan No. 14)	The Mortgage Loan documents permit the Mortgagor to maintain a portion of the required insurance coverage with insurance companies that do not meet the rating requirements otherwise required thereunder or as set forth in this Representation and Warranty No. 17, provided that upon the next renewal of such policies (but no later than February 2026) the Mortgagor is required to replace such carriers with an insurance company satisfying such requirements
(25) Local Law Compliance	200 Mott Street (Loan No. 27)	Certain building and fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure and to use commercially reasonable efforts to remove or clear of record (or to cause to be cured or cleared of record) such open violations.
(27) Recourse Obligations	One Grove (Loan No. 1)	The related non-recourse carve-out guarantor, Sing Wang, is a Chinese national and does not own any material assets in the United States other than his interest in the Mortgaged Property and any related cash reserves or letters of credit under the Mortgage Loan documents. The Mortgage Loan documents require Mr. Wang to (i) maintain a domestic net worth in excess of $7,000,000 and a liquidity of not less than $7,000,000 (the “Liquid Assets Threshold”) and (ii) to satisfy a portion of the Liquid Assets Threshold, Mr. Wang is required to maintain not less than $5,000,000 in cash or a letter of credit to be held by the lender as additional security for the payment of any guaranteed obligations under the Mortgage Loan documents. At origination, Mr. Wang deposited $5,000,000 with the lender to be held in a guarantor liquidity reserve until such time as Mr. Wang posts a letter of credit with the lender in such amount. As of April 30, 2025, Mr. Wang reported a net worth and liquidity (primarily offshore) of $109.6 million and $35.3 million, respectively.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

E-1B-7

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	347-363 Flushing Avenue (Loan No. 3)	Hoopla, the largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property pursuant to the terms of its lease if the Mortgagor intends to offer the Mortgaged Property for sale.
(6) Lien; Valid Assignment	One West End Retail (Loan No. 7)	iPark has a right of first refusal to purchase the two parking condominium units (the “Parking Units”) at the Mortgaged Property pursuant to the terms of its lease if the Mortgagor receives a bona fide written offer to purchase the Parking Units from a non-affiliated third-party purchaser.
(6) Lien; Valid Assignment	Abrams Fixtures (Loan No. 12)	The Mortgaged Property is subject to a foreclosure rights agreement (the “Foreclosure Rights Agreement”), made in connection with the sale of historic tax credits to an investor. The Foreclosure Rights Agreement will terminate no later than December 1, 2027 and generally requires that (i) the Mortgaged Property not be transferred to a disqualified transferee, as defined in the Foreclosure Rights Agreement, and (ii) in connection with an event of default or the foreclosure or other transfer of the Mortgaged Property, the transferee must enter into a pre-approved form of master lease as provided for in the Foreclosure Rights Agreement.
(7) Permitted Liens; Title Insurance	347-363 Flushing Avenue (Loan No. 3)	Hoopla, the largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property pursuant to the terms of its lease if the Mortgagor intends to offer the Mortgaged Property for sale.
(7) Permitted Liens; Title Insurance	One West End Retail (Loan No. 7)	iPark has a right of first refusal to purchase the two parking condominium units (the “Parking Units”) at the Mortgaged Property pursuant to the terms of its lease if the Mortgagor receives a bona fide written offer to purchase the Parking Units from a non-affiliated third-party purchaser.
(7) Permitted Liens; Title Insurance	Riverwalk West (Loan No. 20)	The Title Policy did not affirmatively insure that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.
(17) Insurance	One West End Retail (Loan No. 7)	The Mortgaged Property is subject to a condominium regime. The Mortgagee is not named as (i) mortgagee or loss payee with respect to the property insurance policies maintained by the related condominium association or (ii) additional insured with respect to the general liability insurance policy maintained by the related condominium association.
E-1B-8

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	Dunbar Village Plaza (Loan No. 28)	The Mortgagor is not required to maintain flood-related business interruption insurance with respect to one building located in a flood zone at the Mortgaged Property.
(17) Insurance	Riverwalk West (Loan No. 20)	The Mortgaged Properties are located in an area identified as having special flood hazards and the Mortgagor is required to maintain additional excess flood coverage in an amount that is less than generally required by the Mortgagee.
(17) Insurance	Abington & Cypress (Loan No. 17)	The roofs at The Abington Mortgaged Property are insured at actual cash value rather than at replacement cost.
(17) Insurance	Georgia MHC Portfolio Pool 1 (Loan No. 34)	The Mortgagor is not required to maintain flood-related business interruption insurance with respect to seven mobile home pads located in a flood zone at the Fairwood MHP Mortgaged Property.
(19) No Encroachments	Riverwalk West (Loan No. 20)	The land same as survey and contiguity endorsements to the Title Policy were not obtained.
(25) Local Law Compliance	347-363 Flushing Avenue (Loan No. 3)	The Mortgaged Property is the subject of certain fire and elevator code violations.
(25) Local Law Compliance	One West End Retail (Loan No. 7)	The Mortgaged Property is the subject of certain building and fire code violations.
(25) Local Law Compliance	St. Charles Towne Plaza (Loan No. 8)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Skyline MHP Portfolio (Loan No. 10)

The Palm Villa Mortgaged Property is the subject of certain zoning and building code violations.

The building located on the Palm Villa Mortgaged Property has not received certificates of occupancy, as required by local law.

(25) Local Law Compliance	1336-1338 Dekalb Avenue (Loan No. 30)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Central Salt Lake Portfolio (Loan No. 32)	A portion of the Central Triplex Mortgaged Property that is used as an adjacent parking lot for the multifamily portion of the Central Triplex Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	66 York Street (Loan No. 35)	The Mortgaged Property is the subject of certain fire code violations.
(26) Licenses and Permits	Turtle Creek Village (Loan No. 4)	Certain tenants at the Turtle Creek Village Office Mortgaged Property have not obtained certificates of occupancy.
(26) Licenses and Permits	Brickyard Square (Loan No. 5)	The local governmental authority was unable to confirm that the Mortgaged Property had been issued all required certificates of occupancy.
(26) Licenses and Permits	Skyline MHP Portfolio (Loan No. 10)	The building located on the Palm Villa Mortgaged Property has not received certificates of occupancy, as required by local law.
E-1B-9

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Licenses and Permits	1336-1338 Dekalb Avenue (Loan No. 30)	The Mortgagor has not yet obtained a final certificate of occupancy for the Mortgaged Property.
(32) Single-Purpose Entity	Brickyard Square (Loan No. 5)	The Mortgagor previously owned certain property other than the Mortgaged Property.
(41) Environmental Conditions	Skyline MHP Portfolio (Loan No. 10)	There is a recognized environmental condition (“REC”) at the Sycamore Village Mortgaged Property in connection with a groundwater contamination plume that extends underneath the Sycamore Village Mortgaged Property related to an off-site dry cleaner. The REC is being addressed by the United States Environmental Protection Agency (“EPA”) and it is possible that the EPA could seek reimbursement of a portion of the clean-up costs from the Mortgagor.

E-1B-10

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding The Offered Certificates	12
Important Notice About Information Presented In
This Prospectus	12
Summary of Terms	20
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	168
Transaction Parties	235
Credit Risk Retention	293
Description of the Certificates	304
The Mortgage Loan Purchase Agreements	337
The Pooling and Servicing Agreement	347
Use of Proceeds	451
Yield, Prepayment and Maturity Considerations	451
Material Federal Income Tax Consequences	463
Certain State, Local and Other Tax Considerations	474
ERISA Considerations	474
Legal Investment	482
Certain Legal Aspects of the Mortgage Loans	482
Ratings	503
Plan of Distribution (Underwriter Conflicts of Interest)	506
Incorporation of Certain Information by Reference	507
Where You Can Find More Information	508
Financial Information	508
Legal Matters	508
Index of Certain Defined Terms	509

Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Mortgage Loan Representations and Warranties (BMO, GCMC, KeyBank, SGFC and SMC)	E-1A-1
Annex E-1B – Exceptions to Mortgage Loan Representations and Warranties (BMO, GCMC, KeyBank, SGFC and SMC)	E-1B-1

$614,351,000
(Approximate)

BMO 2025-5C11 Mortgage Trust
(as Issuing Entity)

BMO Commercial
Mortgage Securities LLC
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2025-5C11

Class A-1	$611,000
Class A-2	$0 - $225,000,000
Class A-3	$263,077,000 - $488,077,000
Class X-A	$488,688,000
Class X-B	$125,663,000
Class A-S	$52,360,000
Class B	$44,505,000
Class C	$28,798,000

PROSPECTUS

BMO Capital Markets

Société Générale

KeyBanc Capital Markets

Co-Lead Managers and Joint Bookrunners

Academy Securities

Bancroft Capital, LLC

Drexel Hamilton

Mischler Financial

Co-Managers

June , 2025

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.